                                                      Registration No. 33-89476
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 7

                                      TO

                                   FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                            --------------------

                     COMMONWEALTH INCOME & GROWTH FUND II
           (Exact name of Registrant as specified in its charter)


         PENNSYLVANIA                           6159                        23-2795120
(State or other jurisdiction of      (Primary Standard Industrial       (I.R.S. Employer
 incorporation or organization)       Classification Code Number)     Identification Number)


                          1160 West Swedesford Road
                          Berwyn, Pennsylvania 19312
                           Telephone (610) 647-6800
      (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                            George S. Springsteen
                          Commonwealth Capital Corp.
                          1160 West Swedesford Road
                          Berwyn, Pennsylvania 19312
                           Telephone (610) 647-6800
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

  Richard J. McMahon, Esquire                   Mark A. Murphy, Esquire
Blank, Rome, Comisky & McCauley                    Hunton & Williams
  1200 Four Penn Center Plaza                 Riverfront Plaza, East Tower
Philadelphia, Pennsylvania 19103                  951 East Byrd Street
                                                Richmond, Virginia 23219


     This Post-Effective Amendment to the Registration Statement shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended.

--------------------------------------------------------------------------------

     The Registration Statement, including the Prospectus forming a part thereof and included in this Post-Effective Amendment No. 4, is hereby amended as set forth in the Supplement which is attached hereto.

                      COMMONWEALTH INCOME & GROWTH FUND II

        ----------------------------------------------------------------

         MINIMUM OFFERING 125,000 UNITS OF LIMITED PARTNERSHIP INTERESTS
                   $20 PER UNIT--MINIMUM INVESTMENT 125 UNITS
        (50 UNITS FOR INDIVIDUAL RETIREMENT ACCOUNTS AND QUALIFIED PLANS)

        ----------------------------------------------------------------

     COMMONWEALTH INCOME & GROWTH FUND II (the "Partnership") is a Pennsylvania limited partnership formed to acquire various types of computer peripheral equipment and other similar capital equipment, which will be leased primarily to U.S. corporations and institutions. The principal objective of the partnership is to generate sufficient leasing revenues to enable the Partnership to make quarterly cash distributions to its Limited Partners. There is no assurance that this objective will be attained. The General Partner of the Partnership is Commonwealth Income & Growth Fund, Inc., a Pennsylvania corporation which is an indirect wholly-owned subsidiary of Commonwealth Capital Corp. The Partnership is not a mutual fund or other type of investment company within the meaning of the Investment Company Act of 1940 and is not subject to regulation thereunder.

     This offering (the "Offering") of units of limited partnership interests in the Partnership ("Units") is being made on a best efforts basis by Wheat First Butcher Singer, as Dealer Manager, and selected securities brokers. The Offering will terminate at the close of business on May 12, 1997 unless sooner terminated by the General Partner. Until the initial admittance of investors as Limited Partners on the sale of at least 125,000 Units (the "Minimum Subscription Amount"), all funds received from subscribers will be deposited with PNC Bank, Philadelphia, Pennsylvania, as escrow agent, and invested in United States government securities or interest-bearing bank accounts. Interest earned on such funds will be paid by the escrow agent to such investors as promptly as practicable after such initial admittance. If less than 125,000 Units are subscribed for prior to May 12, 1996, no Units will be sold and all funds received from subscribers will be promptly refunded by the escrow agent together with interest earned thereon. If only the Minimum Subscription Amount is sold, approximately 83.7% of the gross proceeds will be Invested in Equipment.

     THIS OFFERING INVOLVES SIGNIFICANT RISKS, INCLUDING:

- Limited Partners will have limited voting rights, will not participate in the management of the Partnership and must rely on the General Partner for management of the Partnership.
- The General Partner will have conflicts of interest in the management of the Partnership.
- Substantial fees will be paid to the General Partner and its Affiliates regardless of profitability and, in most cases, prior to any distributions to Limited Partners.
- There are restrictions on transfer of, and the General Partner expects that there will be no public or private market for the Units; due to this lack of liquidity, Limited Partners must be prepared to hold their Units for the life of the Partnership and Limited Partners will be able to sell their Units, if at all, only at a substantial discount.
- During the life of the Partnership, a portion of the distributions to Limited Partners will be a return of capital.
- The ownership, leasing, operation and sale of Equipment may be adversely affected by various economic and business factors.
- It is expected that the Partnership will invest primarily in Operating Leases rather than Full Payout Leases which increases the Partnership's risk of failing to recover its investment in Equipment.
- The Partnership has not identified any Equipment for acquisition by the Partnership.
- There are certain tax risks associated with this offering, including the possible adverse effects of future tax legislation.

   SEE "RISK FACTORS," "COMPENSATION OF GENERAL PARTNER AND AFFILIATES" AND "CONFLICTS OF INTEREST."

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 PRICE TO       UNDERWRITING     PROCEEDS TO
                                 PUBLIC(1)     COMMISSIONS(2)   PARTNERSHIP(3)
--------------------------------------------------------------------------------
 Per Unit  . . . . . . . .     $        20.00   $        1.80    $        18.20
 Total Minimum . . . . . .     $ 2,500,000.00   $  225,000.00    $ 2,275,000.00
 Total Maximum . . . . . .     $15,000,000.00   $1,350,000.00    $13,650,000.00
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                     (See Notes to Table on following page.)
                   The date of this Prospectus is May 12, 1995

                           WHEAT FIRST BUTCHER SINGER
               (THE COVER PAGE IS CONTINUED ON THE FOLLOWING PAGE)

                ANY SUPPLEMENTS AND/OR STICKERS WHICH UPDATE THIS
                 PROSPECTUS ARE CONTAINED INSIDE THE BACK COVER.


(1) The price to public and the underwriting commissions will be reduced by volume discounts in the case of purchases in excess of $250,000 by a single investor. However, the proceeds to the Partnership will not be reduced by such discounts. See "Plan of Distribution - General."

(2) Does not include a non-accountable expense allowance payable to the Dealer Manager equal to the lesser of (i) one percent of the Offering proceeds or
    (ii) $50,000. The Partnership will indemnify the Dealer Manager and selected securities brokers against certain civil liabilities, including liabilities under the Securities Act of 1933. See "Plan of Distribution."

(3) Before deducting an Organization Fee equal to three percent of the Limited Partners' Capital Contributions up to $10,000,000 and two percent of the Limited Partners' Capital Contributions thereafter to be paid by the Partnership to the General Partner ($75,000 if 125,000 Units are sold and $400,000 if 750,000 Units are sold). The General Partner will pay all organization and offering expenses other than underwriting commissions and the non-accountable expense allowance payable to the Dealer Manager.


    NO ONE HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THIS OFFERING. ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN SHOULD NOT BE RELIED ON AS HAVING BEEN AUTHORIZED BY THE PARTNERSHIP, THE GENERAL PARTNER OR THE DEALER MANAGER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER OR A SOLICITATION BY OR TO ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION MAY NOT LAWFULLY BE MADE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE PARTNERSHIP SINCE THE DATE HEREOF. HOWEVER, IF ANY MATERIAL CHANGE IN THE PARTNERSHIP'S AFFAIRS OCCURS AT ANY TIME WHEN THIS PROSPECTUS IS REQUIRED TO BE DELIVERED, THIS PROSPECTUS WILL BE APPROPRIATELY AMENDED OR SUPPLEMENTED.

    The Partnership intends to furnish its Limited Partners with annual reports containing audited financial statements for each year and with quarterly reports containing unaudited financial information for each of the first three quarters of each year. See "Reports to Limited Partners."


    THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATION TO THE CONTRARY AND ANY PREDICTION, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN THE FUND IS NOT PERMITTED.

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

SUMMARY OF THE OFFERING. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    The Partnership. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    General Partner. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    Business of the Partnership. . . . . . . . . . . . . . . . . . . . . . . . 1
    Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
    Conflicts of Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    Compensation to General Partner and Affiliates . . . . . . . . . . . . . . 3
    Objectives of the Partnership. . . . . . . . . . . . . . . . . . . . . . . 3
    Leverage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    Reinvestment of Cash Flow and Net Disposition Proceeds . . . . . . . . . . 3
    Distributions to Limited Partners. . . . . . . . . . . . . . . . . . . . . 3
    The Offering . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
    Escrow Arrangement . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
    Transferability of Units . . . . . . . . . . . . . . . . . . . . . . . . . 4
    Redemption Provision . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
    Termination of the Partnership . . . . . . . . . . . . . . . . . . . . . . 4
    Tax Ruling . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
    Depreciation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
RISK FACTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
    Reliance on the General Partner and Conflicts of Interest. . . . . . . . . 5
    Significant Fees Paid to the General Partner . . . . . . . . . . . . . . . 5
    Limited Transferability of Units; Possibility of Significant Discount. . . 5
    Return of Capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
    Prior Experience of the General Partner. . . . . . . . . . . . . . . . . . 6
    Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
    No Assurance of Successful Operations. . . . . . . . . . . . . . . . . . . 6
    Lack of Diversification. . . . . . . . . . . . . . . . . . . . . . . . . . 6
    Liability of Limited Partners. . . . . . . . . . . . . . . . . . . . . . . 6
    Waiver of Fiduciary Duty . . . . . . . . . . . . . . . . . . . . . . . . . 6
    Certain Risks of the Equipment Leasing Business. . . . . . . . . . . . . . 6
    Risks of Equipment Operations. . . . . . . . . . . . . . . . . . . . . . . 6
    Risks Inherent in Operating Leases . . . . . . . . . . . . . . . . . . . . 7
    Unspecified Equipment and Leases . . . . . . . . . . . . . . . . . . . . . 7
    Equipment Obsolescence . . . . . . . . . . . . . . . . . . . . . . . . . . 7
    Risk of Used Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . 7
    Difficulty and Delays in Acquiring and Leasing Equipment . . . . . . . . . 7
    Risks of Leverage and Availability of Financing. . . . . . . . . . . . . . 8
    Lack of Diversification. . . . . . . . . . . . . . . . . . . . . . . . . . 8
    Uncertainty of Residual Value of Equipment . . . . . . . . . . . . . . . . 8
    Defaults by Lessees. . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
    Tort Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9

                                                                            PAGE
                                                                            ----

    Risks of Joint Investments . . . . . . . . . . . . . . . . . . . . . . . . 9
    Competition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
    Dependence on Manufacturers and IBM. . . . . . . . . . . . . . . . . . . . 9
    Tax Risks. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
        General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
        Federal Tax Considerations in General. . . . . . . . . . . . . . . . .10
        Partnership Status . . . . . . . . . . . . . . . . . . . . . . . . . .10
        Partnership Allocations. . . . . . . . . . . . . . . . . . . . . . . .11
        Passive Activity Income and Losses Limitations . . . . . . . . . . . .11
        The Partnership as the Owner of the Equipment. . . . . . . . . . . . .11
        Sale or Other Disposition of Equipment or Units-Tax Liability. . . . .11
        State and Foreign Taxes. . . . . . . . . . . . . . . . . . . . . . . .11
        Reliance on Existing Law . . . . . . . . . . . . . . . . . . . . . . .11
        Investment by Tax Exempt Entities. . . . . . . . . . . . . . . . . . .12
        ERISA Considerations . . . . . . . . . . . . . . . . . . . . . . . . .12
ESTIMATED USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . .13
COMPENSATION OF GENERAL PARTNER AND AFFILIATES . . . . . . . . . . . . . . . .14
CONFLICTS OF INTEREST. . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
    Competition with General Partner and Affiliates; Competition for Management's Time . . . . . . . . . . . . . . . . . . . . . . . . .20
    Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .20
    Receipt of Fees and Other Compensation by the General Partner
       and its Affiliates. . . . . . . . . . . . . . . . . . . . . . . . . . .21
    Non-Arm's-Length Agreements. . . . . . . . . . . . . . . . . . . . . . . .21
    Joint Ventures with Affiliates of the General Partner. . . . . . . . . . .22
    Legal Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
    Organization of General Partner. . . . . . . . . . . . . . . . . . . . . .22
FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER. . . . . . . . . . . . . . . .23
INVESTMENT OBJECTIVES AND POLICIES . . . . . . . . . . . . . . . . . . . . . .25
    Principal Investment Objectives. . . . . . . . . . . . . . . . . . . . . .25
    Types of Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
    Diversification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
    Description of Leases. . . . . . . . . . . . . . . . . . . . . . . . . . .27
    Borrowing Policies . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
    Refinancing Policies . . . . . . . . . . . . . . . . . . . . . . . . . . .30
    Liquidation Policies . . . . . . . . . . . . . . . . . . . . . . . . . . .30
    Management of Equipment. . . . . . . . . . . . . . . . . . . . . . . . . .30
    Competition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
    Preliminary Investments. . . . . . . . . . . . . . . . . . . . . . . . . .31
    Reserves . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .32
    General Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . .32
TRANSFERABILITY OF UNITS . . . . . . . . . . . . . . . . . . . . . . . . . . .34
    General Limitations. . . . . . . . . . . . . . . . . . . . . . . . . . . .34

                                                                            PAGE
                                                                            ----

    Redemption Provision . . . . . . . . . . . . . . . . . . . . . . . . . . .34
    Exempt Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . .35
    Additional Restrictions on Transfer. . . . . . . . . . . . . . . . . . . .35
ALLOCATIONS AND DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . . . . .36
    Between the General Partner and the Limited Partners . . . . . . . . . . .36
    Among the Limited Partners . . . . . . . . . . . . . . . . . . . . . . . .37
MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .38
    Prior Performance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
INCOME TAX CONSIDERATIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .41
    Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .41
        Classification as a "Partnership". . . . . . . . . . . . . . . . . . .41
        Taxation of Limited Partners . . . . . . . . . . . . . . . . . . . . .41
        Income Recognition . . . . . . . . . . . . . . . . . . . . . . . . . .41
        Allocation of Profits and Losses . . . . . . . . . . . . . . . . . . .41
        Passive Activity Income and Deductions . . . . . . . . . . . . . . . .41
        Limitations on Deduction of Losses . . . . . . . . . . . . . . . . . .42
        Deductibility of Fees. . . . . . . . . . . . . . . . . . . . . . . . .42
        Ownership of Leased Equipment. . . . . . . . . . . . . . . . . . . . .42
        Sale or Exchange of Partnership Equipment. . . . . . . . . . . . . . .42
        Disposition of Units . . . . . . . . . . . . . . . . . . . . . . . . .42
        Tax Elections. . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
        Investment by Tax Exempt Entities. . . . . . . . . . . . . . . . . . .42
        Alternative Minimum Tax. . . . . . . . . . . . . . . . . . . . . . . .42
        Foreign Tax Considerations . . . . . . . . . . . . . . . . . . . . . .43
        Dissolution of Partnership . . . . . . . . . . . . . . . . . . . . . .43
    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .43
    Classification as a Partnership. . . . . . . . . . . . . . . . . . . . . .44
    Certain Principles of Partnership Taxation . . . . . . . . . . . . . . . .46
        General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
        Timing of Income Recognition . . . . . . . . . . . . . . . . . . . . .47
    Allocation of Partnership Income, Gains, Losses, Deductions and Credits. .47
        In General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .47
        Substantial Economic Effect. . . . . . . . . . . . . . . . . . . . . .48
        Retroactive Allocations. . . . . . . . . . . . . . . . . . . . . . . .49
        Conclusion . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
    Limitations on Utilization of Partnership Losses . . . . . . . . . . . . .49
        Tax Basis. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49
        Amounts at Risk. . . . . . . . . . . . . . . . . . . . . . . . . . . .49
        Passive Activity Losses Limitations. . . . . . . . . . . . . . . . . .50
        Hobby Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
    Fees and Reimbursements to the General Partner and Affiliates. . . . . . .51
        General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51

                                                                            PAGE
                                                                            ----

        Organizational and Offering Expenses . . . . . . . . . . . . . . . . .52
        Equipment Acquisition, Re-Lease and Debt Placement Fees. . . . . . . .52
        The Equipment Management Fee . . . . . . . . . . . . . . . . . . . . .52
        Equipment Liquidation Fee. . . . . . . . . . . . . . . . . . . . . . .52
    Ownership of Equipment . . . . . . . . . . . . . . . . . . . . . . . . . .52
        Lease versus Sale. . . . . . . . . . . . . . . . . . . . . . . . . . .52
    Cost Recovery and Depreciation . . . . . . . . . . . . . . . . . . . . . .53
        Cost Recovery Rules. . . . . . . . . . . . . . . . . . . . . . . . . .53
        Recapture of Cost Recovery Deductions. . . . . . . . . . . . . . . . .55
    Interest Deduction Limitations . . . . . . . . . . . . . . . . . . . . . .55
        Section 163(d) . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
        Section 265. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
    Cash Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
    Sale of Equipment. . . . . . . . . . . . . . . . . . . . . . . . . . . . .56
    Disposition of Units . . . . . . . . . . . . . . . . . . . . . . . . . . .57
        In General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .57
        Gift of Units. . . . . . . . . . . . . . . . . . . . . . . . . . . . .58
        Death of Partner . . . . . . . . . . . . . . . . . . . . . . . . . . .58
        Notice of Transfer . . . . . . . . . . . . . . . . . . . . . . . . . .58
    Termination of the Partnership for Tax Purposes. . . . . . . . . . . . . .58
    No Section 754 Election. . . . . . . . . . . . . . . . . . . . . . . . . .59
    Investment by Tax Exempt Entities. . . . . . . . . . . . . . . . . . . . .59
    Investment by Nonresident Alien Individuals and Foreign Corporations . . .60
    Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
        General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
        Capital Gains and Losses . . . . . . . . . . . . . . . . . . . . . . .61
        Two Percent Floor on Miscellaneous Itemized Deductions . . . . . . . .61
        Alternative Minimum Tax. . . . . . . . . . . . . . . . . . . . . . . .61
    Partnership Tax Returns and Tax Information. . . . . . . . . . . . . . . .62
    IRS Audit of the Partnership . . . . . . . . . . . . . . . . . . . . . . .62
    Interest and Penalties . . . . . . . . . . . . . . . . . . . . . . . . . .62
    Foreign Tax Considerations . . . . . . . . . . . . . . . . . . . . . . . .63
    Partnership Anti-Abuse Rules . . . . . . . . . . . . . . . . . . . . . . .64
    Future Federal Income Tax Changes. . . . . . . . . . . . . . . . . . . . .64
    State Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
    Need for Independent Advice. . . . . . . . . . . . . . . . . . . . . . . .65
ERISA CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
    Fiduciaries Under ERISA. . . . . . . . . . . . . . . . . . . . . . . . . .65
    Prohibited Transactions Under ERISA and the Code . . . . . . . . . . . . .66
    "Plan Assets". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .67
    Other ERISA Considerations . . . . . . . . . . . . . . . . . . . . . . . .67

                                                                            PAGE
                                                                            ----

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
    AND RESULT OF OPERATIONS . . . . . . . . . . . . . . . . . . . . . . . . .69
SUMMARY OF THE PARTNERSHIP AGREEMENT . . . . . . . . . . . . . . . . . . . . .70
    The Units. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .70
    Nonassessability of Units. . . . . . . . . . . . . . . . . . . . . . . . .70
    Liability of Limited Partners. . . . . . . . . . . . . . . . . . . . . . .70
    Allocations and Distributions. . . . . . . . . . . . . . . . . . . . . . .70
    Responsibilities of the General Partner. . . . . . . . . . . . . . . . . .70
    Records and Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . .71
    Meetings of the Partners . . . . . . . . . . . . . . . . . . . . . . . . .71
    Voting Rights of Limited Partners. . . . . . . . . . . . . . . . . . . . .71
    Roll-Ups and Conversions . . . . . . . . . . . . . . . . . . . . . . . . .71
    Power of Attorney. . . . . . . . . . . . . . . . . . . . . . . . . . . . .72
    Partnership Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . .73
INVESTOR SUITABILITY STANDARDS . . . . . . . . . . . . . . . . . . . . . . . .73
    Net Worth/Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . .73
    Subscribers' Representations and Warranties. . . . . . . . . . . . . . . .75
    Special Limit on Ownership of Units by Benefit Plan. . . . . . . . . . . .75
PLAN OF DISTRIBUTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .75
    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .75
    Offering of Units. . . . . . . . . . . . . . . . . . . . . . . . . . . . .76
    Escrow Arrangements and Fundings . . . . . . . . . . . . . . . . . . . . .77
    Subscription for Units . . . . . . . . . . . . . . . . . . . . . . . . . .77
SALES MATERIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .78
REPORTS TO LIMITED PARTNERS. . . . . . . . . . . . . . . . . . . . . . . . . .78
LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .79
EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .79
FURTHER INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .79
GLOSSARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .79
INDEX TO FINANCIAL STATEMENTS. . . . . . . . . . . . . . . . . . . . . . . . .87

                             SUMMARY OF THE OFFERING


    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS. FOR DEFINITIONS OF CERTAIN CAPITALIZED TERMS USED IN THIS PROSPECTUS, SEE "GLOSSARY."

    THE PARTNERSHIP. The Partnership was formed on January 13, 1995, under the Pennsylvania Revised Uniform Limited Partnership Act ("Pennsylvania Act") and is governed by the terms of the Partnership Agreement included herein as Appendix I to this Prospectus ("Partnership Agreement"). Investors purchasing Units will become limited partners in the Partnership ("Limited Partners"), and will be entitled to share in the Partnership's Net Profits, Net Losses and distributions of Cash Flow and Net Disposition Proceeds. The management of the business of the Partnership is entrusted to the General Partner who will manage and control the affairs of the Partnership and will have general responsibility and ultimate authority over matters affecting the Partnership. See "Summary of the Partnership Agreement" and "Fiduciary Responsibility of the General Partner."

    GENERAL PARTNER. The General Partner of the Partnership is Commonwealth Income & Growth Fund, Inc., a Pennsylvania corporation, with its principal place of business located at 1160 West Swedesford Road, Berwyn, Pennsylvania 19312 (telephone 610-647-6800). The General Partner is a wholly-owned subsidiary of Commonwealth of Delaware, Inc., a Delaware corporation, which is in turn a wholly-owned subsidiary of Commonwealth Capital Corp., a Pennsylvania corporation ("Com Cap Corp."). Affiliates of the General Partner have sponsored several prior private equipment leasing programs and one prior public equipment leasing program. See "Conflicts of Interest," "Management" and "Appendix II - Prior Performance Tables."

    BUSINESS OF THE PARTNERSHIP. The Partnership will acquire computer peripheral and other similar capital equipment ("Equipment") which will be leased, or sold under Conditional Sales Contracts (an agreement in which the seller of Equipment holds title to the Equipment until the purchase price is paid), primarily to U.S. corporations and other institutions. The Partnership will use a substantial portion of the proceeds of the Offering and the proceeds of debt financing (not to exceed 30% of the expected aggregate cost of the Equipment to be owned by the Partnership, or subject to Conditional Sales Contracts) to acquire Equipment. The Partnership will also use excess Cash Flow, Net Disposition Proceeds from the sale of Equipment coming off lease and the proceeds of debt financing to purchase additional Equipment from time to time throughout the operational phase of the Partnership. It is anticipated that most of the Equipment will be subject to Operating Leases (short term leases under which the Partnership will normally receive aggregate rental payments in an amount less than the purchase price of the Equipment). At the end of initial Operating Leases, the Partnership will either re-lease or sell Equipment. Substantially all of the Equipment will be manufactured by, or compatible with, equipment manufactured by IBM. Although not currently anticipated, the Partnership may also lease Equipment under Full Payout Net Leases or sell Equipment pursuant to Conditional Sales Contracts. See "Risk Factors" and "Investment Objectives and Policies - Types of Equipment" and "Description of Leases." The Partnership intends to purchase only Equipment which is subject to a lease or Conditional Sales Contract, or for which a lease or Conditional Sales Contract will be entered into concurrently with the Partnership's acquisition of the Equipment. The Partnership intends to dispose of all its assets in approximately 10 years.

    RISK FACTORS. An investment in the Partnership involves various risks, including the following:

    PARTNERSHIP RISKS

    - Since Limited Partners will not participate in the management of the Partnership, they must rely totally on the General Partner.

    -   Limited Partners will have limited voting rights.

    - The General Partner will have conflicts of interest in the management of the Partnership.

    - Substantial fees will be paid to the General Partner and its Affiliates regardless of profitability and in most cases prior to any distributions to Limited Partners.

    - Limited Partners must be prepared to hold their Units for the life of the Partnership since there are restrictions on transfer and the General Partner expects that there will be no public or private market for the Units. Investors may be able to resell their Units, if at all, only at a discount to the offering price, which may be significant.

    - During the life of the Partnership, a portion of the distributions to Limited Partners will be a return of capital.

    - The Partnership was formed on January 13, 1995 and has no operating history.

    BUSINESS RISKS

    - The ownership, leasing, operation and sale of Equipment may be adversely affected by various economic and business factors, including factors which are beyond the control of the General Partner such as inflation, business fluctuations, fluctuations in supply and demand for different types of Equipment, increases in taxes and maintenance expenses, uninsurable losses and Bankruptcy.

    - It is expected that the Partnership will invest primarily in Operating Leases rather than Full Payout Leases which increases the Partnership's risk of failing to recover its investment in Equipment.

    - The Partnership has not identified any Equipment for acquisition by the Partnership; accordingly, investors will have no information about the specific Equipment to be purchased by the Partnership prior to their investment.

    - The business of leasing and investing in Equipment is subject to many risks including the increasing rate at which equipment of the type in which the Partnership intends to invest becomes obsolete. The Partnership may purchase any amount of used Equipment which increases the risk of obsolescence.

    - The acquisition of Equipment by the Partnership may be delayed for various reasons such as difficulties in obtaining and leasing appropriate Equipment, declines in demand for Equipment and delays in delivery of Equipment. Such delays may reduce the anticipated benefits to investors from acquisition of Units.

    - Certain investments by the Partnership may be financed in part with non-recourse borrowings by the Partnership secured by the Partnership's Equipment (not to exceed 30% of the expected aggregate cost of the Equipment to be owned by the Partnership, or subject to Conditional Sales Contracts). Such borrowings increase the risks of investment because if debt service payments are not made when due, the Partnership may sustain a loss of its investment in the Equipment which secures the debt.

    - The default by a lessee under a lease may cause the Partnership to lose anticipated revenues. In addition, the Partnership may be unable to re-lease the Equipment at its initial rate or otherwise recover the cost of the Equipment upon a default by the lessee.

    - The General Partner anticipates that a substantial majority of the Partnership's Equipment will be computer peripheral equipment and other similar capital equipment manufactured primarily by IBM. Adverse developments in the market for such equipment, including adverse developments with respect to IBM, will have a significant adverse consequence to the Partnership.

    - Computer Equipment purchased by the Partnership may depreciate in value and/or become obsolete as new technology is developed. In the event of such an occurrence, the Equipment purchased by the Partnership may have little or no residual value resulting in insufficient assets for the Partnership to distribute over the term of the Partnership cash in an aggregate amount equal to the invested capital of the Limited Partners.

    TAX RISKS

    - There are certain tax risks associated with this offering, including the possible adverse effects of future tax legislation. The Partnership will not apply for a ruling from the IRS as to any of the tax considerations associated with an investment in the Partnership.


    CONFLICTS OF INTEREST. The General Partner will have conflicts of interest in the management of the Partnership, including that the General Partner and its Affiliates have sponsored other investor programs which will be in potential competition with the Partnership in connection with the purchase, lease and sale of Equipment and that certain management actions in the discretion of the General Partner affect the amount of compensation which it may receive. See "Conflicts of Interest."

    COMPENSATION TO GENERAL PARTNER AND AFFILIATES.   The General Partner and
its Affiliates will receive substantial fees and compensation from the offering of Units hereunder and from the operations of the Partnership, regardless of profitability and, in most cases, prior to any distributions to Limited Partners. See "Compensation of General Partner and Affiliates."

    OBJECTIVES OF THE PARTNERSHIP. The principal investment objectives of the Partnership are to: (i) acquire, lease and sell Equipment to generate revenues from operations sufficient to provide quarterly cash distributions to Limited Partners; (ii) preserve and protect Limited Partners' capital; (iii) use a portion of Cash Flow and Net Disposition Proceeds derived from the sale, refinancing or other disposition of Equipment to purchase additional Equipment; and (iv) refinance, sell, or otherwise dispose of Equipment in a manner that will maximize the proceeds to the Partnership. The Partnership anticipates that distributions may be partially tax-deferred during the early years of the Partnership. See "Income Tax Considerations," "Risk Factors" and "Investment
Objectives and Policies."   THERE IS NO ASSURANCE THAT ANY OR ALL OF THE
OBJECTIVES OF THE PARTNERSHIP WILL BE ATTAINED.

    LEVERAGE. The Partnership may borrow a portion of the cost of the Equipment which it purchases. The aggregate amount of indebtedness which the Partnership may incur will be limited to 30% of the aggregate cost of the Equipment owned by the Partnership, or subject to Conditional Sales Contracts, except that the Partnership may not incur any indebtedness to acquire Equipment until the net proceeds of the Offering are fully invested, or committed to investment, in Equipment. There are no borrowing limits with respect to any particular item of Equipment. All of the Partnership's borrowings will be non-recourse to the Partnership and secured by Equipment. Any debt incurred will be fully amortized over the term of the initial lease or Conditional Sales Contract to which the Equipment securing the debt is subject. See "Investment Objectives and Policies -Borrowing Policies" and "Refinancing Policies."

    REINVESTMENT OF CASH FLOW AND NET DISPOSITION PROCEEDS. During the first eight years of the Partnership's operations, the General Partner intends to reinvest a portion of Cash Flow and Net Disposition Proceeds in additional Equipment.

    DISTRIBUTIONS TO LIMITED PARTNERS. Cash distributions are anticipated to commence in the quarter following the receipt of the Minimum Subscription Amount and thereafter will be determined by the General Partner and paid quarterly.
The Partnership anticipates that a portion of distributions paid to Limited Partners during the life of the Partnership will be a return of capital. There can be no assurances as to the amount of such distributions. See "Allocations and Distributions."

    THE OFFERING. The offering price for each Unit is $20 and the minimum investment is $2,500 ($1,000 for Individual Retirement Accounts and Qualified Plans). The Partnership will seek to raise a minimum of $2,500,000 (125,000 Units) and a maximum of $15,000,000 (750,000 Units) in the Offering. If the Minimum Subscription Amount is not received by May 12, 1996, the Offering will terminate, subscribers' funds will be returned and no subscribers will be admitted to the Partnership. If the Minimum Subscription Amount is received prior to May 12, 1996, subscribers will be admitted to the Partnership upon the Partnership's receipt of their subscription funds and the Offering will continue until May 12, 1996, or if extended by the General Partner, up to May 12, 1997. See "Plan of Distribution."

    ESCROW ARRANGEMENT. Subscriptions for the Partnership will be submitted to PNC Bank, Philadelphia, Pennsylvania, as escrow holder, and will be held in the Escrow Account at PNC Bank, until Subscriptions for the Minimum Subscription Amount ($2,500,000) have been received. While held in the Escrow Account, the funds will be invested in short-term United States government securities or interest-bearing bank accounts, the earnings, net of tax withholding required by applicable law, on which will be distributed to the investors in all events.
See "Plan of Distribution."

    TRANSFERABILITY OF UNITS. There is no public market for the Units and the General Partner expects that no market will develop. In addition, the Units will be transferable only with the consent of the General Partner, which may be withheld in its absolute discretion. The General Partner generally intends to permit transfers and redemptions of Units of up to five percent of the total outstanding interests in the Partnership's capital or profits in any one year. See "Transferability of Units."

    REDEMPTION PROVISION.   Upon the conclusion of the 30-month period
immediately following the termination of the Offering, the Partnership may, at the General Partner's sole discretion, redeem up to two percent of the
outstanding Units that may be tendered each year.   The purchase price paid by
the Partnership for outstanding Units will be equal to 105% of the amount Limited Partners paid for the Units, less the amount of cash distributions Limited Partners have received relating to such Units. The redemption price formula will be calculated without reference to the fair market value of a Unit. See "Transferability of Units - Redemption Provision."

    TERMINATION OF THE PARTNERSHIP. In the ninth year of operations of the Partnership, the General Partner intends to begin the dissolution and liquidation of the Partnership in an orderly fashion, unless the Partnership is terminated earlier upon sale of all of the Equipment or by certain other events. The term of the Partnership may be extended if the General Partner in its discretion believes that such extension would enable the Partnership to dispose of its assets on terms more favorable than those it would otherwise be able to obtain. In no event will the term of the Partnership continue beyond
December 31, 2006.   See "Summary of the Partnership Agreement."

    TAX RULING. The General Partner has not requested a private ruling from the IRS as to any of the tax considerations associated with an investment in Units. The absence of a ruling increases the risk of a challenge by the IRS. As to the status of the Partnership as a partnership for federal income tax purposes and certain other federal income tax matters, the General Partner is relying upon an opinion of counsel, which is described under the caption "Income Tax Considerations." See also "Risk Factors - Tax Risks - Partnership Status." Counsel's opinion is limited in scope, is qualified by certain assumptions, is not binding on the IRS and relies, in part, on certain representations of the General Partner.

    DEPRECIATION. The Equipment will be eligible for different methods and periods of cost recovery ("Depreciation") depending on various factors, including the type of Equipment and the nature of lessees of the Equipment. See "Income Tax Considerations - Cost Recovery and Depreciation."

                                  RISK FACTORS

    AN INVESTMENT IN THE PARTNERSHIP INVOLVES VARIOUS RISKS. PROSPECTIVE INVESTORS SHOULD CONSIDER THE FOLLOWING FACTORS, AMONG OTHERS DISCUSSED IN THIS PROSPECTUS, BEFORE MAKING A DECISION TO INVEST IN THE PARTNERSHIP.

PARTNERSHIP RISKS

    RELIANCE ON THE GENERAL PARTNER AND CONFLICTS OF INTEREST. The Partnership will be managed exclusively by the General Partner. Limited Partners are not permitted to take part in the management of the Partnership. The success of the Partnership, to a large extent, will depend on the quality of its management, particularly as it relates to Equipment acquisition, releasing and disposition. The General Partner, in turn, is dependent on its key personnel; the General Partner has no employment agreements with or life insurance policies on, any such key personnel. In certain instances the Partnership's interests may conflict with those of the General Partner or its Affiliates. See "Conflicts of Interest," "Management," and "Investment Objectives and Policies."

    Limited Partners have limited voting rights on matters affecting the Partnership's business since they are not permitted to take part in the management of the Partnership. For any matter submitted to the Limited Partners, the affirmative vote of at least a Majority in Interest of the Limited Partners is required for approval. See "Summary of the Partnership Agreement - Voting Rights of Limited Partners."

    SIGNIFICANT FEES PAID TO THE GENERAL PARTNER. The General Partner will receive substantial fees in connection with the sale of Units and the acquisition and management of Equipment by the Partnership. Some fees will be paid irrespective of the amount of distributions paid to Limited Partners and regardless of the success or profitability of the Partnership's operations and investments. While such compensation and fees were established by the General Partner and are not based on arm's-length negotiations, the General Partner believes that such compensation and fees are comparable to those which would be charged by an unaffiliated entity or entities for similar services. See "Compensation of General Partner and Affiliates."

    LIMITED TRANSFERABILITY OF UNITS; POSSIBILITY OF SIGNIFICANT DISCOUNT.
Prior to this Offering, there has been no public market for the Units, and the Units cannot be pledged or transferred without the consent of the General Partner, which may be withheld in its absolute discretion. The General Partner does not expect a public market for Units to develop. The General Partner intends to limit the number of transfers to no more than that number permitted by one of the safe harbors available under the Code to prevent the Partnership from being treated as a publicly traded partnership. Generally, these safe harbors require that all nonexempt transfers and redemptions of Units in any calendar year not exceed five percent of the outstanding interests in the capital or profits of the Partnership. Consequently, investors in the Partnership may not be able to liquidate their investments in the event of an emergency. Moreover, the Units may not be readily acceptable as collateral for a loan. Therefore, Limited Partners must be prepared to hold their Units for the life of the Partnership and may be able to resell their Units, if at all, only at a discount to the offering price, which may be significant.

    RETURN OF CAPITAL. During the life of the Partnership, a portion of the distributions to Limited Partners will be a return of capital.

    PRIOR EXPERIENCE OF THE GENERAL PARTNER. The General Partner has previously sponsored only one limited partnership which offered securities to the public in an offering registered under the Securities Act of 1933, as amended. This previous partnership is in its operational phase and has investment objectives substantially identical to the Partnership's. See "Conflicts of Interest."

    LIMITED CONTRIBUTION TO PARTNERSHIP BY GENERAL PARTNER; REDUCTION OF PROCEEDS AVAILABLE FOR INVESTMENT. The General Partner has contributed $1,000 to the capital of the Partnership for its interest in the Partnership. Therefore, contributions by the Limited Partners and the economic risks borne by them will be substantially greater, in proportion to the interests owned and benefits received by them, than the contribution by the General Partner, in proportion to the interest owned and benefits received by the General Partner. Approximately 15.4% (assuming the maximum amount of proceeds are raised) to 17.3%

(assuming the minimum amount of proceeds are raised) of the proceeds from the sale of the Units will be used to pay Front-End Fees. Accordingly, the amount of the proceeds available to the Partnership for investment in Equipment will be less than the total amount paid by the Limited Partners for their Units. See "Estimated Use of Proceeds."

    NO ASSURANCE OF SUCCESSFUL OPERATIONS. The Partnership was formed on January 13, 1995 and has no operating history. No assurance can be given that the Partnership's operations will be successful or that it will meet its stated investment objectives. Specifically, there is no assurance that cash will be available for distribution to investors.

    LIABILITY OF LIMITED PARTNERS. In general, limited partners in a partnership are not liable for partnership obligations unless they take an active part in the control of the business of the partnership. The Partnership Agreement provides certain rights to the Limited Partners to remove and replace the General Partner, to amend the Partnership Agreement, to approve or disapprove the sale or other disposition at one time of all the Partnership's property, to dissolve the Partnership and to take certain other actions. The Pennsylvania Act provides that a limited partner "does not participate in the control of the business" by exercising such rights and that even if a limited partner participates in the control of the business, he is liable only to persons who transact business with the partnership reasonably believing, based on the limited partner's conduct, that he is a general partner. However, there is uncertainty as to which state's partnership laws may be applicable to partnerships that are organized under the laws of one state and that own property and have partners residing in other states. Thus it is conceivable that the existence or the exercise of these rights under certain circumstances could possibly cause the Limited Partners to be deemed to be liable as general partners under the laws of states other than Pennsylvania. If the Limited Partners were deemed to be liable as general partners, they would be personally liable for Partnership obligations.

    In accordance with the Pennsylvania Act, Limited Partners will be obligated to return any distribution from the Partnership to the extent that, after giving effect to the distribution, all liabilities of the Partnership (other than nonrecourse liabilities and liabilities to Limited Partners on account of their interests in the Partnership) exceed the fair value of its assets (including, as to assets serving as security for nonrecourse liabilities, that portion of the fair value of such assets which exceeds the amount of such nonrecourse liabilities). See "Summary of the Partnership Agreement - Liability of Limited Partners."

    WAIVER OF FIDUCIARY DUTY. The Partnership Agreement provides that the General Partner and its Affiliates may engage in other activities which are competitive with the Partnership. This provision may relieve the General Partner and its Affiliates from an aspect of its fiduciary duty to the Partnership.

BUSINESS RISKS

    CERTAIN RISKS OF THE EQUIPMENT LEASING BUSINESS. The business of leasing and investing in Equipment is subject to many risks including the following which could adversely impact on the return to investors: (i) the availability of satisfactory Equipment, (ii) the increasing rate at which Equipment of the type in which the Partnership intends to invest becomes obsolete, (iii) the potential inability of the Partnership to lease Equipment coming off lease or following a default by the lessee and (iv) the possibility of defaults by lessees.

    RISKS OF EQUIPMENT OPERATIONS. Equipment ownership and operation is subject to many risks, including the possible inability to keep all the Equipment under leases yielding revenues which, after payment of operating and all associated expenses, provide, together with any anticipated sale proceeds, a return acceptable to the Equipment owner. The ability to operate Equipment profitably may be adversely affected by various economic and business factors. Most of these factors are beyond the control of the General Partner and the lessees of the Equipment, and include:

    (a) general economic conditions, such as inflation, fluctuations in general business conditions and availability of financing;

    (b) fluctuations in supply and demand for various types of Equipment resulting from, among other things, obsolescence and changes in the methods or economics of a particular mode of Equipment sector resulting in reduced lease revenues;

    (c) increases in maintenance expenses, taxes and insurance costs attributable to the Equipment;

    (d) the risk of an uninsured or uninsurable loss with respect to the Equipment or an insured loss for which insurance proceeds are inadequate, resulting in a possible loss of invested capital in and any profits anticipated from such Equipment;

    (e) bankruptcies, contract disputes or defaults in payment by lessees of the Equipment resulting in delays in foreclosures and uncollectible accounts; and

    (f) loss of revenues during the period when Equipment is not being utilized.

    RISKS INHERENT IN OPERATING LEASES. The Partnership intends to invest primarily in Equipment subject to Operating Leases. Operating Leases typically will have terms of 12 to 36 months and provide that the Partnership will receive aggregate payments from the lessee in an amount that is less than the Partnership's Purchase Price of the Equipment. In order to recover the Partnership's Purchase Price of such Equipment, the Partnership on termination of an Operating Lease must (i) obtain a satisfactory renewal from the original lessee or other user, (ii) lease the Equipment to a new lessee or other user or
(iii) sell the Equipment for a price which, when combined with previous lease payments, equals or exceeds the Purchase Price. There can be no assurance that the Partnership will successfully accomplish any of these alternatives and, as a result, the Partnership may not realize anticipated revenues and may fail to recover the Partnership's investment in the Equipment. Shorter-term Operating Leases may increase these risks. See "Investment Objectives and Policies."

    UNSPECIFIED EQUIPMENT AND LEASES. The Partnership has not identified any Equipment for acquisition by the Partnership. Until Equipment is identified in supplements to this Prospectus or in quarterly and/or annual investor reports, investors will have no information about any Equipment to be purchased by the Partnership and must rely solely upon the judgment and ability of the General Partner with respect to the selection and evaluation of any as yet unidentified Equipment. See "Investment Objectives and Policies."

    EQUIPMENT OBSOLESCENCE. Computer Equipment purchased by the Partnership may depreciate in value and/or become obsolete as new technology is developed. In the event of such an occurrence, the Equipment purchased by the Partnership may have little or no residual value resulting in insufficient assets for the Partnership to distribute over the term of the Partnership cash in an aggregate amount equal to the invested capital of the Limited Partners. Consequently, it may be appropriate for Limited Partners to construe a portion of their annual cash flow as being return of capital.

    RISK OF USED EQUIPMENT. Although it is currently anticipated that the Partnership will acquire predominantly new equipment, the Partnership may purchase used equipment. There is no limitation on the amount of used equipment which the Partnership may acquire. The acquisition of used equipment may increase the risk that such equipment will become obsolete so that it will have little or no residual value.

    DIFFICULTY AND DELAYS IN ACQUIRING AND LEASING EQUIPMENT. The Partnership will attempt to acquire and lease Equipment as soon as practicable after the Initial Closing. Due to competition with other lessors, the Partnership may experience difficulty in obtaining and leasing appropriate Equipment. The Partnership's ability to acquire and lease Equipment may also be adversely affected by interest rates, the availability of capital and long term corporate debt, or increases in corporate liquidity, since prospective lessees may prefer to raise capital, incur debt or use internally-generated cash to purchase Equipment rather than enter the leasing market. An overall decline in corporate expansion or demand for capital goods may adversely affect the Partnership's ability to invest the proceeds of this offering. Delivery of Equipment may be delayed due to production delays, strikes, work stoppages or other problems encountered by manufacturers. Delays in acquiring Equipment will reduce the anticipated benefits to investors from the acquisition of Units.

    RISKS OF LEVERAGE AND AVAILABILITY OF FINANCING. Certain investments of the Partnership may be financed in part with non-recourse debt borrowed by the Partnership. Although borrowing increases the funds with which the Partnership can acquire Equipment, it also increases the risks of an investment in the Partnership because, in the case of nonrecourse debt, if debt service payments are not made when due, the Partnership may sustain a loss of its investment in the Equipment which secures that debt and the Limited Partners may experience adverse tax consequences. See "Income Tax Considerations - Allocation of Partnership Income, Gains, Losses, Deductions and Credits." In addition, lenders from whom the Partnership borrows may seek to impose restrictions on the future borrowing, distribution, and operating policies of the Partnership. Moreover, debt service requirements may reduce the amount of Cash Available for Distribution to Limited Partners. The General Partner, in its discretion, may cause the Partnership to incur indebtedness up to an amount no greater than 30% of the aggregate cost of all Equipment owned by the Partnership, or subject to Conditional Sales Contracts, except that the Partnership may not incur any indebtedness to acquire Equipment until the net proceeds of the Offering are fully invested, or committed to investment, in Equipment. There are no borrowing limits with respect to any particular item of Equipment. See "Investment Objectives and Policies - Borrowing Policies."

    Money market fluctuations have affected the availability and cost of loans that may finance the purchase of Equipment. The General Partner is unable to predict the nature of the money market when the Partnership seeks financing and any future tightening of credit controls will make obtaining financing more difficult and more costly. In such event, the Partnership may be forced to purchase Equipment using only or mostly the cash proceeds from this Offering, with little or no borrowings. This would make it more difficult for the Partnership to achieve the desired diversification of Equipment and would prevent the Partnership from spreading the risk of unproductive investments over a greater number of items of Equipment. However, if the Partnership purchases an item of Equipment for cash and, thereafter, suitable financing becomes available, the Partnership intends to finance such Equipment and to invest the proceeds of that financing in additional Equipment or distribute such proceeds to the Limited Partners. In addition, future credit restrictions may adversely affect the ability of the Partnership to sell or refinance Equipment and may affect the terms of Equipment sales.

    LACK OF DIVERSIFICATION. The Partnership will concentrate on acquiring computer peripheral equipment and other similar capital equipment and will not diversify the assets in which it invests beyond those classes of Equipment. Accordingly, adverse developments in the market for such Equipment will have a more significant adverse consequence to the Partnership than if it had acquired a portfolio that included a greater variety of asset classes. To the extent that this Offering results in the sale of significantly less than the maximum number of Units offered, the ability of the Partnership to diversify its risks will be reduced, and a default by any lessee would have a more significant adverse consequence than if greater diversification had been achieved. A substantial majority of the Partnership's Equipment will be manufactured by IBM. Thus adverse developments in the business or prospects of IBM may have a significantly greater adverse impact on the Partnership than if Equipment made by a more diverse group of manufacturers were acquired.

    UNCERTAINTY OF RESIDUAL VALUE OF EQUIPMENT. The ultimate cash return from an investment in Units will depend, in part, upon the residual value of Equipment at the termination of its Leases. Residual value is the amount realized upon the sale or re-lease or other contract of Equipment with respect to which an original lease has expired. The residual value depends on, among other factors, the condition of the Equipment, the cost of comparable new Equipment, the technological obsolescence of the Equipment and supply and demand regarding the Equipment. See "Investment Objectives and Policies."

    DEFAULTS BY LESSEES. The default by a lessee under a lease, or a buyer under a Conditional Sales Contract, may cause Equipment to be returned to the Partnership at a time when the General Partner or its agents may be unable to arrange promptly for the re-leasing or sale of the Equipment. Although the creditworthiness of potential lessees and other contracting parties will be reviewed (including a review of financial statements, credit history and public debt record), there can be no assurance that a default will not occur. Thus, a default may cause the Partnership to lose anticipated revenues and inhibit its ability to recover its investment in the Equipment. If any indebtedness is secured by the returned Equipment and rental revenues and sales proceeds generated by other items of Equipment are not sufficient to service such indebtedness, the lender may foreclose on and acquire ownership of the returned Equipment. In addition, lessees, or buyers under Conditional Sales Contracts, of Equipment encountering financial difficulties may voluntarily or involuntarily become subject to the provisions of the Bankruptcy Code or similar laws of foreign nations, which could delay or prevent the Partnership from taking the Equipment back upon default. See "Investment Objectives and Policies -- Description of Leases."

    TORT LIABILITY. In leasing the Equipment, the Partnership will, in certain instances, be exposed to liability for damages resulting from their actions or inactions independent of contract. Although the Partnership will use its best efforts to minimize the possibility and exposure of such tort liability, no assurances can be given that the Partnership's assets will be protected against any such claims.

    RISKS OF JOINT INVESTMENTS. The Partnership may participate on a co-tenancy or partnership basis in investments in certain Equipment. This involves risks not otherwise present if the Partnership were the sole owner of the Equipment. These risks include the possibility that the Partnership's co-investors might become bankrupt, that such co-investors may at any time have economic or business interests or goals which are inconsistent with those of the Partnership, or that such co-investors may be in a position to take action contrary to the instructions or the requests of the Partnership or contrary to the Partnership's policies or objectives. There is a potential risk of impasse in joint venture decisions since neither program may control and while one program may wish to purchase Equipment from its co-joint venturer, it may not have sufficient resources to do so.

    COMPETITION. The Equipment leasing industry is highly competitive. The Partnership's competitors include independent leasing companies, affiliates of banks and insurance companies and other partnerships. Many of these entities may have larger Equipment inventories, greater financial resources and more experience in the industry than the Partnership or the General Partner. See "Conflicts of Interest - Competition with General Partner and Affiliates; Competition for Management's Time" and "Investment Objectives and Policies - Competition."

    DEPENDENCE ON MANUFACTURERS AND IBM. A substantial majority of the Partnership's Equipment will be manufactured by IBM. Accordingly, the Partnership's ability to lease, re-lease or sell its equipment may be adversely affected by actions taken or not taken by, or the business or prospects of, IBM. The Partnership's ability to re-lease or sell the Equipment at the end of the lease term could be adversely affected by the failure of an equipment manufacturer to honor its product warranties or to provide necessary parts and servicing, the decline of the manufacturer's reputation in the industry, the discontinuance of the manufacture of such Equipment or the termination of the manufacturer's business. The Partnership may enter into contracts with manufacturers or others pursuant to which such parties may perform certain services related to Equipment, including refurbishing and storing Equipment and performing related services. Thus, the ability of the Partnership to meet its investment objectives would be partially dependent on the satisfactory performance of these functions by such parties. See "Investment Objectives and Policies - Types of Equipment."

TAX RISKS

    GENERAL. In view of the complexity of the tax aspects of investing in a partnership that may invest in many different types of equipment, and particularly in view of the fact that the tax situation of each investor will not be the same, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS with specific reference to their own tax situation prior to making an
investment in the Partnership.   The Partnership is not intended to be a "tax
shelter" and Limited Partners should not expect a tax benefit from substantial tax deductions or losses from the Partnership. The General Partner anticipates, however, that the Partnership may distribute cash periodically to the Limited Partners, a portion of which may not be taxable to the Limited Partners upon receipt. Trustees and other fiduciaries of individual retirement accounts, qualified pension, profit sharing or stock bonus plans, and other tax exempt entities should be aware that an investment in Units will result in unrelated
business taxable income.   See "Income Tax Considerations - Investment by Tax
Exempt Entities" and "ERISA Considerations" below. Each Limited Partner, together with his tax advisor, should carefully consider all of the tax aspects of an investment in the Partnership, including, specifically, the risks discussed below.

    FEDERAL TAX CONSIDERATIONS IN GENERAL. A ruling from the IRS has not been obtained, and the General Partner does not presently intend to apply for a ruling, with respect to any of the tax considerations associated with an investment in Units. Availability of the tax treatment described in this Prospectus may be challenged by the IRS upon audit of the tax return of either the Partnership or a Partner. It should be noted that the determination of items of Partnership income, gain, loss, deduction and credit will be made at the Partnership level rather than in separate proceedings with the Limited Partners, and Limited Partners generally will be required to report Partnership items consistent with the Partnership's tax returns.

    For any year in which the Partnership has income in excess of deductions, each Limited Partner will be required to report his share of such income on his federal and state tax returns and will be responsible for the payment of taxes thereon. Such taxes may be greater than cash distributions received by the Limited Partner from the Partnership in one or more taxable years.

    The primary tax benefits associated with an investment in Units are the "tax-deferred" distributions (that is, distributions which are not subject to current taxation) which may be available as a result of cost recovery or depreciation deductions. The availability of tax-deferred distributions may be reduced by the imposition of the alternative minimum tax. The IRS may successfully challenge the amount or timing of the depreciation deductions claimed by the Partnership, with the result that the depreciation deductions of the Partnership may be reduced and Partnership income may be increased (or loss may be decreased) for a taxable year. The tax considerations associated with an investment in the Partnership could be affected by a number of different factors which are described in detail under the caption "Income Tax Considerations."

    Any adjustment to a tax return of the Partnership as a result of an audit by the IRS may result in adjustment to the tax returns of the Limited Partners, and may result in an examination of other items in such returns unrelated to the Partnership, or an examination of prior years' tax returns. Limited Partners could incur substantial legal and accounting costs in contesting any challenge by the IRS, regardless of the outcome.

    PARTNERSHIP STATUS. The General Partner has not requested, and does not intend to request, a ruling from the IRS that the Partnership will be treated as a partnership for tax purposes and not as an association taxable as a corporation. In the absence of a ruling, there can be no assurance that the Partnership will not constitute an association taxable as a corporation.

    Section 7704 of the Code treats certain partnerships, the interests of which are deemed to be "publicly-traded," as corporations. While the General Partner will use its best efforts to limit the type and number of transfers of Units to those which will allow the Partnership to satisfy at least one of the safe harbors under IRS Notice 88-75, there is no assurance that the Partnership will satisfy one of these safe harbors. Certain transfers of Units could occur which would cause the Partnership to fall outside these safe harbors. While the failure to meet a safe harbor will not create a presumption that a partnership is publicly-traded, no assurance can be given that if the amount and type of trading in the Units were to fall outside the safe harbors, the IRS would not claim that the Partnership was a "publicly-traded partnership" taxable as a corporation. See "Transferability of Units" and "Income Tax Considerations - Classification as a Partnership."

    With regard to its tax status, the Partnership will rely upon the opinion of Blank, Rome, Comisky & McCauley, counsel to the Partnership, to the effect that the Partnership will be treated as a partnership for tax purposes notwithstanding the fact that an IRS ruling will not be sought. The opinion is subject to certain qualifications and representations of the General Partner, and such opinions of counsel are not binding on the IRS.

    If the IRS were successful in characterizing the Partnership as an association taxable as a corporation, then the Partnership would be subject to tax on its net income (without deductions for cash distributions to Limited Partners), the Limited Partners would be subject to tax on the distributions irrespective of their tax basis in their Units, and such distributions would be recharacterized as portfolio income to the Limited Partners.

    PARTNERSHIP ALLOCATIONS. If the allocations of Partnership Net Profits and Net Losses to the Limited Partners made pursuant to the Partnership Agreement were successfully challenged by the IRS, Limited Partners may be required to recognize additional taxable income without any corresponding increase in distributions of cash from the Partnership. Counsel to the Partnership has rendered its opinion that the allocations of Partnership Net Profits and Net Losses will be respected for federal income tax purposes. The opinion, however, is subject to certain qualifications and representations of the General Partner, and is not binding on the IRS.

    PASSIVE ACTIVITY INCOME AND LOSSES LIMITATIONS. Limited Partners may not be able currently to deduct Partnership Net Losses as a result of limitations on the current utilization of passive activity losses. In addition, any portfolio income generated by the Partnership may not be netted against Partnership tax losses. See "Income Tax Considerations - Limitations on Utilization of Partnership Losses - Passive Activity Losses Limitations." Finally, in the event that interests in the Partnership are deemed to be "publicly-traded," otherwise passive income will be treated as portfolio income which may not be netted against Partnership tax losses or other passive losses, deductions, or credits of the Limited Partner. Counsel to the Partnership has opined that the income generated from the Partnership's leasing activities will constitute income from a passive activity. Such opinion of counsel is subject to certain qualifications and representations of the General Partner, and is not binding on the IRS.

    THE PARTNERSHIP AS THE OWNER OF THE EQUIPMENT. The Partnership intends to structure each lease transaction so that the lease will be treated as a lease rather than as a financing arrangement for tax purposes. If, however, the IRS were successful in challenging the status of a lease by treating the lessee as the owner of the subject item of Equipment and the Partnership as a secured creditor, the Partnership would not be entitled to cost recovery or depreciation deductions with respect to that item of Equipment. In addition, the Partnership is permitted to enter into Full Payout Net Leases and to sell Equipment under
Conditional Sales Contracts.   In the event the Partnership enters into such
arrangements, the Partnership will not be treated as the owner of such Equipment and the Partners will not be entitled to depreciation or cost recovery
deductions with respect to such Equipment.   See "Income Tax Considerations -
Ownership of Equipment - Lease versus Sale."

    In addition, the IRS may assert upon audit that any pass-through entities organized by the Partnership are associations taxable as corporations and, thus, are the true owners of the Equipment for tax purposes. If the IRS were successful in such assertions, it would result in the imposition of tax on such entities without deductions for distributions to the Partnership, the taxation of distributions to the Partnership to the extent of such entity's earnings and profits, and the recharacterization of such entities' distributions to the Partnership. See "Income Tax Considerations - Ownership of Equipment - Lease versus Sale."

    SALE OR OTHER DISPOSITION OF EQUIPMENT OR UNITS-TAX LIABILITY. A sale or other disposition of Equipment or of a Limited Partner's interest in the Partnership may result in a tax liability to the Limited Partner in excess of any cash proceeds received by such Limited Partner. To the extent a Limited Partner's federal tax liabilities exceed cash proceeds, such excess would be a nondeductible cost to such Limited Partner.

    STATE AND FOREIGN TAXES. Limited Partners may be required to file tax returns and pay state or local taxes, such as income, franchise or personal property taxes, as a result of an investment in the Partnership, and any use of the Equipment in a country other than the United States may subject Limited Partners to income taxation in such country. See "Income Tax Considerations - State Taxes", and "Income Tax Considerations - Foreign Tax Considerations."

    RELIANCE ON EXISTING LAW. Tax benefits associated with an investment in Units could be lost and/or substantial tax liabilities incurred by reason of changes in the tax laws. Potential investors should be aware of tax legislation currently pending before Congress and state legislatures and should consult their own tax advisors as to the effect such legislation would have on their potential investment in Units. Furthermore, there is no assurance that changes in the interpretation of applicable tax laws will not be made by administrative or judicial action which will adversely affect the tax consequences of an investment in Units. Administrative or judicial changes may or may not be retroactive with respect to transactions entered into prior to the date on which they occur. Periodic consultations with a professional advisor may be necessary given the possibility of such changes.

    INVESTMENT BY TAX EXEMPT ENTITIES. Investment in the Partnership by a tax exempt entity, including a qualified employee pension or profit sharing trust or an individual retirement account (a "Tax Exempt Entity"), will result in the receipt of unrelated business taxable income ("UBTI"). If a Tax Exempt Entity realizes UBTI (net of deductions attributable to such UBTI) from all sources in excess of $1,000 per year, it will incur federal income tax liability with respect to such UBTI. Furthermore, if a Tax Exempt Entity has at least $1,000 of gross income that is included in the calculation of UBTI for any year, the Tax Exempt Entity will be obligated to file a tax return for such year. See "Income Tax Considerations - Investment by Tax Exempt Entities."

    ERISA CONSIDERATIONS.   Fiduciaries of pension, profit sharing, stock bonus
or other employee benefit plans subject to Title I of ERISA ("ERISA Plans"), fiduciaries of tax-qualified retirement plans not subject to ERISA ("Non-ERISA Plans") and IRA owners should consider whether (i) an investment in Units is in accordance with the documents and instruments governing the ERISA or Non-ERISA Plan or IRA (hereinafter referred to as "Benefit Plan"), (ii) the purchase of Units is prudent in light of the potential difficulties that may exist in liquidating Units, (iii) an investment in Units will provide sufficient cash distributions in light of the Benefit Plan's likely required benefit payments or other distributions, (iv) the evaluation of the investment in Units has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on UBTI in connection with the Units, (v) in the case of a fiduciary of an ERISA Plan, that the investment, unless made in a self-directed investment arrangement, is made solely in the interests of participants in the ERISA Plan, and (vi) the fair market value of Units will be sufficiently ascertainable, and with sufficient frequency, to enable the Benefit Plan to value its assets in accordance with the rules and policies of the Benefit Plan. In addition, if the Benefit Plan has certain relationships with the Partnership, the General Partner or its Affiliates (other than as a Limited Partner), investment in the Partnership may involve a "prohibited transaction" under the Code or ERISA. See "ERISA Considerations - Prohibited Transactions Under ERISA and the Code."

    To avoid classification of a pro rata portion of the Partnership's underlying assets as "plan assets" of investors which are Benefit Plans, the Partnership intends to restrict the ownership of Units by Benefit Plans to less than 25% of the total value of outstanding Units at all times. See "ERISA Considerations - Plan Assets."

    Neither the General Partner nor the Partnership shall have any liability or responsibility to any tax exempt Limited Partner or any other Limited Partner for any tax, penalty or other sanction or costs or damages arising as a result of there being a prohibited transaction or as a result of Partnership assets being deemed plan assets of a tax exempt Limited Partner under the Code or ERISA or other applicable law.

                            ESTIMATED USE OF PROCEEDS

    The following table sets forth information concerning the estimated use of proceeds of the offering of Units. Except as otherwise disclosed in this Prospectus, the Partnership will not engage in transactions with the General Partner or any of its Affiliates and all items of compensation are disclosed in the table below or under the caption "Compensation of General Partner and Affiliates."

                                    MINIMUM PROCEEDS        MAXIMUM PROCEEDS
                                     (125,000 UNITS)         (750,000 UNITS)
                                 ---------------------   ----------------------
                                   AMOUNT      PERCENT     AMOUNT       PERCENT
                                   ------      -------     ------       -------
Gross Offering Proceeds          $2,500,000     100.0%   $15,000,000     100.0%
Selling Commissions (1)             175,000       7.0%     1,050,000       7.0%
Dealer Manager Fee (1)               50,000       2.0%       300,000       2.0%
                                 ----------     ------   -----------     ------
Organizational and Offering
 Expenses (2)                       100,000       4.0%       450,000       3.0%
Total Offering Expenses             325,000      13.0%     1,800,000      12.0%
Net Proceeds to Partnership
   Available for Investment       2,175,000      87.0%    13,200,000      88.0%
                                 ----------     ------   -----------     ------
Equipment Acquisition Fees (3)       83,654       3.3%       507,693       3.4%
Investment in Equipment (4)       2,091,346      83.7%    12,692,307      84.6%
                                 ----------     ------   -----------     ------
----------------------------

(1) The aggregate amount of the Underwriting Commissions (which include the Selling Commissions and Dealer Manager Fee) will range between four percent and nine percent of Capital Contributions based upon the quantity of Units sold to a single investor. The amounts set forth on the table assume that quantity discounts are not applicable. See "Plan of Distribution."

(2) Consists of estimated legal, accounting and printing expenses; various registration and filing fees; miscellaneous expenses related to the organization and formation of the Partnership; other costs incurred in connection with the preparation, printing and distribution of this Prospectus and other sales literature; and the non-accountable expense allowance payable to the Dealer Manager. See "Plan of Distribution." The General Partner will be paid an organizational fee equal to three percent of Capital Contributions up to $10,000,000, and two percent of Capital Contributions in excess of $10,000,000, and will pay all Organizational and Offering Expenses, other than the non-accountable expense allowance payable to the Dealer Manager which equals the lesser of (i) one percent of the Offering proceeds or (ii) $50,000.

(3) An Equipment Acquisition Fee of four percent of the Purchase Price of Equipment purchased by the Partnership will be payable by the Partnership to the General Partner. Does not include Acquisition Fees payable with respect to the purchase of Equipment with the proceeds of leverage or with Retained Proceeds. The General Partner will also be paid a Debt Placement Fee to the extent leverage is used to acquire Equipment. The Partnership may not incur any indebtedness to acquire Equipment until the net proceeds of the Offering are fully invested, or committed to investment, in Equipment.

(4) Represents the Partnership's expected cash investment from Capital Contributions in Equipment, excluding Acquisition Fees. Does not include Equipment acquired with leverage or Retained Proceeds. Because the Partnership's leases are expected to be on a "triple-net" basis, it is anticipated that no permanent reserve for maintenance and repairs will be established from the Offering proceeds. However, the General Partner, in its sole discretion, may retain a portion of the Offering proceeds, Cash Flow or Net Disposition Proceeds available to the Partnership for maintenance, repairs and for any other currently unanticipated working capital needs. In addition, the General Partner and Com Cap Corp. have agreed that the General Partner or Com Cap Corp. will lend or contribute to the Partnership an amount equal to 1.01% of the net Offering proceeds, if
     needed, to meet the Partnership's expenses.   Certain expenses associated
     with the selection and acquisition of Equipment for the Partnership (such as legal and accounting fees and expenses, travel and communication expenses, brokerage fees and inspection fees and expenses) will be paid to third parties and, accordingly, the amount available for the purchase of Equipment will be reduced by the amount of such expenses. The amounts of such fees are not ascertainable at this time.

                 COMPENSATION OF GENERAL PARTNER AND AFFILIATES


     The following table summarizes the types, estimated amounts and recipients of compensation to be paid by the Partnership directly or indirectly to the General Partner and its Affiliates. Some of these fees will be paid regardless of the success or profitability of the Partnership's operations and investments. While such compensation and fees were established by the General Partner and are not based on arm's-length negotiations, the General Partner believes that such compensation and fees are comparable to those which would be charged by an unaffiliated entity or entities for similar services. Except as otherwise disclosed in this Prospectus, the Partnership will not engage in transactions with the General Partner or any of its Affiliates. As described under "Fiduciary Responsibility of the General Partner," the Partnership Agreement limits the liability of the General Partner and its Affiliates to the Partnership and the Limited Partners and provides indemnification to the General Partner and its Affiliates under certain circumstances. As described below, the maximum aggregate Front-End Fees to be paid during the first fiscal year of operations without deduction of expenses are $1,179,671 (assuming the maximum number of Units are sold and the maximum amount of leverage is incurred excluding fees earned with Retained Proceeds).

                                                                         Estimated         Estimated
                                                                           Amount            Amount
                                                                          Assuming          Assuming
                                                                         Minimum of        Maximum of
Entity Receiving                                                        125,000 Units     750,000 Units
  Compensation                     Type of Compensation                    Are Sold          Are Sold
----------------                   --------------------                 -------------     --------------
                              OFFERING AND ORGANIZATION STAGE

The General Partner    ORGANIZATIONAL FEE.  An Organization Fee equal       $75,000          $400,000
                       to three percent of the first $10,000,000 of
                       Limited Partners' Capital Contributions and two
                       percent of the Limited Partners' Capital
                       Contribution in excess of $10,000,000, as
                       compensation for the organization of the
                       Partnership.  It is anticipated that the
                       Organizational and Offering Expenses, which
                       include legal, accounting and printing
                       expenses; various registration and filing fees;
                       miscellaneous expenses related to the
                       organization and formation of the Partnership;
                       other costs of registration; and costs incurred
                       in connection with the preparation, printing
                       and distribution of this Prospectus and other
                       sales literature will be approximately
                       $300,000.  The General Partner will pay all
                       Organizational and Offering Expenses, other
                       than Underwriter's Commissions and a non-
                       accountable expense allowance payable to the
                       Dealer Manager which is equal to the lesser of
                       (i) one percent of the Offering proceeds or
                       (ii) $50,000.


                                      -14-


                                                                         ESTIMATED         ESTIMATED
                                                                           AMOUNT            AMOUNT
                                                                          ASSUMING          ASSUMING
                                                                         MINIMUM OF        MAXIMUM OF
ENTITY RECEIVING                                                        125,000 UNITS     750,000 UNITS
  COMPENSATION                     TYPE OF COMPENSATION                    ARE SOLD          ARE SOLD
----------------                   --------------------                 -------------     --------------

                        OPERATIONAL AND SALE OR LIQUIDATION STAGES


The General Partner    REIMBURSEMENT OF EXPENSES. The General               $15,000           $20,000
 and its Affiliates    Partner and its Affiliates are
                       entitled, under Section 5.2 of the
                       Partnership Agreement, to reimbursement
                       by the Partnership for the cost of
                       goods, supplies or services obtained
                       and used by the General Partner in
                       connection with the administration and
                       operation of the Partnership from third
                       parties unaffiliated with the General
                       Partner.  The amounts set forth on this
                       table are approximations of
                       reimbursable expenses for the first
                       year of the Partnership's operation and
                       do not include expenses incurred in the
                       offering of Units.


                                      -15-


                                                                         ESTIMATED         ESTIMATED
                                                                           AMOUNT            AMOUNT
                                                                          ASSUMING          ASSUMING
                                                                         MINIMUM OF        MAXIMUM OF
ENTITY RECEIVING                                                        125,000 UNITS     750,000 UNITS
  COMPENSATION                     TYPE OF COMPENSATION                    ARE SOLD          ARE SOLD
----------------                   --------------------                 -------------     --------------

The General Partner    EQUIPMENT ACQUISITION FEE.  An Equipment            $125,481          $725,275
                       Acquisition Fee of four percent of the
                       Purchase Price of each item of Equipment
                       purchased as compensation for the
                       negotiation of the acquisition of the
                       Equipment and the lease thereof or sale
                       under a Conditional Sales Contract.  The
                       fee will be paid upon closing of the
                       Offering with respect to the Equipment
                       to be purchased by the Partnership with
                       the net proceeds of the Offering
                       available for investment in Equipment
                       except for fees on the leveraged portion
                       of the Purchase Price which are paid
                       when the Equipment is purchased.  If the
                       Partnership does not purchase Equipment
                       with all the net proceeds of the
                       Offering, the General Partner will
                       return a pro rata portion of the fee to
                       the Partnership.  If the Partnership
                       acquires Equipment in an amount
                       exceeding the net proceeds of the
                       Offering available for investment in
                       Equipment, the fee will be paid when
                       such Equipment is acquired.  The
                       estimated amounts set forth in this
                       table include fees on Equipment assuming
                       the maximum allowable leverage, but
                       exclude such fees earned on Equipment
                       purchased with Retained Proceeds.  Such
                       excluded fees may be significant in
                       amount.  Equipment Acquisition Fees will
                       be lower than the estimated maximum if a
                       lower level of acquisition borrowing is
                       utilized.


                                      -16-



                                                                         ESTIMATED         ESTIMATED
                                                                           AMOUNT            AMOUNT
                                                                          ASSUMING          ASSUMING
                                                                         MINIMUM OF        MAXIMUM OF
ENTITY RECEIVING                                                        125,000 UNITS     750,000 UNITS
  COMPENSATION                     TYPE OF COMPENSATION                    ARE SOLD          ARE SOLD
----------------                   --------------------                 -------------     --------------

The General Partner    DEBT PLACEMENT FEE.    As compensation for           $10,456           $54,396
                       arranging Term Debt to finance  the acqui-
                       sition  of Equipment by the Partnership, a
                       fee equal to one percent of such indebted-
                       ness; provided,  however,  that  such  fee
                       shall be  reduced to the  extent the Part-
                       nership incurs such fees to third parties,
                       unaffiliated with the  General Partner  or
                       the lender, with respect to such indebted-
                       ness  and no  such fee  will be  paid with
                       respect to  borrowings  from  the  General
                       Partner  or its Affiliates.  The estimated
                       amounts set forth in this table assume the
                       expected   maximum    allowable   leverage
                       ($1,045,600 if the minimum number of Units
                       are  sold and  $5,439,600  if  the maximum
                       number  of Units  are sold),  but  exclude
                       such fees  earned on refinancings or  debt
                       incurred   with   respect   to   Equipment
                       purchased   with  Retained   Proceeds  and
                       borrowings.

The General Partner    EQUIPMENT MANAGEMENT FEE.  A monthly fee              Not                Not
                       equal to the lesser of (i) the fees which        determinable        determinable
                       would be charged by an independent third         at this time        at this time
                       party for similar services for similar
                       equipment or (ii) the sum of (a) two
                       percent of (1) the Gross Lease Revenues
                       attributable to Equipment which is
                       subject to Full Payout Net Leases which
                       contain net lease provisions plus (2) the
                       purchase price paid on Conditional Sales
                       Contracts as received by the Partnership
                       and (b) five percent of the Gross Lease
                       Revenues attributable to Equipment which
                       is subject to Operating Leases.


                                      -17-


                                                                         ESTIMATED         ESTIMATED
                                                                           AMOUNT            AMOUNT
                                                                          ASSUMING          ASSUMING
                                                                         MINIMUM OF        MAXIMUM OF
ENTITY RECEIVING                                                        125,000 UNITS     750,000 UNITS
  COMPENSATION                     TYPE OF COMPENSATION                    ARE SOLD          ARE SOLD
----------------                   --------------------                 -------------     --------------

The General Partner    RE-LEASE FEE.  As compensation for providing          Not               Not
                       re-leasing services for any Equipment for         determinable      determinable
                       which the General Partner has, following the      at this time      at this time
                       expiration of, or default under, the most
                       recent lease or Conditional Sales Contract,
                       provided substantial services in connection
                       with a subsequent lease or Conditional Sales
                       Contract for the use of such Equipment to a
                       lessee or other party, other than the current
                       or most recent lessee or other operator of
                       such equipment or its Affiliates ("Re-
                       lease"), the General Partner shall receive a
                       Re-Lease Fee equal to the lesser of (a) the
                       fees which would be charged by an independent
                       third party for comparable services for
                       comparable equipment or (b) two percent of
                       Gross Lease Revenues derived from such Re-
                       lease.  Such payment shall be paid as each
                       rental payment is made over the term of the
                       lease.



The General Partner    EQUIPMENT LIQUIDATION FEE.  With respect to           Not               Not
                       each item of Equipment sold by the General        determinable      determinable
                       Partner (other than in connection with a          at this time      at this time
                       Conditional Sales Contract), a fee equal to
                       the lesser of (i) 50% of the Competitive
                       Equipment Sale Commission or (ii) three
                       percent of the sales price of such
                       Equipment.  The payment of such fee is
                       subordinated to the receipt by the Limited
                       Partners of (i) a return of their Capital
                       Contributions and a 10% per annum cumulative
                       return, compounded daily, on Adjusted
                       Capital Contributions ("Cumulative Return")
                       and (ii) the Net Disposition Proceeds from
                       such sale in accordance with the Partnership
                       Agreement.  Such fee will be reduced to the
                       extent any liquidation or resale fees are
                       paid to unaffiliated parties.


                                      -18-




                                                                         ESTIMATED          ESTIMATED
                                                                           AMOUNT            AMOUNT
                                                                          ASSUMING          ASSUMING
  ENTITY                                                                 MINIMUM OF        MAXIMUM OF
 RECEIVING                                                             125,000 UNITS      750,000 UNITS
COMPENSATION                     TYPE OF COMPENSATION                     ARE SOLD           ARE SOLD
------------                     --------------------                   -------------     -------------


                              INTEREST IN THE PARTNERSHIP

The General Partner    PARTNERSHIP INTEREST. The General Partner             Not               Not
                       will have a present and continuing one            determinable      determinable
                       percent interest in the Partnership's             at this time      at this time
                       items of income, gain, loss, deduction,
                       credit, and tax preference.  In addition,
                       the General Partner will receive one percent
                       of Cash Available for Distribution until the
                       Limited Partners have received distributions
                       of Cash Available for Distribution equal to
                       their Capital Contributions plus the 10%
                       Cumulative Return and thereafter, the General
                       Partner will receive 10% of Cash Available for
                       Distribution.  See "Risk Factors - Dilution."


    Partnership transactions involving the acquisition, lease and/or sale of Equipment will result in the foregoing fees and other compensation to the General Partner and its Affiliates. The General Partner has absolute discretion with respect to all decisions related to such transactions.
Because the amount and timing of such fees depends, in part, on the debt structure of Equipment acquisitions and the timing of such transactions, the General Partner and its Affiliates may be subject to conflicts of interest to the extent the acquisition, retention, re-lease or sale of Equipment and the terms and conditions thereof may be less advantageous to the Partnership and more advantageous to the General Partner under certain circumstances.
For example, because the General Partner is entitled to a Debt Placement Fee and the Acquisition Fees payable to the General Partner are determined as a percentage of the Purchase Price of Equipment, the General Partner will receive higher fees as the amount of acquisition debt incurred by the Partnership increases. In all cases where the General Partner or its Affiliate may have a conflict of interest in determining the terms or timing of a transaction by the Partnership, it will exercise its discretion strictly in accordance with its fiduciary duty to the Partnership and the Limited Partners.

                             CONFLICTS OF INTEREST

    The Partnership will be subject to various conflicts of interest arising out of its relationships with the General Partner and its Affiliates. Nothing herein shall relieve the General Partner and its Affiliates from their general fiduciary obligations to the Partnership as set forth under "Fiduciary Responsibility." These conflicts include the following:

COMPETITION WITH GENERAL PARTNER AND AFFILIATES; COMPETITION FOR
MANAGEMENT'S TIME

    The General Partner and its Affiliates have sponsored other investor programs which will be in potential competition with the Partnership in connection with the purchase of Equipment as well as opportunities to lease and sell such Equipment. These programs have each been organized to acquire the same types of Equipment as will be acquired by the Partnership.
Although these programs have acquired substantially all of the Equipment which they will acquire with the proceeds of offerings to investors, each program may reinvest undistributed cash in additional Equipment and accordingly competition for Equipment will occur in the future. The General Partner and its Affiliates may also form additional investor programs which may be competitive with the Partnership.

    If one or more investor programs and the Partnership are in a position to acquire the same Equipment conflicts may arise as to which of the programs shall acquire the available items of Equipment. The General Partner will determine which program will purchase the Equipment based upon the objectives of each and the suitability of the acquisition in light of those objectives. The General Partner will generally afford priority to the program or entity that has had funds available to purchase Equipment for the longest period of time. In addition, in order to promote diversification of Equipment and lessees when two or more investor programs are in a position to acquire the same Equipment, the General Partner may acquire Equipment in Joint Ventures with affiliated investor programs. If one or more investor programs and the Partnership are in a position to enter into leases with the same lessee or to sell Equipment to the same purchaser conflicts may arise as to which program shall lease or sell its Equipment. The General Partner will generally afford priority to the Equipment which has been available for lease or sale for the longest period of time.

    Certain senior executives of the General Partner and its Affiliates also serve as officers and directors of the other programs and are required to apportion their time among these entities. The Partnership will, therefore, be in competition with the other programs for the attention and management time of the General Partner and its Affiliates. The officers and directors of the General Partner are not required to devote all or substantially all of their time to the affairs of the Partnership. See "Management."

ACQUISITIONS

    Com Cap Corp. and the General Partner or other Affiliates of the General Partner may acquire Equipment for the Partnership provided that (i) the Partnership has insufficient funds at the time the Equipment is acquired,
(ii) the acquisition is in the best interest of the Partnership and (iii) no benefit to the General Partner or its Affiliates arises from the acquisition except for compensation paid to Com Cap Corp., the General Partner or such other Affiliate as disclosed in this Prospectus. Com Cap Corp., the General Partner or their Affiliates will not hold Equipment for more than 60 days prior to transfer to the Partnership. If sufficient funds become available to the Partnership within such 60 day period, such Equipment may be resold to the Partnership for a price not in excess of the sum of the cost of the Equipment to such entity and any accountable Acquisition Expenses payable to third parties which are incurred by such entity and interest on the Purchase Price from the date of purchase to the date of transfer to the Partnership. Except as described above, there will be no sales of Equipment to or from any Affiliate of Com Cap Corp.

    In certain instances, the Partnership may find it necessary, in connection with the ordering and acquisition of Equipment, to make advances to manufacturers or vendors with funds borrowed from the General Partner for such purpose. The Partnership will not borrow money from the General Partner or any of its Affiliates with a term in excess of twelve months. Interest will be paid on loans or advances (in the form of deposits with manufacturers or vendors of Equipment or otherwise) from the General Partner or its Affiliates from their own funds at a rate equal to that which would be charged by third party financing institutions on comparable loans for the same purpose in the same geographic area, but in no event in excess of the General Partner's or Affiliate's own cost of funds. In addition, if the General Partner or its Affiliates borrow money and loan or advance it on a short-term basis to or on behalf of the Partnership, the General Partner or such Affiliates shall receive no greater interest rate and financing charges from the Partnership than that which unrelated lenders charge on comparable
loans. See "Investment Objectives and Policies."   The Partnership will not
loan money to any Person including the General Partner or its Affiliates except to the extent that a Conditional Sales Contract constitutes a loan.

    The Partnership shall not invest in equipment limited partnerships, general partnerships or joint ventures, except that (a) the Partnership may invest in general partnerships or joint ventures with persons other than equipment Programs formed by the General Partner or its Affiliates, which partnerships or joint ventures own specific equipment; provided that (i) the Partnership has or acquires a controlling interest in such ventures or partnerships, (ii) the non-controlling interest is owned by a non-Affiliate, and (iii) there are no duplicate fees; and (b) the Partnership may invest in joint venture arrangements with other equipment Programs formed by the General Partner or its Affiliates if such action is in the best interests of all Programs and if all the following conditions are met: (i) all the Programs have substantially identical investment objectives; (ii) there are no duplicate fees; (iii) the sponsor compensation is substantially identical in each Program; (iv) the Partnership has a right of first refusal to buy another Program's interest in a joint venture if the other Program wishes to sell equipment held in the joint venture; (v) the investment of each Program is on substantially the same terms and conditions; and (vi) the joint venture is formed either for the purpose of effecting appropriate diversification for the Programs or for the purpose of relieving the General Partner or its Affiliates from a commitment entered into pursuant to
Section 9.5.3 of the Partnership Agreement.   See "Risk Factors - Risks of
Joint Investments."

RECEIPT OF FEES AND OTHER COMPENSATION BY THE GENERAL PARTNER AND ITS
AFFILIATES

    Partnership transactions involving the acquisition, lease and/or sale of Equipment will result in certain fees and other compensation to the General Partner and its Affiliates. The General Partner has absolute discretion with respect to all decisions related to such transactions. Because the amount and timing of such fees depends, in part, on the debt structure of Equipment acquisitions and the timing of such transactions, the General Partner and its Affiliates may be subject to conflicts of interest to the extent the acquisition, retention, re-lease or sale of Equipment and the terms and conditions thereof may be less advantageous to the Partnership and more advantageous to the General Partner under certain circumstances. For example, because the General Partner is entitled to a Debt Placement Fee and the Acquisition Fees payable to the General Partner are determined as a percentage of the Purchase Price of Equipment, the General Partner will receive higher fees as the amount of acquisition debt incurred by the Partnership increases. In all cases where the General Partner or its Affiliate may have a conflict of interest in determining the terms or timing of a transaction by the Partnership, it will exercise its discretion strictly in accordance with its fiduciary duty to the Partnership and the Limited Partners.

NON-ARM'S-LENGTH AGREEMENTS

    Any agreements and arrangements relating to compensation between the Partnership and the General Partner or any of its Affiliates will not be the result of arm's-length negotiations and the performance thereof by the General Partner and its Affiliates will not be supervised or enforced at arm's-length.

JOINT VENTURES WITH AFFILIATES OF THE GENERAL PARTNER

    The Partnership may enter into joint ownership or joint venture agreements for the acquisition and leasing of Equipment with other persons, including joint ventures controlled by the General Partner. Should any such joint ventures be consummated, the General Partner may face certain conflicts of interest inasmuch as it may control and owe fiduciary duties to both the Partnership and, through such Affiliates, the affiliated co-venturer. For example, because of the differing financial positions of the co-venturing programs, it may be in the best interest of one program to sell the jointly-held Equipment at a time when it is in the best interest of the other program to hold such Equipment. There is a potential risk of impasse in joint venture decisions since neither program may control and while one program may wish to purchase Equipment from its co-joint venturer, it may not have sufficient resources to do so. Nevertheless, such joint ventures are restricted to circumstances where the co-venturer's investment objectives are comparable to the Partnership, the Partnership's investment is on substantially the same terms as the co-venturer and the compensation to be received by the General Partner and its Affiliates from each co-venturer is substantially identical.

LEGAL COUNSEL

    Blank, Rome, Comisky & McCauley serves as counsel to the Partnership and as counsel to the General Partner and its Affiliates. It is anticipated that such representation of the General Partner will continue in the future. If a conflict should arise, appropriate consideration will be given to the extent to which the interests of the Partnership may diverge from those of the General Partner and its Affiliates and, if necessary, separate special counsel will be obtained for the Partnership and for the General Partner and its Affiliates.

ORGANIZATION OF GENERAL PARTNER

    The Partnership will do business with the General Partner and its Affiliates, Com Cap Corp., a Pennsylvania corporation, and Commonwealth of Delaware, Inc., a Delaware corporation. The General Partner is a wholly-owned subsidiary of Commonwealth of Delaware, Inc., which is a wholly-owned subsidiary of Com Cap Corp.

    Persons investing in the Partnership will not have an interest in the corporations discussed above unless they are also an investor in those corporations.

                  FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNER

    The General Partner is accountable to the Partnership as a fiduciary and, consequently, must exercise good faith and integrity in handling Partnership affairs. Certain provisions of the Partnership Agreement may relieve the General Partner and its Affiliates from an aspect of its state common law fiduciary duties. General partners are held to a duty of the highest good faith in conducting partnership affairs. This has been interpreted to mean that a general partner cannot engage in a business which would create an interest for the general partner adverse to that of the partnership. Since the General Partner and certain programs it has sponsored will acquire and lease Equipment, the General Partner may be deemed to have a position adverse to the Partnership. The Partnership Agreement provides that, if two or more investor programs or entities which are affiliated with the General Partner and the Partnership, are in a position to acquire the same Equipment, the General Partner will determine which program or entity will purchase the Equipment based upon the objectives of each and the suitability of the acquisition in light of those objectives. (The General Partner will generally afford priority to the partnership that has had funds available to purchase Equipment for the longest period of time.) If two or more investor programs or entities, including the Partnership, are in a position to enter into leases with the same lessee or to sell Equipment to the same purchaser, the General Partner will generally afford priority to the Equipment which has been available for lease or sale for the longest period of time.

    Without modifying this aspect of the General Partner's fiduciary duties, the General Partner might not be able to serve as the General Partner for the Partnership and other investor programs acquiring and leasing Equipment at the same time. This modification may operate as a detriment to Limited Partners because there may be business opportunities that will not be made available to the Partnership.

    The Partnership Agreement provides that the General Partner, its Affiliates and its successors and assigns will not be liable to the Partnership or to any Limited Partner for any loss or damage incurred by reason of any act in good faith performed or omitted in connection with the activities of the Partnership or in dealing with third parties on behalf of the Partnership, if such act or omission does not constitute fraud, negligence, or breach of fiduciary duty; provided, however, that if such loss or damage arises out of any act or omission on the part of the General Partner, the General Partner must determine, in good faith, that such course of conduct was in the best interest of the Partnership. The Partnership Agreement also provides that the Partnership will indemnify and hold harmless the General Partner, its Affiliates and its successors and assigns against any liability, loss or damage incurred by reason of any act or omission performed or omitted in good faith in connection with the activities of the Partnership or in dealing with third parties on behalf of the Partnership (including reasonable costs and reasonable attorneys' fees); provided, however that: (a) such act or omission does not constitute fraud, negligence, or breach of fiduciary duty; (b) if such liability, loss, or damage arose out of any act or omission on the part of the General Partner, the General Partner must determine, in good faith, that such course of conduct was in the best interest of the Partnership; and (c) any such indemnification shall be recoverable only from the assets of the Partnership and not from the holders of Units. A successful claim for indemnification could deplete the assets of the Partnership.

    Based upon the present state of the law, a Limited Partner may institute legal action on behalf of himself and all other similarly situated Limited Partners (a class action) to recover damages for a breach by the General Partner of its fiduciary duty or on behalf of the Partnership (a partnership derivative action) to recover damages from third parties. In addition,
(i) investors may have the right, subject to procedural and jurisdictional requirements, to bring partnership class actions in federal courts to enforce their rights under the federal and state securities laws; and
(ii) investors who have suffered losses in connection with the purchase or sale of their Units may be able to recover such losses from the General Partner where the losses result from a violation by the General Partner of the antifraud provisions of federal or state securities laws.

    Investors should note that the fiduciary duty owed by a general partner to its partners is similar in many respects to the fiduciary duty owed by the directors of a corporation to its shareholders and is subject to the same rule, commonly referred to as the "business judgment rule", that directors are not liable for mistakes in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use. Accordingly, the General Partner may not be held liable for mistakes made or losses incurred in the good faith exercise of reasonable business judgment.

    To the extent that such indemnification provisions purport to include indemnification for liabilities under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and therefore unenforceable. The Partnership will not indemnify the General Partner and its successors and assigns against liabilities arising under the Securities Act of 1933 unless the indemnified party is successful in defending such action and such indemnification is specifically approved by a court of law which has been advised as to the current position of the Securities and Exchange Commission regarding indemnification for violations of securities law. The Partnership will not pay for any insurance covering the liability of the General Partner or its successors or assigns for any act or omission whether or not indemnification is permitted by the Partnership Agreement.

                       INVESTMENT OBJECTIVES AND POLICIES

PRINCIPAL INVESTMENT OBJECTIVES

    The Partnership has been formed for the purpose of acquiring various types of Equipment, including computer peripheral and other similar capital equipment. The Partnership intends to use a substantial portion of the proceeds of this Offering, Retained Proceeds and debt financing (not to exceed 30% of the aggregate cost of the Equipment owned by, or subject to Conditional Sales Contract with, the Partnership) to purchase IBM and IBM-compatible computer peripheral and other similar capital equipment. The Partnership intends to acquire Equipment which is subject to lease principally to U.S. corporations and other institutions pursuant predominantly to Operating Leases. The Partnership retains the flexibility to enter into Full Payout Net Leases and Conditional Sales Contracts, but does not presently anticipate doing so. See "Description of Leases," below.

    The Partnership's principal investment objectives are to:

             (a) acquire, lease and sell Equipment to generate revenues from operations sufficient to provide quarterly cash distributions to Limited Partners;

             (b)  preserve and protect Limited Partners' capital;

             (c) use a portion of Cash Flow and Net Disposition Proceeds derived from the sale, refinancing or other disposition of Equipment to purchase additional Equipment; and

             (d) refinance, sell or otherwise dispose of Equipment in a manner that will maximize the proceeds to the Partnership.


THERE CAN BE NO ASSURANCE THAT ANY OF THESE OBJECTIVES WILL BE ATTAINED.

    The composition of the Partnership's actual Equipment portfolio cannot be determined, as there is no way of anticipating what Equipment will be available on reasonable terms at the time the Partnership is ready to invest its funds. The General Partner may, in accordance with its best business judgment, vary the Partnership's portfolio and invest a substantial portion of the net proceeds of this Offering in a single category of computer peripheral and other similar capital equipment, subject to certain restrictions. See "Types of Equipment - Other Equipment - Restrictions" below.

    As of the date of this Prospectus, the Partnership has not entered into any commitments for the acquisition, financing, or leasing to third parties of any Equipment. The Partnership will attempt to obtain contractual commitments for the purchase of Equipment as soon as practicable. Limited Partners will not have any right to vote on or otherwise approve or disapprove any particular investment to be made by the Partnership. It is not possible to determine the date when the net Offering proceeds, less working capital reserves, will be fully invested in Equipment by the Partnership or the terms of any purchases of Equipment. If all of the net proceeds of this Offering are not invested by the Partnership in Equipment or committed to such investment or otherwise utilized for proper Partnership purposes prior to the expiration of 12 months from the Closing Date, the net proceeds not so invested, committed, or set aside as working capital reserves will thereupon be promptly returned, with a proportionate share of interest at the rate earned by the Partnership on the investment of such proceeds, to the Limited Partners based upon their respective numbers of Units and time of purchase. See "Risk Factors - Unspecified Equipment and Leases."

    Although it is currently anticipated that the Partnership will acquire predominantly new Equipment, the Partnership may purchase used equipment. Equipment purchases will generally be made through lease brokers who charge the Partnership a premium over their cost of the Equipment to compensate them for their services.

Equipment may also be acquired from manufacturers, distributors, leasing companies, agents, owner-users, owner-lessors, other suppliers upon terms that will vary depending upon the Equipment and supplier involved. Manufacturers and distributors usually furnish a limited warranty against defects in material and workmanship and some purchase agreements for Equipment will provide for service and replacement of parts during a limited period.

    The General Partner anticipates that the Partnership's Equipment will be leased under Operating Leases at the time of acquisition or that an Operating Lease will be entered into with a third party when the Partnership acquires an item of Equipment. See "Description of Leases" below. The Partnership may also engage in sale/leaseback transactions, pursuant to which the Partnership would purchase Equipment from companies that would then immediately lease the Equipment from the Partnership. The Partnership may also purchase Equipment which will be leased under Full Payout Net Leases or sold under Conditional Sales Contracts at the time of acquisition or the Partnership may enter into a Full Payout Net Lease or Conditional Sales Contract with a third party when the Partnership acquires an item of Equipment.

    The Partnership may enter into arrangements with one or more manufacturers pursuant to which the Partnership will purchase from such manufacturers Equipment which has previously been leased directly by the manufacturer to third parties ("vendor leasing programs"). The Partnership and manufacturers may agree to nonrecourse loans to the Partnership from the manufacturer to finance the acquisition of Equipment, which loans will be secured by the Equipment and the receivables due to the Partnership from users of such Equipment. It is expected that the manufacturers of Equipment will provide maintenance, remarketing and other services for the Equipment subject to such agreements.

    The General Partner has the discretion consistent with its fiduciary duty to change the investment objectives of the Partnership if it determines that such a change is in the best interest of the Limited Partners and so long as such a change is consistent with Sections 10.2 and 10.3 of the Partnership Agreement; provided however, that the General Partner will not change the Partnership's primary objective of acquiring, leasing and selling Equipment without the consent of a majority in interest of the Limited Partners. The General Partner will notify the Limited Partners if it makes such a determination to change the Partnership's investment objectives.


TYPES OF EQUIPMENT

    COMPUTER PERIPHERAL EQUIPMENT. Computer peripheral equipment consists of devices used to convey information into and out of a central processing unit (or "mainframe") of a computer system, such as tape drives, disk drives, tape controllers, disk controllers, printers, terminals and related control units, all of which are related to the process of storing, retrieving, and processing information by computer.

    The Partnership intends to acquire primarily IBM manufactured or IBM-compatible equipment. The General Partner believes that dealing in IBM-compatible equipment is particularly advantageous because of the large IBM customer base, IBM's policy of supporting IBM users with software and maintenance services and the large amount of IBM and IBM-compatible equipment in the marketplace. If, in the General Partner's opinion, IBM's competitors begin to offer these advantages and the General Partner determines that non-IBM compatible Equipment is comparable in quality, the General Partner may cause the Partnership to increase its purchases of computer equipment which is not IBM-compatible if such purchases are in the
best economic interest of the Partnership.   IBM has recently suffered
financial and business reverses. See "Risk Factors - Dependence on Manufacturers and IBM."

    Computer technology has developed rapidly in recent years and is expected to continue to do so. Technological advances have permitted continued reductions in the cost of computer processing capacity, thereby permitting applications not economically feasible a few years ago. Much of the older IBM and

IBM-compatible computer peripheral equipment has not been retired from service, because software is generally interchangeable between older and newer equipment, and older equipment is capable of performing many of the same functions as newer equipment. The General Partner believes that historically, values of peripheral equipment have been affected less dramatically by changes in technology than have the values of central processing units. An equipment user who upgrades to a more advanced central processor generally can continue to use his existing peripheral equipment. Peripheral equipment nevertheless is subject to declines in value as new, improved models are developed and become available. Technological advances and other factors have at times caused dramatic reduction in the market prices of older models of IBM and IBM-compatible computer peripheral equipment from the prices at which they were originally introduced.

    OTHER EQUIPMENT-RESTRICTIONS. The Partnership intends to acquire computer peripheral equipment, such as tape drives, disk drives, tape controllers, disk controllers, printers, terminals and related control units, all of which are related to the process of storing, retrieving and processing information by computer. The Partnership expects to invest primarily in computer peripheral equipment that is compatible with IBM equipment; however the Partnership may acquire computer peripheral equipment that is not compatible with IBM equipment if the General Partner determines that such acquisitions are in the best interest of the Partnership and that such Equipment is comparable in quality to similar IBM or IBM compatible Equipment. The General Partner is also authorized, but does not presently intend, to cause the Partnership to invest in data processing, telecommunication or medical technology equipment. The Partnership may not invest in any of such other types of Equipment (i) to the extent that the purchase price of such Equipment, together with the aggregate Purchase Price of all such other types of Equipment then owned by the Partnership, is in excess of 25% of the total cost of all of the assets of the Partnership at the time of the Partnership's commitment to invest therein and (ii) unless the General Partner determines that such purchase is in the best economic interest of the Partnership at the time of the purchase. There can be no assurance that any Equipment investments can be found which meet this standard; and, accordingly, there can be no assurance that investments of this type will be made by the Partnership.

DIVERSIFICATION

    Diversification is generally desirable to minimize the effects of changes in specific industries, local economic conditions or similar risks. However, the extent of the Partnership's diversification, in the aggregate and within each category of Equipment, will depend in part upon the financing which can be assumed by the Partnership or borrowed from third parties on satisfactory terms. The Partnership's policy not to borrow on a recourse basis will further limit its financing options. Diversification will also depend on the availability of various types of Equipment. Since the needs of potential lessees are not known at this time, there can be no assurance given with respect to the maximum percentages of proceeds which will be invested in any single item or group of items of Equipment or in Equipment under lease to a single lessee, except as set forth below and under "Other Equipment - Restrictions" above. See also "Risk Factors - Lack of Diversification."

    During the operational stage of the Partnership, the Partnership may not at any one given point in time lease (or sell pursuant to a Conditional Sales Contract) more than 25% of the Equipment to a single Person or Affiliated group of Persons.

DESCRIPTION OF LEASES

    The Partnership will purchase only Equipment which is subject to a lease or for which a lease or similar agreement will be entered into contemporaneously with the consummation of the Partnership's acquisition of the Equipment. The General Partner intends to lease most of the Equipment purchased by the Partnership to third parties pursuant to Operating Leases. Operating Leases are relatively short-term (12 to 36 month) leases under which the aggregate noncancellable rental payments during the original term of the lease are not sufficient to permit the lessor to recover the purchase price of the subject Equipment. The Equipment may also be leased pursuant to Full Payout Net Leases. Full Payout Net Leases are leases under which the aggregate noncancellable rental payments during the original term of the lease are at least sufficient to recover the purchase price of the subject Equipment. It is anticipated that the Partnership will enter into few, if any, Full Payout Net Leases. The General Partner may also enter into Conditional Sales Contracts for Equipment. A Conditional Sales Contract generally provides that the noncancellable payments to the seller over the term of the contract are sufficient to recover the investment in such Equipment and to provide a return on such investment. Under a Conditional Sales Contract, the seller reserves title to, and retains a security interest in, the Equipment until the Purchase Price of the Equipment is paid.

    In general, the terms of the Partnership's leases, whether the Equipment is leased pursuant to an Operating Lease or a Full Payout Net Lease, will depend upon a variety of factors, including: the desirability of each type of lease from both an investment and a tax point of view; the relative demand among lessees for Operating or Full Payout Net Leases; the type and use of Equipment and its anticipated residual value; the business of the lessee and its credit rating; the availability and cost of financing; regulatory considerations; the accounting treatment of the lease sought by the lessee or the Partnership; and competitive factors.

    An Operating Lease generally will represent a greater risk to the Partnership than a Full Payout Net Lease, because in order to recover the purchase price of the subject Equipment and earn a return on such investment, it will be necessary to renew or extend the Operating Lease, lease the Equipment to a third party at the end of the original lease term,
or sell the Equipment.   On the other hand, the term of an Operating Lease
is generally much shorter than the term of a Full Payout Net Lease, and the lessor is thus afforded an opportunity under an Operating Lease to re-lease or sell the subject Equipment at an earlier stage of the Equipment's life cycle than under a Full Payout Net Lease. Also, the annual rental payments received under an Operating Lease are ordinarily higher than those received under a Full Payout Net Lease. This may afford a greater overall return on the Partnership's investment.

    Based on current sales prices for Equipment and the past experience of certain officers of the General Partner in disposing of Equipment at the expiration of lease terms, the General Partner believes that the Partnership will be able profitably, in the aggregate, to re-lease or dispose of its Equipment leased under Operating Leases after their initial terms. However, no assurance can be given that the Partnership will in fact be successful in re-leasing or disposing of such Equipment profitably.

    The Partnership will enter into "triple net leases" (or the equivalent in the case of a Conditional Sales Contract) which typically will provide that the lessee or some other party will bear the risk of physical loss of the Equipment; pay taxes relating to the lease or use of the Equipment; maintain the Equipment; indemnify the Partnership-lessor against any liability suffered by the Partnership as the result of any act or omission of the lessee or its agents; maintain casualty insurance in an amount equal to the greater of the full value of the Equipment and a specified amount set forth in the lease; and maintain liability insurance naming the Partnership as an additional insured with a minimum coverage which the General Partner deems appropriate. In addition, the Partnership may purchase "umbrella" insurance policies to cover excess liability and casualty losses, to the extent deemed practicable and advisable by the General Partner.

    The General Partner has not established any standards for lessees to which it will lease Equipment and, as a result, there is not an investment restriction prohibiting the Partnership from doing business with any lessees. However, a credit analysis (including a review of the financial statements, credit history and public debt record) of all potential lessees will be undertaken by the General Partner to determine the lessee's ability to make payments under the proposed lease.

    The terms and conditions of the Partnership's leases, or Conditional Sales Contracts, will each be determined by negotiation and may impose substantial obligations upon the Partnership. Where the Partnership assumes maintenance or service obligations, the General Partner intends to cause the Partnership to enter into
                                      -28-
separate maintenance or service agreements with manufacturers or certified maintenance organizations to provide such services. Such agreements will generally require annual or more frequent adjustment of service fees. It is not presently anticipated that any leases which require the Partnership to perform maintenance duties will be entered into by the Partnership.

BORROWING POLICIES

    The General Partner, at its discretion, may cause the Partnership to incur debt in the maximum aggregate amount of 30% of the aggregate cost of the Equipment owned by the Partnership, or subject to Conditional Sales Contract (except that the Partnership may not incur any indebtedness to acquire Equipment until the net proceeds of the Offering are fully invested, or committed to investment, in Equipment). The Partnership will incur only non-recourse debt which will be secured by Equipment and lease income therefrom. Such leveraging will permit the Partnership to increase the aggregate amount of its depreciable assets, and, as a result, should increase both its lease revenues and its federal income tax deductions above those levels which would be achieved without leveraging. There is no limit on the amount of debt which may be incurred in connection with the acquisition of any single item of Equipment. Any debt incurred will be fully amortized over the term of the initial lease or Conditional Sales Contract to which the Equipment securing the debt is subject. The precise amount borrowed by the Partnership will depend on a number of factors, including the types of Equipment acquired by the Partnership; the creditworthiness of the lessee; the availability of suitable financing; and prevailing interest rates. The Partnership intends to be flexible in the degree of leverage it employs, within the permissible limit. There can be no assurance that credit will be available to the Partnership in the amount or at the time desired or on terms considered reasonable by the General Partner.

    The Partnership will purchase some items of Equipment without leverage. If the Partnership purchases an item of Equipment without leverage and thereafter suitable financing becomes available, it may then obtain the financing, secure the financing with the Equipment purchased previously to the extent practicable and invest any proceeds from such financings in additional items of Equipment, or it may distribute some or all of such proceeds to the Limited Partners. Any such later financing will be on terms consistent with the terms applicable to borrowings generally. The General Partner plans to cause the Partnership to borrow funds, to the fullest extent practicable, at interest rates fixed at the time of borrowing.

    Any debt incurred by the Partnership must be nonrecourse. Nonrecourse debt, in the context of the business to be conducted by the Partnership, means that the lender providing the funds can look for security only to the Equipment pledged as security and the proceeds derived from leasing or selling such Equipment. Neither the Partnership nor any Partner (including the General Partner) would be liable for repayment of any nonrecourse debt. To the extent the Partnership borrows on a nonrecourse basis, the Limited Partners' tax basis in their Units will increase, although there may not be a corresponding increase in the Partners' "At-Risk" amount. See "Income Tax Considerations - Limitation on Utilization of Partnership Losses - Tax Basis" and "Income Tax Considerations - Limitations on Utilization of Partnership Losses - Amounts at Risk."

    Loan agreements may also require that the Partnership maintain certain reserves or compensating balances and may impose other obligations upon the Partnership. Moreover, since a portion of the Partnership's revenues from the leasing of Equipment will be reserved for repayment of debt, the use of financing will reduce the cash which might otherwise be available for distributions until the debt has been repaid and may reduce the Partnership's cash flow over a substantial portion of the Partnership's operating life.

    The General Partner and any of its Affiliates may, but are not required to, make loans to the Partnership on a short-term basis. If the General Partner or any of its Affiliates makes such a short-term loan to the Partnership, the General Partner or Affiliate may not charge interest at a rate greater than the interest rate charged by unrelated lenders on comparable loans for the same purpose in the same locality. In no event will the Partnership be required to pay interest on any such loan at an annual rate greater than three percent over the "prime rate" from time to time announced by PNC Bank, Philadelphia, Pennsylvania. All payments of principal and interest on any financing provided by the General Partner or any of its affiliates shall be due and payable by the Partnership within 12 months after the date of the loan. See "Compensation of General Partner and Affiliates."

    If the General Partner or any of its Affiliates purchases Equipment in its own name and with its own funds in order to facilitate ultimate purchase by the Partnership, the purchaser will be entitled to receive interest on the funds expended for such purchase on behalf of the Partnership. Simple interest on any such temporary purchases will be charged on a floating rate basis not in excess of three percent over the "prime rate" from time to time announced by PNC Bank, from the date of initial acquisition to the date of repayment by the Partnership/ownership transfer. See "Conflicts of Interest
- Acquisitions."

REFINANCING POLICIES

    Subject to the limitations set forth in "Borrowing Policies" above, the Partnership may refinance its debt from time to time. With respect to a particular item of Equipment, the General Partner will take into consideration such factors as the amount of appreciation in value, if any, to be realized, the possible risks of continued ownership, and the anticipated advantages to be obtained for the Partnership, as compared to selling such Equipment.

    Refinancing, if achievable, may permit the Partnership to retain an item of Equipment and at the same time to generate additional funds for reinvestment in additional Equipment or for distribution to the Limited Partners. Such a distribution will not be taxable to a Limited Partner unless it exceeds the tax basis of such Limited Partner's Units (after any increase of such tax basis as a result of the Partnership's incurring any additional nonrecourse debt). See "Income Tax Considerations - Limitations on Utilization of Partnership Losses - Tax Basis."

LIQUIDATION POLICIES

    The General Partner intends to cause the Partnership to begin disposing of its Equipment approximately nine years after the Closing Date. Notwithstanding the Partnership's objective to sell all of its assets and dissolve in approximately 10 years, the General Partner may at any time cause the Partnership to dispose of all its Equipment and dissolve the Partnership upon the approval of Limited Partners holding a Majority in Interest of Units.

    Particular items of Equipment may be sold at any time if, in the judgment of the General Partner, it is in the best interest of the Partnership to do so. The determination of whether particular items of Partnership Equipment should be sold or otherwise disposed of will be made by the General Partner after consideration of all relevant factors (including prevailing general economic conditions, lessee demand, the General Partner's views of current and future market conditions, the cash requirements of the Partnership, potential capital appreciation, cash flow and federal income tax considerations), with a view toward achieving the principal investment objectives of the Partnership. As partial payment for Equipment sold, the Partnership may receive purchase money obligations secured by liens on such Equipment. In no event will the term of the Partnership extend beyond December 31, 2006. See "Compensation of General Partner and Affiliates - Equipment Liquidation Fee."

MANAGEMENT OF EQUIPMENT

    Equipment management services for the Partnership's Equipment generally will be provided by the General Partner and its Affiliates and by persons employed by the General Partner. Such services will consist of collection of income from the Equipment, negotiation and review of leases, Conditional Sales Contracts and sales agreements, releasing and leasing-related services, payment of operating expenses, periodic physical inspections and market surveys, servicing indebtedness secured by Equipment, general supervision of lessees to assure that they are properly utilizing and operating Equipment, providing related services with respect to Equipment, supervising, monitoring and reviewing services performed by others in respect to Equipment and preparing monthly Equipment operating statements and related reports. Certain of these services may be provided initially by lease brokers as part of their agreement to sell the Equipment to the Partnership. See "Compensation of General Partner and Affiliates - Equipment Management Fee."

COMPETITION

    The equipment leasing industry is highly competitive. The Partnership will compete with leasing companies, equipment manufacturers and their affiliated financing companies, distributors and entities similar to the Partnership (including other programs sponsored by the General Partner), some of which will have greater financial resources than the Partnership and more experience in the equipment leasing business than the General Partner. Other leasing companies and equipment manufacturers, their affiliated financing companies and distributors may be in a position to offer equipment to prospective lessees on financial terms which are more favorable than those which the Partnership can offer. They may also be in a position to offer trade-in privileges, software, maintenance contracts and other services which the Partnership may not be able to offer. Equipment manufacturers and distributors may offer to sell equipment on terms (such as liberal financing terms and exchange privileges) which will afford benefits to the purchaser similar to those obtained through leases. As a result of the advantages which certain of its competitors may have, the Partnership may find it necessary to lease its equipment on a less favorable basis than certain of its competitors.

    The computer peripheral equipment industry is extremely competitive. Competitive factors include pricing, technological innovation and methods of financing. Certain manufacturer-lessors maintain advantages through patent protection, where applicable, and through a policy which combines service and hardware with payment accomplished through a single periodic charge.

    The dominant firm in the computer marketplace is International Business Machines Corporation, and its subsidiary IBM Credit Corporation is the dominant force in the leasing of IBM equipment. Because of IBM's substantial resources and dominant position, revolutionary changes with respect to computer systems, pricing, marketing practices, technological innovation and the availability of new and attractive financing plans could occur at almost any time. Significant action in any of these areas by IBM or IBM Credit Corporation might materially adversely affect the Partnership's business or the other manufacturers with whom the General Partner might negotiate purchase and other agreements. Any adverse effect on these manufacturers could be reflected in the overall return realized by the Partnership on equipment from those manufacturers or from IBM. Since it is anticipated that a substantial majority of the Partnership's equipment will be manufactured by IBM, the Partnership's ability to lease, re-lease or sell its equipment may be adversely affected by actions taken by IBM. See "Risk Factors - Dependence on Manufacturers and IBM."

PRELIMINARY INVESTMENTS

    The Partnership does not now own, and has made no commitment to purchase, any Equipment. The General Partner or its Affiliates may purchase Equipment prior to the termination of this Offering, which Equipment and the related leases, if any, to which it is subject would be sold and assigned to the Partnership after it commences its business operations. See "Conflicts of Interest - Acquisitions."

    It is not possible to determine the date when the net Offering proceeds, less working capital reserves, will be fully invested in Equipment by the Partnership or the terms of any purchases of Equipment. The Partnership will invest the net Offering proceeds prior to the acquisition of Equipment in short-term, highly liquid investments where there is appropriate safety of principal, such as United States Treasury Bills.

    If all of the net proceeds of this Offering are not invested by the Partnership in Equipment or committed to such investment or otherwise utilized for proper Partnership purposes prior to the expiration of 12 months from the Closing Date, the net proceeds not so invested, committed, or set aside as working capital reserves will thereupon be promptly returned, with a proportionate share of interest at the rate earned by the Partnership on the investment of such proceeds, to the Limited Partners based upon their respective numbers of Units and time of purchase. For such purpose, funds will be deemed to be committed to investment and will not be returned to the Limited Partners to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements, or any similar contracts or understandings exist, whether or not any such investment is ultimately consummated. Funds will also be deemed to be committed to the extent: (i) any funds may have been reserved to make contingent payments in connection with any Equipment already acquired, whether or not any such payments are ultimately made; (ii) as a condition to obtaining financing the Partnership is required to maintain funds as a compensating balance; or (iii) the General Partner decides that an addition to the working capital reserve is necessary in connection with any Equipment. In the event any such uninvested funds are distributed to the Limited Partners, such distribution will be treated as a return of capital. See "Income Tax Considerations - Cash Distributions."

RESERVES

    Because the Partnership's leases are expected to be on a "triple-net" basis, it is anticipated that no permanent reserve for maintenance and repairs will be established from the Offering proceeds. However, the General Partner, in its sole discretion, may retain a portion of the Offering proceeds, Cash Flow and Net Disposition Proceeds available to the Partnership for maintenance, repairs and working capital. There are no limitations on the amount of Offering Proceeds, Cash Flow and Net Disposition Proceeds that may be retained as reserves. Since no reserve will be established initially, if available Cash Flow of the Partnership is insufficient to cover the Partnership's operating expenses and liabilities, it will be necessary for the Partnership to obtain additional funds by refinancing its Equipment or borrowing.

GENERAL RESTRICTIONS

    Under the Partnership Agreement, the Partnership is not permitted, among other things, to:

        (a) invest in junior trust deeds unless received in connection with the sale of an item of Equipment in an aggregate amount which does not exceed 30% of value of the assets of the Partnership on the date of the investment;

        (b)  invest in or underwrite the securities of other issuers;

        (c)  acquire any Equipment for Units;

        (d) issue senior securities (except that the issuance to lenders of notes or other evidences of indebtedness in connection with the financing or refinancing of Equipment or the Partnership's business shall not be deemed to be the issuance of senior securities);

        (e) make loans to any Person, including the General Partner or any of its Affiliates, except to the extent a Conditional Sales Contract constitutes a loan;

        (f) sell or lease any Equipment to, lease any Equipment from, or enter into any sale-leaseback transactions with, the General Partner or any of its Affiliates; or

        (g) give the General Partner or any of its Affiliates an exclusive right or employment to sell the Partnership's Equipment.

    The General Partner has also agreed in the Partnership Agreement to use its best efforts to assure that the Partnership shall not be deemed an "investment company" as such term is defined in the Investment Company Act of 1940.

    The General Partner and its Affiliates may engage in other activities, whether or not competitive with the Partnership. The Partnership Agreement provides, however, that neither the General Partner nor any of its Affiliates may receive any rebate or "give up" in connection with the Partnership's activities or participate in reciprocal business arrangements that circumvent the restrictions in the Partnership Agreement against dealings with Affiliates. See "Conflicts of Interest," "Compensation of General Partner and Affiliates," and "Management."

                             TRANSFERABILITY OF UNITS

    The General Partner anticipates that no public market will develop for the Units. The Partnership does not intend to list the Units on any exchange or to permit trading on any over-the-counter market. In addition, there are substantial restrictions on the transferability of Units.

GENERAL LIMITATIONS

    Units cannot be transferred without the consent of the General Partner, which may be withheld in its absolute discretion. The General Partner intends to monitor transfers of Units in an effort to ensure that all transfers will be within certain safe harbors promulgated by the IRS to furnish guidance regarding publicly traded partnerships. These safe harbors limit the number of transfers that can occur in any one year. The General Partner intends to cause the Partnership to comply with the safe harbor that permits nonexempt transfers and redemptions of Units of up to five percent of the total outstanding interests in the Partnership's capital or profits in any one year.

REDEMPTION PROVISION

    Upon the conclusion of the 30 month period following the termination of the Offering, the Partnership may, at the sole discretion of the General Partner, repurchase a number of the outstanding Units. After such 30 month period, on a semi-annual basis, the General Partner, at its discretion, may establish an amount for redemption, generally not to exceed two percent of the outstanding Units per year, subject to the General Partner's good faith determination that such redemptions will not (a) cause the Partnership to be taxed as a corporation under Section 7704 of the Code or (b) impair the capital or operations of the Partnership. (The Partnership may redeem Units in excess of the two percent limitation if, in the good faith judgment of the General Partner, the conditions imposed in the preceding sentence would
remain satisfied.)   The redemption price for Units will be 105% of the
selling Limited Partner's Adjusted Capital Contributions attributable to the
Units for sale.   All requests for redemption must be made in writing and
must be on file as of the record date for such redemption.   The General
Partner will maintain a master list of requests for redemption with priority being given to Units owned by estates, followed by IRAs and Qualified Plans.
All other requests will be considered in the order received.   Redemption
requests made by or on behalf of Limited Partners who are not affiliated with the General Partner or its Affiliates will be given priority over those made by Limited Partners who are affiliated with the General Partner or its Affiliates. All redemption requests will remain in effect until and unless canceled, in writing, by the requesting Limited Partner(s).

    The Partnership will accept redemption requests beginning 30 months following the termination of the Offering. There will be no limitations on the period of time that a redemption request may be pending prior to its being granted. Limited Partners will not be required to hold their interest in the Partnership for any specified period prior to their making a redemption request.

    In order to make a redemption request, Limited Partners will be required to advise the General Partner in writing of such request. Upon receipt of such notification, the Partnership will provide detailed forms and instructions to complete the request.

    Investors should note that the redemption price is based on a percentage of the selling Limited Partner's Adjusted Capital Contributions and is, therefore, arbitrary and not calculated with reference to the fair market value of a Unit.

    For tax consequences relating to the redemption of Units, see "Income Tax Considerations - Disposition of Units - In General."

EXEMPT TRANSFERS

    The following six categories of transfers are exempt transfers for purposes of calculating the volume limitations imposed by the IRS and will generally be permitted by the General Partner:

        (1) transfers in which the basis of the Unit in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor (for example, Units acquired by corporations in certain reorganizations, contributions to capital, gifts of Units, Units contributed to another partnership, and nonliquidating as well as liquidating distributions by a parent partnership to its partners of interests in a subpartnership);

        (2)  transfers at death;

        (3) transfers between members of a family (which include brothers and sisters, spouse, ancestors, and lineal descendants);

        (4) transfers resulting from the issuance of Units by the Partnership in exchange for cash, property, or services;

        (5)  transfers resulting from distributions from Qualified Plans; and

        (6) any transfer by a Limited Partner in one or more transactions during any 30-day period of Units representing in the aggregate more than five percent of the total outstanding interests in capital or profits of the Partnership.

ADDITIONAL RESTRICTIONS ON TRANSFER

    Limited Partners who wish to transfer their Units to a new beneficial owner will be required to pay the Partnership up to $50 for each transfer to cover the Partnership's cost of processing the transfer application and will take such other actions and execute such other documents as may be reasonably requested by the General Partner. There will be no charge for re-registration of a certificate in the event of a marriage, divorce, death, or transfer to a trust so long as the transfer is not a result of a sale of the Units.

    In addition, the following restrictions will apply to each transfer: (i) no transfer may be made if it would cause 25% or more of the outstanding Units to be owned by Benefit Plans; and (ii) no transfer will be permitted unless the transferee obtains such governmental approvals as may reasonably be required by the General Partner, including without limitation, the written consents of the Pennsylvania Securities Commissioner and of any other state securities agency or commission having jurisdiction over the transfer.

                          ALLOCATIONS AND DISTRIBUTIONS

BETWEEN THE GENERAL PARTNER AND THE LIMITED PARTNERS

    Cash distributions, if any, will be made quarterly beginning with the first quarter after the Initial Closing on December 31, March 31, June 30, and September 30 of each year. Cash distributions will be made after the payment of expenses of the Partnership, including the payment of fees to the General Partner. Distributions will be made 99% to the Limited Partners and one percent to the General Partner until the Limited Partners have received an amount equal to their Capital Contributions plus the Cumulative Return; thereafter, cash distributions will be made 90% to the Limited Partners and
10% to the General Partner.   Distributions made in connection with the
liquidation of the Partnership or a Partner's Units will be made in accordance with the Partner's positive Capital Account balance as determined under the Partnership Agreement and Treasury Regulations.

    The Cumulative Return is calculated on the Limited Partners' Adjusted Capital Contributions for their Units. The Adjusted Capital Contributions will initially be equal to the amount paid by the Limited Partners for their Units. If distributions at any time exceed the Cumulative Return, the Adjusted Capital Contributions will be reduced by the excess, decreasing the base on which the Cumulative Return is calculated. Thus, for example (without taking into account the effect of compounding), on a $100 investment, a $12 distribution in year one would result in a $2 reduction in Adjusted Capital Contribution, leaving a $98 base on which the 10% return would be calculated in year two. The $2 reduction consists of $2 in distributions in excess of that required to satisfy the Cumulative Return requirement for year one.

    If the proceeds resulting from the sale of any Equipment are reinvested in Equipment, sufficient cash will be distributed to the Partners to pay the additional federal income tax resulting from such sale for a Partner in a 39.6% federal income tax bracket or, if lower, the maximum federal income tax rate in effect for individuals for such taxable year.

    Generally, the General Partner will be allocated Net Profits equal to its cash distributions (but not less than one percent of Net Profits) and
the balance will be allocated to the Limited Partners.   Net Profits arising
from transactions in connection with the termination or liquidation of the Partnership will be allocated in the following order: (1) First, to each Partner in an amount equal to the negative amount, if any, of his Capital Account; (2) Second, an amount equal to the excess of the proceeds from the liquidation or termination which would be distributed to the Partners as Operating Distributions over the aggregate Capital Accounts of all the Partners, to the Partners in proportion to their respective shares of such excess, and (3) third, with respect to any remaining Net Profits, to the Partners in the same proportions as if the distributions were Operating Distributions.

    Net Losses, if any, will in all cases be allocated 99% to the Limited Partners and one percent to the General Partner.

    Net Profits and Net Losses will be computed without taking into account, in each taxable year of the Partnership, any items of income, gain, loss or deduction required to be specially allocated pursuant to Section 704(b) of the Code and the Treasury Regulations promulgated thereunder. No Limited Partner will be required to contribute cash to the capital of the Partnership in order to restore a closing Capital Account deficit, and the General Partner has only a limited deficit restoration obligation under the Partnership Agreement.

AMONG THE LIMITED PARTNERS

    Except during the Offering Period, Cash Available for Distribution, Net Profits and Net Losses allocable to the Limited Partners will be apportioned among and distributed to them solely with reference to the number of Units owned by each as of the Record Date for each such distribution. During the Offering Period, Cash Available for Distribution, Net Profits and Net Losses allocable to the Limited Partners will be apportioned among and distributed to them with reference to both (i) the number of Units owned by each as of each Record Date and (ii) the number of days since the previous Record Date (or, in the case of the first Record Date, the commencement of the Offering Period) that the Limited Partner has owned the Units. A different convention for allocations and distributions, based upon the number of days which each Limited Partner owned Units during the period, will be utilized during the Offering Period to provide greater distributions to those Partners who have held their Units for a longer period.

   If some Limited Partners are admitted to the Partnership after others, those Limited Partners admitted later may receive a smaller portion of each item of the Partnership's Net Profits and Net Losses than the Limited Partners who were admitted earlier. Nevertheless, those Limited Partners still will be obligated to make the same Capital Contributions to the Partnership for their interests as the Limited Partners who were admitted
previously.   In addition, where a Limited Partner transfers Units during a taxable year, the Limited Partner may be allocated Net Profits for a period for which such Limited Partner will not receive a corresponding cash distribution.

                                   MANAGEMENT

GENERAL

    The General Partner, a wholly-owned subsidiary of Commonwealth of Delaware, Inc., a Delaware corporation, which is in turn a wholly-owned subsidiary of Com Cap Corp., was incorporated in Pennsylvania on August 26, 1993. The General Partner previously sponsored, and currently manages, one other public equipment leasing partnership. The principal business office of the General Partner is located at 1160 West Swedesford Road, Berwyn, Pennsylvania 19312, and its telephone number is 610-647-6800. The General Partner will manage and control the affairs of the Partnership and will have sole responsibility for all aspects of the Partnership's operations. The officers of the General Partner will devote such time to the affairs of the Partnership as in the opinion of the General Partner is necessary to enable it to perform its function as General Partner. It is not expected that the officers of the General Partner will be required to spend their full time in meeting their obligations to the Partnership.

    The directors and officers of the General Partner and key employees of Com Cap Corp. are as follows:

    NAME                          TITLE
    ----                          -----
George S. Springsteen             Chairman of the Board of Directors and
                                    President of the General Partner and Com
                                    Cap Corp.

David A. Kintzer                  Vice President, Chief Financial Officer and
                                    Secretary of the General Partner and Com Cap
                                    Corp.

Lewis M. Baum                     Assistant Vice President - Finance of the
                                    General Partner and Com Cap Corp.

Kathleen S. Enscoe                Controller of the General Partner and Com Cap
                                    Corp.

Gregory M. Lorenz                 Vice President of Com Cap Corp.


    George S. Springsteen, age 59, is President of both Com Cap Corp. and the General Partner. Mr. Springsteen is also President of the general partners or controlling entities of several prior programs sponsored by Com Cap Corp. with objectives similar to the Partnership's. He has been the sole shareholder and director of Com Cap Corp. since its formation in 1978. From 1971 to 1978, Mr. Springsteen was involved in the computer leasing business of Granite Computer Corporation. Mr. Springsteen served as Vice President of Marketing, in addition to other capacities, and managed a portfolio of approximately $120,000,000 of IBM computers and peripherals.
In 1978, Granite Computer Corporation sold its equipment portfolio and left the equipment leasing business. Mr. Springsteen acquired a portion of Granite's portfolio, client base, employees and corporate offices in Jenkintown, Pennsylvania. The new company began operations as Com Cap Corp. in May of 1978. Mr. Springsteen received a Bachelor of Science degree from the University of Delaware in 1957.

    David A. Kintzer, CPA, age 35, is Vice President, Chief Financial Officer, and Secretary of both Com Cap Corp. and the General Partner and has been employed at Com Cap Corp. since 1991. Mr. Kintzer also serves as Vice President, Chief Financial Officer, and Secretary of the general partners or controlling entities of several prior programs sponsored by Com Cap Corp. with objectives similar to the Partnership's, as well as other Affiliates of Com Cap Corp. From 1984 to 1990, Mr. Kintzer was employed by Continental Computer

Leasing Corporation, a computer leasing company with an equipment lease portfolio of $40,000,000 and annual revenue of $20,000,000. While at Continental, Mr. Kintzer served as Controller and Chief Financial Officer and managed its accounting, financial, EDP, banking relationships and personnel functions. Prior to 1984, Mr. Kintzer was employed by the international public accounting firm of Ernst & Young LLP. Mr. Kintzer is a member of both the American Institute of Certified Public Accountants and The Pennsylvania Institute of Certified Public Accountants. Mr. Kintzer received an A.B. degree in accounting from Franklin & Marshall College in 1981.

    Lewis M. Baum, CPA, age 28, is Assistant Vice President, Finance of the General Partner and Com Cap Corp. and certain of its subsidiaries. Mr. Baum is an active member of the Equipment Leasing Association. From 1990 to 1993, Mr. Baum was employed with the public accounting firm of Ernst & Young LLP and specialized in audits of financial management companies including as a Senior Auditor. Mr. Baum is a member of both the American Institute of Certified Public Accountants and the Pennsylvania Institute of Certified Public Accountants and received a Bachelor of Arts degree from Syracuse University in 1990.

    Kathleen S. Enscoe, age 29, is Controller of the General Partner and Com Cap Corp. and certain of its subsidiaries where she has been employed since 1992. Ms. Enscoe is an active member of the Equipment Leasing Association. From 1988 to 1992, Ms. Enscoe was employed as a staff accountant in the financial reporting department of WWF Paper Corporation. Ms. Enscoe received a Bachelor of Science Business Administration degree in 1988 from Geneva College with dual majors in accounting and business administration.

    Gregory M. Lorenz, age 31, is Vice President of Com Cap Corp. and has been employed by Com Cap Corp. since April of 1994. From 1985 to 1993,
Mr. Lorenz was employed by Daley Marketing Corp. where he served as Vice President of Marketing and Director of Sales and Marketing. Mr. Lorenz is a member of the Equipment Leasing Association and received an Associates of Arts degree from Orange Coast College in 1984.

    The directors and officers of the General Partner are required to spend only such time on the Partnership's affairs as is necessary in the sole discretion of the directors of the General Partner for the proper conduct of the Partnership's business. A substantial amount of time of such directors and officers is expected to be spent on matters unrelated to the Partnership, particularly after the Partnership's investments have been selected. Under certain circumstances, such directors and officers are entitled to indemnification from the Partnership. See "Conflicts of Interest" and "Fiduciary Responsibility of the General Partner."

PRIOR PERFORMANCE

    The General Partner has previously sponsored one Equipment leasing program, Commonwealth Income & Growth Fund I, a limited partnership, which registered securities under the Securities Act of 1933 and which has investment objectives substantially identical to the Partnership. As of February 2, 1995 this program had raised a total of $10,137,683 from investors and had acquired from offering proceeds $7,130,380 in equipment, all of which was computer peripheral equipment. All of the equipment was new when acquired. None of the equipment has been sold.

    Com Cap Corp. has conducted single investor and leveraged lease transactions involving a variety of types of Equipment. These transactions involved arranging for the investment by single investors in Equipment and the simultaneous lease of the Equipment on a single transaction basis. The investment objectives of these transactions were to provide tax deductions and cash distributions. In addition, in 1984, Com Cap Corp. arranged for end user leases of Equipment in a leveraged lease co-ownership program involving the private sale of partnership interests to 10 investors. The investment objectives of that program were to provide tax deductions and cash distributions.

    Affiliates of Com Cap Corp. have also sponsored 13 prior private equipment leasing programs with investment objectives similar to the Partnership. As of December 31, 1994, these programs raised a total of $27,612,500 from investors in private offerings of securities. Ten of the programs were structured as limited partnerships and three were structured as Delaware business trusts. Interests in the programs were purchased by an aggregate of 781 investors. As of December 31, 1994, the programs had acquired from original offering proceeds $22,269,308 in equipment, all of which was computer peripheral equipment. Approximately 95% of the equipment was new when acquired by the program and approximately five percent was used, and approximately 60% of the equipment has been sold. All of these programs are currently performing substantially in accordance with the prospective financial statements which were included in the offering document applicable to each such program except for two programs which are currently performing below their projected results due to an equipment acquisition which did not produce the expected residual value on sale. Com Cap Corp. has outstanding demand promissory notes in the amount of $2,761,250 to the general partners or trustees of its prior private programs.

    The General Partner will provide at no cost, upon the request of an interested investor, a copy of the most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission for Commonwealth Income & Growth Fund I.

    See the prior performance tables attached as "Appendix II" for further information concerning these prior public and private programs.

    The following is a summary of equipment acquired between January 1, 1992 and January 1, 1995 by prior programs which were sponsored by the General
Partner:


                                                  QUANTITY OF
                                                  PERIPHERAL       COST OF
                                                   EQUIPMENT      EQUIPMENT       PERCENT
               PROGRAM NAME                        ACQUIRED       ACQUIRED        LEVERAGE
------------------------------------------------  -----------     --------        --------
Commonwealth 1987-1 Equipment Income Fund,
  Limited Partnership . . . . . . . . . . . . . .      0              0               0%

Commonwealth 1988-1 Equipment Income Fund,
  Limited Partnership . . . . . . . . . . . . . .      0              0               0%

Commonwealth Equipment Income Fund No. 3,
  Limited Partnership . . . . . . . . . . . . . .     31          $2,564,958         18%

Commonwealth Equipment Income Fund No. 4,
  Limited Partnership . . . . . . . . . . . . . .     25          $1,955,688         24%

Commonwealth Equipment Income Fund No. V,
  Limited Partnership . . . . . . . . . . . . . .     91          $3,863,231         27%

Commonwealth Equipment Income Private Fund I,
  Limited Partnership . . . . . . . . . . . . . .     25          $2,537,386         27%

Commonwealth Equipment Income Fund VI,
  Limited Partnership . . . . . . . . . . . . . .    112          $4,838,398         33%

Commonwealth Equipment Income Fund VII,
  Limited Partnership . . . . . . . . . . . . . .    132          $4,165,843         29%

Commonwealth Equipment Income Private Fund II,
  Limited Partnership . . . . . . . . . . . . . .     31          $2,611,063         30%

Commonwealth Equipment Income Trust VIII. . . . .    163          $5,843,170         26%

Commonwealth Equipment Income Trust IX. . . . . .    131          $5,762,945         31%

Commonwealth Equipment Income Trust X . . . . . .     81          $6,814,064         29%

Commonwealth Equipment Income Private Fund III,
  Limited Partnership . . . . . . . . . . . . . .     14          $1,809,851         16%

Commonwealth Income & Growth Fund I . . . . . . .     44          $7,059,207         23%


                           INCOME TAX CONSIDERATIONS

SUMMARY

    The following is a summary of relevant federal income tax considerations concerning an investment in the Partnership. This summary was prepared, and the related opinions were given by Blank, Rome, Comisky & McCauley, counsel to the Partnership ("Counsel"), and is based upon the Internal Revenue Code of 1986, as amended and in effect as of the date of this Prospectus (the "Code"), applicable Treasury Regulations promulgated thereunder, rulings, procedures, and other pronouncements published by the Internal Revenue Service ("IRS"), court decisions, the assumption that the Partnership will operate its business as described in the Prospectus, and certain representations by the General Partner. A more detailed tax analysis, including items not discussed in this summary, follows the Summary. Counsel has reviewed the following summary and detailed analysis and is of the opinion that the descriptions of the law and the legal conclusions contained therein are correct in all material respects, and that the summary and detailed analysis do not omit any material provision with respect to the matters covered.

    CLASSIFICATION AS A "PARTNERSHIP." Counsel has rendered its opinion that the Partnership will be classified as a partnership for federal income tax purposes. Counsel's opinion is based on certain qualifications and on representations of the General Partner, and is not binding on the IRS. See "Income Tax Considerations - General" and "Income Tax Considerations - Classification as a Partnership."

    TAXATION OF LIMITED PARTNERS. A partnership is not subject to federal income taxes. Rather, each Partner will be required to take into account in computing such Partner's regular and alternative minimum tax items of income, gain, loss, deduction, and credit derived by the Partnership for each taxable year, irrespective of whether the Partner has received or will receive any cash distributions relating to such taxable year. In addition, any distributions in excess of a Limited Partner's adjusted tax basis in his Units will cause such Limited Partner to recognize such excess as taxable income. See "Income Tax Considerations - Certain Principles of Partnership Taxation."

    INCOME RECOGNITION. The Partnership's tax returns will be prepared using the accrual method of accounting. Under such method, the Partnership will include in income items such as rentals and interest as and when earned by the Partnership, whether or not received. In addition, certain of the Partnership's Equipment leases may be subject to Section 467 of the Code which could result in a Limited Partner receiving increased allocations of taxable income (or reduced allocations of loss) in earlier years without any increase in cash available for distribution until subsequent years. See "Income Tax Considerations - Certain Principles of Partnership Taxation - Timing of Income Recognition."

    ALLOCATION OF PROFITS AND LOSSES. Counsel has opined that the tax allocation provisions in the Partnership Agreement will comply with Code
Section 704(b) and the Regulations promulgated thereunder and each Limited Partner's distributive share of Net Profits and Net Losses will be determined and allocated substantially in accordance with the Partnership Agreement. Counsel's opinion is based on certain qualifications and representations of the General Partner, and is not binding on the IRS. See "Income Tax Considerations - Allocation of Partnership Income, Gains, Losses, Deductions and Credits."

    PASSIVE ACTIVITY INCOME AND DEDUCTIONS. Counsel has opined that the income, gains, losses, deductions and credits derived from the Partnership's
leasing activities will be subject to the passive loss rules.   Counsel's
opinion is based on certain qualifications and representations of the General Partner, and is not binding on the IRS. Counsel's opinion does not apply to any portion of Partnership income attributable to (i) the investment of Partnership funds in liquid investments, such as certificates of deposit and money market accounts, prior to the purchase of Equipment and distributions of Net Cash Flow to the Partners, (ii) the investment, in interest-bearing accounts or otherwise, of amounts held by the Partnership as working capital, security deposits, or in reserve, or (iii) income from Equipment with respect to which the Partnership is determined not to be the owner for federal income tax purposes. Such income will constitute, for purposes of Section 469 of the Code and the Regulations promulgated thereunder, portfolio income which cannot be offset by losses from passive activities.

    LIMITATIONS ON DEDUCTION OF LOSSES. There are certain limitations on the ability of a Limited Partner to utilize his distributive shares of losses from the Partnership to offset income from other sources. See "Income Tax Considerations - Limitations on Utilization of Partnership Losses."

    DEDUCTIBILITY OF FEES. The Partnership intends to pay, and deduct, various fees including fees paid to the General Partner. The determination of the nature and deductibility of all or a portion of such fees involves a number of factual matters relating to the nature and extent of the services provided. Therefore, it is not possible to predict whether all or any
portion of such fees will be challenged by the IRS.   See "Income Tax
Considerations - Fees and Reimbursements to the General Partner and
Affiliates."

    OWNERSHIP OF LEASED EQUIPMENT. In order for the Partnership and Limited Partners to be entitled to depreciation deductions, the leases of Equipment must be treated as leases rather than sales or financings for federal income tax purposes. The Partnership intends to structure each lease transaction so that the lease will be treated as a lease rather than a sale or financing
arrangement for federal income tax purposes.   The Partnership, however, may
also enter into Full Payout Net Leases in which the Partnership may not be treated as the owner of such Equipment for federal income tax purposes or sell Equipment under Conditional Sales Contracts, in which case the Partnership will not be treated as the owner of such Equipment for federal
income tax purposes.   In this event, the Partnership and the Partners will
not be entitled to depreciation or cost recovery deductions with respect to
such Equipment.   See "Income Tax Considerations - Ownership of Equipment."

    SALE OR EXCHANGE OF PARTNERSHIP EQUIPMENT. The Partnership's gain or loss on sale or disposition of an item of Equipment will equal the difference between sale proceeds (including the amount of any indebtedness to which the Equipment is subject) and the Partnership's adjusted tax basis in the Equipment. In certain circumstances, the amount of tax payable by a Limited Partner on his share of gain on sale of Equipment may exceed his share of cash proceeds therefrom. See "Income Tax Considerations - Sale of Equipment."

    DISPOSITION OF UNITS. On sale or disposition of Units, a Limited Partner will recognize gain equal to the excess, if any, of any cash and the fair market value of property received (plus the Limited Partner's share of any Partnership liabilities, including nonrecourse liabilities allocable to such Limited Partner) over the Limited Partner's adjusted tax basis in the Units. Such gain will be taxed at ordinary income tax rates to the extent of depreciation recapture. In certain circumstances, the amount of tax payable by a Limited Partner on the gain realized from a sale or disposition of his Units may exceed the cash received therefrom. See "Income Tax Considerations - Disposition of Units."

    TAX ELECTIONS. The Partnership is not expected to file an election under Section 754 of the Code. The absence of such election may have an adverse effect on the marketability and sale price of Units. See "Income Tax Considerations - No Section 754 Election."

    INVESTMENT BY TAX EXEMPT ENTITIES. The Partnership will generate unrelated business taxable income to Limited Partners who are tax exempt entities, including qualified employee pension or profit sharing trusts or individual retirement accounts ("Tax Exempt Entities"), with the result that the Partnership income will be subject to tax to the extent that the Tax Exempt Entity's gross unrelated business taxable income from all sources exceeds all deductions attributable to the unrelated business taxable income plus $1,000. See "Income Tax Considerations - Investment by Tax Exempt Entities."

    ALTERNATIVE MINIMUM TAX. The tax preference items and adjustments under the alternative minimum tax that may be present in the Partnership include the excess of depreciation deductions claimed over deductions that would be allowable if the Equipment were subject to depreciation over its asset depreciation range class life using the 150% declining balance method, switching to the straight-line method in later years. See "Income Tax Considerations - Taxes - Alternative Minimum Tax."

     FOREIGN TAX CONSIDERATIONS. Because the Partnership may acquire Equipment which is operated outside the United States, Limited Partners may be required to file returns and pay taxes in foreign jurisdictions. Limited Partners who pay foreign tax as a result of Partnership operations may be entitled to a foreign tax credit or deduction to reduce their United States tax liability. See "Income Tax Considerations - Partnership Tax Returns and Tax Information - Foreign Tax Considerations."

     DISSOLUTION OF PARTNERSHIP. Upon dissolution of the Partnership, a Limited Partner will recognize taxable income if the cash distributed to the Limited Partner (including the reduction in the Limited Partner's share of Partnership liabilities) exceeds the Limited Partner's adjusted tax basis in his Units. See "Income Tax Considerations - Certain Principles of Partnership Taxation."

GENERAL

     Subject to the qualifications and assumptions set forth herein, and certain representations of the General Partner, counsel has opined that
(i) the Partnership will be classified as a partnership for federal income tax purposes, (ii) with certain exceptions, Net Profits, Net Losses, and credits derived from the Partnership will be subject to the passive loss rules,
(iii) the allocations of Net Profits and Net Losses in the Partnership Agreement will be respected for federal income tax purposes, and (iv) Limited Partners will be considered "at-risk" for purposes of Section 465 of the Code in any one year with respect to Equipment placed in service in the same taxable year in an amount equal to (A) the Capital Contributions of such Limited Partner (provided that funds for such contributions are not from borrowed amounts), less (B) the sum of (1) the total net losses with respect to such Equipment which have been allowed as deductions to the Limited Partner under the at-risk rules and (2) cash distributions received by the Limited Partner, plus (C) the Limited Partner's distributive share of total Net Profits with respect to such Equipment of the Partnership. Counsel's opinion is not binding on the IRS.

     Neither the General Partner, the Partnership, nor Counsel can guarantee that any federal income tax advantages described in this summary will be available. An opinion of Counsel represents only such counsel's best legal judgment, and has no binding effect or official status of any kind, so that no assurance can be given that the opinions of Counsel would be sustained by a court, if contested, or that legislative or administrative changes or court decisions may not be forthcoming which would require modifications of the statements and conclusions expressed herein. Except for the opinions specifically addressed herein, Counsel has not opined as to the probable outcome on the merits of any issue discussed below. Final disallowance of all or any portion of the Partnership's federal income tax advantages would of course adversely affect an investment in the Partnership.

     Counsel will not prepare or review the Partnership's income tax information returns, which will be prepared by management and independent accountants for the Partnership. The Partnership has made and will make a number of decisions on such tax matters as the expensing or capitalizing of particular items, the proper period over which capital costs may be depreciated or amortized and many other similar matters. Such matters are handled by the Partnership, often with the advice of independent accountants retained by the Partnership, and are usually not reviewed with Counsel.

     The following discussion is not intended as a substitute for careful tax planning by prospective investors. The income tax consequences of an investment in a partnership such as the Partnership are often uncertain and complex and will not be the same for all investors. Details of significance to a particular taxpayer may not be present, as it is impractical to set forth in a discussion of acceptable length all aspects of federal income tax law that may be relevant to an investment in the Partnership. The discussion below considers the federal income tax considerations associated with an investment in the Partnership by individuals who are citizens of the United States or resident aliens and is not intended to deal with matters which may be relevant to other investors, such as corporations, partnerships or trusts.
The discussion, however, does describe some, but not all, of the material federal income tax considerations associated with an investment in the Partnership by non-resident alien and foreign corporations and Keogh plans and pension and profit-sharing plans qualifying under Section 401(a) of the Code (collectively, "Qualified Plans") and individual retirement accounts described in Section 408 of the Code. A corporate investor should be aware that the tax consequences of its investment in the Partnership will differ in several material respects from those applicable to individuals.

     FOR THE FOREGOING REASONS, EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT THE INVESTOR'S OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES ARISING FROM AN INVESTMENT IN THE PARTNERSHIP AS THEY RELATE TO THE INVESTOR'S OWN TAX SITUATION.

CLASSIFICATION AS A PARTNERSHIP

     It is the opinion of Counsel that the Partnership will be classified as a partnership, and not as an association taxable as a corporation, for federal income tax purposes. This opinion is based upon: (i) existing federal income tax law, which is presently subject to differing interpretations; (ii) continuing compliance with the conditions set forth below; and (iii) certain representations by the General Partner set forth below. Counsel's opinion is not binding on the IRS.

     The Partnership has not requested a ruling from the IRS that the Partnership will be treated as a partnership for federal income tax purposes and does not intend to request such a ruling. An opinion of counsel has no binding effect or official status of any kind, and no assurance can be given that the conclusions reached in Counsel's opinion would be sustained by a court if contested by the IRS. Thus, in the absence of a ruling from the IRS, there can be no assurance that the IRS will not treat the Partnership as a corporation. If the IRS were to prevail on this issue, the Limited Partners would be deprived of the potential tax benefits associated with the ownership of Units.

     Section 301.7701-2 of the Treasury Regulations sets forth criteria for determining whether an organization will be treated as an organization taxable as a corporation rather than as a partnership. Generally, an unincorporated organization will be classified as a partnership if it lacks two or more of the following four corporate characteristics:
(i) centralization of management; (ii) continuity of life; (iii) free transferability of interests; and (iv) limited liability.

     It is the opinion of Counsel that the Partnership lacks the corporate characteristics of "continuity of life" and "free transferability of interests" as those terms are defined in the Treasury Regulations; but that the Partnership may possess the corporate characteristic of "centralization of management." Counsel also believes that while the General Partner is not anticipated to meet the "net worth" requirements for purposes of obtaining an advance ruling from the IRS with respect to its status as a partnership for federal tax purposes, the General Partner will not be deemed to be "merely a 'dummy' acting as an agent for the Limited Partners" under Treasury Regulation Section 301.7701-2(d)(2), and thus the Partnership will not be deemed to have the corporate characteristic of limited liability. SEE ZUCKMAN V. U.S., 524 F.2d 729 (Ct. Cl. 1975); LARSON V. COMMISSIONER, 66 T.C. 159 (1976), ACQ., 1979-1 C.B. 1. Although the Partnership has certain other corporate attributes (E.G., it has the power to hold title to property as an entity and may raise funds from investors through the sale of its Units), Counsel has determined that it lacks at least two of the four major corporate characteristics identified in the regulations. Therefore, subject to certain qualifications and assumptions discussed herein, and certain representations of the General Partner, it is the opinion of Counsel that the Partnership will be classified and treated as a partnership for federal income tax purposes. Counsel's opinion is not binding on the IRS.

     Counsel's opinion is subject to continuing compliance throughout the term of the Partnership with the following conditions: (i) that Units will not be transferable without the consent of the General Partner which, may be withheld in its absolute discretion; and (ii) that the General Partner will prohibit any transfer of Units which, in the General Partner's good faith judgment, will result in more than five percent of capital or profits in the Partnership being sold or otherwise disposed of in any one taxable year in violation of the five percent safe harbor set forth in IRS Notice 88-75.

     Counsel's opinion takes into account Section 7704 of the Code which provides, with certain exceptions which are not relevant to this discussion, that "publicly traded partnerships" are taxable as corporations.
Section 7704(b) of the Code defines the term "publicly traded partnership" to mean any partnership if: (i) interests in the partnership are traded on an established securities market, or (ii) interests in the partnership are readily tradable on a secondary market (or the substantial equivalent thereof). The legislative history of Code Section 7704 provides that a secondary market for interests in a partnership or the substantial equivalent thereof exists if investors are readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on established securities markets.

     A secondary market is generally indicated by the existence of a person standing ready to make a market in the interests. The substantial equivalent of a secondary market will be deemed to exist either: (i) if the holders of interests in the partnership have a readily available, regular, and ongoing opportunity to sell or exchange their interests through a public means of obtaining or providing information of offers to buy, sell, or exchange interests, or (ii) buyers and sellers have the opportunity to buy, sell, or exchange interests in the partnership in a time frame that a market-maker would provide and prospective buyers have similar opportunities to acquire such interests. The legislative history of Section 7704 also indicates that a regular plan of redemptions or repurchases by a partnership may constitute public trading where holders of interests have readily available, regular, and ongoing opportunities to dispose of their interests.

     The Partnership Agreement provides that no transfer of any Unit "will be recognized or effective for any purpose to the extent it is determined by the General Partner to be effectuated through an established securities market or a secondary market (or the substantial equivalent thereof), within the meaning of Section 7704 of the Code, so as to adversely affect the tax status of the Partnership as a partnership rather than as an association taxable as a corporation;" the General Partner will also prohibit any transfer of Units which, in the General Partner's good faith judgment, will cause the Partnership to fall outside of the safe harbors of IRS Notice 88-75, discussed below. See "Risk Factors - Limited Transferability of Units."

     In IRS Notice 88-75, 1988-2 C.B. 386, the IRS lists certain types of limited, non-public transfers which will be disregarded in determining whether a partnership is publicly traded ("Exempt Transfers"). Recognizing that these Exempt Transfers will not result in the Partnership being deemed publicly traded, the General Partner anticipates permitting six categories of these Exempt Transfers. See "Transferability of Units - Exempt Transfers."

     In addition to providing for the Exempt Transfers, IRS Notice 88-75 states that partnership interests will not be deemed "readily tradable on a secondary market (or the substantial equivalent thereof)" if any one of several safe harbors provided for in that Notice is satisfied. One of these is the "five percent safe harbor." It provides that a secondary market or its equivalent will not exist if the sum of the interests in partnership capital or profits attributable to those partnership interests that are sold, redeemed, or otherwise disposed of during the partnership's taxable year does not exceed five percent of the total interests in partnership capital or profits. The six categories of Exempt Transfers do not count towards the five percent ceiling. In determining whether the Partnership satisfies the five percent safe harbor, redemption of Units pursuant to Article 12 of the Partnership Agreement will be counted.

     While the General Partner will use its best efforts to limit the type and number of transfers of Units to those which will allow the Partnership to remain within the five percent safe harbor, the General Partner does not warrant that the Partnership will satisfy this safe harbor during each of its taxable years. It is conceivable that transfers of Units could occur which would cause the Partnership to fall outside the safe harbor. In this regard, IRS Notice 88-75 states that failure to meet any of the safe harbors will not create a presumption that a secondary market or its equivalent exists for partnership interests. This Notice, however, remains the IRS' only promulgation of official guidance under Code Section 7704 to date. No assurances can be offered that, if the amount and type of trading in the Units were to fall outside the safe harbor, the IRS would not claim publicly traded partnership status with respect to the Partnership.

     If for any reason the Partnership were treated for federal income tax purposes as a corporation, the Partnership's income, deductions and credits would be reflected only on its income tax return rather than being passed through to Limited Partners, and the Partnership would be required to pay income tax at corporate tax rates on any net income. Any amounts available (after corporate taxes) for distribution to the Limited Partners would be treated as dividends to the extent of current or accumulated earnings and profits. In addition, distributions from the Partnership would be classified as portfolio income rather than passive activity income and thus would not be eligible to be offset by passive activity losses attributable to the Partnership or other activities giving rise to passive losses. See "Income Tax Considerations - Limitations on Utilization of Partnership Losses - Passive Activity Losses Limitations."

CERTAIN PRINCIPLES OF PARTNERSHIP TAXATION

     GENERAL. A partnership is not subject to federal income tax, but is required to file a partnership information tax return each year. Each Limited Partner will be required to take into account, in computing the Limited Partner's federal income tax liability, the Limited Partner's distributive share (as determined by the Partnership Agreement and reported on Schedule K-1 to Form 1065) of all items of Net Profits, Net Losses, credit and tax preference of the Partnership for any taxable year of the Partnership ending within or without the taxable year of the Limited Partner without regard to whether the Limited Partner has received or will receive any cash distributions from the Partnership. Thus, a Limited Partner may be subject to tax if the Partnership has net income even though no corresponding cash
distribution is made.   To the extent a Limited Partner's tax liability
attributable to his investment in the Partnership exceeds his cash distributions from the partnership in any year, such Partner will be required to pay the excess tax liabilities from other sources.

     Pursuant to Code Section 731, any cash received by a Limited Partner from the Partnership in his capacity as a Partner will generally not cause recognition of taxable income (or tax loss) for federal income tax purposes. Instead, such distributions will generally reduce the Limited Partner's basis in his Units (but not below zero). However, cash distributions in excess of a Limited Partner's adjusted basis in his Units will result in the recognition of taxable income to the extent of any such excess. It should also be noted that pursuant to a recent amendment to the Code, the fair market value of certain actively traded marketable securities, as defined in
Section 731(c) ("Marketable Securities") distributed by the Partnership, if any exist, will, under certain circumstances, be treated as cash for purposes of the distribution rules described above. It is not anticipated, however, that the Partnership will make any distributions of Marketable Securities to its Partners. Any taxable income recognized upon such distributions will generally be characterized as capital gain income and will be long-term or short-term depending upon the Limited Partner's holding period for his Units; however, to the extent that the gain recognized is with respect to Marketable Securities that are either "substantially appreciated inventory items" or "unrealized receivables" within the meaning of Section 751 of the Code (see generally, "Income Tax Considerations - Disposition of Units"), all or a portion of such gain may be taxed to the distributee Partner as ordinary income. With respect to a Partner subject to the "at risk" rules, if the Partner's share of Partnership losses or distributions reduces his "at risk" amount to zero, subsequent distributions of cash or other property to him will cause him generally to recapture as ordinary income an amount equal to the Partnership losses previously deducted by him to the extent of such distributions. The gain realized on a non-pro rata distribution to a Limited Partner may be taxed to the Limited Partner as ordinary income to the extent attributable to the Limited Partner's share of depreciation recapture, other "unrealized receivables" and inventory that has substantially appreciated in
value.   See "Cost Recovery and Depreciation - Recapture of Cost Recovery
Deductions" and "Disposition of Units" below.   No loss will be recognized by
a Limited Partner upon distributions, other than a loss recognized upon a distribution in liquidation of his Partnership interest. The treatment and the potential restrictions on the use of Partnership losses is discussed
below.   See "Income Tax Considerations - Limitations on Utilization of
Partnership Losses.

     A Limited Partner's distributive share of any taxable income generated by the Partnership will not be deemed to be "net earnings from self employment." Accordingly, such income will not be subject to the tax imposed on self-employed persons by Sections 1401 through 1403 of the Code, commonly referred to as "social security taxes." Prospective investors who receive social security benefits should be aware that, although income generated by the Partnership will not be deemed to be "net earnings from self employment," such income will be included in a Limited Partner's "modified adjusted gross income" under Section 86 of the Code for purposes of determining whether a Limited Partner's social security benefits, if any, are subject to taxation.

     TIMING OF INCOME RECOGNITION. The Partnership's tax returns will be prepared using the accrual method of accounting. Under the accrual method, the Partnership will recognize as income items such as interest and rentals as and when earned by the Partnership whether or not they are received. In certain circumstances, where a lease provides for varying rental payments, increasing in the later years of the lease ("step rentals"), Section 467 of the Code requires the lessor to take the rentals into income as if the rent accrued at a constant level rate. This provision applies to sale-leaseback transactions. An additional consequence of the application of Section 467 would be a conversion of a portion of the Partnership's rental income (passive) from such lease to interest income (portfolio). If step rentals are provided for in a lease, the General Partner anticipates that the lease will fall within one of the exceptions to such provision and, therefore, the Partnership should recognize such income as it is earned under the lease rather than at a constant level rate as otherwise provided by Section 467.

ALLOCATION OF PARTNERSHIP INCOME,
GAINS, LOSSES, DEDUCTIONS AND CREDITS

     IN GENERAL.   Cash distributions, if any, will be made quarterly, 99% to the Limited Partners and one percent to the General Partner until the Limited Partners have received an amount equal to $20 per Unit plus their 10% cumulative compounded Cumulative Return; thereafter, cash distributions will be made 90% to the Limited Partners and 10% to the General Partner. Distributions in redemption of a Partner's Units pursuant to Article 12 of the Partnership Agreement (see "Transferability of Units - Redemption Provision") will be equal to 105% of the Selling Partner's Adjusted Capital Contribution at the time of the redemption. Distributions made in connection with the liquidation of the Partnership or a Partner's Units (other than pursuant to Section 8.1.3 of the Partnership Agreement) will be made in accordance with the Partner's positive Capital Account balance as determined under the Partnership Agreement and Treasury Regulations.

     Generally, the General Partner will be allocated Net Profits equal to its cash distributions (but not less than one percent of Net Profits) and the
balance will be allocated to the Limited Partners.   Net Profits arising from
transactions in connection with the termination or liquidation of the Partnership will be allocated in the following order: (i) First, to each Partner in an amount equal to the negative amount, if any, of his Capital Account; (ii) Second, an amount equal to the excess of the proceeds which would be distributed to the Partners based on the Operating Distributions to the Partners over the aggregate Capital Accounts of all the Partners, to the Partners in proportion to their respective shares of such excess, and (iii) third, with respect to any remaining Net Profits, to the Partners in the same
proportions as if the distributions were Operating Distributions.   Net
Losses, if any, will be allocated 99% to the Limited Partners and one percent to the General Partner.

     The above allocations, however, are subject to several special allocations designed in part to prevent a Partner's Capital Account (particularly a Limited Partner's Capital Account) from going below zero and to allow the Partner's Capital Account accurately to reflect the above-described sharing ratios.

     Although a partnership agreement may allocate certain partnership items, or overall profit and loss, in a manner disproportionate to the partners' respective capital contributions (a "special allocation"), such an allocation will be recognized for federal income tax purposes only if it has
"substantial economic effect."   A special allocation generally will be
considered to have such effect if it actually affects the dollar amount of the partners' share of total partnership income or loss independently of tax consequences.

     SUBSTANTIAL ECONOMIC EFFECT.   The final Treasury Regulations under
Section 704(b) of the Code seek to define which partnership allocations have "substantial economic effect." Under Sections 1.704-1(b)(2) through (4), an allocation will be respected by the IRS only if it meets any one of the following: (i) the allocation has "substantial economic effect"; (ii) the allocation is in accordance with the partners' interests in the partnership; or, (iii) the allocation is deemed to be in accordance with the partners' interests in the partnership. Any allocation which fails to satisfy at least one of these three tests will be reallocated in accordance with the partners' interests in the partnership as defined in the Treasury Regulations.

     Section 1.704-1(b)(2) sets forth a two-part analysis to determine whether an allocation has "substantial economic effect." First, the
allocation must have "economic effect."   In other words, the allocation must
be consistent with the underlying economic arrangement of the partners. If there is an economic benefit or burden that corresponds to the allocation, the partner receiving such an allocation should benefit from the economic benefit or bear the economic burden. Normally, economic effect will be present only if the partners' capital accounts are determined and maintained as required by the Treasury Regulations. Under these rules, liquidation proceeds must be distributed in accordance with the partners' positive capital account balances (after certain adjustments) and, following the liquidation of a partner's interest, the partner must be unconditionally obligated to restore any deficit capital account balance by the end of the taxable year or, if later, within 90 days after the date of liquidation.

     The Partnership Agreement provides that, upon dissolution and termination of the Partnership, the Limited Partners have no obligation to restore a negative capital account balance and that the General Partner must contribute to the Partnership an amount equal to the lesser of (i) the deficit balance of the General Partner's Capital Account, or (ii) the excess of 1.01% of the Capital Contributions of the Limited Partners over any Capital Contribution of the General Partner. Nevertheless, the Partnership Agreement provides that no loss or deduction may be allocated to a Partner if such allocation would create a deficit balance in such Partner's Capital Account in excess of the amount such Partner is obligated to restore to the Partnership or is treated as required to restore to the Partnership and contains a "qualified income offset," requiring that if a Partner who unexpectedly receives an adjustment, allocation, or distribution described in subparagraphs (4), (5) or (6) of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) which creates or increases a deficit in such Partner's Capital Account will be allocated items of Net Profits and gain (consisting of a pro rata portion of each item of partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible. Thus, the allocations provided in the Partnership Agreement will satisfy the "alternate test for economic effect" notwithstanding the limitations on the Partners' obligations to restore deficits in their Capital Accounts.

     Second, the economic effect must be "substantial."   Substantiality is
present if there is a reasonable possibility that the allocation will substantially affect the dollar amounts to be received by a partner independent of his tax consequences. If a shifting of tax attributes results in little or no change to the partner's capital accounts, or if the shift is merely transitory, they will not be recognized. Thus, if the allocation causes a shift in tax consequences that is disproportionately large in relation to the shift in economic consequence, there is a rebuttable presumption that the economic effect of the allocation is not substantial and such allocation will be disregarded (and the partnership items will therefore be apportioned according to the partners' respective interests).

     The Treasury Regulations contain several exceptions and qualifications. For example, if a partnership allocation fails the above "economic effect" test, it may still be recognized if it meets the "economic effect equivalence" test. An allocation will be viewed as having economic effect if the agreement among the partners would in all cases produce the same results as the requirements outlined above. Further, there are also several exceptions which come into play where the partner does not have an absolute obligation to restore a negative capital account.

     Pursuant to the Partnership Agreement, Net Profits, Net Losses and cash distributions allocated to a Partner will be reflected by appropriate adjustments to the Partner's Capital Account. Furthermore, the

Partnership Agreement contains provisions which would in all cases produce distributions of liquidation proceeds on dissolution on the basis of the relative amounts of the Partners' Capital Accounts to the extent of the balances of such Capital Accounts. The tax allocations, however, are predicated on the assumption that the management fees payable to the General Partner will be treated as deductible guaranteed payments, rather than as Partnership distributions. See "Income Tax Considerations - Summary - Deductibility of Fees."

     RETROACTIVE ALLOCATIONS.   Under Section 706(d) of the Code, "retroactive
allocations," I.E., allocations of items to partners before they became partners, are prohibited. Section 706(d) of the Code and the Treasury Regulations thereunder accomplish this prohibition by providing that if there is a change in any partner's interest in any taxable year of the partnership, each partner's distributive share of a partnership's tax items is to be determined by use of any method prescribed by the Secretary of the Treasury in Treasury Regulations which take into account the varying interests of the partners in the partnership during such taxable year. The Partnership Agreement provides that Limited Partners will be admitted to the Partnership and will commence sharing in Net Profits, Net Losses and cash distributions on the day following the date on which their Capital Contributions are received. Thus, if some Limited Partners are admitted to the Partnership after others, those Limited Partners admitted later may receive a smaller portion of each item of the Partnership's Net Profits and Net Losses than the Limited Partners who were admitted earlier. Nevertheless, those Limited Partners still will be obligated to make the same Capital Contributions to the Partnership for their interests as the Limited Partners who were admitted
previously.   In addition, where a Limited Partner transfers Units during a taxable year, the Limited Partner may be allocated Net Profits for a period and for which such Limited Partner will not receive a corresponding cash distribution.

     CONCLUSION.   Based on the Treasury Regulations, the legislative history and existing case law, Counsel is of the opinion that the allocations contained in the Partnership Agreement of the Partnership's Net Profits and Net Losses will be respected for federal income tax purposes.

LIMITATIONS ON UTILIZATION OF PARTNERSHIP LOSSES

     TAX BASIS. A Limited Partner may not deduct losses in excess of his "tax basis" in his Units, but may carry forward such excess losses to such time, if ever, as his basis is sufficient to absorb them. A Limited Partner's tax basis in his Units also determines the tax consequences of his distributions, as well as the amount of the gain or loss he may realize upon any sale of his Units. See "Income Tax Considerations - Disposition of Units." Initially, the tax basis of a Limited Partner's Units will be equal to the amount of cash contributed by the Limited Partner to the Partnership or the amount paid to a transferor Limited Partner, plus the Limited Partner's share of the Partnership's nonrecourse liabilities, if any. A Limited Partner's initial tax basis will then be (i) increased by the his allocable share of any Net Profits for each year, contributions made to the Partnership by the Limited Partner, and any increase in his share of nonrecourse liabilities, and (ii) reduced by his allocable share of any Net Losses, the amount of any distributions made to him during the year, and any reduction in his share of nonrecourse liabilities.

     The IRS has ruled that a partner acquiring multiple interests in a partnership in separate transactions at different prices must maintain an aggregate adjusted tax basis in a single partnership interest consisting of the partner's combined interests. Possible adverse tax consequences could result from the application of this ruling upon a sale of some but not all of a Limited Partner's Units. See "Income Tax Considerations - Disposition of Units."

     AMOUNTS AT RISK. Section 465 of the Code limits the deductions that an individual or a closely held "C" corporation may claim from an activity to the aggregate amount with respect to which such taxpayer is "at risk" for such activity as of the close of the taxable year.

     Except as otherwise provided below, a Limited Partner will be considered to be "at risk" with respect to the amount of money and the adjusted basis of other property the Limited Partner contributes to the Partnership. A Limited Partner will be at risk with respect to amounts borrowed by the Partnership only to the extent that the Limited Partner is personally liable for their repayment or the net fair market value of the Limited Partner's personal assets (other than Units) that secure the indebtedness. A Limited Partner will not be considered at risk with respect to any amounts that are protected against loss through nonrecourse financing, guarantees, stop loss agreements or similar arrangements.

     Because the Limited Partners will not be personally liable for Partnership indebtedness, any such indebtedness will not augment the Limited Partners' amounts at risk.

     A Limited Partner's amount at risk will be reduced by (i) Net Losses which are allowed as a deduction to the Limited Partner under the at-risk rules and (ii) cash distributions received by a Limited Partner with respect to the Limited Partner's Units, and increased by that Limited Partner's distributive share of Net Profits. Investors should note that Net Losses that may be allowable as a deduction under the at-risk rules may be disallowed currently under the passive activity loss limitations. See "Income Tax Considerations -Limitations on Utilization of Partnership Losses
- Passive Activity Losses Limitations." If a Limited Partner's at risk amount is reduced below zero (due to a cash distribution to a Limited Partner), the Limited Partner must recognize income to the extent of the deficit at risk amount. Losses of the Partnership that have been disallowed as a deduction in any year because of the at-risk rules will be allowable, subject to other limitations, as a deduction to the Limited Partner in subsequent years to the extent that the Limited Partner's amount at risk has been increased.

     It is not anticipated that, on an aggregate basis, the Partnership will incur losses. However, the Code will allow the Partnership to aggregate its equipment leasing activities only with respect to Equipment placed in service during the same taxable year. Therefore, the "at risk" rules will be applied to the net taxable income or loss resulting from leasing Equipment which was placed in service during the same taxable year. This could result in a Partner's deduction for losses with respect to certain items of Equipment being limited by the "at risk" rules, even though he must recognize income with respect to other items of Equipment. Counsel has rendered an opinion that each Limited Partner will be considered "at risk" in any one year with respect to Equipment placed in service in the same taxable year for purposes of Section 465 of the Code in an amount equal to (i) the Capital Contributions of such Limited Partner (provided that funds for such contributions are not from borrowed amounts), less (ii) the sum of (a) the total Net Losses with respect to such Equipment which have been allowed as deductions to the Limited Partner under the at-risk rules and (b) cash distributions received by the Limited Partner, plus (iii) the Limited Partner's distributive share of total Net Profits with respect to such Equipment of the Partnership.

     PASSIVE ACTIVITY LOSSES LIMITATIONS. Section 469 of the Code prohibits an individual, estate, trust, closely held "C" corporation, or personal service corporation from using losses and credits from a business activity in which the taxpayer does not materially participate, or a rental activity, to offset other income, including salary and active business income as well as portfolio income (such as dividends, interest and royalties, whether derived from property held directly or through a pass-through entity such as a partnership). However, Section 469(l)(3) of the Code authorizes the issuance of Treasury Regulations requiring net income or gain from a limited partnership or other passive activity to be treated as not from a passive activity. This regulatory authority could be broad enough to treat income of any limited partnership as portfolio income.

     Interest income derived by the Partnership from the interim investment of offering proceeds or reserves (and any income derived by the Partnership from leases treated as loans for federal income tax purposes) will be treated as portfolio income and, thus, will not be offset for these purposes by Partnership deductions such as depreciation or cost recovery deductions.

     Losses from a passive activity that are not allowed currently will be carried forward indefinitely and are allowed in subsequent years against passive activity income or in full upon complete disposition of the taxpayer's interest in that passive activity to an unrelated party in a fully taxable transaction.

     Code Section 469(k), as clarified by IRS Notice 88-75, prevents the utilization of losses from the Partnership and other passive activities to offset income from a publicly traded partnership and further causes the income from a publicly traded partnership to be investment income. Limited Partners, therefore, will be unable to use losses from the Partnership to offset passive income from publicly traded partnerships that are not taxed as corporations and income from the Partnership cannot be offset by passive losses from publicly traded partnerships that are not taxed as corporations.

     If a Limited Partner incurs indebtedness in order to acquire or carry Units, interest paid by the Limited Partner on the indebtedness will be subject to the limitations for passive activity losses, except to the extent that the indebtedness relates to "portfolio income," if any, of the Partnership. Interest expense a Limited Partner attributable to "portfolio income" may be subject to other limitations on its deductibility. See "Income Tax Considerations - Interest Deduction Limitations."

     Based on the above discussion, certain qualifications and representations of the General Partner, assuming that all leases entered into by the Partnership are considered "true leases" for federal income tax purposes, and subject to the broad discretion granted to the Department of Treasury, it is Counsel's opinion that Net Profits, Net Losses, and credits derived from the Partnership with respect to its leasing activities will be subject to the passive activity rules. Thus, any income produced by the Partnership should be income from a passive activity. Counsel's opinion does not apply to any Partnership income attributable to (i) the investment of Partnership funds in liquid investments prior to the purchase of Equipment,
(ii) the investment, in interest-bearing accounts or otherwise, of amounts held by the Partnership as working capital, security deposits, or in reserve, or (iii) Equipment with respect to which the Partnership is determined not to be the owner for federal income tax purposes.

     HOBBY LOSSES. Section 183 of the Code limits deductions attributable to "activities not engaged in for profit." The phrase "activities not engaged in for profit" means any activity other than one that constitutes a trade or business, or one that is engaged in for the production or collection of income or for the management, conservation or maintenance of property held for the production of income. The Treasury Regulations provide that the determination of whether an activity is engaged in for profit is to be made by reference to objective standards, taking into account all of the facts and circumstances in each case. The Treasury Regulations also provide that, although a reasonable expectation of profit is not required, the facts and circumstances must indicate that the taxpayer entered into the activity, or continued the activity, with the objective of making a profit. The Treasury Regulations enumerate a number of nonexclusive factors which should be taken into account in determining whether an activity is engaged in for profit.
The IRS has ruled that this test will be applied at the partnership level.

     Based upon these Treasury Regulations and the investment goals of the Partnership, and certain representations made by the General Partner, Counsel believes that the proposed activities of the Partnership will constitute an activity engaged in for profit within the meaning of Section 183 of the Code. However, the test of whether an activity is deemed to be engaged in for profit is based on the facts and circumstances applicable from time to time including the motives of the investors, and no assurance can be given that Code Section 183 may not be applied in the future to disallow the deductions.

FEES AND REIMBURSEMENTS TO THE GENERAL PARTNER AND AFFILIATES

     GENERAL. There is no assurance that the IRS will not challenge the position of the Partnership with respect to the amount, character, time of deduction or tax treatment of any of the fees discussed herein or, if challenged, that the position of the Partnership would be sustained. In any year such fees are incurred, the disallowance of the deductibility of such fees would result in a proportionate increase in the taxable income (or reduction in the loss) of the Limited Partners with no associated increase in cash distributions with which to pay any resulting increase in tax liabilities.

     ORGANIZATIONAL AND OFFERING EXPENSES. The General Partner will be paid an organizational fee for its services in organizing the Partnership and preparing the Offering. The General Partner plans to make a reasonable allocation of such fees between syndication expenses which must be capitalized and start-up expenses which may be amortized over a 60-month period.

     EQUIPMENT ACQUISITION, RE-LEASE AND DEBT PLACEMENT FEES. The cost of Acquisition Fees will be capitalized to the cost of the Equipment. The cost of Re-Lease Fees will be amortized over the term of the leases to which they relate. Debt Placement Fees will be amortized over the term of the borrowings to which they relate.

     THE EQUIPMENT MANAGEMENT FEE. The Equipment Management Fee should be deductible as an ordinary and necessary business expense under Section 162 of the Code, to the extent that its amount is commercially reasonable.

     EQUIPMENT LIQUIDATION FEE. Equipment Liquidation Fees should be treated as a cost of sale of the Equipment.

OWNERSHIP OF EQUIPMENT

     LEASE VERSUS SALE. The fact that each agreement between the Partnership and a lessee will be denominated a "lease" may not be determinative of the character for income tax purposes of the transaction which the agreement reflects. The IRS may assert that any such lease constitutes an installment or conditional sale for income tax purposes rather than a lease. If any of the Partnership's leases were treated as sales for income tax purposes, the Limited Partners would not be entitled to depreciation or cost recovery deductions with respect to the items of Equipment involved. On the other hand, a portion of the rental payments (otherwise fully taxable) would be deemed to constitute a return of capital, which would not be taxable to the Limited Partners.

     Whether a transaction is to be characterized as a lease for income tax purposes involves a determination based upon all of the facts and circumstances involved. Section 162(a)(3) of the Code provides that a deduction shall be allowed for "rentals or other payments required to be made as a condition to the continued use or possession, for purposes of the trade or business, of property to which the taxpayer has not taken or is not taking title or in which he has no equity." The IRS has stated in Revenue Ruling 55-540, 1955-2 C.B. 39, that the presence of any of the following six factors would be significant evidence of a sale rather than a lease: (i) portions of the periodic payments are made applicable to an equity interest to be acquired by the lessee; (ii) the lessee will acquire title upon payment of a stated amount of rental payments; (iii) the total amount which the lessee is required to pay for a relatively short period of use constitutes an inordinately large proportion of the total sum required to be paid to secure the transfer of title; (iv) the agreed rental payments materially exceed the current fair rental value, indicating that the payments include an element other than compensation for the use of the property; (v) the property may be acquired under a purchase option at a nominal price; and (vi) some portion of the periodic payments is specifically designated as interest or is otherwise readily recognizable as the equivalent of interest.

     The presence of a purchase option at a price less than fair market value is the most influential factor cited by the IRS to support a determination that a transaction will not be treated as a lease. Even if a purchase option is not present, a constructive transfer of ownership to the lessee may be found if the lease term is for all or substantially all of the economic useful life of the property and the rental payments merely reimburse the lessor for its equity investment and financing costs and pay the lessor a guaranteed sum reflecting a market rate of return.

     In recent cases, the Tax Court has examined the lessor's profit motive in entering into a lease. In general, the parties' characterization of a transaction as a lease has been respected so long as the lessor retains significant and genuine attributes of a traditional lessor, while the form of the transaction as a lease has been disregarded if it was entered into without any economic purpose apart from tax motives. See ESTATE OF THOMAS V. COMMISSIONER, 84 T.C. 412 (1985); RICE'S TOYOTA WORLD, INC. V. COMMISSIONER, 81 T.C. 184 (1983), AFF'D IN PART and REV'D IN PART, 752 F.2d 89 (4th Cir. 1985); MUKERJI V. COMMISSIONER, 87 T.C. 926
(1986); JAMES V. COMMISSIONER, 87 T.C. 876 (1986); and LARSEN V. COMMISSIONER, 89 T.C. 1229 (1987).

     In Revenue Procedures 75-21, 1975-1 C.B. 715, 75-28, 1975-1 C.B. 752,
76-30, 1976-2 C.B. 647, and 79-48, 1979-2 C.B. 529, the IRS established those requirements which must be satisfied in order for a lessor in a leveraged lease transaction to receive an advance ruling that it is the owner of the property subject to the lease. In brief, these requirements are: (i) the taxpayer must anticipate a significant return on the lease apart from any tax benefits; (ii) the estimated useful life of the property at the end of the lease term (including fixed rate renewal options) must exceed 20% of the property's estimated useful life at the beginning of the lease; (iii) the estimated value of the property at the end of the lease term must exceed 20% of the taxpayer's capitalized costs; (iv) any purchase options held by the lessee must be at fair market value at the time of the option exercise;
(v) none of the rental payments may be credited against the option purchase price; (vi) the lease may not contain put or abandonment clauses; and
(vii) the property must not be limited use property. Although Revenue Procedure 75-21 forbids an option price "at a price less than its fair market value at the time the right is exercised," the Tax Court has approved fixed price purchase options when the fixed price is the expected fair market value upon exercise at the time the transaction is entered into (see LOCKHART LEASING V. COMMISSIONER, 54 T.C. 301 (1970), aff'd, 446 F.2d 269 (10th Cir. 1971) and
NORTHWEST ACCEPTANCE CORP. V. COMMISSIONER, 58 T.C. 836 (1972), aff'd, per curiam, 500 F.2d 1222 (9th Cir. 1974)). The requirements of these Revenue Procedures are not necessarily indicative of those standards which would be applied by a court in seeking to determine whether a given transaction constitutes a lease for federal income tax purposes, but the Revenue
Procedures provide a safe harbor for the characterization of a transaction as a lease, even where, as in the case of leases to be entered into by the Partnership, the leases are not highly leveraged.

     The Partnership intends to structure each lease transaction so that the lease will be treated as a lease rather than a financing arrangement for federal income tax purposes. Due to the factual nature of this determination, however, neither the General Partner nor Counsel can offer any
assurance or guarantee in this regard.   In addition, the Partnership may
sell Equipment under Conditional Sales Contracts in which case the Partnership will not be treated as the owner of such Equipment. In this event, the Partnership and the Partners will not be entitled to depreciation
or cost recovery deductions with respect to such Equipment.   The
Partnership, however, would be entitled to treat a portion of the each payment as a return of its cost basis in purchasing such Equipment. The Partnership is entitled to enter into Full Payout Net Leases. While the tax consequences are less clear for Full Payout Net Leases, the IRS is likely to take the position that the tax treatment is the same as for Conditional Sales Contracts. Thus, if the Partnership enters into Full Payout Net Leases, the Partnership and the Partners may not be entitled to depreciation or cost recovery deductions with respect to such Equipment, although a portion of each payment would be treated as a return of cost basis.

COST RECOVERY AND DEPRECIATION

     COST RECOVERY RULES.   The Tax Reform Act of 1986 substantially amended
the Accelerated Cost Recovery System ("ACRS") rules which were introduced into law as part of the 1981 Tax Reform Act. Under new Code Section 168, which is generally effective with respect to property placed in service after December 31, 1986, the period of time over which covered property must be
depreciated is generally, although not in every case, longer.   The rate of
depreciation allowable for many types of property, however, has been increased from 150 percent to 200 percent declining balance.

     The new system generally applies to new and used tangible property ("recovery property") which would otherwise be depreciable under Section 167 of the Code. As a general matter, the new system allows a taxpayer to recover the cost or other tax basis of recovery property through deductions over a prescribed period of time that is dependent upon the type of property involved and not upon the property's actual economic useful life.

     Under Section 168, the cost of Equipment which is held by the Partnership and leased to others, and with respect to which the Partnership is considered to be the owner for federal income tax purposes, will be capitalized by the Partnership and deducted over a specified period. Except as discussed below with respect to computer software, it is anticipated that substantially all of the Partnership's recovery property will be "five-year property." Accordingly, the Partnership will be required to recover its basis in such property using either the straight-line method or the prescribed accelerated method (200% declining balance switching to straight-line for the first taxable year that the straight-line method will yield a larger allowance) over a five year recovery period. Although the Partnership intends to elect to recover Equipment costs on the straight-line method for the Equipment purchased with the proceeds of the Offering, it may, in other cases elect to recover Equipment costs on the accelerated basis.
If, however, any tax exempt entities become Limited Partners, the Partnership likely will continue to use a straight-line depreciation method. Both the accelerated and straight-line methods are applied to the entire cost or other tax basis of the Equipment without regard to salvage value. The Partnership intends to include Acquisition Fees as part of the cost of Equipment.

     With respect to personal property, both the straight-line method and the accelerated method generally use a "half-year" convention, which assumes that property is placed in service at the midpoint of the taxable year, regardless of when it is actually placed in service. For the year property is acquired and for the year property is disposed of, only a half year of depreciation is allowable. However, if the aggregate bases of property placed in service during the last three months of the year exceed 40% of the aggregate bases of all of the property placed in service during the year, then the taxpayer cannot use the half-year convention. Instead, the taxpayer must use the mid-quarter convention for all such property placed in service by the taxpayer for that year. For purposes of this test, members of an affiliated group are treated as one taxpayer.

     Therefore, assuming that the Equipment in question is five-year recovery property, that the straight-line method is elected, and that the mid-quarter convention is not required, 10% of the tax basis of the Equipment would be recovered in the year the property is placed in service. In each of the next four succeeding years, 20% of the basis would be recovered, and the remaining 10% would be recovered in the sixth year. Under the accelerated method, again assuming the mid-quarter convention is not required and that the appropriate recovery period is five years, approximately 20% of the tax basis of the Equipment would be recovered in the first year, 32% in the second year, 19.20% in the third year, 11.52% in both the fourth and fifth years, and 5.76% in the sixth year.

     Cost recovery deductions must be prorated for the first taxable year recovery property is placed in service if it is considered to be a short taxable year I.E., if the Partnership is operating for less than 12 months. Proposed Treasury Regulation Section 1.168-2(f). Under Section 1.168-2(f)(4), the Partnership's first taxable year will be considered to begin on the date of its initial substantial acquisition of Equipment. This required proration of the cost recovery deductions of the Partnership for its initial taxable year will reduce the tax benefits of an investment in the Partnership for 1995, but the tax benefits will be increased in some subsequent years because of increased cost recovery deductions in such years.

     Certain Equipment acquired by the Partnership may be subject to the so-called "anti-churning" rules found in either Code Section 168(f)(5) or
Section 168(v)(4) of the Internal Revenue Code of 1954. Equipment subject to the anti-churning rules may be subject to depreciation under old Section 168 or under Section 167. In addition, special rules under Code Section 168 apply to recovery property used predominantly outside the United States and to recovery property leased to tax exempt and governmental entities. The Partnership does not anticipate acquiring significant amounts of Equipment in these categories.

     A portion of the property acquired by the Partnership for lease to others may consist of computer software. There are a number of uncertainties as to the proper tax treatment of computer software costs. However, Revenue Procedure 69-21, 1969-1 C.B. 303, provides that if computer software costs are included, without being separately stated, in the costs of computer hardware, the software costs may be recovered on the same basis as the hardware cost. If computer software costs are separately stated, the software may be treated as an intangible asset and its cost may be amortized ratably over a five-year period or a shorter period if the software has a shorter useful life. Section 167(f) of the Code, as amended by the Omnibus Reconciliation Act of 1993, provides that to the extent that a depreciation deduction is otherwise allowable pursuant to Section 167(a) of the Code, the depreciation deduction for computer software shall be computed using the straight line method and useful life of 36 months.

     If the Partnership is considered to be the owner of its property for federal income tax purposes, the Partnership should be entitled to all cost recovery, depreciation and amortization deductions allowable with respect to the property under the existing Code, Treasury Regulations, court decisions and other applicable law.

     RECAPTURE OF COST RECOVERY DEDUCTIONS. All or part of the cost recovery, depreciation or amortization deductions of the Partnership may be recaptured as ordinary income upon a subsequent disposition by the Partnership of its Equipment or other property or, with respect to a Partner's share of such deductions, upon the disposition of the Partner's Units. See "Income Tax Considerations - Disposition of Units" below. The cost recovery, depreciation or amortization deductions of the Partnership will be recaptured to the extent of any gain on disposition. This recapture amount will be recognized in full as ordinary income in the year of sale even if the Partnership has made an installment sale of the property. See "Income Tax Considerations - Sale of Equipment."

     If the Partnership has not made a basis adjustment election under
Section 754, a purchaser of Units also may be required to recapture amounts attributable to cost recovery, depreciation or amortization deductions taken by the Partnership prior to his purchase of his Units when the Partnership disposes of property subject to recapture or when the purchaser subsequently sells his Units. The Partnership does not intend to make an election under
Section 754, but may do so in the discretion of the General Partner. The absence of such an election may make it more difficult for a Limited Partner to dispose of his Units.

INTEREST DEDUCTION LIMITATIONS

     SECTION 163(d). Section 163(d) of the Code restricts the ability of noncorporate taxpayers to deduct interest on funds borrowed to acquire or carry investment assets. Such taxpayers may deduct "investment interest" only to the extent of the "net investment income" of the taxpayer for the taxable year. Any interest disallowed under this provision in one year may be carried forward indefinitely and claimed at such time as the taxpayer has sufficient investment income.

     Interest expense that is allocable to a passive activity is subject to the passive loss limitations, and is not subject to the investment interest limitations. The General Partner anticipates that the Partnership will be deemed a passive activity with respect to the income, gains, losses, deductions and credits passed through to the Limited Partners and, therefore, will not figure in a Limited Partner's investment interest limitations calculation.

     Again, however, no assurances can be made because of the broad discretion given to the Department of Treasury in Section 469(l). Consequently, because the Partnership may borrow to acquire Equipment, it is possible that the Partnership will generate interest expense. Further, because the Partnership will enter into net leases, any interest expense that might be paid by the Partnership might be considered to be investment interest expense and, as such, would be subject to the limitations described herein. Because the amount of any Limited Partner's investment interest that would be subject to disallowance in any year will depend upon the other investment income and expenses of that Limited Partner, the extent, if any, of such disallowance will depend upon that Limited Partner's particular tax situation.

     Additionally, the IRS might argue that all or some portion of any interest incurred in connection with the acquisition or maintenance of a Unit in the Partnership is investment interest. As noted above, however, it is anticipated that any interest in the Partnership as a Limited Partner will be deemed a passive activity (unless modified by Treasury Regulations or legislation). To the extent the investment in a Unit is treated as a passive activity, any interest incurred in acquiring or maintaining such an interest would not be subject to Section 163(d) but instead would be subject to the passive activity limitations.

     SECTION 265. Section 265 of the Code denies any deduction for interest paid by a taxpayer on indebtedness incurred or continued for the purpose of purchasing or carrying tax exempt obligations. Denied interest may not be deducted in any year. The IRS announced in Revenue Procedure 72-18, 1972-1 C.B. 740 (clarified by Revenue Procedure 74-8, 1974-1 C.B. 419), that the prescribed purpose generally will be deemed to exist with respect to indebtedness incurred to finance a "portfolio investment," including a limited partnership interest. Accordingly, in the case of a Limited Partner owning tax exempt obligations, the IRS may take the position that, with respect to a Limited Partner who borrows funds to purchase Units, the interest paid by the Limited Partner on such loan should be viewed as incurred on loans which enable him to continue carrying his tax exempt obligations. If this position were upheld, the Limited Partner would not be allowed to deduct such interest.

CASH DISTRIBUTIONS

     Cash distributions made to a Limited Partner, other than those in exchange for, or redemption of, all or part of his Units, reduce a Limited Partner's adjusted basis in his Units and may represent both a return of capital and income. To the extent distributions of cash (including reductions in a Limited Partner's proportionate share of Partnership nonrecourse liabilities, if any) reduce a Limited Partner's adjusted basis in his Units to zero, such distributions will be treated as returns of capital which generally do not result in any recognition of gain or loss for federal income tax purposes. To the extent such distributions or reductions in liabilities exceed a Limited Partner's adjusted basis in his Units immediately prior thereto, such Limited Partner will recognize gain to the extent of such excess. Such gain may be treated as ordinary income to the extent the distribution is deemed to be in exchange for a share of the Limited Partner's interest in the Partnership's "substantially appreciated" inventory and "unrealized receivables" (which includes depreciation recapture); any excess gain will be treated as capital gain. The gain that a Limited Partner will recognize as a result of a reduction of liabilities in excess of such Limited Partner's adjusted tax basis in his Units immediately prior thereto will result in a tax liability to the Limited Partner without any cash distribution to such Limited Partner. To the extent a Limited Partner's federal tax liabilities exceed cash distributions, such excess in effect would be a nondeductible cost to such Limited Partner.

SALE OF EQUIPMENT

     Gain realized by the Partnership upon the sale or other disposition of any of its properties, including Equipment, held for more than 12 months will generally be treated as Section 1231 gain, as discussed below (except to the extent that the gain represents depreciation recapture taxable as ordinary income -- see "Income Tax Considerations - Cost Recovery and Depreciation -Recapture of Cost Recovery Deductions"), unless it is determined that the particular property sold constitutes stock in trade or property held primarily for sale to customers in the ordinary course of the Partnership's trade or business. Under the general rule of Section 1231, to the extent that the Partnership assets that are sold constitute Section 1231 assets (I.E., depreciable property used in the Partnership's trade or business and held for more than 12 months), a Partner's share of the net gains or losses incurred would be treated as long-term capital gains, or ordinary losses, as the case may be.

     Notwithstanding the general rule, to the extent that such assets are subject to depreciation recapture, gains will be treated as ordinary income. In addition, if Partnership assets are sold on an installment sale basis, Code Section 453(i) requires that all depreciation recapture be recognized as ordinary income in the year of disposition, whether or not any payments are received in that year. Furthermore, a taxpayer who has a net Section 1231 gain for the taxable year must look back to the five most recent preceding taxable years commencing after 1981 for possible "recapture" of net Section 1231 losses for such past years. If there were any net Section 1231 losses for such past periods, the taxpayer must treat his current year's net
Section 1231 gain as ordinary income to the extent of the amount of unrecaptured net Section 1231 losses for such past years.

     If the Partnership is held to be a "dealer" (defined as a taxpayer regularly engaged in the sale of personal property of the same type on the installment basis), or if any of the Equipment sold is found to constitute stock in trade or property held primarily for sale to customers in the ordinary course of the Partnership's trade or business, gain or loss on the sale or other disposition of such Equipment will be ordinary income or loss, and under Code Section 453(b), gain from such dispositions will not be eligible for the installment sales method of reporting income.

     In determining the amount realized upon the sale, exchange or other disposition of a Partnership asset, the Partnership must include the amount of any liability to which the property is subject. Thus, the Partnership's gain or loss on the sale of any such property may exceed the cash proceeds of such sale. In such case, the income tax payable by the Limited Partners with respect to such gain may exceed the cash distributed to the Limited Partners. Further, the Partnership may, instead of receiving all cash, take back purchase money obligations as part of the consideration for the sale of any its of property. While the Partnership anticipates that any such sale would qualify as an "installment sale" for federal income tax purposes, any depreciation recapture with respect to the item of property still would have to be recognized in full in the year of sale. See "Income Tax Considerations
- Cost Recovery and Depreciation - Recapture of Cost Recovery Deductions."
In addition, depending upon the amount of the Partnership's and any individual Limited Partner's outstanding installment obligations at the end of any year, a Limited Partner may be liable for the payment of interest on the amount of the tax liability deferred as a result of the "installment sale" of Equipment.

     A foreclosure of a security interest in Partnership property will generally be treated as a sale of such property, subject to the rules discussed above. Ordinarily, gain will be realized to the extent of the excess of the indebtedness over the adjusted basis of the property at the time of the foreclosure.

     Gain realized on a sale or other disposition of an item of Equipment should be treated as income from the activity of leasing such Equipment, which should permit any amounts disallowed under Section 465 for the leasing of such Equipment in previous years to be allowed for the taxable year of the sale. See "Income Tax Considerations - Limitations on Utilization of Partnership Losses - Amounts at Risk" and "Summary of the Partnership Agreement."

     The Partnership has not been organized to operate as a "dealer" in Equipment and does not presently intend to hold any Equipment as inventory, as stock in trade or primarily for sale to customers in the ordinary course of its trade or business. Under existing law, whether property is held as inventory is a question of fact, depending upon all of the circumstances of the particular transaction. There are cases holding, for instance, that property acquired by a taxpayer for investment purposes was later held as inventory for sale to customers in the ordinary course of business. Other cases have held that taxpayers continuously involved in buying and selling property still may hold specific property for investment. Important factors in making these determinations generally include the purpose or reason for the purchase and sale of the property, the continuity of sales or sales-related activities, the number and frequency of sales, and the substantiality of sales income compared to the taxpayer's other income. The Partnership intends to purchase Equipment for investment only and to engage in the business of leasing such Equipment. Accordingly, the Partnership anticipates that it will not be treated as holding any Equipment primarily for sale in the ordinary course of its trade or business. Nevertheless, there is no assurance that the IRS will not take the contrary position.

DISPOSITION OF UNITS

     IN GENERAL. A Partner who sells or otherwise disposes of his Units, including redemptions of a Limited Partner's Units pursuant to Article 12 of the Partnership Agreement, will realize taxable gain or loss measured by the difference between the selling or redemption price and the adjusted tax basis of his Units. See "Income Tax Considerations - Limitations on Utilization of
Partnership Losses - Tax Basis."   Gain or loss, in general, will be taxed
as short-term or long-term capital gain or loss, depending on the period the Units have been held (provided the Partner is not a dealer in the Units). However, gain attributable to the Partner's share of "substantially appreciated inventory items" and "unrealized receivables" of the Partnership, as those terms are defined in Code Section 751, will be taxed as ordinary income. Unrealized receivables include any cost recovery, depreciation and amortization deductions of the Partnership that would have been recaptured upon a hypothetical sale of the Equipment. As a result, Code Section 453(i), which requires that recapture amounts be recognized in full in the year of sale even if the sale qualifies as
an installment sale, may apply to an installment sale of Units.   See "Income
Tax Considerations - Cost Recovery and Depreciation - Recapture of Cost
Recovery Deductions."   In determining the amount realized upon the sale or
exchange of Units, a Limited Partner must include, among other things, his allocable share of Partnership indebtedness included in his basis in such Units. See "Income Tax Considerations - Limitations on Utilization of
Partnership Losses - Tax Basis."   Thus, a Partner's gain on the sale or
exchange of Units should be treated as income from the activity of leasing the Equipment.  As a result, suspended losses, if any, from prior years could offset the gain realized on the sale or exchange of Units. See "Income Tax Consideration - Limitation on Utilization of Partnership Losses - Amounts
at Risk - Passive Activity Losses Limitations."   A Partner who sells or
otherwise disposes of his Units must also report his share of the taxable income or loss of the Partnership for the portion of the taxable year of the Partnership during which he owned his Units.

     GIFT OF UNITS. Since the tax consequences of any gift or transfer will depend upon the particular circumstances and upon the individuals or organizations involved in the transaction, before making any gift of Units, a Limited Partner should consult his tax advisor as to the consequences of such a gift and as to the basis of the Units in the hands of his successor.

     DEATH OF PARTNER. If a Limited Partner dies, the fair market value of his Units at death (or, if elected, at the alternate valuation date) will be subject to federal estate taxation. Under present law, the death of a Limited Partner does not result in a sale or exchange giving rise to a federal income tax. It is not clear what the tax consequences are if the decedent's proportionate share of the Partnership's liabilities exceeds the adjusted basis of his Units at death. In this event, some gain may be recognized to the decedent or his estate upon the distribution of the Units to the extent of such excess. The cost or other basis of the Units inherited from the decedent generally is "stepped up" or "stepped down" to its fair market value for federal income tax purposes.

     NOTICE OF TRANSFER. Pursuant to Code Section 6050K, a Limited Partner who transfers an interest in a partnership, whether by sale, gift or otherwise, must notify the partnership of such transfer within 30 days of the transfer or, if earlier, by January 15 of the calendar year following the calendar year in which transfer occurs. In addition, Section 6050K requires a partnership to file a separate information return (Form 8308) whenever there is a transfer of a partnership interest involving a Code Section 751(a) sale or exchange. A Limited Partner who fails to inform the Partnership of a transfer of the Limited Partner's Units in accordance with the rules described in this paragraph is liable for a penalty of $50 per unreported transfer with an annual maximum penalty of $100,000. Each such return must contain the following: (a) the names, addressees and taxpayer identification numbers of the transferee and transferor involved in the exchange and (b) the date of the sale or exchange. Once notified, Section 6050K(b) of the Code requires the partnership to provide the transferee and the transferor with a copy of the completed Form 8308. Failure to provide this notice may result in a $50 penalty per unreported transfer with an annual maximum penalty of $250,000. However, the partnership is not required to file a Form 8308 or furnish statements regarding any Section 751(a) exchanges until it has been notified, or has reason to know, that such an exchange has taken place. The partnership may rely on a written statement from the transferor that the transfer was not a Section 751(a) exchange unless the partnership has knowledge to the contrary. These reporting requirements may increase the Partnership's administrative costs. If a return is required to be filed by a broker pursuant to Section 6045 of the Code with respect to the transfer, no return is required under Code Section 6050K by either a selling Limited Partner or the Partnership. See Treasury Regulations Section 1.6050K-1.

TERMINATION OF THE PARTNERSHIP FOR TAX PURPOSES

     The Code provides that if 50% or more of the capital and profits interests in a partnership is sold or exchanged within a single twelve-month period, the partnership will terminate for tax purposes. The Partnership

Agreement prohibits the transfer of any Unit if such transfer would result in the termination of the Partnership for federal income tax purposes. However, involuntary transfers (such as transfers by death, dissolution, etc.) could possibly result in termination of the Partnership for federal income tax purposes.

     If the Partnership should terminate for tax purposes, it would be deemed to have distributed its assets to the Limited Partners, who would then be deemed to have contributed the assets to a new partnership. Some of the effects of a termination of the Partnership for federal income tax purposes could include changes in the Partnership's tax basis in its assets and the period over which such assets could be depreciated.

     A Limited Partner may recognize gain to the extent, if any, that the Limited Partner's pro rata share of the Partnership's cash (and the reduction, if any, in the Limited Partner's share of any Partnership indebtedness, including nonrecourse indebtedness) at the date of termination exceeds the adjusted tax basis of his Units. In addition, the Partnership's taxable year would terminate. If the Limited Partner's taxable year were other than the calendar year, the inclusion of more than one year of Partnership income in a single taxable year of the Limited Partner could result. Because the new partnership would be treated as a separate entity for federal income tax purposes, no election of the prior partnership would remain valid. Thus, new federal income tax elections would be required to be made.

NO SECTION 754 ELECTION

     Due to the burdensome and costly recordkeeping requirements that a
Section 754 Election entails, it is unlikely that the General Partner will exercise its discretion in favor of making this election to adjust the basis of Partnership property in the case of transfers of Units. If the General Partner does not make a Code Section 754 Election, a subsequent Limited Partner's share of gain or loss upon the sale of the Partnership assets will be determined by taking into account the Partnership's tax basis in the assets and without reference to the cost associated with acquiring the Units. Thus, the absence of a Code Section 754 Election may reduce the marketability of Units.

INVESTMENT BY TAX EXEMPT ENTITIES

     The income earned by a tax exempt entity, including a qualified employee pension or profit sharing trust or an individual retirement account (a "Tax Exempt Entity"), is generally exempt from taxation. However, gross unrelated business taxable income ("UBTI") of a Tax Exempt Entity is subject to tax to the extent that, when combined with all other gross UBTI of the Tax Exempt Entity for a taxable year, it exceeds all deductions attributable to the UBTI plus $1,000 during the taxable year. Such UBTI will be taxable at ordinary income rates and may be subject to the alternative minimum tax. See "Income Tax Considerations - Taxes-Alternative Minimum Tax."

     The leasing of tangible personal property is treated for purposes of the Code as an unrelated trade or business. See Revenue Rulings 78-144, 1978-1 C.B. 168, 69-278, 1969-1 C.B. 148, and 60-206, 1960-1 C.B. 201. The IRS has
ruled that a partner's distributive share of income or gain from a partnership engaged in the leasing of tangible personal property is treated in the same manner as if such income or gain were realized directly by the partner. Therefore, a Tax Exempt Entity that invests in the Partnership will be subject to the tax on UBTI for any taxable year of the Tax Exempt Entity to the extent the Partnership generates income from the leasing of the Equipment and the total of the Tax Exempt Entity's share of that income for the taxable year plus its UBTI from all other sources for the taxable year exceeds the sum of all deductions attributable to the UBTI plus $1,000.

     Although the Partnership's portfolio income (e.g., interest income from the investment of Partnership cash balances) generally will not produce UBTI for a Tax Exempt Entity that invests in the Partnership, a portion of such Tax Exempt Entity's portfolio income from the Partnership will constitute UBTI pursuant to the "debt-financed property" rules if the Tax Exempt Entity finances its acquisition of Units with debt. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize all income from the Partnership as UBTI.

     Except to the extent of gain or loss from the sale, exchange, or other disposition of acquisition indebtedness property and except to the extent the Equipment constitutes inventory or property held primarily for sale to customers in the ordinary course of a trade or business, gains from the sale or exchange of the Equipment generally will be excludible from the scope of UBTI. However, any gain on the disposition of Equipment that is characterized as ordinary income as a result of the recapture of cost recovery or depreciation deductions will constitute UBTI for Tax Exempt Entities.

     If the gross income taken into account in computing UBTI exceeds $1,000, the Tax Exempt Entity is obligated to file a tax return for such year on IRS Form 990-T. Neither the Partnership nor the General Partner expects to undertake the preparation or filing of IRS Form 990-T for any Tax Exempt Entity in connection with an investment by such Tax Exempt Entity in the Units. Generally, IRS Form 990-T must be filed with the IRS by May 15 of the year following the year to which it relates.

     Penalties may be imposed by the IRS for failing to file this tax return when required, and, if tax is due, additional penalties and interest may be imposed if the tax is not paid. In addition, any tax due should be paid by the Tax Exempt Entity.

     A TAX EXEMPT ENTITY'S INVESTMENT IN UNITS WILL RESULT IN THE REALIZATION OF UBTI AND SUCH TAX EXEMPT ENTITY IS URGED TO OBTAIN THE ADVICE OF A QUALIFIED TAX ADVISOR ON THE EFFECT OF REALIZING UBTI AND ANY OBLIGATION TO FILE INCOME TAX RETURNS AND TO PAY TAX ON SUCH UBTI. SEE "ERISA
CONSIDERATIONS."

INVESTMENT BY NONRESIDENT ALIEN INDIVIDUALS AND FOREIGN CORPORATIONS

     Nonresident alien individuals and foreign corporations that become Limited Partners will, like the Partnership, be deemed to be engaged in the conduct of a trade business within the United States. Under Sections 871(b) and 882(a) of the Code, nonresident aliens individuals and foreign corporations, respectively, will be subject to United States income tax on their allocable shares of any Partnership taxable income. Nonresident alien individuals and closely held foreign corporations that acquire Units will also be subject to the same limitations on the deduction of Partnership losses that apply to domestic Limited Partners. See "Income Tax Considerations - Certain Principles of Partnership Taxation, Limitations on Utilization of Partnership Losses."

     Foreign corporations may also be subject to the branch profits tax under
Section 884 of the Code. Such tax is equal to 30% of a foreign corporation's earnings and profits effectively connected with a United States business that are withdrawn (or deemed withdrawn) from investment in the United States. This tax is payable in addition to the regular United States corporate tax. In certain circumstances, the imposition of the branch profits tax may be overridden by the nondiscrimination provisions of applicable United States tax treaties.

     The Partnership will be required to withhold from distributions to each foreign Limited Partner an amount equal to a percentage of the Partnership's taxable income that is allocable to the Limited Partner. Section 1446 of the Code provides that the amount of tax to be withheld is the "applicable percentage" of the taxable income of the Partnership allocable to foreign Limited Partners. The applicable percentage is equal to the highest appropriate tax rate, currently 39.6% for individual foreign Limited Partners and 35% for corporate foreign Limited Partners. See "Income Tax
Considerations - Taxes." Such withheld amounts will be credited against the Limited Partners' federal income tax liabilities for the taxable year in which withheld, and any excess will be refundable. Foreign Limited Partners may be entitled to tax credits for United States taxes in their countries of residence, and should consult with their local and United States tax advisors with regard to the tax consequences of an investment in Units.

TAXES

     GENERAL. The highest stated marginal individual tax rate is currently 39.6%. For 1995, the deduction for personal exemptions begin to be phased out for single taxpayers with an adjusted gross income over $114,700 and for married taxpayers filing joint returns with an adjusted gross income over $172,050. Further, otherwise allowable itemized deductions (other than medical expenses, casualty and theft losses and investment interest) for 1995 are reduced by an amount equal to three percent of a taxpayer's adjusted gross income over $114,700 ($57,350 in the case of a married person filing a separate return). Such deductions are not reduced by more than 80%. For purposes of the Alternative Minimum Tax set forth in Section 55 of the Code (see discussion below), the 3% reduction in allowable itemized deductions does not apply; however, the taxpayer is subject to additional limitations on deductions as set forth in Section 56 of the Code.

     CAPITAL GAINS AND LOSSES. Net capital gains (i.e., the excess of net long-term capital gains over short-term capital losses) of individuals are taxed at a 28% maximum tax rate. Capital losses, whether long-term or short-term, of individuals are only available to offset $3,000 of ordinary income in a given taxable year. Any remaining capital loss may be carried forward indefinitely.

     TWO PERCENT FLOOR ON MISCELLANEOUS ITEMIZED DEDUCTIONS. Noncorporate Limited Partners may deduct expenses paid or incurred for (a) the production or collection of income, (b) the management, conservation, or maintenance of property held for the production of income, or (c) in connection with the determination, collection or refund of a tax, only to the extent such expenses exceed two percent of adjusted gross income. This rule is to apply with respect to indirect deductions through pass-through entities (such as the Partnership) of amounts that would not be allowable as a deduction if paid or incurred directly by an individual. Although it is not anticipated that the Partnership will incur any material expenses of this nature, the two percent limit described above may cause certain expenses allocable to Limited Partners to be nondeductible.

     ALTERNATIVE MINIMUM TAX. This discussion only addresses the alternative minimum tax as it applies to noncorporate taxpayers (and to shareholders of an S corporation). The first step in determining a taxpayer's alternative minimum tax liability, if any, is calculation of the taxpayer's alternative minimum taxable income. Alternative minimum taxable income is computed by adjusting the taxpayer's taxable income in accordance with the rules set forth in Sections 55, 56 and 58 of the Code, and by increasing the resulting amount by the taxpayer's items of tax preference described in Code Section
57. Alternative minimum taxable income is then reduced by a specified exemption amount and by the taxpayer's alternative minimum tax foreign tax credit for the taxable year. The exemption amounts are $45,000 for married couples filing joint returns, $33,750 for single individuals, and $22,500 for married persons filing separate returns. The exemption is phased out above certain alternative minimum taxable income levels: $150,000 for married taxpayers filing joint returns, $112,500 for single taxpayers, and $75,000 for married taxpayers filing separate returns. The alternative minimum tax rate is 26% on the amount of the taxpayer's alternative minimum taxable income which does not exceed $175,000 (after taking into account the exemption amount) and 28% on the amount exceeding $175,000. A taxpayer is only required to pay an alternative minimum tax liability to the extent that the amount of that liability exceeds the liability which the taxpayer would otherwise have for the regular federal income tax.

     One of the adjustments to taxable income established by Code Section 56 relates to the amount of cost recovery deduction claimed on personal property. To derive a taxpayer's alternative minimum taxable income, the taxpayer's taxable income must be adjusted by an amount equal to the difference between (i) the amount of cost recovery deductions claimed by the taxpayer with respect to personal property and (ii) the amount which would have been allowable over the asset depreciation range class life of the property using the 150% declining balance method, converting to straight-line when necessary to maximize the remaining deductions. The adjustment results in a basis in the depreciated property for alternative minimum tax purposes which may differ from its basis for regular tax purposes. Thus, upon disposition of the property, the taxpayer will generally recognize less gain (or a greater loss) for alternative minimum tax purposes than for regular tax purposes. Contributions of appreciated property (real, personal and intangible) to certain qualified charitable organizations made after December 31, 1992 (after June 30, 1992 in the case of tangible personal property) will no longer result in an alternative minimum tax adjustment. Items of tax preference include other items which are not anticipated to be generated by the Partnership, but may apply in the case of certain Limited Partners due to their particular facts and circumstances unrelated to the Partnership.

PARTNERSHIP TAX RETURNS AND TAX INFORMATION

     The General Partner will file the Partnership's tax returns using the accrual method of accounting and will adopt the calendar year as the Partnership's taxable year. See "Income Tax Considerations - Certain Principles of Partnership Taxation." The Partnership will provide tax information to the Limited Partners within 75 days after the close of each taxable year. If a Limited Partner is required to file its tax return on or before March 15, it may be necessary for the Limited Partner to obtain an extension to file if the tax information referred to above is not distributed until the end of the 75-day period.

     Limited Partners will be required to file their returns consistent with the information provided on the Partnership's informational return or notify the IRS of any inconsistency. A failure to notify the IRS of an inconsistent position allows the IRS automatically to assess and collect the tax, if any, attributable to the inconsistent treatment.

IRS AUDIT OF THE PARTNERSHIP

     The tax return filed by the Partnership may be audited by the IRS. Adjustments, if any, from such audit may result in an audit of the Limited Partners' own returns. Any such audit of the Limited Partners' tax returns could result in adjustments of non-Partnership as well as Partnership items of income, gain, loss, deduction and tax preference.

     Audit proceedings are conducted at the partnership level and, if the IRS initiates an administrative proceeding or makes a "final adjustment" at the partnership level, it must notify each partner of the beginning and completion of the partnership administrative proceedings. Notice need not be given, however, to a partner who has less than a one percent interest in a partnership which has more than 100 partners, although a group of such partners having at least a five percent interest in partnership profits in the aggregate may designate a member of the group to receive notice. Because the Partnership will have more than 100 Limited Partners, the IRS will not notify individual Limited Partners of an audit of the Partnership. The General Partner is the "tax matters partner" who will normally have the authority to negotiate with the IRS with respect to any Partnership tax matter; the General Partner will also have the right to initiate judicial proceedings. A Limited Partner will thus be unable to control either an audit of the Partnership or any subsequent litigation. If, in such event, the General Partner does not go to court, any Limited Partner entitled to receive notice of the proceedings may bring an action to challenge any proposed audit findings by the IRS. A special statute of limitations exists in connection with the IRS's right to audit matters at the partnership level.

INTEREST AND PENALTIES

     With certain exceptions, a penalty will be assessed for each month or fraction thereof (up to a maximum of five months) that a partnership return is filed either late or incomplete. The monthly penalty is equal to $50 multiplied by the number of partners in the partnership during the year for which the return is due.

     With certain exceptions, a penalty will be assessed if the Partnership fails to furnish to the Limited Partners a correct Schedule K-1 to the federal income tax return for the Partnership on or before the prescribed due date (including any extension thereof). The penalty is equal to $50 multiplied by the number of partners not furnished a correct Schedule K-1 on or before the prescribed due date (including any extension thereof), with a maximum penalty of $100,000 per calendar year.

     Section 6662 of the Code establishes a penalty equal to 20% (40% in certain gross valuation misstatements) on underpayment of tax attributable to substantial valuation overstatements. This penalty applies only if (i) the value or adjusted basis of any property as claimed on an income tax return exceeds 200% of the correctly determined amount of its value or adjusted basis and (ii) the underpayment of tax attributable to the substantial overvaluation exceeds $5,000 ($10,000 in the case of a corporation other than an S corporation or personal holding company). All or any part of the penalty may be waived by the IRS upon the taxpayer's showing that a reasonable basis existed for the valuation claimed on the return and that the claim was made in good faith. If the Partnership were to overstate the value of Equipment, a Limited Partner might be liable for this penalty.

     There is a 20% penalty on the amount of an underpayment of tax attributable to a taxpayer's negligent disregard of applicable rules and regulations or to the "substantial understatement" of a tax liability. A substantial understatement is defined as an understatement for the taxable year that exceeds the greater of 10% of the required tax or $5,000 ($10,000 for corporations other than personal holding companies and S corporations). The penalty can be avoided either by disclosing the questionable item on the return or by showing that there was "substantial authority" for taking the position on the return. If a questionable item is related to a tax shelter, the understatement penalty can only be avoided by showing that the taxpayer reasonably believed that the treatment of the item was "more likely than not" the proper treatment. Based upon the representations of the General Partner, Counsel believes the Partnership will not be characterized as a "tax shelter" for these purposes. It should also be noted that the General Partner will not cause the Partnership to claim a deduction unless the General Partner believes, based upon the advice of its accountants or Counsel, that substantial authority exists to support the deduction.

     All interest payable with respect to a deficiency is compounded daily. Interest rates are redetermined quarterly and are based on the federal short-term interest rate (the average rate of interest on Treasury obligations maturing in less than three years) for the first month of the preceding quarter plus three percent.

FOREIGN TAX CONSIDERATIONS

     As noted above, the Partnership may acquire Equipment which is operated outside the United States. As a consequence, Limited Partners may be required to file returns and pay taxes in foreign jurisdictions with respect to the foreign source income of the Partnership. The income taxed by the foreign jurisdiction would in such a case be calculated according to the tax laws of the foreign jurisdiction which may or may not correspond with applicable United States standards.

     Limited Partners who have foreign tax liabilities as a result of the Partnership may be entitled to a foreign tax credit or to a deduction for foreign taxes paid which can be utilized to reduce their United States tax liabilities or taxable income, respectively. The calculation of the foreign tax credit is quite complex and no assurance can be given that a credit will be available in the amount of any foreign tax paid. In particular, prospective Limited Partners should be aware that United States law does not generally allow a foreign tax credit greater than the taxpayer's United States federal income tax liability with respect to the foreign source income of the taxpayer calculated separately for certain types of income including shipping income and passive rental income. In the event the Partnership earns these types of income, a Limited Partner must compute separately the foreign tax credit for each type of income. The foreign source income of a taxpayer is calculated according to United States rather than the foreign jurisdiction's tax law. It is possible that a foreign country might impose a tax in an amount greater than the allowable foreign credit under United States law. In such a case, Limited Partners would be subject to a higher effective rate of taxation than if no foreign tax had been imposed. To the extent that all income taxes paid to a foreign country on a certain type of income exceed the amount of foreign tax credit allowable in any year for such type of income, the excess foreign tax credits generally may be carried back two years or forward five years to offset United States income taxes on that certain type of foreign source income in those tax years. If the Partnership were to suffer an overall foreign loss in one year and incur foreign taxes in a subsequent year, the amount of foreign tax credit allowable in that subsequent taxable year could be reduced on account of the prior foreign loss, regardless of whether the loss resulted in a United States tax benefit to the Limited Partners. Each Limited Partner should consult his own tax advisor regarding the applicability of foreign taxes to his own situation.

     Prior to the Partnership entering into an arrangement which contemplates the use of Equipment outside the United States, the General Partner will consult with its Counsel and with special counsel located in the foreign jurisdiction concerning the possibility of structuring the transaction in a manner which will enable the Limited Partners to avoid being required to file income tax returns in the foreign jurisdiction. The General Partner has discretion to cause the Partnership to enter into any such arrangement.

PARTNERSHIP ANTI-ABUSE RULES

     Treasury Regulations have recently been promulgated (the "Anti-Abuse Rules") which purportedly grant authority to the IRS to recharacterize certain transactions to the extent that it is determined that the utilization of partnerships is inconsistent with the intent of the federal partnership tax rules. Under these Anti-Abuse Rules, the IRS may, under certain circumstances, (i) recast transactions which attempt to use the partnership form of ownership, or (ii) otherwise treat the partnership as an aggregation of its partners rather than a distinct separate entity, as appropriate in
order to carry out the purposes of the partnership tax rules.   The
Anti-Abuse Rules also provide that the authority to recharacterize transactions is limited to circumstances under which the tax characterization by the taxpayer is not, based on all facts and circumstances, clearly contemplated under the Code or the applicable Treasury Regulations.

     These Anti-Abuse Rules are intended to impact only a small number of transactions which improperly utilize partnership tax rules. It is therefore not anticipated that the Partnership and/or the transactions contemplated herein will be affected by the promulgation or administration of these Anti-Abuse Rules. In light of the broad language incorporated in these Regulations, however, no assurance can be given that the IRS will not attempt to utilize the Anti-Abuse Rules to alter, in whole or part, the tax consequences described herein with regard to an investment in the Partnership.

FUTURE FEDERAL INCOME TAX CHANGES

     Neither the General Partner nor Counsel can predict what further legislation, if any, may be proposed by members of Congress, by the current administration, or by any subsequent administration, nor can either predict which proposals, if any, might ultimately be enacted. Neither the General Partner nor Counsel can predict what changes may be made to existing Treasury Regulations, or what revisions may occur in the IRS' ruling policy. Consequently, no assurance can be given that the income tax consequences of an investment in the Partnership will continue to be as described herein.
Any changes adopted into law may have retroactive effect.

STATE TAXES

     In addition to the federal income tax considerations described above, prospective investors should consider applicable state and local taxes which may be imposed by various jurisdictions. A Limited Partner's distributive share of the income or loss of the Partnership generally will be required to be included in determining the Limited Partner's reportable income for state or local tax purposes in the jurisdiction in which the Limited Partner is a resident. Moreover, Pennsylvania and a number of other states in which the Partnership may do business generally impose state income tax on a nonresident and foreign Limited Partner's distributive share of Partnership income which is derived from such states. Pennsylvania and a number of other states have adopted a withholding tax procedure in order to facilitate the collection of taxes from nonresident and foreign Limited Partners on Partnership income derived from such states. Any amounts withheld would be deemed distributed to the nonresident or foreign Limited Partner and would, therefore, reduce the amount

      f

of cash actually received by the nonresident or foreign Limited Partner as a result of such distribution. Nonresidents may be allowed a credit for the amount so withheld against income tax imposed by their state of residency.
The Partnership cannot, at present, estimate the percentage of its future income that will be from states which have adopted such withholding tax procedures and it cannot, therefore, estimate the required withholding tax, if any. In addition, while the Partnership intends to apply to the applicable taxing authority of such states for a waiver (or a partial waiver), if any, of such withholding requirements, no assurance can be given that such waiver will ultimately be granted.

     PROSPECTIVE INVESTORS SHOULD BE AWARE THAT, IN COMPUTING THEIR TAXABLE INCOME FOR PURPOSES OF DETERMINING THEIR STATE INCOME TAX LIABILITIES, THEY MAY BE SUBJECT TO RULES WHICH ARE LESS FAVORABLE THAN THOSE UNDER FEDERAL INCOME TAX LAWS.

NEED FOR INDEPENDENT ADVICE

     The foregoing summary is not intended as a substitute for careful tax planning, particularly since the income tax consequences associated with an investment in the Partnership are complex and certain of them will not be the same for all taxpayers. ACCORDINGLY, PROSPECTIVE PURCHASERS OF UNITS ARE STRONGLY URGED TO CONSULT THEIR OWN TAX ADVISORS WITH SPECIFIC REFERENCE TO THEIR OWN TAX SITUATIONS.

                              ERISA CONSIDERATIONS

FIDUCIARIES UNDER ERISA

     A fiduciary of a pension, profit sharing or other employee benefit plan subject to Title I of ERISA (an "ERISA Plan"), should consider whether an investment in the Units is consistent with his fiduciary responsibilities under ERISA. In particular, the fiduciary requirements under Part 4 of Title I of ERISA require the discharge of duties solely in the interest of, and for the exclusive purpose of providing benefits to, the ERISA Plan's participants and beneficiaries. A fiduciary is required to perform the fiduciary's duties with the skill, prudence, and diligence of a prudent man acting in like capacity, to diversify investments so as to minimize the risk of large losses unless it is clearly prudent not to do so, and to act in accordance with the ERISA Plan's governing documents, provided that the documents are consistent with ERISA.

     Fiduciaries with respect to an ERISA Plan include any persons who have any power of control, management, or disposition over the funds or other property of the ERISA Plan. An investment professional who knows or ought to know that his or her advice will serve as one of the primary bases for the ERISA Plan's investment decisions may be a fiduciary of the ERISA Plan, as may any other person with special knowledge or influence with respect to a ERISA Plan's investment or administrative activities.

     It should be noted that while the beneficial "owner" or "account holder" of an IRA is treated as a fiduciary of the IRA under the Code, Tax Exempt Entities generally are not subject to ERISA's fiduciary duty rules. Also, if a participant in an ERISA Plan exercises independent control over the investment of the participant's individual account in the ERISA Plan (a "self-directed investment" arrangement), the participant is not deemed to be a fiduciary. Finally, certain Qualified Plans of sole proprietors or partnerships in which at all times (before and after the investment) the only participant(s) is/are the sole proprietor and his or her spouse or the partners and their spouses, and certain Qualified Plans of corporations in which at all times (before and after the investment) the only participant(s) is/are an individual or/and his or her spouse who own(s) 100% of the corporation's stock, are generally not subject to ERISA's fiduciary standards, although they are subject to the Code's prohibited transaction rules explained below.

     A person subject to ERISA's fiduciary rules with respect to an ERISA Plan should consider those rules in the context of the particular circumstances of the ERISA Plan before authorizing an investment of a portion of the ERISA Plan's assets in Units.

     Fiduciaries of an ERISA Plan that permits a participant to exercise independent control over the investments of his individual account in accordance with Section 404(c) of ERISA (a "self-directed investment" arrangement) will not be liable for any investment loss or for any breach of the prudence or diversification obligations that results from the participant's exercise of such control, and the participant is not deemed to be a fiduciary subject to the general ERISA fiduciary obligations described above merely by virtue of his exercise of such control.

     The fiduciary of an IRA or a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees (a "Non-ERISA Plan") should consider that such an IRA or Non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

PROHIBITED TRANSACTIONS UNDER ERISA AND THE CODE

     Any fiduciary of an ERISA Plan or a person making an investment decision for a non-ERISA Plan or an IRA should consider the prohibited transactions provisions of Section 4975 of the Code and Section 406 of ERISA when making their investment decisions. These rules prohibit such plans from engaging in certain transactions involving "plan assets" with parties that are "disqualified persons" described in Section 4975(e)(2) of the Code or "parties in interest" described in Section 3(14) of ERISA ("Disqualified persons" and "parties in interest" are hereinafter collectively referred to as "disqualified persons").

     "Prohibited transactions" include, but are not limited to, any direct or indirect transfer or use of a Benefit Plan's or IRA's assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a Benefit Plan's assets in the fiduciary's individual interest or for the fiduciary's own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a Benefit Plan. Under ERISA, a disqualified person that engaged in a prohibited transaction will be made to disgorge any profits made in connection with the transaction and will be required to compensate any ERISA Plan that was a party to the prohibited transaction for any losses sustained by the ERISA Plan. Section 4975 of the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with an ERISA Plan or a non-ERISA Plan or an IRA subject to Section 4975 of the Code. If the disqualified person who engages in the transaction is the individual on behalf of whom the IRA is maintained (or his beneficiary), the IRA may lose its tax exempt status and the assets will be deemed to be distributed to such individual in a taxable transaction.

     In order to avoid the occurrence of a prohibited transaction under
Section 4975 of the Code and/or Section 406 of ERISA, Units may not be purchased by a ERISA Plan, an IRA, or a non-ERISA plan subject to Section 4975 of the Code, as to which the General Partner or any of its Affiliates have investment discretion with respect to the assets used to purchase the Units, or with respect to which they have regularly given individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. Additionally, fiduciaries of, and other disqualified persons with respect to, an ERISA Plan, an IRA, and a non-ERISA Plan subject to Section 4975 of the Code, should be alert to the potential for prohibited transactions to occur in the context of a particular plan's or IRA's decision to purchase Units.

     Neither the General Partner nor the Partnership shall have any liability or responsibility to any Benefit Plan that is a Limited Partner or any other Limited Partner, including any Limited Partner that is a Tax Exempt Entity, for any tax, penalty or other sanction or costs or damages arising as a result of there being a prohibited transaction or as a result of Partnership assets being deemed plan assets of the Limited Partner under the Code or ERISA or other applicable law.

"PLAN ASSETS"

     If the Partnership's assets were determined under ERISA or the Code to be "plan assets" of a Limited Partner which is a Benefit Plan (i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to any transactions involving the Partnership's assets, (ii) persons who exercise any authority or control over the Partnership's assets, or who provide investment advice to the Partnership, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each ERISA Plan that acquires the Unit, and transactions involving the Partnership's assets undertaken at their direction or pursuant to their advice might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest, (iii) a fiduciary exercising his investment discretion over the assets of an ERISA Plan to cause it to acquire or hold the Unit could be liable under
Part 4 of Title I of ERISA for transactions entered into by the Partnership that do not conform to ERISA standards of prudence and fiduciary responsibility, and
(iv) certain transactions that the Partnership might enter into in the ordinary course of its business and operations might constitute "prohibited transactions" under ERISA and the Code. The Benefit Plan's fiduciaries might, under certain circumstances, be subject to liability for actions taken by the General Partner or its affiliates, and certain of the transactions described in this Prospectus in which the Partnership might engage, including certain transactions with Affiliates, may constitute prohibited transactions under the Code and ERISA with respect to such Benefit Plan, even if their acquisition of Units did not originally constitute a prohibited transaction.

     Under the Department of Labor ("DOL") regulations governing the determination of what constitutes the assets of a Benefit Plan in the context of investment securities such as Units, an undivided interest in the underlying assets of a collective investment entity such as the Partnership will be treated as "plan assets" of Benefit Plan investors if (i) the securities are not publicly offered, (ii) 25% or more by value of any class of equity securities of the entity is owned by Benefit Plans, (iii) the interests of the Benefit Plan investors are "equity interests," and (iv) the entity is not an "operating company." In order for securities to be treated as "publicly offered," they have to be either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of an offering registered under the Securities Act of 1933, and must also meet certain other requirements, including a requirement that they be "freely transferable."

     Units will be sold as part of an offering registered under the Securities Act of 1933. However, in Counsel's view, the Partnership is not an "operating company" and the restrictions on transferability of Units (see "Transferability of Units") prevent the Units from being "freely transferable" for purposes of the DOL's regulations. Consequently, in order to ensure that the assets of the Partnership will not constitute "plan assets" of Limited Partners which are Benefit Plans, the General Partner will take such steps as are necessary to ensure that ownership of Units by Benefit Plan investors is at all times less than 25% of the total value of outstanding Units. In calculating this limit, the General Partner shall, as provided in the DOL's regulations, disregard the value of any Units held by a person (other than a Benefit Plan) who has discretionary authority or control with respect to the assets of the Partnership, or any person who provides investment advice for a fee (direct or indirect) with respect to the assets of the Partnership, or any affiliate of any such a person. See "Investor Suitability Standards." However, neither the General Partner nor the Partnership shall have any liability or responsibility to any Tax Exempt Entity Limited Partner or any other Limited Partner for any tax, penalty or other sanction or costs or damages arising as a result of Partnership assets being deemed plan assets of a Tax Exempt Entity Limited Partner under the Code or ERISA or other applicable law.

OTHER ERISA CONSIDERATIONS

     In addition to the above considerations in connection with the "plan assets" issue, a decision to cause a Benefit Plan to acquire Units should involve considerations, among other factors, of whether (i) the investment is in accordance with the documents and instruments governing the Benefit Plan, (ii) the purchase is prudent in light of the diversification of assets requirement and the potential difficulties that may exist in liquidating Units, (iii) the investment will provide sufficient cash distributions in light of the Benefit Plan's required benefit payments or other distributions, (iv) the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on

UBTI derived from the Partnership, (v) in the case of an ERISA Plan, the investment, unless the investment is made in accordance with a self-directed individual arrangement under Section 404(c) of ERISA and regulations promulgated thereunder, is made solely in the interests of the ERISA Plan's participants, and (vi) the fair market value of Units will be sufficiently ascertainable, and with sufficient frequency, to enable the Benefit Plan to value its assets in accordance with the rules and policies applicable to the Benefit Plan. Prospective ERISA Plan investors should note that, with respect to the diversification of assets requirement, the legislative history of ERISA and a DOL advisory opinion indicate that the determination of whether the assets of a ERISA Plan that has invested in an entity such as the Partnership are sufficiently diversified may be made by looking through the ERISA Plan's interest in the entity to the underlying portfolio of assets owned by the entity.

                     MANAGEMENT DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULT OF OPERATIONS


     The Partnership has no operating history. The Partnership intends to acquire various types of computer peripheral and similar Equipment, and to lease such Equipment predominantly under Operating Leases. The Partnership may also lease Equipment under Full Payment Net Leases or enter into Conditional Sales Contracts with respect to Equipment. The Partnership anticipates that it will use a substantial portion of the proceeds of this Offering, excess Cash Flow, debt financing and Net Disposition Proceeds received by the Partnership prior to its liquidation phase to purchase computer peripheral or other similar capital Equipment manufactured by, or compatible with, equipment manufactured by IBM. See "Investment Objectives and Policies - Types of Equipment," "Description of Leases" and "Risk Factors - Dependence on Manufacturers and IBM," "Risks of Leverage and Availability of Financing," "Risks of Equipment Operations" and "Unspecified Equipment and Lessees."

     The Partnership's operating revenues will initially be generated primarily from leasing, and otherwise entering into contracts for the use of Equipment. Operating revenues will be utilized to pay Partnership expenses and provide cash distributions to Limited Partners. See "Investment Objectives and Policies - Description of Leases." The General Partner anticipates that the Partnership will commence liquidation of all of its assets beginning in the ninth year of program operations, subject to the General Partner's discretion to extend the liquidation process if in the General Partner's discretion such extension will enable the Partnership to dispose of its assets on more favorable terms. In no event will the Partnership continue after December 31, 2006. See "Investment Objectives and Policies - Liquidation Policies."

     Because the Partnership's leases and Conditional Sales Contracts will be on a "triple-net" (or equivalent) basis, it is anticipated that no permanent reserve for maintenance and repairs will be established from the Offering proceeds. However, the General Partner is authorized to establish reserves in the future if and to the extent it deems necessary for maintenance, repairs and working capital. In addition, the General Partner and Com Cap Corp. have agreed that the General Partner or Com Cap Corp. will lend or contribute to the Partnership an amount equal to 1.01% of net Offering proceeds, if needed, to meet the Partnership's expenses. If available Cash Flow or Net Disposition Proceeds are insufficient to cover the Partnership's expenses and liabilities, the Partnership will obtain additional funds by disposing of or refinancing Equipment or by borrowing within its permissible limits.

                      SUMMARY OF THE PARTNERSHIP AGREEMENT


     The rights and obligations of the Partners in the Partnership will be governed by the Partnership Agreement, which is attached in its entirety as Appendix I hereto. The following statements, and other statements in this Prospectus concerning the Partnership Agreement and related matters, are merely an outline, do not purport to be complete, in no way modify or amend the Partnership Agreement and are qualified in all respects and in each case by the language of the Partnership Agreement.

THE UNITS

     A maximum of 750,000 Units are authorized for issuance and sale in the Offering. Subscribers who are accepted as Limited Partners by the General Partner on or before the Initial Closing will be admitted to the Partnership as Limited Partners on the day of the Initial Closing. Thereafter, Subscribers who are accepted as Limited Partners by the General Partner will be admitted into the Partnership as Limited Partners on or before the last day of the calendar month following the date such acceptance occurs. Transferees of Units will be recognized as Substituted Limited Partners on or before the first day of the calendar month following the calendar month in which the General Partner receives a completed transfer application and approves the transferee as a Substituted Limited Partner. The Partnership's records shall be amended to reflect the substitution of Limited Partners at least once in each calendar quarter.

NONASSESSABILITY OF UNITS

     The Units are nonassessable. When a Unit has been paid for in full, the holder of the Unit has no obligation to make additional contributions to the Partnership's capital.

LIABILITY OF LIMITED PARTNERS

     Limited Partners are not personally liable for the obligations of the Partnership, but their investments are subject to the risks of the Partnership's business and the claims of its creditors. A Limited Partner, under certain circumstances, may be liable to return any distributions from the Partnership to the extent that, after giving effect to the distribution, all liabilities of the Partnership (other than nonrecourse liabilities and liabilities to Partners on account of their interests in the Partnership) exceed the fair value of the Partnership's assets, including assets serving as security for nonrecourse liabilities.

ALLOCATIONS AND DISTRIBUTIONS

     The provisions of the Partnership Agreement governing the allocation of tax items and the apportionment of cash distributions are summarized under the caption "Allocations and Distributions."

RESPONSIBILITIES OF THE GENERAL PARTNER

     The General Partner has the exclusive responsibility for the management and control of all aspects of the business of the Partnership. In the course of its management, the General Partner may, in its absolute discretion, cause the Partnership to purchase, own, lease, sell and/or make future commitments to purchase, lease and/or sell the Equipment and interests therein when and upon such terms as it determines to be in the best interests of the Partnership as it deems necessary for the efficient operation of the Partnership, except that Limited Partners holding more than 50% of the outstanding Units held by all Limited Partners (a "Majority in Interest") must approve the sale of substantially all of the assets of the Partnership, except when such sales occur in the orderly liquidation and winding up of the business of the Partnership.

     A Majority in Interest of the Limited Partners may, at any time, remove the General Partner. Upon the removal of the General Partner, the Partnership will be dissolved and liquidated unless, within 60 days of such removal, a Majority in Interest of the Limited Partners elect a successor General Partner to continue the Partnership.

RECORDS AND REPORTS

     The General Partner will keep at the Partnership's principal place of business adequate books of account and records of the Partnership. Each Limited Partner has the right, upon reasonable notice and within normal working hours, and at the expense of the Limited Partner, to inspect and copy true and full information regarding the state of the business and financial condition of the Partnership, federal, state and local tax returns of the Partnership, a list of the Partners and other information regarding the affairs of the Partnership as it may reasonably request. See "Reports to Limited Partners" for a description of the reports and financial statements which the General Partner will provide to the Limited Partners during the term of the Partnership.

MEETINGS OF THE PARTNERS

     The General Partner may call a meeting of the Limited Partners at any time, or call for a vote, without a meeting, of the Limited Partners on matters on
which they are entitled to vote.   The General Partner is required to call such
a meeting, or for such a vote, on the written request of Limited Partners
holding 10% or more of the total Units held by all Limited Partners.   Any vote
of a Limited Partner may be made in person or by proxy.

VOTING RIGHTS OF LIMITED PARTNERS

     The voting rights of the Limited Partners are set forth in the Partnership Agreement. By a vote of Limited Partners holding more than one-half of the outstanding Units, the Limited Partners may vote to: (a) approve or disapprove a sale of all or substantially all of the assets of the Partnership;
(b) dissolve the Partnership; (c) remove or approve the withdrawal of the General Partner; (d) prior to the removal, withdrawal or dissolution of the General Partner, elect a successor General Partner; and (e) amend the Partnership Agreement (except that without the consent of the Partner adversely affected, no amendment may be made which (i) converts a Limited Partner into a General Partner; (ii) modifies the limited liability of a Limited Partner;
(iii) alters the interest of the General Partner or Limited Partner in Net Profits, Net Losses or distributions from the Partnership or of the General Partner in its compensation; or (iv) affects the status of the Partnership as a partnership for federal income tax purposes, and except that without the prior consent of Limited Partners owning at least 66 2/3% of the Units, the Partnership may not amend the provisions in the Partnership Agreement relating to allocations, distributions or fees to the General Partner).

     With respect to any Units owned by the General Partner or its Affiliates, the General Partner and its Affiliates may not vote or consent on matters submitted to the Limited Partners regarding removal of the General Partner or any transaction between the Partnership and the General Partner or its Affiliates. In determining the required percentage in interest of Units necessary to approve a matter on which the General Partner and its Affiliates may not vote or consent, any Units owned by the General Partner or its Affiliates shall not be included.

ROLL-UPS AND CONVERSIONS

     Without the approval of holders of at least 66 2/3% of all outstanding Units, the Partnership shall not enter into any Roll-Up. A Roll-Up is defined in the Partnership Agreement to mean any transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. A Roll-Up does not include: a transaction involving securities if the securities have been listed for at least twelve months on a national securities exchange or traded through the NASD Automated Quotation National Market System; or a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in the Limited Partners' voting rights, the term of existence of the Partnership, compensation of the General Partner or its Affiliates, or the Partnership's investment objectives. Limited Partners who do not consent to an approved Roll-Up shall be given the option of (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (ii) receiving cash in an amount equal to the non-consenting Limited Partner's pro rata share of the appraised value of the net assets of the Partnership. An appraisal of the net assets of the Partnership shall be performed by a competent independent expert engaged for the benefit of the Partnership and the Limited Partners. Such appraisal shall be made on the basis of an orderly liquidation of the assets of the Partnership over a 12-month period as of a date immediately prior to the announcement of the proposed Roll-Up. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering. The Partnership shall not reimburse the sponsor of a proposed Roll-Up for the costs of an unsuccessful proxy contest in the event the Roll-Up is not approved by the Limited Partners.

     By the vote of a majority in interest of the Limited Partners the Partnership is permitted to engage is a conversion of the Partnership into another form of business entity which does not result in a significant adverse change in (i) the voting rights of the Limited Partners, (ii) the termination date of the Partnership (currently, December 31, 2006, unless terminated earlier in accordance with the Partnership Agreement), (iii) the compensation payable to the General Partner or its Affiliates, or (iv) the ability to meet the Partnership's investment objectives without materially impairing the rights of the Limited Partners. The General Partner will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the Partnership; the tax consequences (from the standpoint of the Limited Partners) of the conversion and of an investment in a limited partnership as compared to an investment in the type of business entity into which the Partnership would be converted; and the performance of the equipment industry in general, and of the computer peripherals segment of the industry in particular. In general, the General Partner would consider any material limitation on the voting rights of the Limited Partners or any substantial increase in the compensation payable to the General Partner or its Affiliates to be a significant adverse change in the listed provisions.

POWER OF ATTORNEY

     Pursuant to the terms of the Partnership Agreement, each purchaser of a Unit and each transferee of a Unit appoints the General Partner, acting alone, as the purchaser's or transferee's attorney-in-fact to make, execute, file, and/or record (i) documents relating to the Partnership and its business operations requested by or appropriate under the laws of any appropriate jurisdiction; (ii) instruments with respect to any amendment (iii) instruments or papers required to continue the business of the Partnership pursuant to the Partnership Agreement; (iv) instruments relating to the admission of any Partner to the Partnership; (v) a master list in accordance with Section 6112 of the Code (or any successor provision), relating to the Partnership's tax shelter registration (see "Income Tax Considerations - Partnership Tax Returns and Tax Information"); and (vi) all other instruments deemed necessary or advisable to carry out the provisions of the Partnership Agreement. The power of attorney is irrevocable, will survive the death, incompetency, dissolution, disability, incapacity, bankruptcy, or termination of the granting purchaser or transferee, and will extend to such person's heirs, successors, and assigns.

     The General Partner will be designated as the "Tax Matters Partner" who shall have authority to make certain elections on behalf of the Partnership and the Limited Partners, including extending the statute of limitations for assessment of tax deficiencies against the Limited Partners with respect to
Partnership items, and to enter into a settlement agreement with the IRS.   See
"Income Tax Considerations - Audit of the Partnership."

PARTNERSHIP TERM

     The term of the Partnership will expire on December 31, 2006, though the Partnership may be terminated and dissolved earlier after any of the following events:

            (i) The vote or written consent of a Majority in Interest of the Limited Partners;

           (ii)     The dissolution of the Partnership by judicial decree;

          (iii) The expiration of 60 days following the removal, withdrawal, involuntary dissolution, or Bankruptcy (or, in the case of an individual, the death or appointment of a conservator for the person or any of the assets) of the last remaining general partner of the Partnership, unless all Limited Partners (or a Majority in Interest of the Limited Partners, if the Terminating Event is the removal, Bankruptcy, or involuntary dissolution of the last remaining general partner) vote to continue the Partnership and a successor general partner is elected;

           (iv) The determination by the General Partner that it is necessary to commence the liquidation of the Equipment in order for the liquidation of all the Equipment to be completed in an orderly and business like fashion prior to December 31, 2006; or

            (v)     The sale of disposition of all the Partnership's Equipment.


                         INVESTOR SUITABILITY STANDARDS

     An investment in the Partnership is suitable only for persons or entities of adequate means who have no need for liquidity in their investment since
(i) investment in the Units involves certain risks and (ii) the Units are not freely transferrable and a public market for the Units does not exist and is not likely to develop. See "Risk Factors."

NET WORTH/INCOME

     Except with respect to Qualified Plans and Tax Exempt Entities, Units will be sold only to an investor who represents that he has either (i) a net worth (exclusive of home, home furnishings and automobiles) of at least $45,000 AND an annual gross income of at least $45,000, OR (ii) irrespective of annual gross income, a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000, or that he is purchasing in a fiduciary capacity for a person who meets such conditions. If the investor is a Qualified Plan or an IRA, such investor must represent (i) that the IRA owner or the participant in the self-directed Qualified Plan satisfies the foregoing standards, or (ii) if other than a self-directed Qualified Plan, that the Qualified Plan satisfies the foregoing suitability standards. The Partnership will apply these suitability standards only with respect to investors who acquire Units in its Offering.

     Although the General Partner believes that Units may represent suitable investments for individuals, Qualified Plans, Tax Exempt Entities, and many different types of entities, due to tax rules of particular application to certain types of entities, Units may not be suitable investments for such entities. The Partnership will produce unrelated business taxable income which, to the extent that it exceeds $1,000 in any taxable year from all sources, is taxable to Qualified Plans and Tax Exempt Entities. See "Income Tax Considerations - Investment by Tax Exempt Entities." Prospective investors should consult their tax advisors with respect to the tax consequences of an investment in Units as it may affect their particular tax situations.

     Certain state securities commissions have established suitability standards or minimum investment amounts for the offer and sale of securities which are different than those set forth above. All states in which the Partnership is authorized to sell Units have minimum investor suitability standards and minimum investment amounts which are within the standards and amounts set by the Partnership except for those states listed below or in a supplement to this Prospectus.
Net worth in all cases excludes home, home furnishings and automobiles.

     Additional suitability standards or minimum investment amounts are as follows:

     Arizona: Net worth of at least $225,000 or current annual income of at least $60,000 and a net worth of at least $60,000.

     California:    Net worth of at least $225,000 or current annual income
                    of at least $60,000 and a net worth of at least
                    $60,000.

     Iowa: Net worth of at least $225,000 or current annual income of at least $60,000 and a net worth of at least
                    $60,000.   Minimum investment amount for Tax Exempt
                    Entities and Keogh Plans is $2,500.

     Massachusetts: Net worth of at least $225,000 or current annual income of at least $60,000 and a net worth of at least
                    $60,000.

     Michigan:      In no event shall the aggregate purchase price of Units
                    exceed 10% of net worth.

     Minnesota:     Minimum investment amount for IRA's or Qualified Plans
                    (but not Tax Exempt Entities) is $2,000.

     Missouri:      Net worth of at least $225,000 or current annual gross
                    income of at least $60,000 and a net worth of at least
                    $60,000.

     Nebraska:      Minimum investment amount for all investors is $5,000 except that the minimum investment amount for Tax Exempt Entities and Keogh Plans is $1,000.

     New Jersey:    Net worth of at least $225,000 or current annual income
                    of at least $60,000 and a net worth of at least
                    $60,000.

     North Carolina:Net worth of at least $225,000 or current annual income of at least $60,000 and a net worth of at least
                    $60,000.

     Ohio: In no event shall the aggregate purchase price of Units exceed 10% of net worth.

     Pennsylvania:  The aggregate purchase price of Units may not exceed
                    10% of net worth.

     The suitability standards imposed by the Partnership will apply to transferees upon resale of an investor's Units.

     It is the responsibility of the General Partner and the Dealer Manager on behalf of the Partnership to make every reasonable effort to determine that the purchase of Units is a suitable and appropriate investment for each investor, based on information provided by the investor regardless of the investor's financial situation and investment objectives.

     The Partnership and/or Dealer Manager will maintain records for at least six years of the information used to determine the suitability of investors.

SUBSCRIBERS' REPRESENTATIONS AND WARRANTIES

     Each Subscriber will execute or authorize the execution of a Subscription Agreement to be submitted to the General Partner. In the States of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Missouri, Nebraska, North Carolina, Oregon and Tennessee, Subscribers are required to
personally sign the Subscription Agreement.   Each Subscriber will make
certain representations and warranties to the General Partner in his Subscription Agreement or by paying for his Units, including that he (i) has received this Prospectus, including the form of Partnership Agreement attached hereto as Appendix I; (ii) meets the applicable requirements as to investor suitability; (iii) accepts and adopts the provisions of the Partnership Agreement; and (iv) authorizes the General Partner, as his attorney-in-fact, to execute the Partnership Agreement and such other documents as may be required to carry out the business of the Partnership. Each Subscriber is also instructed that (a) he should not rely upon any information not specifically set forth in this Prospectus or any supplements thereto in making a decision to invest in the Partnership and the General Partner, the Dealer Manager and the Partnership accept no responsibility for information provided to an investor that is not clearly marked as being prepared and authorized by them for use with the public and (b) an investment in the Partnership involves certain risks including the matters set forth under the captions "Risk Factors," "Conflicts of Interest," "Management" and "Income Tax Considerations" in this Prospectus.

SPECIAL LIMIT ON OWNERSHIP OF UNITS BY BENEFIT PLANS

     To avoid classification of a pro rata portion of the Partnership's underlying assets as "plan assets" of investors which are Benefit Plans, the Partnership intends to restrict the ownership of Units by Benefit Plans to less than 25% of the total value of outstanding Units at all times. See "ERISA Considerations - Plan Assets." Benefits Plans include Qualified Plans, Tax Exempt Entities and certain other entities included in the definition of Benefit Plans in this Prospectus.

                              PLAN OF DISTRIBUTION

GENERAL

     The Units are offered through Wheat, First Securities, Inc. as Dealer Manager. The Dealer Manager may offer the Units through other broker-dealers who are members of the National Association of Securities Dealers, Inc. ("NASD"). The Units are being offered on a "best efforts" basis, which means that the Dealer Manager and the other broker-dealers are not obligated to purchase any Units and are only required to use their best efforts to sell Units
to investors.   The Offering of the Units is intended to be in compliance with
Article III, Section 34 of the Rules of Fair Practice of the National Association of Securities Dealers, Inc.

     The Partnership will pay to the Dealer Manager an aggregate amount of up to nine percent of Capital Contributions as Underwriting Commissions after and only if the required $2,500,000 Minimum Subscription Amount is sold. In addition, the Partnership will pay the Dealer Manager a non-accountable expense allowance equal to the lesser of (i) one percent of the Offering proceeds or (ii) $50,000 in connection with the sale and distribution of the Units. The Dealer Manager will pay other broker-dealers ("Selected Agents") out of Underwriting Commissions a selling commission of up to seven percent of the Capital Contributions from Units sold by such Selected Agents. The amount of the Underwriting Commissions will be determined based upon the quantity of Units sold to a single investor according to the following schedule:



   INDIVIDUAL          PURCHASE PRICE      SELLING
TRANSACTION SIZE          PER UNIT        COMMISSION         DEALER MANAGER FEE
----------------          --------        ----------         ------------------

$  1,000 to $250,000     $20.00               7%                       2%
$250,020 to $350,000     $19.80               6%                       2%
$350,020 to $500,000     $19.60               5%                       2%
$500,020 to $750,000     $19.40               5%                       1%
$750,020 to $1,000,000   $19.20               4%                       1%
$1,000,000 and over      $19.00               3%                       1%


     The Underwriting Agreement, under which the Dealer Manager will offer the Units, which is terminable without penalty by any party on 60 days' notice, contains cross-indemnity clauses with respect to certain liabilities between the General Partner and the Dealer Manager, including liabilities under the Securities Act. The Dealer Manager and Selected Agents participating in the offering may be deemed to be "underwriters" as that term is defined in the Securities Act.

OFFERING OF UNITS

     The offering of Units will commence on the Effective Date of the Registration Statement of which this Prospectus is a part. Provided the General Partner does not terminate the Offering of Units earlier, the Offering may continue until the full 750,000 Units are sold, or until May 12, 1997. In the event the Minimum Subscription Amount has not been received by May 12, 1996, Subscriptions will be released from the Escrow Account and returned to the prospective investors, together with any interest actually earned thereon, net of any tax withholding required by law. See "Plan of Distribution - Escrow Arrangements and Fundings."

     The General Partner and its Affiliates will not be prohibited from purchasing Units, although it is not their present intention to make such purchases. Any Units purchased by the General Partner or its Affiliates would be purchased for their own account and for investment and not for resale. No Units purchased by the General Partner and its Affiliates may be counted for purposes of obtaining the Minimum Subscription Amount. If the General Partner or its Affiliates purchase any Units, the voting rights of the General Partner with respect to the Units will be as described in the last paragraph of "Summary of the Partnership Agreement - Voting Rights of Limited Partners".

     Any purchase of Units in connection with this Offering must be accompanied by tender of the sum of $20 per Unit (subject to the quantity discounts referred to above), which is the full purchase price of a Unit; provided, however, the Dealer Manager or that Selected Agents may waive the Selling Commission with respect to the purchase of Units by employees of the Dealer Manager, Selected Agents, the General Partner and their Affiliates, so long as those employees are purchasing Units for their own accounts. If such fees are so waived, such employees will tender no less than $18.60, for the purchase of each Unit. An investor will be able to subscribe to the purchase of Units by authorizing the Dealer Manager or a Selected Agent to debit the investor's account maintained with the Dealer Manager or Selected Agent in the full amount of the subscription payment. To effect such a purchase, an investor must have the amount of the subscription payment in the investor's account on the day on which the account is debited (but such funds are not required to be in the account on an earlier date). An investor's funds so debited by a Selected Agent will be transferred by such a Selected Agent to the Dealer Manager no later than the first business day following the day on which the investor's account is debited.

     SUBJECT TO ACCEPTANCE BY THE GENERAL PARTNER OF THE INVESTOR'S SUBSCRIPTION AGREEMENT OR PAYMENT FOR THE UNITS PURCHASED, EXECUTION OF THE SUBSCRIPTION AGREEMENT OR PAYMENT FOR THE UNITS PURCHASED SHALL CONSTITUTE THE INVESTOR'S AGREEMENT TO THE TERMS AND CONDITIONS OF THE SUBSCRIPTION AGREEMENT AND THE PARTNERSHIP AGREEMENT, AND THE AUTHORITY OF THE GENERAL PARTNER TO EXECUTE THE PARTNERSHIP AGREEMENT ON BEHALF OF THE INVESTOR.

ESCROW ARRANGEMENTS AND FUNDINGS

     Subscriptions will be held in the Escrow Account at PNC Bank until funds equal to the Minimum Subscription Amount have been received. While held in escrow, Subscriptions will be invested in United States short-term government securities or interest bearing bank accounts, PNC Bank's Market Value Savings Account, or a similar account, for the benefit of the investors.

     The Partnership will not be funded until the Minimum Subscription Amount has been received. Once the Minimum Subscription Amount has been deposited in the Escrow Account, the Subscriptions will be released to the Partnership. Any interest earned on the Subscriptions while in escrow will be distributed, net of any tax withholding required by law, directly to the investors promptly following the funding, allocated in accordance with the amount of Subscriptions held for each investor and the length of time such Subscriptions were held.

     The Offering may be terminated, in the General Partner's discretion, at any time after the Minimum Subscription Amount has been received and accepted by the General Partner on behalf of the Partnership. The General Partner also has the discretion to terminate the Offering prior to receiving the Minimum Subscription Amount. In such event, the Partnership would be dissolved and Subscriptions held in escrow, together with any interest actually earned thereon net of any tax withholding required by law would be returned to the Subscribers. It is anticipated that the offering of Units will terminate no later than May 12,
1997.   Subscriptions will be released from the Escrow Account and returned to the Subscribers together with any interest actually earned thereon, net of any tax withholding required by law, in the event the Minimum Subscription Amount has not been received by May 12, 1996.

     Subscribers will be admitted to the Partnership and receive Units at one or more closings. Following receipt of the Minimum Subscription Amount and the Initial Closing, Limited Partners will be admitted not later than 15 days after the release from the Escrow Account to the Partnership of the Subscriber's funds. Additional closings will be held from time to time during the Offering Period as Subscriptions are accepted by the General Partner, but no less often than monthly. Subsequent subscriptions will be accepted or rejected by the General Partner within 30 days of their receipt. Funds received from rejected subscriptions will be returned to the Subscribers immediately upon rejection of their subscription. The final closing will be held shortly after the termination of the Offering Period or, if earlier, upon the sale of all the Units. After the Initial Closing, Limited Partners will be admitted to the Partnership no later than the last day of the calendar month following the date their Subscriptions are accepted by the General Partner. Each subscriber to the Partnership will be paid his share of interest earned on Subscription amounts following the transfer of his Subscription to the Partnership, net of any tax withholding required by law. These interest payments will be paid by the Partnership.

SUBSCRIPTION FOR UNITS

     Each prospective investor who satisfies the qualifications described under "Investor Suitability Standards" and desires to purchase Units must:

     (a) Review the Subscription Agreement, Signature Page and Power of Attorney attached as Appendix II to this Prospectus to insure that the investor is aware of the representations and warranties the investor will be deemed to have made by subscribing for Units; and

     (b) Deliver to the Dealer Manager a check made payable to "PNC Bank, Escrow Agent FBO Commonwealth Income & Growth Fund II," in the amount of $20.00, or such other amount as set forth in the table above, for each Unit that the investor is seeking to purchase. When permitted by applicable law, the Dealer Manager and certain Selected Agents participating in the sale of Units may request that the investor authorize a debit to the investor's account maintained with the Dealer Manager or Selected Agent in the full amount of the subscription payment in lieu of having the investor deliver a check payable as described above.

     The Dealer Manager will not complete a sale of Units until at least five business days after the date the investor receives a final prospectus and shall send the investor a confirmation of his or her purchase.

     Prospective investors that are not natural persons may be required to deliver evidence of their authority to subscribe for Units, or opinions of counsel as to their authority to subscribe for Units and the binding effect of their subscriptions. Investors who submit subscriptions will not be permitted to terminate or withdraw their subscriptions without the prior consent of the General Partner.

     The General Partner has the right to reject an investor's subscription for any reason whatsoever, including the investor's failure to satisfy the suitability standards described under "Investor Suitability Standards."


                                 SALES MATERIAL

     Sales material may be used in connection with the Offering only when accompanied or preceded by the delivery of this Prospectus. Only sales material which indicates that it is distributed by the General Partner may be distributed to prospective investors. Material regarding an investment in the Partnership may include a question and answer sales booklet, a speech for public seminars, an invitation to attend public seminars, slide and video presentations, prospecting letters, mailing cards and tombstone advertisements; all of which would provide information regarding the General Partner and the Partnership. In certain jurisdictions, such sales material will not be available. Use of any materials will be conditioned on filing with, and if required, clearance by, appropriate regulatory authorities. Such clearance does not mean, however, that the agency allowing use of the sales literature has passed on the merits of this Offering or the accuracy of the material contained in such literature. Other than as described herein, the Partnership has not authorized the use of sales material.

     Although the information contained in such sales material does not conflict with any of the information contained in this Prospectus, such material does not purport to be complete and should not be considered as part of this Prospectus or the Registration Statement of which this Prospectus is a part, or as incorporated in this Prospectus or the Registration Statement by reference, or as forming the basis of the Offering. The Offering is made only by this Prospectus.


                           REPORTS TO LIMITED PARTNERS

     The General Partner will deliver to each Limited Partner, within 120 days after the end of each year, a balance sheet of the Partnership dated as of December 31 of such year, together with statements of income, Partners' equity, and the cash flow position of the Partnership for such year, prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report from the Partnership's independent certified public accountants. The General Partner will within such period also furnish (i) a report of the activities of the Partnership for the year, which will include for each item of Equipment acquired by the Partnership which individually represents at least 10% of the total investment in Equipment, (ii) certain information relevant to the value or utilization of the Equipment, (iii) a report on distributions to the Limited Partners during the year and their source, (iv) if any Equipment is sold during that year a report of the sale price, purchase price and lease revenues from such Equipment, and (v) a report on any costs incurred by the General Partner and its Affiliates in performing administrative services which are reimbursed by the Partnership during the year. Within 60 days after the end of each calendar quarter, the General Partner will also furnish a report of all services rendered and all fees received by the General Partners and its Affiliates from the Partnership, an unaudited balance sheet, a statement of income, a statement of changes in financial position and a report on the activities of the Partnership.

     Until the net proceeds of the Offering of Units are fully invested, the General Partner will furnish to the Limited Partners, within 60 days after the end of each calendar quarter, a report of Equipment acquisitions during the quarter, including the type and manufacturer of each item of Equipment, the purchase price of the

Equipment, and any other material terms of purchase, a statement of the total amount of cash expended by the Partnership to acquire the Equipment (including an itemization of all commissions, fees, and expenses and the name of each payee), and a statement of the amount of net proceeds in the Partnership which remain unexpended or uncommitted at the end of the quarter.

     The General Partner will also furnish to all Limited Partners within 75 days after the end of the year other information regarding the Partnership necessary for the preparation of their tax returns.

                                  LEGAL MATTERS

     Certain legal matters in connection with the Units offered hereby will be passed upon for the General Partner and the Partnership by Blank, Rome, Comisky & McCauley, Philadelphia, Pennsylvania, counsel to the General Partner and to the Partnership. Hunton & Williams, Richmond, Virginia, has acted on behalf of the Dealer Manager in connection with this transaction.


                                     EXPERTS

     The balance sheet of the Partnership, at February 7, 1995, the balance sheets of the General Partner at February 28, 1995 and February 28, 1994, and the consolidated financial statements of Com Cap Corp. at February 28, 1995 and 1994, and for the years then ended, appearing in this Prospectus and Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein and in the Registration Statement, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.



                               FURTHER INFORMATION

     This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits relating thereto which the General Partner has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and to which reference is hereby made. Copies of the Registration Statement and the exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained upon payment of the fee prescribed by the SEC, or may be examined without charge at the offices of the SEC.


                                    GLOSSARY

     The following terms used in this Prospectus shall (unless otherwise expressly provided herein or unless the context otherwise requires) have the meanings set forth below. Capitalized terms not otherwise defined herein or elsewhere in the Prospectus shall have the meanings as set forth in the Partnership Agreement.

     "Accounting Period" shall mean each calendar month during the term of the Partnership.

     "Acquisition Expenses" means expenses relating to the prospective selection and acquisition of or investment in Equipment by the Partnership, whether or not actually acquired, including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisal, accounting fees and expenses and other related expenses.

     "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with the initial purchase of Equipment acquired by the Partnership. Included in the computation of such fees or commissions shall be the Equipment Acquisition Fee and any commission, selection fee, construction supervision fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.

     "Adjusted Capital Contributions" means Capital Contributions of the Limited Partners reduced by any cash distribution received by the Limited Partners pursuant to the Partnership Agreement, to the extent such distributions exceed any unpaid Cumulative Return as of the date such distributions were made.

     "Adjusted Basis" means the basis, as defined in Section 1011 of the Code, for determining gain or loss for federal income tax purposes from the sale, transfer, or other disposition of property.

     "Affiliate" means, when used with reference to a specified Person, (i) any Person, that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is a director or an executive officer of, partner in, or serves in a similar capacity to, the specified Person, or any Person of which the specified Person is an executive officer or partner or with respect to which the specified Person serves in a similar capacity, (iii) any Person owning or controlling 10% or more of the outstanding voting securities of such specified Person, or (iv) if such Person is an officer, director or partner, any entity for which such Person acts in such capacity.

     "Attorney-in-fact" means a Person authorized by another to act in his place and stead, either for some particular purpose, as to do a particular act, or for the transaction of business in general.

     "Bankrupt" or "Bankruptcy" means, when used with reference to a specified Person, (i) if such Person (a) files any application or petition in any tribunal for the appointment of a trustee or receiver, or (b) commences any proceeding under any bankruptcy or reorganization statute, or under any provision of the Bankruptcy Code, or under any insolvency law, or under any dissolution or liquidation law whether now or hereafter in effect, or (ii) if any petition or application of the type described in subsection (i) above is commenced against such Person and is not dismissed within 60 days of filing, or an order is entered appointing a trustee or receiver for such Person, or an order for relief is issued in any bankruptcy.

     "Bankruptcy Code" means the United States Bankruptcy Code.

     "Benefit Plan" means any of the following: (i) any employee benefit plan (as defined in Section 3(3) of ERISA) whether or not it is subject to Title I of ERISA; (ii) any plan described in Section 4975(e)(1) of the Code; or
(iii) entities whose assets include assets of entities described in paragraphs
(i) and (ii) above by virtue of investment in such entities by the types of entities described in paragraphs (i) and (ii).

     "Capital Account" means a bookkeeping account maintained by the Partnership for each Partner pursuant to Section 4.1 of the Partnership Agreement.

     "Capital Contributions" means in the case of the General Partner, the total amount of money contributed to the Partnership by the General Partner, and in the case of Limited Partners, $20 for each Unit, or where the context requires, the total Capital Contributions of all the Partners.

     "Cash Available for Distribution" means Cash Flow plus Net Disposition Proceeds plus cash funds available for distribution from Partnership reserves, less such amounts as the General Partner, in accordance with the Partnership Agreement, causes the Partnership to reinvest in Equipment or interests therein, and less such amounts as the General Partner, in its sole discretion, determines should be set aside for the restoration or enhancement of Partnership reserves.

     "Cash Flow" for any fiscal period means the sum of (i) cash receipts from operations, including, but not limited to, rents or other revenues arising from the leasing or operation of the Equipment and interest, if any, earned on funds on deposit for the Partnership, but not including Net Disposition Proceeds, minus (ii) all cash expenses and costs incurred and paid in connection with the ownership, lease, management, use and/or operation of the Equipment, including, but not limited to, fees for handling and storage; all interest expenses paid and all repayments of principal regarding borrowed funds; maintenance; repair costs; insurance premiums; accounting and legal fees and expenses; debt collection expenses; charges, assessments or levies imposed upon or against the Equipment; ad valorem, gross receipts and other property taxes levied against the Equipment; and all costs of repurchasing Units in accordance with the Partnership Agreement; but not including depreciation or amortization of fees or capital expenditures, or provisions for future expenditures, including, without limitation, Organizational and Offering Expenses.

     "Closing Date" means the date, as designated by the General Partner, as of which the Units shall cease being offered to the public pursuant to the Offering, and shall be no later than the second anniversary of the Effective Date.

     "Code" means the Internal Revenue Code of 1986, as amended, and as may be amended from time to time by future federal tax statutes. Any reference in the Partnership Agreement to a particular provision of the Code shall mean, where appropriate, the corresponding provision of any successor statute.

     "Competitive Equipment Sale Commission" means that brokerage fee paid for services rendered in connection with the purchase or sale of Equipment which is reasonable, customary, and competitive in light of the size, type, and location of the Equipment.

     "Conditional Sales Contract" means an agreement to sell Equipment to a buyer in which the seller reserves title to, and retains a security interest in, the Equipment until the Purchase Price of the Equipment is paid.

     "Cumulative Return" means an amount equal to a return at a rate of 10% per annum, compounded daily, on the Adjusted Capital Contribution for all outstanding Units, which amount shall begin accruing at the end of the calendar quarter in which such Units are sold by the Partnership.

     "Effective Date" means the date on which the Registration Statement is declared effective by the Securities and Exchange Commission.

     "Equipment" means each item of and all of the computer peripheral and other similar capital equipment purchased, owned, operated, and/or leased by the Partnership or in which the Partnership has acquired a direct or indirect interest, as more fully described in the Partnership Agreement, together with all appliances, parts, instruments, accessories, furnishings, or other equipment included therein and all substitutions, renewals, or replacements of, and all additions, improvements, and accessions to, any and all thereof.

     "Equipment Acquisition Fee" means the fee payable to the General Partner in accordance with Section 6.3 of the Partnership Agreement.

     "Equipment Liquidation Fee" means the fees payable to the General Partner in accordance with Section 6.4 of the Partnership Agreement.

     "Equipment Management Fee" means the fee payable to the General Partner in accordance with Section 6.2 of the Partnership Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means a retirement plan subject to the provisions of Title I of ERISA.

     "Escrow Account" means the account at PNC Bank, Philadelphia, Pennsylvania where Subscriptions will be held until they aggregate the Minimum Subscription Amount of $2,500,000.

     "Exempt Transfer" means the transfers which will be disregarded in determining whether a partnership will be considered to be publicly traded pursuant to IRS Notice 88-75, 1988-2 C.B. 386.

     "Front-End Fees" means fees and expenses paid by any Person to any Person during the Partnership's organizational and acquisition phase including all Organizational and Offering Expenses (including the Organizational Fee), Acquisition Fees, Acquisition Expenses, Debt Placement Fees, Leasing Fees, and other similar fees and expenses; provided, however, any costs or expenses incurred by the General Partner or its Affiliates (not including the Partnership) which are not reimbursed by the Partnership, shall not be included as Front-End Fees.

     "Full Payout Net Lease" means an initial Net Lease of the Equipment under which the non-cancelable rental payments due (and which can be calculated at the commencement of the Net Lease) during the initial noncancellable fixed term (not including any renewal or extension period) of the lease or other contract for the use of the Equipment are at least sufficient to recover the Purchase Price of the Equipment.

     "Funding Date" means the date on which Capital Contributions are released to the Partnership from the Escrow Account.

     "General Partner" means Commonwealth Income & Growth Fund, Inc. and any additional, substitute or successor general partner of the Partnership.

     "Gross Income" means the gross income of the Partnership within the meaning of Section 61(a) of the Code.

     "Gross Lease Revenues" means Partnership gross receipts from leasing or other operation of the Equipment, except that, to the extent the Partnership has leased the Equipment from an unaffiliated party, it shall mean such receipts less any lease expense.

     "Initial Closing" means the date after the Minimum Subscription Amount is received on which funds to acquire Units are released from the Escrow Account and distributed to the Partnership for the acquisition of Units by Limited Partners.

     "Investment Account" means the account maintained by the Partnership for the Partners which reflects the Partners' investment in the Partnership, calculated under generally accepted accounting principles, consistently applied, using the straight-line method of depreciation.

     "Investment in Equipment" means the amount of Capital Contributions actually paid or allocated to the purchase of or investment in Equipment by the Partnership including working capital reserves (except that working capital reserves in excess of three percent of Capital Contributions shall not be included) and other cash payments such as interest and taxes, but excluding Front-End Fees.

     "IRA" means an Individual Retirement Account as described in Section 408 of the Code.

     "IRS" means the Internal Revenue Service.

     "Letter of Suitability" means an agreement which may be used by investors in lieu of a Subscription Agreement to subscribe to purchase Units and to authorize the debit of the Subscriber's securities account.

     "Limited Partner" means a Person who acquires Units and who is admitted to the Partnership as a limited partner in accordance with the terms of the Partnership Agreement.

     "Majority in Interest" means, with respect to the Partnership, Limited Partners holding more than 50% of the outstanding Units held by all Limited Partners at the Record Date for any vote or consent of the Limited Partners.

     "Minimum Subscription Amount" means an aggregate of $2,500,000 in Subscriptions.

     "Modified ACRS" means the Accelerated Cost Recovery System, as modified by the 1986 Act.

     "NASD" means the National Association of Securities Dealers, Inc.

     "Net Disposition Proceeds" means the net proceeds realized by the Partnership from the refinancing, sale or other disposition of Equipment, including insurance proceeds or lessee indemnity payments arising from the loss or destruction of Equipment, less such amounts as are used to satisfy Partnership liabilities.

     "Net Lease" means a lease or other contract under which the owner provides equipment to a lessee or other operator in return for a payment, and the lessee assumes all obligations and pays for the operation, repair, maintenance, taxes and insuring of the equipment, so that the non-cancellable rental payments under the lease are absolutely net to the lessor.

     "Net Profits" or "Net Losses" shall be computed in accordance with Section 703(a) of the Code (including all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code) for each taxable year of the Partnership or shorter period prior or subsequent to an interim closing of the Partnership's books with the following adjustments: (i) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profits and Net Loss pursuant to this definition shall be added to such taxable income or shall reduce such taxable loss; (ii) any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profits and Net Losses pursuant to this definition shall be subtracted from such taxable income or loss; (iii) items of income, gain, loss and deduction specially allocated pursuant to Section 7.3 of the Partnership Agreement shall not be included in the computation of Net Profits or Net Loss; and if property is reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of the property in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(d) or (f), depreciation, amortization, and gain or loss with respect to such property shall be determined by reference to such book value in a manner consistent with Treasury Regulation
Section 1.704-1(b)(2)(iv)(g). The terms "Net Profit" or "Net Losses" shall include the Partnership's distributive share of the profit or loss of any partnership or joint venture in which it is a partner or joint venturer.

     "Net Worth" means the total assets of a Person less the total liabilities of such Person.

     "1986 Act" means the Tax Reform Act of 1986.

     "Offering" means the initial public offering of Units in the Partnership, as described in this Prospectus.

     "Offering Period" means the period commencing the Effective Date and ending the last day of the calendar month in which the Closing Date occurs.

     "Operating Distributions" means the quarterly distributions made to the Partners pursuant to Article 8 of the Partnership Agreement.

     "Operating Lease" means a lease or other contractual arrangement under which an unaffiliated party agrees to pay the Partnership, directly or indirectly, for the use of the Equipment, and which is not a Full Payout Net Lease.

     "Organizational and Offering Expenses" means the expenses incurred in connection with the organization of the Partnership and in preparation of the Offering, including Underwriting Commissions, listing fees and advertising expenses specifically incurred in connection with the distribution of the Units.

     "Partner(s)" means any one or more of the General Partner and the Limited Partners.

     "Partnership" means Commonwealth Income & Growth Fund II, a Pennsylvania limited partnership.

     "Partnership Agreement" means that Limited Partnership Agreement of Commonwealth Income & Growth Fund II by and among the General Partner and the Limited Partners, pursuant to which the Partnership is governed. The Partnership Agreement is set forth in its entirety as Appendix I to this Prospectus.

     "Passive Income" and "Passive Taxable Income" means income derived from a "passive activity" as that term is defined in Section 469(c) of the Code.

     "Person" means an individual, partnership, joint venture, corporation, trust, estate or other entity.

     "Proceeds" means proceeds from the sale of the Units.

     "Program" means a limited or general partnership, joint venture, unincorporated association or similar organization, other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from an interest in Equipment.

     "Purchase Price" means, with respect to any Equipment, an amount equal to the sum of (i) the invoice cost of such Equipment or any other such amount paid to the seller, (ii) any closing, delivery and installation charges associated therewith not included in such invoice cost and paid by or on behalf of the Partnership, (iii) the cost of any capitalized modifications or upgrades paid by or on behalf of the Partnership in connection with its purchase of the Equipment, and (iv) solely for purposes of the definition of Full Payout Net Lease, the amount of the Equipment Acquisition Fee and any other Acquisition Fees, but excluding points and prepaid interest.

     "Qualified Plan" means a trust established pursuant to the terms of a pension, profit sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Section 401 and following of the Code.

     "Record Date" means, (a) for purposes of a meeting of, or actions by, the Limited Partners pursuant to Article 10 of the Partnership Agreement, the close of business on the business day preceding the date on which the written notice referred to in that Article is given, (b) for purposes of distributions pursuant to Article 8 of the Partnership Agreement, the close of business on December 31, March 31, June 30, and September 30 of each year and (c) for purposes of Article 12 of the Partnership Agreement, the close of business on December 31 and June 30 of each year.

     "Registration Statement" means the Registration Statement on Form S-1 filed by the Partnership with the Securities and Exchange Commission under the Securities Act to register the offer and sale of the Units, as the same may be amended from time to time.

     "Re-Lease Fee" means the fee payable to the General Partner in accordance with Section 6.6 of the Partnership Agreement.

     "Retained Proceeds" means Cash Available for Distribution, which instead of being distributed to the Partners is retained by the Partnership for the purpose of acquiring or investing in Equipment.

     "Retiring General Partner" means a general partner of the Partnership who or which has been removed or withdrawn as such or is Bankrupt, which has been involuntarily dissolved, or who has died or had a conservator appointed for the person or any of the property of such general partner.

     "Roll-Up" means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving units if the Units have been listed for at least twelve months on a national securities exchange or traded through the NASD Automated Quotation National Market System; or (ii) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) the Limited Partners' voting rights, (b) the term of existence of the Partnerships, (c) compensation of the General Partner or its Affiliates, or (d) the Partnership's investment objectives.

     "Roll-Up Entity" means the partnership, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

     "Sale-leaseback" means a transaction where an asset is sold to a vendee who immediately leases such asset back to the vendor.

     "Section 754 Election" shall mean an election under Section 754 of the Code, relating to the Adjusted Basis of Partnership Assets, as provided for under Sections 734 and 743 of the Code.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Selected Agents" means members of the NASD who will be engaged by the Dealer Manager to sell the Units.

     "Selected Agent Fee" means commissions of up to seven percent of the Capital Contributions from Units sold by the Selected Agents.

     "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, and any Affiliate of any such Person. Sponsor does not include a Person whose only relation with the Program is that of an independent equipment manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Program interests.

     "Subscribers" refers to those Persons who have tendered monies to the Partnership for the purchase of Units, but have not been accepted as Limited Partners as provided for in Section 3.2 of the Partnership Agreement.

     "Subscription" means money tendered to the Partnership for the purchase of Units.

     "Subscription Agreement" means the agreement attached as Appendix III to this Prospectus whereby a Subscriber becomes bound to purchase Units and which shall be maintained in the offices of the General Partner and the Dealer Manager.

     "Substituted Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 11.2 of the Partnership Agreement.

     "Supplemental Sales Material" means sales material distributed by the General Partner for use in connection with the Offering including, but not limited to, a question and answer sales booklet, a speech for public seminars, an invitation to attend public seminars, slide and video presentations, prospecting letters, mailing cards and tombstone advertisements.

     "Tax Exempt Entity" means entities exempt from federal income tax such as qualified employee pension or profit-sharing trusts and individual retirement accounts.

     "Term Debt" means debt of the Partnership with a term in excess of twelve months, incurred with respect to acquiring or investing in Equipment, or refinancing non-Term Debt, but not debt incurred with respect to refinancing existing Partnership Term Debt.

     "Terminating Event" means the first to occur of the withdrawal, removal, retirement, resignation, expulsion, Bankruptcy, involuntary dissolution, death, insanity or appointment of a conservator for the person or any of the assets of the last remaining general partner of the Partnership.

     "Treasury Regulations" or "Regulations" means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of successor regulations).

     "Underwriting Commissions" mean selling commissions and dealer-manager fees paid to broker-dealers by the Partnership in connection with the offer and sale of Units.

     "U.S. Citizen" means any of the following Persons: (i) an individual who is a citizen of the United States or one of its possessions, (ii) a partnership in which each partner is a U.S. Citizen, (iii) a trust of which each trustee and all of the beneficiaries are U.S. Citizens (provided that Persons who are not U.S. Citizens do not possess more than 25% of the aggregate power to direct or remove the trustee), and (iv) a corporation incorporated in the United States or one of its possessions of which the president/chief executive officer, chairman of the board of directors and two-thirds or more of the members of the board of directors and other managing officers are U.S. Citizens and in which at least 75% of the voting interest is owned or controlled by U.S. Citizens.

     "Unit" means a limited partnership interest in the Partnership.

                       INDEX TO FINANCIAL STATEMENTS


                                                                          Page
                                                                          ----

COMMONWEALTH INCOME & GROWTH FUND II
Report of Independent Auditors.............................................F-1
Balance Sheet at February 7, 1995..........................................F-2
Notes to Balance Sheet.....................................................F-3

COMMONWEALTH INCOME & GROWTH FUND, INC.
Report of Independent Auditors.............................................F-4
Balance Sheets at February 28, 1995 and 1994...............................F-5
Notes to Balance Sheets....................................................F-6

COMMONWEALTH CAPITAL CORP.
Report of Independent Auditors.............................................F-7
Consolidated Balance Sheets at February 28, 1995 and 1994..................F-8
Consolidated Statements of Income and Retained Earnings
   for the Years ended February 28, 1995 and 1994..........................F-9
Consolidated Statements of Cash Flows for the Years ended
   February 28, 1995 and 1994.............................................F-10
Notes to Consolidated Financial Statements................................F-11



                         Report of Independent Auditors



To the General Partner and Limited Partners
Commonwealth Income & Growth Fund II


We have audited the accompanying balance sheet of Commonwealth Income & Growth Fund II at February 7, 1995. This balance sheet is the responsibility of the Fund's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Commonwealth Income & Growth Fund II at February 7, 1995 in conformity with generally accepted accounting principles.


Philadelphia, Pennsylvania                                  Ernst & Young LLP
February 8, 1995

                      Commonwealth Income & Growth Fund II

                                  Balance Sheet

                                February 7, 1995



ASSETS
Cash                                                  $1,500
                                                      ------
                                                      ------

PARTNERS' CAPITAL
General partner                                       $1,000
Limited partner                                          500
                                                      ------
Total partners' capital                               $1,500
                                                      ------
                                                      ------


SEE ACCOMPANYING NOTES.

                      Commonwealth Income & Growth Fund II

                             Notes to Balance Sheet

                                February 7, 1995



1.  THE PARTNERSHIP

Commonwealth Income & Growth Fund II (the "Partnership") is a limited partnership which was organized in the Commonwealth of Pennsylvania. The Partnership has not yet commenced operations. The Partnership was organized to acquire, own, lease, and sell income-producing equipment.

The General Partner's initial contribution consists of a $1,000 cash contribution from Commonwealth Income & Growth Fund, Inc., a wholly-owned subsidiary of Commonwealth of Delaware, Inc. which in turn is a wholly-owned subsidiary of Commonwealth Capital Corp. The General Partner may in its sole discretion purchase units of limited partnership interest (the "Units"). The Initial Limited Partner, as defined, has contributed $500 for the purchase of a limited partnership interest.

The Partnership plans to offer for sale, through a public offering from 125,000 to 750,000 Units at a cash purchase price of $20 per Unit.


2.  RELATED PARTY TRANSACTIONS

The Partnership will pay for organizational and offering expenses in connection with the issuance and distribution of Units. The General Partner and Wheat, First Securities, Inc., and their respective affiliates will receive substantial fees and compensation in connection with the offering of Units and management of the Partnership's assets. See "Compensation of General Partner and Affiliates," "Estimated Use of Proceeds" and "Allocations and Distributions" elsewhere in the Prospectus of the Partnership for information with respect to the compensation to be paid to the General Partner and Wheat, First Securities, Inc., and their respective affiliates and the allocations of income, losses, and cash distributions.

                         Report of Independent Auditors


To the Stockholder
Commonwealth Income & Growth Fund, Inc.


We have audited the accompanying balance sheets of Commonwealth Income & Growth Fund, Inc. (an indirect wholly-owned subsidiary of Commonwealth Capital Corp.), as of February 28, 1995 and 1994. These balance sheets are the responsibility of the Company's management. Our responsibility is to express an opinion on these balance sheets based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheets are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheets. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits of the balance sheets provide a reasonable basis for our opinion.

In our opinion, the balance sheets referred to above present fairly, in all material respects, the financial position of Commonwealth Income & Growth Fund, Inc. at February 28, 1995 and 1994, in conformity with generally accepted accounting principles.


                                                     Ernst & Young LLP


Philadelphia, Pennsylvania
April 11, 1995

                     Commonwealth Income & Growth Fund Inc.
       (an indirect wholly-owned subsidiary of Commonwealth Capital Corp.)

                                 Balance Sheets



                                                                    FEBRUARY 28
                                                           1995                     1994
                                                       -----------------------------------
ASSETS
Cash                                                   $      500               $       86
Receivables from Income Funds                              32,631                   69,417
Investment in Partnerships                                  2,000                    1,000
                                                       -----------------------------------
                                                       $   35,131               $   70,503
                                                       -----------------------------------
                                                       -----------------------------------

LIABILITIES
Accounts payable to Commonwealth Capital
     Corp.                                             $   34,031               $   69,403

STOCKHOLDER'S EQUITY
Common stock at $1 stated value:
     Authorized shares-1,000
     Issued and outstanding shares-100                      1,000                    1,000
     Additional paid-in capital                         1,000,100                1,000,100
                                                       -----------------------------------
                                                        1,001,100                1,001,100
Less note receivable                                   (1,000,000)              (1,000,000)
                                                       -----------------------------------
                                                            1,100                    1,100
                                                       -----------------------------------
                                                       $   35,131               $   70,503
                                                       -----------------------------------
                                                       -----------------------------------

SEE ACCOMPANYING NOTES.

                     Commonwealth Income & Growth Fund, Inc.
       (an indirect wholly-owned subsidiary of Commonwealth Capital Corp.)

                             Notes to Balance Sheets

                           February 28, 1995 and 1994

1. THE COMPANY

Commonwealth Income & Growth Fund, Inc. (the Company) is a wholly-owned subsidiary of Commonwealth of Delaware, Inc. which in turn is a wholly-owned subsidiary of Commonwealth Capital Corp. ("CCC"). The Company is the sole General Partner of Commonwealth Income & Growth Fund I, a Pennsylvania limited partnership and the sole General Partner of Commonwealth Income & Growth Fund II, a Pennsylvania limited partnership (the "Partnerships").

CCC has provided additional capital by means of a noninterest-bearing demand note in the amount of $1,000,000, so that the Company will at all times have a net worth (which includes the net equity of the Company and the demand note receivable from CCC) of at least $1,000,000. In computing the Company's net worth for this purpose, its interest in the Partnerships and any amounts and notes receivable from and payable to the Partnerships will be excluded. The Company's equity has been reduced by the note receivable from CCC resulting in net equity of $1,100, which may be different for tax purposes. The Company's operations will be included in the consolidated federal income tax return of CCC.

2. INVESTMENT IN PARTNERSHIPS

The Company contributed $2,000 in cash to the Partnerships for its general partner interest. The Company may, at its sole discretion, purchase a limited partnership interest in the Partnerships ("Units") for an additional capital contribution of $20 per Unit with a minimum investment of 125 units.

3. RELATED PARTY TRANSACTIONS

The Company and its affiliates receive substantial fees and compensation in connection with the offering of Units and the management of the Partnerships' assets. See "Compensation of General Partner and Affiliates," and "Allocations and Distributions" elsewhere in the Prospectus of Commonwealth Income & Growth Fund II of the Partnerships for information with respect to the compensation to be paid to the Company and its affiliates and the allocations of income, losses, and cash distributions.

                         Report of Independent Auditors



The Stockholder
Commonwealth Capital Corp.


We have audited the accompanying consolidated balance sheets of Commonwealth Capital Corp. as of February 28, 1995 and 1994, and the related consolidated statements of income and retained earnings and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Commonwealth Capital Corp. and subsidiaries at February 28, 1995 and 1994, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


                                                     Ernst & Young LLP


Philadelphia, Pennsylvania
April 11, 1995

                           Commonwealth Capital Corp.

                           Consolidated Balance Sheets



                                                                 FEBRUARY 28
                                                             1995          1994
                                                     --------------------------
ASSETS
Cash and cash equivalents                             $   185,440   $    66,644
Receivables from Income Funds                             508,698     1,662,469
Other receivables                                          51,055       129,820
Notes receivable from Income Funds                        200,000       150,000
Income taxes receivable                                    73,935             -
Minimum lease payments receivable, net of unearned
  interest income of $5,687,707 in 1995 and
  $6,393,021 in 1994                                   10,485,605    11,365,588
Deferred tax asset                                        308,000       302,000
Investment in Income Funds                                 15,200        14,200
Other assets                                               10,504        13,129
Property and equipment, net of accumulated
  depreciation                                             52,768       484,464
                                                     --------------------------
Total assets                                          $11,891,205   $14,188,314
                                                     --------------------------
                                                     --------------------------

LIABILITIES AND STOCKHOLDER'S EQUITY
Accounts payable and accrued expenses                 $   115,050   $   218,039
Nonrecourse obligations                                10,485,605    11,365,588
Notes payable                                                   -     1,434,828
Income taxes payable                                            -        44,615
                                                     --------------------------
Total liabilities                                      10,600,655    13,063,070

Stockholder's equity:
  Common stock, $1 par value:
    Authorized shares - 1,000
    Issued and outstanding shares - 10                         10            10
  Retained earnings                                     1,290,540     1,125,234
                                                     --------------------------
Total stockholder's equity                              1,290,550     1,125,244
                                                     --------------------------
Total liabilities and stockholder's equity            $11,891,205   $14,188,314
                                                     --------------------------
                                                     --------------------------


SEE ACCOMPANYING NOTES.

                           Commonwealth Capital Corp.

             Consolidated Statements of Income and Retained Earnings



                                                          YEAR ENDED FEBRUARY 28
                                                            1995        1994
                                                        -----------------------
Income:
  Fee income from Income Funds                           $1,549,168  $1,586,703
  Interest income on minimum lease payments receivable      707,314     924,279
  Equity in income of Income Funds                           40,094      31,119
  Interest and other                                         37,894      97,409
                                                        -----------------------
                                                          2,334,470   2,639,510

Expenses:
  Personnel                                                 663,234     566,501
  General and administrative                                556,594     513,436
  Selling                                                   192,014     179,562
  Interest expense on non-recourse obligations              707,314     924,279
  Depreciation and amortization                              20,008      38,408
                                                        -----------------------
                                                          2,139,164   2,222,186
                                                        -----------------------

Income before provision for (benefit from) income taxes     195,306     417,324
Provision for (benefit from) income taxes                    30,000    (239,809)
                                                        -----------------------
Net income                                                  165,306     657,133

Retained earnings at beginning of year                    1,125,234     468,101
                                                        -----------------------
Retained earnings at end of year                         $1,290,540  $1,125,234
                                                        -----------------------
                                                        -----------------------

SEE ACCOMPANYING NOTES.

                           Commonwealth Capital Corp.

                      Consolidated Statements of Cash Flows



                                                        YEAR ENDED FEBRUARY 28
                                                        1995            1994
                                                       ------------------------
OPERATING ACTIVITIES
Net income                                              $ 165,306   $   657,133
Adjustments to reconcile net income to
  net cash provided by operating activities:
     Depreciation and amortization                         20,008        38,408
     Deferred income tax benefit                           (6,000)     (307,000)
     Changes in operating assets and liabilities:
       Receivables from Income Funds                      165,114      (307,269)
       Other receivables                                   78,765       (44,998)
       Income taxes receivable                            (73,935)            -
       Other assets                                         2,625        14,738
       Accounts payable and accrued expenses             (102,989)      100,233
       Income taxes payable                               (44,615)       28,953
                                                       ------------------------
Net cash provided by operating activities                 204,279       180,198

INVESTING ACTIVITIES
Change in notes receivable from Income Funds              (50,000)     (150,000)
Capital expenditures                                      (34,483)      (33,009)
Investment in Income Funds                                 (1,000)       (3,000
                                                       ------------------------)
Net cash used in investing activities                     (85,483)     (186,009)

FINANCING ACTIVITIES
Due to Income Funds                                            --    (2,619,665)
                                                       ------------------------

Net increase (decrease) in cash and cash equivalents      118,796    (2,625,476)
Cash and cash equivalents at beginning of year             66,644     2,692,120
                                                       ------------------------
Cash and cash equivalents at end of year                $ 185,440   $    66,644
                                                       ------------------------
                                                       ------------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for income taxes              $ 123,157   $    53,535
                                                       ------------------------
                                                       ------------------------


SEE ACCOMPANYING NOTES.

                           Commonwealth Capital Corp.

                   Notes to Consolidated Financial Statements

                                February 28, 1995



1. BUSINESS

Commonwealth Capital Corp. (the Company), through its subsidiary, Commonwealth of Delaware, Inc. (CDI), is primarily engaged in leasing various types of equipment. Certain subsidiaries of CDI were formed for the purpose of functioning as general partners/managing trustees in limited partnerships/trusts (the "Income Funds"), which were organized to acquire, own and act as lessor with respect to certain computer equipment. As of February 28, 1995, the subsidiaries include Commonwealth Capital Fund 1987-I, Inc., Commonwealth Capital Fund 1988-I, Inc., Commonwealth Capital Fund No. 3, Inc., Commonwealth Capital Fund No. 4, Inc., Commonwealth Capital Fund V, Inc., Commonwealth Capital Private Fund-I, Inc., Commonwealth Capital Fund VI, Inc., Commonwealth Capital Fund VII, Inc., Commonwealth Capital Private Fund - II, Inc., Commonwealth Capital Trustee VIII, Inc., Commonwealth Capital Trustee IX, Inc., Commonwealth Capital Trustee X, Inc., Commonwealth Capital Private Fund-III, Inc., Commonwealth Income and Growth Fund, Inc. and Commonwealth Capital Private Fund IV, Inc. (collectively the "General Partner Subsidiaries"), Commonwealth Capital Securities Corp., Garden State Facilities Funding, Inc. (GSFF) and Commonwealth Capital Delaware Trustee, Inc.

2. ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary, CDI, and its wholly-owned subsidiaries (Note 1). All significant intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements. Certain amounts in the 1994 financial statements have been reclassified to conform with the current year presentation. The balance sheets are presented on an unclassified basis in accordance with leasing industry practice.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. At February 28, 1995 and 1994, cash equivalents were invested in a money market fund investing directly in Treasury obligations.

                           Commonwealth Capital Corp.

                   Notes to Consolidated Financial Statements



2. ACCOUNTING POLICIES (CONTINUED)

REVENUE RECOGNITION

The Company recognizes fees as earned in accordance with the various General Partnership and Trust Agreements. Interest income on minimum lease payments receivable is recognized as earned.

PROPERTY AND EQUIPMENT

Property and equipment are carried at cost and are depreciated over the estimated useful lives of the related assets ranging from 5 to 7 years using accelerated methods.

INVESTMENT IN INCOME FUNDS

The Company accounts for these investments by the equity method. Distributions were received from these Income Funds and approximated the Company's equity in the income of the Income Funds as reflected in the accompanying income statement. Results of the Income Funds as of December 31, 1994 and 1993, are as follows:

                                              1994                1993
                                         ----------------------------------

     Total assets                          $ 38,195,000        $ 33,546,000
     Nonrecourse debt                        14,482,000          11,075,000
     Other liabilities                        2,697,000           3,371,000
     Partners' capital                       21,016,000          19,100,000
     Net (loss) income                       (1,415,000)          1,377,000

The Company has guaranteed the performance of certain non-monetary obligations of the General Partner Subsidiaries to the respective Income Funds, primarily the responsibility for management of the Income Funds. In addition, the Company is responsible for certain capital funding requirements of the General Partner Subsidiaries and, accordingly, has issued noninterest-bearing demand notes of approximately $3,761,000 and $2,861,000 at February 28, 1995 and 1994,
respectively. Such notes have been eliminated in the consolidation of the accompanying financial statements.

                           Commonwealth Capital Corp.

 2. ACCOUNTING POLICIES (CONTINUED)

INVESTMENT IN INCOME FUNDS (CONTINUED)

The compensation to the Company from the Income Funds includes: 1) Equipment Acquisition Fees (4% of the purchase price of all equipment purchased by the Income Funds); 2) Debt Placement Fees (1% of financed equipment by the Income Funds; 3) Sales Fees Expense (3% of gross proceeds of sold equipment by the Income Funds); and 4) Equipment Management Fees (5% of the gross operating
lease revenues of the Income Funds).   The Company earned approximately
$1,549,000 and $1,583,000 in fees for managing the Income Funds during the years ended February 28, 1995 and 1994, respectively.

3. PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

                                                   1995          1994
                                              ------------------------

Office furniture and equipment                 $104,671      $ 70,188
Leased equipment                                      -       465,277
                                              ------------------------
                                                104,671       535,465
Less accumulated depreciation                    51,903        51,001
                                              ------------------------
                                               $ 52,768      $484,464
                                              ------------------------
                                              ------------------------

4. LEASE COMMITMENTS

GSFF acted as lessor in a series of lease purchase transactions whereby the underlying assets were funded by investors through certificates of participation in the lease payments. All of GSFF's rights as lessor were assigned to a third-party agent which administers the collection of rentals paid by the lessee. The obligations under the certificates are nonrecourse to GSFF. Amounts outstanding at February 28, 1995 and February 28, 1994 under the leases and certificates of participation are approximately $10,325,000 and $11,205,000, respectively, of which $8,625,000 and $9,050,000, respectively, are secured by mortgage insurance policies maintained by the lessee. These amounts are included in minimum lease payments receivable and nonrecourse obligations in the accompanying balance sheets. The certificates mature from 1995 to 2011. The Company recognized interest income and interest expense in connection with the lease purchase transactions of $707,314 and $924,279 for fiscal years ended February 28, 1995 and 1994, respectively.

                           Commonwealth Capital Corp.

4. LEASE COMMITMENTS (CONTINUED)

The Company entered into a lease transaction whereby the underlying asset was funded by a note payable to a bank. The Company assigned its rights as lessor to the bank. The note is a nonrecourse obligation to the Company and is personally guaranteed by the lessee owners. The lease and note payable approximated $160,605 at February 28, 1995 and 1994, and matures in 1997. In June 1994, the lessee filed for protection from creditors under Chapter 11, and as a result, they did not make any payments during the years ended February 28, 1995 or 1994. As this note is a nonrecourse obligation of the Company, and the Company has been notified by the bank that collection of the note is expected, the asset and related nonrecourse obligation are reflected in the accompanying consolidated financial statements.

Future minimum lease payments to be received, excluding interest, as of February 28, 1995 are as follows:

          1996                        $   807,688
          1997                            607,066
          1998                            630,851
          1999                            655,000
          2000                            685,000
          Thereafter                    7,100,000
                                     -------------
          Total                       $10,485,605
                                     -------------
                                     -------------

The Company leases office space under a noncancelable operating lease expiring in September 1998. The lease currently requires monthly payments of $6,144 which increases annually for the remainder of the lease. Rent expense for the years ended February 28, 1995 and 1994 was approximately $73,000 and $82,000, respectively. Future minimum lease payments under noncancelable operating leases with remaining terms of one year or more are approximately $93,000 in 1996; $92,000 in 1997; $93,000 in 1998; and $48,000 in 1999.

5. PROFIT-SHARING PLAN

The Company has a profit-sharing plan covering all employees with one year of service and 21 years of age. Profit-sharing contributions are made at the discretion of management. It is the Company's policy to fund profit-sharing costs as accrued. Profit-sharing expense was approximately $30,000 for each of the years ended February 28, 1995 and 1994.

                           Commonwealth Capital Corp.

6. INCOME TAXES

The Company files a consolidated federal income tax return with CDI and its subsidiaries. The Company has investment tax credits of $275,000 and $302,000 at February 28, 1995 and 1994, respectively. The investment tax credits expire in 1998 through 2001 and are available to reduce future federal income tax liabilities. The Company also has state net operating loss carryforwards of approximately $428,000, which expire during 1995 through 1997.

The Company has a federal deferred tax asset arising primarily from the carryforward of investment tax credits of $308,000 and $302,000 at February 28, 1995 and 1994, respectively, which the Company believes is more likely than not to be realized. The Company expects to recover the deferred tax asset through future taxable income based on its recent historical trend of earnings which the Company expects to continue. At February 28, 1995, the Company has a state deferred tax asset of $64,000; however, the future realization of the tax benefits underlying the state deferred tax asset could not be reasonably assured and, accordingly, a valuation allowance was recorded in the amount of $64,000.

The income tax provision is comprised of the following:

                                                           1995          1994
                                                      -------------------------
Current federal (net of $43,000 in 1995 and $68,000
  in 1994 of investment tax credits realized)           $  36,000    $   64,238
Current state                                                   -         2,953
Deferred federal tax benefit                               (6,000)     (307,000)

                                                      -------------------------
                                                        $  30,000     $(239,809)

                                                      -------------------------
                                                      -------------------------

7. RELATED PARTY TRANSACTIONS

For the years ended February 28, 1995 and 1994, certain of the General Partner Subsidiaries agreed to waive or forgive the related Income Funds' obligations to pay certain equipment management, acquisition, selling and financing fees in the amount of approximately $213,000 and $204,000, respectively.

                           Commonwealth Capital Corp.

7. RELATED PARTY TRANSACTIONS (CONTINUED)

At February 28, 1995, two of the General Partner Subsidiaries had outstanding two noninterest bearing subordinated notes in the amount of $120,000 and $80,000 to two of the Income Funds for operating cash flow purposes. Principal payments are due on a semiannual basis within 30 days of December 31 and June 30 commencing December 31, 1994 for the $120,000 loan and December 31, 1995 for the $80,000 loan. Principal payments will be made from cash available, if any, after payments are made to the Limited Partners of the Income Fund for priority distributions as defined in the note. Upon the liquidation of the Income Funds, after the priority distributions have been made to its Limited Partners, the outstanding principal on these notes shall be repaid to the General Partner Subsidiary.

During January 1994, the Company entered into two lease deals and recorded equipment of approximately $1,533,000, debt of $1,435,000 and two months rental income of $82,000. On February 28, 1994, one of the lease deals was sold at its net book value of approximately $1,045,000 to Commonwealth Income & Growth Fund I (CIGF I). The $1,045,000 is reflected in receivables from income funds in the accompanying financial statements at February 28, 1994. On April 5, 1994, the equipment from the second lease deal, the receivable from income funds, and related debt outstanding, were transferred to CIGF I.


8.  LINE OF CREDIT

At February 28, 1995 the Company has an unused line of credit agreement with a bank expiring on April 30, 1995. The line of credit agreement, which is callable on demand, provides for the payment of interest at the prime rate (9% at February 28, 1995), plus 1%. The borrowings on the line are limited to the lesser of $500,000 or 75% of eligible accounts receivable as defined in the agreement.

                           Commonwealth Capital Corp.

9. SUPPLEMENTAL CASH FLOW INFORMATION

Other noncash activities associated with lease purchase transactions:

                                                             1995          1994
                                                       ------------------------

Reduction of minimum lease receivable and repayment
  of nonrecourse obligation associated with direct
  payment made by lessee to bank                         $879,983    $7,348,324
                                                       ------------------------
                                                       ------------------------

Debt assumed in connection with purchase of
  computer equipment
                                                         $      -      $465,277
                                                       ------------------------
                                                       ------------------------

                                      APPENDIX I
                            LIMITED PARTNERSHIP AGREEMENT

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

INTRODUCTION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 1:     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 2:     ORGANIZATION. . . . . . . . . . . . . . . . . . . . . . . . .   7
     2.1       CONTINUATION. . . . . . . . . . . . . . . . . . . . . . . . .   7
     2.2       NAME. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     2.3       PLACE OF BUSINESS . . . . . . . . . . . . . . . . . . . . . .   7
     2.4       REGISTERED OFFICE AND REGISTERED AGENT. . . . . . . . . . . .   7
     2.5       BUSINESS. . . . . . . . . . . . . . . . . . . . . . . . . . .   7
     2.6       TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE 3:     CAPITAL CONTRIBUTIONS AND STATUS OF PARTNERS. . . . . . . . .   8
     3.1       GENERAL PARTNER . . . . . . . . . . . . . . . . . . . . . . .   8
     3.2       LIMITED PARTNERS. . . . . . . . . . . . . . . . . . . . . . .   8
     3.3       CAPITAL CONTRIBUTION OF LIMITED PARTNERS. . . . . . . . . . .   8
     3.4       REGISTRATION. . . . . . . . . . . . . . . . . . . . . . . . .   8
     3.5       WITHDRAWAL OF CAPITAL CONTRIBUTIONS . . . . . . . . . . . . .   9
     3.6       ADMISSION OF LIMITED PARTNER. . . . . . . . . . . . . . . . .   9
     3.7       CONTINUATION OF LIMITED PARTNER STATUS. . . . . . . . . . . .   9
     3.8       LIMITED LIABILITY OF LIMITED PARTNERS . . . . . . . . . . . .   9

ARTICLE 4:     PARTNERS' CAPITAL . . . . . . . . . . . . . . . . . . . . . .   9
     4.1       CAPITAL ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . .   9
     4.2       WITHDRAWAL AND RETURN OF CAPITAL. . . . . . . . . . . . . . .   9
     4.3       INTEREST ON CAPITAL . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 5 PARTNERSHIP EXPENSES . . . . . . . . . . . . . . . . . . . . . . .  10
     5.1       ORGANIZATION EXPENSES . . . . . . . . . . . . . . . . . . . .  10
     5.2       OTHER EXPENSES. . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 6:     COMPENSATION OF THE GENERAL PARTNER . . . . . . . . . . . . .  11
     6.1       ORGANIZATIONAL FEE. . . . . . . . . . . . . . . . . . . . . .  11
     6.2       EQUIPMENT MANAGEMENT FEE. . . . . . . . . . . . . . . . . . .  11
     6.3       EQUIPMENT ACQUISITION FEE . . . . . . . . . . . . . . . . . .  12
     6.4       EQUIPMENT LIQUIDATION FEE . . . . . . . . . . . . . . . . . .  12
     6.5       DEBT PLACEMENT FEE. . . . . . . . . . . . . . . . . . . . . .  12
     6.6       RE-LEASING FEE. . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE 7:     ALLOCATION OF NET PROFITS, NET LOSSES AND OTHER ITEMS . . . .  13
     7.1       NET PROFITS . . . . . . . . . . . . . . . . . . . . . . . . .  13
     7.2       NET LOSSES. . . . . . . . . . . . . . . . . . . . . . . . . .  13
     7.3       REQUIRED ALLOCATIONS. . . . . . . . . . . . . . . . . . . . .  13
     7.4       SYNDICATION EXPENSES. . . . . . . . . . . . . . . . . . . . .  14
     7.5       RECHARACTERIZATION OF FEES. . . . . . . . . . . . . . . . . .  14
     7.6       RECAPTURE . . . . . . . . . . . . . . . . . . . . . . . . . .  14
     7.7       ALLOCATIONS AMONG LIMITED PARTNERS. . . . . . . . . . . . . .  15
     7.8       OTHER ALLOCATIONS . . . . . . . . . . . . . . . . . . . . . .  15


                                     I-(i)


                                                                            Page
                                                                            ----
ARTICLE 8:     DISTRIBUTIONS . . . . . . . . . . . . . . . . . . . . . . . .  15
     8.1       CASH DISTRIBUTIONS. . . . . . . . . . . . . . . . . . . . . .  15
     8.2       ALLOCATION OF DISTRIBUTIONS TO LIMITED PARTNERS . . . . . . .  15
     8.3       AMOUNTS WITHHELD. . . . . . . . . . . . . . . . . . . . . . .  15
     8.4       RETURN OF OFFERING PROCEEDS . . . . . . . . . . . . . . . . .  16

ARTICLE 9:     RIGHTS, POWERS, AND DUTIES OF GENERAL PARTNER . . . . . . . .  16
     9.1       RIGHTS AND POWERS . . . . . . . . . . . . . . . . . . . . . .  16
     9.2       RELIANCE ON CERTIFICATE OF GENERAL PARTNER. . . . . . . . . .  18
     9.3       INDEPENDENT ACTIVITIES. . . . . . . . . . . . . . . . . . . .  18
     9.4       DUTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
     9.5       RESTRICTIONS ON AUTHORITY . . . . . . . . . . . . . . . . . .  19
     9.6       GENERAL PARTNER'S NET WORTH . . . . . . . . . . . . . . . . .  22

ARTICLE 10:    RIGHTS OF LIMITED PARTNERS. . . . . . . . . . . . . . . . . .  22
     10.1      NO LIMITED PARTNER IN CONTROL . . . . . . . . . . . . . . . .  22
     10.2      VOTING RIGHTS . . . . . . . . . . . . . . . . . . . . . . . .  22
     10.3      CONVERSIONS AND ROLL-UPS. . . . . . . . . . . . . . . . . . .  22
     10.4      MEETINGS. . . . . . . . . . . . . . . . . . . . . . . . . . .  23
     10.5      CERTAIN AMENDMENTS. . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE 11:    TRANSFER OF UNITS . . . . . . . . . . . . . . . . . . . . . .  24
     11.1      ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . .  24
     11.2      SUBSTITUTED LIMITED PARTNERS. . . . . . . . . . . . . . . . .  25
     11.3      TRANSFER FEE. . . . . . . . . . . . . . . . . . . . . . . . .  25
     11.4      GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE 12:    REDEMPTION. . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE 13:    GENERAL PARTNER'S INTEREST. . . . . . . . . . . . . . . . . .  26
     13.1      VOLUNTARY WITHDRAWAL OR ASSIGNMENT. . . . . . . . . . . . . .  26
     13.2      REMOVAL . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

ARTICLE 14:    DISSOLUTION, CONTINUATION AND TERMINATION . . . . . . . . . .  26
     14.1      DISSOLUTION . . . . . . . . . . . . . . . . . . . . . . . . .  26
     14.2      CONTINUATION. . . . . . . . . . . . . . . . . . . . . . . . .  27
     14.3      PURCHASE OF INTEREST OF GENERAL PARTNER . . . . . . . . . . .  27
     14.4      LIQUIDATION . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE 15:    ACCOUNTING AND FISCAL MATTERS . . . . . . . . . . . . . . . .  28
     15.1      PARTNERSHIP RECORDS . . . . . . . . . . . . . . . . . . . . .  28
     15.2      ACCOUNTING; FISCAL YEAR . . . . . . . . . . . . . . . . . . .  29
     15.3      REPORTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
     15.4      BANK ACCOUNTS . . . . . . . . . . . . . . . . . . . . . . . .  30
     15.5      PARTNERSHIP RETURNS . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE 16:    POWER OF ATTORNEY . . . . . . . . . . . . . . . . . . . . . .  30
     16.1      POWER OF ATTORNEY . . . . . . . . . . . . . . . . . . . . . .  30


                                    I-(ii)


                                                                            Page
                                                                            ----
ARTICLE 17:    LIABILITY AND INDEMNIFICATION OF GENERAL PARTNER. . . . . . .  31
     17.1      EXCLUSION OF LIABILITY FOR RETURN OF CAPITAL CONTRIBUTIONS. .  31
     17.2      LIMITATION ON LIABILITY OF GENERAL PARTNER; INDEMNIFICATION .  31

ARTICLE 18:    TAX EXEMPT LIMITED PARTNERS . . . . . . . . . . . . . . . . .  32
     18.1      TAX EXEMPT LIMITED PARTNERS . . . . . . . . . . . . . . . . .  32

ARTICLE 19:    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . .  32
     19.1      NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     19.2      PARTIES IN INTEREST . . . . . . . . . . . . . . . . . . . . .  33
     19.3      SECTION CAPTIONS. . . . . . . . . . . . . . . . . . . . . . .  33
     19.4      SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . .  33
     19.5      RIGHT TO RELY ON GENERAL PARTNER. . . . . . . . . . . . . . .  33
     19.6      PENNSYLVANIA LAW. . . . . . . . . . . . . . . . . . . . . . .  33
     19.7      COUNTERPART EXECUTION . . . . . . . . . . . . . . . . . . . .  33
     19.8      GENDER. . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     19.9      INTEGRATED AGREEMENT. . . . . . . . . . . . . . . . . . . . .  33


                                    I-(iii)

                      COMMONWEALTH INCOME & GROWTH FUND II
                     RESTATED LIMITED PARTNERSHIP AGREEMENT


     RESTATED LIMITED PARTNERSHIP AGREEMENT, dated as of _________________, by and among Commonwealth Income & Growth Fund, Inc., a Pennsylvania corporation (the "General Partner"), David A. Kintzer (the "Initial Limited Partner"), and the persons who on or after the execution of this Agreement are admitted as limited partners of the Partnership.


                                  INTRODUCTION

     On January 13, 1995, the General Partner and the Initial Limited Partner, formed Commonwealth Income & Growth Fund II as a Pennsylvania limited partnership (the "Partnership") by the filing of a certificate of limited partnership in the Office of the Department of State of the Commonwealth of Pennsylvania. The parties desire to effect the withdrawal of the Initial Limited Partner, and the admission of the purchasers of the Partnership's Units as limited partners of the Partnership and to restate the agreement of the Partners to read in its entirety as set forth below. To accomplish this, the parties agree that (i) the persons whose subscriptions for Units have been accepted by the General Partner and who are reflected in the records of the Partnership as purchasing Units on the date hereof are admitted as limited partners of the Partnership; (ii) the Initial Limited Partner withdraws as a limited partner of the Partnership and is released from all its obligations to the Partnership, and the Partnership shall promptly return the Initial Limited Partner's capital contribution, and (iii) the agreement of the Partners is hereby restated to read in its entirety as set forth below.


                                    ARTICLE 1
                                   DEFINITIONS

     The following terms used in this Agreement shall have the meanings set forth below.

     "Acquisition Expenses" means expenses relating to the prospective selection and acquisition of or investment in Equipment, whether or not actually acquired, including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses and miscellaneous expenses.

     "Acquisition Fees" means the total of all fees and commissions paid by any party in connection with the initial purchase of Equipment acquired by the Partnership. Included in the computation of such fees or commissions shall be the Equipment Acquisition Fee, any commission, selection fee, construction supervision fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.

     "Act" means the Pennsylvania Revised Uniform Limited Partnership Act.

     "Adjusted Basis" means the basis, as defined in Section 1011 of the Code, for determining gain or loss for federal income tax purposes from the sale, transfer, or other disposition of property.

     "Adjusted Capital Contributions" means Capital Contributions of the Limited Partners reduced to not less than zero by any cash distribution received by the Limited Partners pursuant to Sections 4.2 or 8.1, to the extent such distributions exceed any unpaid Cumulative Return as of the date such distributions were made.

     "Affiliate" means, when used with reference to a specified Person, (i) any Person, that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is a director or an executive officer of, partner in, or serves in a similar capacity to, the specified Person, or any Person of which the specified Person is an executive officer or partner or with respect to which the specified Person serves in a similar capacity, (iii) any Person owning or controlling 10% or more of the outstanding voting securities of such specified Person, or (iv) if such Person is an officer, director or partner, any entity for which such Person acts in such capacity.


     "Agreement" means this Restated Limited Partnership Agreement, as amended from time to time.

     "Average Daily Units" means for any period an amount equal to the sum of the outstanding Limited Partners' Units as of the close of business on each day in the period, divided by the number of days in the period.

     "Bankrupt" or "Bankruptcy" means, when used with reference to a specified Person, (a) if such Person (i) files any application or petition in any tribunal for the appointment of a trustee or receiver, or (ii) commences any proceeding under any bankruptcy or reorganization statute, or under any provision of the United States Bankruptcy Code, or under any insolvency law, or under any dissolution or liquidation law whether now or hereafter in effect, or (b) if any petition or application of the type described in subsection (a) above is commenced against such Person and is not dismissed within 60 days of filing, or an order is entered appointing a trustee or receiver for such Person, or an order for relief is issued in any bankruptcy.

     "Capital Account" means the separate account established for each Partner pursuant to Section 4.1.

     "Capital Contributions" means, in the case of the General Partner, the total amount of money contributed to the Partnership by the General Partner, and, in the case of the Limited Partners, $20 for each Unit or where the context requires, the total Capital Contributions of all the Partners.

     "Cash Available for Distribution" means Cash Flow plus Net Disposition Proceeds plus cash funds available for distribution from Partnership reserves, less such amounts as the General Partner, in accordance with this Agreement, causes the Partnership to reinvest in Equipment or interests therein, and less such amounts as the General Partner, in its sole discretion, determines should be set aside for the restoration or enhancement of Partnership reserves.

     "Cash Flow" for any fiscal period means the sum of (i) cash receipts from operations, including, but not limited to, rents or other revenues arising from the leasing or operation of the Equipment and interest, if any, earned on funds on deposit for the Partnership, but not including Net Disposition Proceeds, minus (ii) all cash expenses and costs incurred and paid in connection with the ownership, lease, management, use and/or operation of the Equipment, including, but not limited to, fees for handling and storage; all interest expenses paid and all repayments of principal regarding borrowed funds; maintenance; repair costs; insurance premiums; accounting and legal fees and expenses; debt collection expenses; charges, assessments or levies imposed upon or against the Equipment; ad valorem, gross receipts and other property taxes levied against the Equipment; and all costs of repurchasing Units in accordance with this Agreement; but not including depreciation or amortization of fees or capital expenditures, or provisions for future expenditures, including, without limitation, Organizational and Offering Expenses.

     "Certificate" means the certificate of limited partnership filed by the Partnership in the Office of the Department of State of the Commonwealth of Pennsylvania as may be amended from time to time.

     "Closing Date" means the date, as designated by the General Partner, as of which the Units shall cease being offered to the public pursuant to the Offering, and shall be no later than the second anniversary of the Effective Date.

     "Code" means the Internal Revenue Code of 1986, as amended, and as may be amended from time to time by future federal tax statutes. Any reference this Agreement to a particular provision of the Code shall mean, where appropriate, the corresponding provision of any successor statute.

     "Competitive Equipment Sale Commission" means that brokerage fee paid for services rendered in connection with the purchase or sale of Equipment which is reasonable, customary, and competitive in light of the size, type, and location of the Equipment.

     "Conditional Sales Contract" means an agreement to sell Equipment to a buyer in which the seller reserves title to, and retains a security interest in, the Equipment until the Purchase Price of the Equipment is paid.

     "Controlling Person" means any person, whatever his or her title, performing functions for the General Partner or its Affiliates similar to those of chairman or member of the Board of Directors or executive management (such as the president, vice president or senior vice president, corporate secretary or treasurer), senior management (such as the vice president of an operating division who reports directly to executive management), or any person holding a five percent or more equity interest in the General Partner or its Affiliates or having the power to direct or cause the direction of the General Partner or its Affiliates, whether through the ownership of voting securities, by contract, or otherwise.

     "Cumulative Return" means the amount equal to a return at a rate of 10% per annum, compounded daily, on the Adjusted Capital Contribution for all outstanding Units, which amount shall begin accruing at the end of the calendar quarter in which such Units are sold by the Partnership.

     "Debt Placement Fee" means the fee payable to the General Partner in accordance with Section 6.5 of this Agreement.

     "Effective Date" means the date on which the Partnership's registration statement on Form S-1 with respect to the Units, as filed with the Securities and Exchange Commission, becomes effective under the Securities Act of 1933, as amended.

     "Equipment" means each item of and all of the computer peripheral and other similar capital equipment purchased, owned, operated, and/or leased by the Partnership or in which the Partnership has acquired a direct or indirect interest, as more fully described in this Agreement, together with all appliances, parts, instruments, accessories, furnishings, or other equipment included therein and all substitutions, renewals, or replacements of, and all additions, improvements, and accessions to, any and all thereof.

     "Equipment Acquisition Fee" means the fee payable to the General Partner in accordance with Section 6.3 of this Agreement.

     "Equipment Liquidation Fee" means the fee payable to the General Partner in accordance with Section 6.4 of this Agreement.

     "Equipment Management Fee" means the fee payable to the General Partner in accordance with Section 6.2 of this Agreement.

     "Equipment Management" means personnel and services necessary to the leasing activities of the Partnership, including but not limited to, leasing and re-leasing of Equipment, arranging for necessary maintenance and repair of the Equipment, collecting revenues, paying operating expenses, determining that the equipment is used in accordance with all operative contractual arrangements and providing clerical and bookkeeping services necessary to the operation of Equipment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Account" means the account at PNC Bank, Philadelphia, Pennsylvania where Subscriptions will be held until they aggregate the Minimum Subscription Amount of $2,500,000.

     "Final Closing" means the last time at which subscribers for Units are admitted as Limited Partners.

     "Front-End Fees" means fees and expenses paid by any Person to any Person during the Partnership's organizational and acquisition phase including all Organizational and Offering Expenses (including the Organizational Fee), Acquisition Fees, Acquisition Expenses, Debt Placement Fees, Leasing Fees, and other similar fees and expenses; provided, however, any costs or expenses incurred by the General Partner or its Affiliates (not including the Partnership) which are not reimbursed by the Partnership, shall not be included as Front-End Fees.

     "Full Payout Net Lease" means an initial Net Lease of the Equipment under which the non-cancelable rental payments due (and which can be calculated at the commencement of the Net Lease) during the initial noncancellable fixed term (not including any renewal or extension period) of the lease or other contract for the use of the Equipment are at least sufficient to recover the Purchase Price of the Equipment.

     "Funding Date" means the date on which Capital Contributions are released to the Partnership from the Escrow Account.

     "General Partner" means Commonwealth Income & Growth Fund, Inc. and any additional, substitute or successor general partner of the Partnership.

     "Gross Lease Revenues" means Partnership gross receipts from leasing or other operation of the Equipment, except that, to the extent the Partnership has leased the Equipment from an unaffiliated party, it shall mean such receipts less any lease expense.

     "Independent Expert" means a Person with no current material or prior business or personal relationship with the General Partner who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership and who is qualified to perform such work.

     "Initial Closing" means the first time subscribers for Units are admitted as Limited Partners.

     "Investment in Equipment" means the amount of Capital Contributions actually paid or allocated to the purchase of or investment in Equipment by the Partnership including working capital reserves (except that working capital reserves in excess of three percent of Capital Contributions shall not be included) and other cash payments such as interest and taxes, but excluding Front-End Fees.

     "IRA" means an Individual Retirement Account as described in Section 408 of the Code.

     "Leasing Fees" means the total of all fees and commissions paid by any party in connection with the initial lease of Equipment acquired by the Partnership.

     "Limited Partner" means a Person who acquires Units and who is admitted to the Partnership as a limited partner in accordance with the terms of this Agreement.

     "Majority in Interest" means, with respect to the Partnership, Limited Partners holding more than 50% of the outstanding Units held by all Limited Partners at the Record Date for any vote or consent of the Limited Partners.

     "Minimum Subscription Amount" means an aggregate of $2,500,000 in subscriptions from Limited Partners.

     "Net Disposition Proceeds" means the net proceeds realized by the Partnership from the refinancing, sale or other disposition of Equipment, including insurance proceeds or lessee indemnity payments arising from the loss or destruction of Equipment, less such amounts as are used to satisfy Partnership liabilities.

     "Net Lease" means a lease or other contract under which the owner provides equipment to a lessee or other operator in return for a payment, and the lessee assumes all obligations and pays for the operation, repair, maintenance, taxes and insuring of the equipment, so that the non-cancellable rental payments under the lease are absolutely net to the lessor.

     "Net Profits" or "Net Losses" shall be computed in accordance with Section 703(a) of the Code (including all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code) for each taxable year of the Partnership or shorter period prior or subsequent to an interim closing of the Partnership's books with the following adjustments: (i) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profits and Net Loss pursuant to this definition shall be added to such taxable income or shall reduce such taxable loss; (ii) any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profits and Net Losses pursuant to this definition shall be subtracted from such taxable income or loss; (iii) items of income, gain, loss and deduction specially allocated pursuant to Section 7.3 of this Agreement shall not be included in the computation of Net Profits or Net Loss; and if property is reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of the property in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(d) or (f), depreciation, amortization, and gain or loss with respect to such property shall be determined by reference to such book value in a manner consistent with Treasury Regulation
Section 1.704-1(b)(2)(iv)(g). The terms "Net Profit" or "Net Losses" shall include the Partnership's distributive share of the profit or loss of any partnership or joint venture in which it is a partner or joint venturer.

     "Offering" means the initial public offering of the Units in the Partnership, as described in the Prospectus.

     "Offering Period" means the period commencing the Effective Date and ending the last day of the calendar month in which the Closing Date occurs.

     "Operating Lease" means a lease or other contractual arrangement under which an unaffiliated party agrees to pay the Partnership, directly or indirectly, for the use of the Equipment, and which is not a Full Payout Net Lease.

     "Organizational and Offering Expenses" means the expenses incurred in connection with the organization of the Partnership and in preparation of the offering for registration and subsequently offering and distributing it to the public, including Underwriting Commissions, listing fees and advertising expenses except advertising expenses related to the leasing of the Program's equipment.

     "Organizational Fee" means the fee payable to the General Partner in accordance with Section 6.1 of this Agreement.

     "Partners" means any one or more of the General Partner and the Limited Partners.

     "Partnership" means Commonwealth Income & Growth Fund II, a Pennsylvania limited partnership.

     "Partnership Interest" means the ownership interest of a Partner in the Partnership, as represented by his Capital Account, including all rights of such Partner under this Agreement.

     "Person" means an individual, partnership, joint venture, corporation, trust, estate or other entity.

     "Program" means a limited or general partnership, joint venture, unincorporated association or similar organization, other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from an interest in Equipment.

     "Prospectus" means the Partnership's prospectus contained in the Registration Statement filed with the Securities and Exchange Commission ("Commission") for the registration of the Units under the Securities Act of 1933, as amended (the "1933 Act"), at effectiveness of such Registration Statement except that (A) if the Partnership files a post-effective amendment to the Registration Statement, then the term "Prospectus" shall, from and after the effectiveness of such post-effective amendment, refer to the amended prospectus then on file with the Commission and (B) if the Partnership files a form of prospectus or prospectus supplement pursuant to Rule 424(b) of the regulations of the Commission under the 1933 Act, then the term "Prospectus" shall refer to the prospectus as so filed or supplemented from and after the date of such filing.

     "Purchase Price" means, with respect to any Equipment, an amount equal to the sum of (i) the invoice cost of such Equipment or any other such amount paid to the seller, (ii) any closing, delivery and installation charges associated therewith not included in such invoice cost and paid by or on behalf of the Partnership, (iii) the cost of any capitalized modifications or upgrades paid by or on behalf of the Partnership in connection with its purchase of the Equipment, and (iv) the amount of the Equipment Acquisition Fee and any other Acquisition Fees, but excluding points and prepaid interest.

     "Qualified Plan" means a trust established pursuant to the terms of a pension, profit sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Section 401 and following of the Code.

     "Re-Lease Fee" means the fee to the General Partner in accordance with
Section 6.6 of this Agreement.

     "Record Date" means, (a) for purposes of a meeting of, or actions by, the Limited Partners pursuant to Article 10 of this Agreement, the close of business on the business day preceding the date on which the written notice referred to in that Article is given, (b) for purposes of distributions pursuant to Article 8 of this Agreement, the close of business on December 31, March 31, June 30, and September 30 of each year and (c) for purposes of Article 12 of this Agreement, the close of business on December 31 and June 30 of each year.

     "Retiring General Partner" means a general partner of the Partnership who or which has been removed or withdrawn as such or is Bankrupt, which has been involuntarily dissolved, or who has died or had a conservator appointed for the person or any of the property of such general partner.

     "Roll-Up" means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity. Such term does not include:
(i) a transaction involving securities if the securities have been listed for at least twelve months on a national securities exchange or traded through the NASD Automated Quotation National Market System; or (ii) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no significant adverse change in any of the following: (a) the Limited Partners' voting rights; (b) the term of existence of the Partnership; (c) compensation of the General Partner or its Affiliates; or (d) the Partnership's investment objectives.

     "Roll-Up Entity" means the partnership, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

     "Selected Agent" means a member of the National Association of Securities Dealers, Inc. who will be engaged to sell Units.

     "Sponsor" means any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, and any Affiliate of any such Person. Sponsor does not include a Person whose only relation with the Program is that of an independent equipment manager and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Program interests.

     "Substituted Limited Partner" means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 11.2 of this Agreement.

     "Syndication Expenses" means all expenditures classified as syndication expenses pursuant to Treasury Regulations Section 1.709-2(b). Syndication Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Partnership's method of accounting if they were deductible expenses.

     "Term Debt" means debt of the Partnership with a term in excess of twelve months, incurred with respect to acquiring or investing in Equipment, or refinancing non-Term Debt, but not debt incurred with respect to refinancing existing Partnership Term Debt.

     "Terminating Event" means the first to occur of the withdrawal, removal, retirement, resignation, expulsion, Bankruptcy, involuntary dissolution, death, insanity or appointment of a conservator for the person or any of the assets of the last remaining general partner of the Partnership.

     "Treasury Regulations" means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of successor regulations).

     "Underwriting Commissions" mean selling commissions and dealer-manager fees paid to broker-dealers by the Partnership in connection with the offer and sale of Units.

     "Unit" means a limited partnership interest in the Partnership.


                                    ARTICLE 2
                                  ORGANIZATION

     2.1 CONTINUATION. The Partners hereby continue the Partnership as a limited partnership under the Act.

     2.2 NAME. The name of the Partnership shall continue to be "Commonwealth Income & Growth Fund II" or such other name as may be selected by the General Partner, who shall give notice of any such other name to the Limited Partners.

     2.3 PLACE OF BUSINESS. The principal place of business of the Partnership shall be 1160 W. Swedesford Road, Suite 340, Berwyn, PA 19312, or at another location selected by the General Partner, who shall give notice of any such other location to the Limited Partners. The Partnership may have such additional offices or places of business as the General Partner may determine.

     2.4 REGISTERED OFFICE AND REGISTERED AGENT. The Partnership's registered office in the Commonwealth of Pennsylvania and its registered agent at such other office shall be determined by the General Partner.

     2.5 BUSINESS. The principal business and purpose of the Partnership is to purchase, acquire, own, lease, re-lease, maintain, improve, manage, pledge, finance, convey, assign, dispose and sell Equipment pursuant to such arrangements as the General Partner in its sole discretion may enter into on behalf of the Partnership. The purpose and business of the Partnership includes the realization and distribution of cash from sales or other dispositions of Equipment. The Partnership is authorized to take any and all actions necessary, appropriate, advisable, incidental to, convenient for or related to this purpose or for the protection and benefit of the Partnership, unless expressly prohibited by this Agreement.

     2.6 TERM. The Partnership shall exist for a term ending December 31, 2006, at which time it shall be dissolved, unless previously dissolved in accordance with this Agreement.


                                    ARTICLE 3
                  CAPITAL CONTRIBUTIONS AND STATUS OF PARTNERS

     3.1 GENERAL PARTNER. The General Partner has contributed $1,000 to the capital of the Partnership. Except as provided in this Section and Section 14.4.3, the General Partner shall have no obligation to make any Capital Contribution or to loan or otherwise provide funds to the Partnership or any partnership, joint venture or other entity in which the Partnership has an interest, even if the failure to do so would or could result in a default by the Partnership, foreclosure upon the properties of the Partnership or any such partnership, joint venture or other entity, or any other consequence adverse to the Partnership or any such partnership, joint venture or other entity.

     3.2 LIMITED PARTNERS. Limited Partners shall be those persons whose subscriptions for Units have been accepted by the General Partner and who are reflected in the records of the Partnership as purchasing Units from the Partnership and Substituted Limited Partners where a transfer of Units is made pursuant to Article 11. The Partnership intends to offer and sell not less than $2,500,000 nor more than $15,000,000 worth of Units of limited partnership interests and to admit as Limited Partners the persons who contribute cash to the capital of the Partnership as the purchase price for the Units.

     3.3  CAPITAL CONTRIBUTION OF LIMITED PARTNERS.

          3.3.1 Each Limited Partner shall make a capital contribution of $20.00, (or the subscription price of $20.00 less the volume discount stated in the Prospectus), as the purchase price for each Unit which he purchases from the Partnership. The Capital Contributions of the Limited Partners shall be made in cash. Except as required by the Act, each Unit shall be fully paid and non-assessable, and no assessments for payments by the Limited Partners will be made by the General Partner.

          3.3.2 Any portion of the net proceeds from sales of the Units which is not invested or committed for investment in Equipment or for any Partnership purposes or reserved for necessary operating expenses within 12 months from the Final Closing shall be distributed to the Limited Partners by the Partnership as a return of capital, without reduction for the General Partner's Organizational Fee or for any Equipment Acquisition Fee which would have been payable to the General Partner if such proceeds had been invested. Funds will be deemed to have been committed to investment and will not be returned to the Limited Partners to the extent written agreements in principle, commitment letters, letters of intent or understanding or any similar contracts or understandings have, at any time before the end of such 12-month period, been executed, provided that such investments are consummated. Should any such investment not be consummated, the funds attributable thereto shall be distributed to the Limited Partners in a timely manner.

     3.4 REGISTRATION. Upon the admission of a person as a Limited Partner or Substituted Limited Partner, such Person shall be registered on the records of the Partnership as a Limited Partner, together with his address, the number of Units he owns, and his transferor's Capital Contribution. Each person registered as a holder of record of Units shall continue to be the holder of record of such Units until notification of the transfer of any such Units is given in accordance with the terms of this Agreement. A holder of record shall be entitled to all distributions and all allocations of Net Profits and Net Losses with respect to Units registered in his name and to all other rights of a Limited Partner until his rights in such Units have been transferred and the General Partner has been notified as required herein. The
Partnership shall not be affected by any notice or knowledge of transfer of any interest in any Unit, except as expressly provided in Article 11. The payment to the holder of record of any distribution with respect to such Units shall discharge the Partnership of its obligations in respect thereto.

     3.5 WITHDRAWAL OF CAPITAL CONTRIBUTIONS. Except as otherwise provided in this Agreement, no Partner shall have the right to withdraw or reduce his Capital Contribution. No Partner shall have the right to bring an action for partition against the Partnership or to demand or receive property other than cash in return for his capital contribution. No Limited Partner shall have priority over any other Limited Partner, either as to the return of his Capital Contribution or as to Net Profits, Net Losses or distributions.

     3.6 ADMISSION OF LIMITED PARTNER. The Initial Closing shall take place not later than 15 days after the release from the Escrow Account of the subscribers' funds to the Partnership. Thereafter, subscribers shall be admitted as Limited Partners not later than the last day of the calendar month following the date their subscriptions are accepted by the Partnership. The General Partner shall determine whether subscriptions received after the Initial Closing will be accepted or rejected within 30 days of their receipt by the Partnership and, if a subscription is rejected, the subscription funds will be promptly returned to the subscriber without interest.

     3.7 CONTINUATION OF LIMITED PARTNER STATUS. Once admitted as a Limited Partner, a Person shall, except as otherwise provided in the Agreement, continue to be a Limited Partner for all purposes of this Agreement and the Certificate of Limited Partnership, as amended from time to time, until a Substituted Limited Partner is admitted in place of such person pursuant to the provisions of Article 11.

     3.8 LIMITED LIABILITY OF LIMITED PARTNERS. No Limited Partner, in his capacity as such, shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership or any partnership, joint venture or other entity in which the Partnership has an interest. No Limited Partner shall be obligated to make any Capital Contribution or to loan or otherwise provide funds to the Partnership; provided, however, in accordance with the Act, Limited Partners will be obligated to return any distribution from the Partnership to the extent that, after giving effect to the distribution, all liabilities of the Partnership (other than nonrecourse liabilities and liabilities to Limited Partners on account of their interests in the Partnership) exceed the fair value of its assets (including, as to assets serving as security for nonrecourse liabilities, that portion of the fair value of such assets which exceeds the amount of such nonrecourse liabilities).


                                    ARTICLE 4
                                PARTNERS' CAPITAL

     4.1 CAPITAL ACCOUNTS. A separate Capital Account shall be established and maintained for each Partner. The Capital Account of each Partner shall be credited with such Partner's Capital Contribution, plus all Net Profits and items of income and gain of the Partnership allocated to such Partner pursuant to Article 7, and shall be debited with the sum of (a) all Net Losses and items of loss or deduction of the Partnership allocated to such Partner pursuant to
Article 7, and (b) all cash and the fair market value of any property (net of liabilities of the Partnership assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner pursuant to Article 8. The computation of the amount of the Capital Account of a Partner shall be determined in all events solely in accordance with the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv). Any references in this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above in this Section 4.1.

     4.2 WITHDRAWAL AND RETURN OF CAPITAL. No Limited Partner shall withdraw any of his capital without the consent of the General Partner and Limited Partners holding a Majority in Interest of the Units, except upon dissolution or liquidation of the Partnership or as provided in
Article 12. Under circumstances requiring a return of any Capital Contribution or constituting a withdrawal of a Limited Partner, no Limited Partner shall have the right to receive property other than cash, except as may be specifically provided in this Agreement.

     4.3 INTEREST ON CAPITAL. No interest shall be paid on any Capital Contribution made to the Partnership.


                                    ARTICLE 5
                              PARTNERSHIP EXPENSES

     5.1 ORGANIZATION EXPENSES. The General Partner shall bear and pay all Organizational and Offering Expenses other than (a) Underwriting Commissions and
(b) a non-accountable expense allowance payable to Wheat, First Securities, Inc. equal to the lesser of (i) one percent of the Offering proceeds or (ii) $50,000.


     5.2 OTHER EXPENSES. All expenses of the Partnership, other than the expenses required to be paid by the General Partner pursuant to Section 5.1, shall be billed (to the extent practicable) directly to and paid by the Partnership. Subject to Section 5.1, the General Partner and its Affiliates shall be reimbursed for the actual cost of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partner. Subject to (and only in accordance with) the foregoing, the Partnership shall pay (or reimburse the General Partner and its Affiliates for) the lower of the actual cost or the amount the Partnership would have to pay independent third parties for such services in the same geographic area of all expenses related to the administration and operation of the Partnership, including without limitation:

          5.2.1 all costs of personnel involved in the business of the Partnership;

          5.2.2 all taxes and assessments on Equipment and other taxes applicable to the Partnership;

          5.2.3 legal, appraisal, audit, accounting and other professional fees;

          5.2.4 printing and other expenses incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of Units or in connection with the business of the Partnership;

          5.2.5 fees and expenses paid to independent contractors, mortgage bankers, equipment brokers, servicers, leasing agents, consultants, equipment lease brokers, insurance brokers and other agents;

          5.2.6 expenses paid to nonaffiliated parties in connection with the disposition, replacement, alteration, maintenance and repair, leasing, re-leasing, storage and operation of Equipment (including the costs and expenses for foreclosures, insurance premiums, equipment lease brokerage and leasing commissions and of maintenance of Equipment);

          5.2.7 subject to Section 9.4.4, expenses in connection with the acquisition of Equipment other than Equipment acquired through the proceeds of the offering of the Units;

          5.2.8 expenses of organizing, revising, amending, converting, modifying or terminating the Partnership or this Agreement;

          5.2.9 the cost of preparation and dissemination of the informational material and documentation relating to potential sale, leasing, re-leasing, financing or other disposition of Equipment;

          5.2.10 costs incurred in connection with any litigation in which the Partnership is involved or proceedings conducted by any regulatory agency, including legal and accounting fees incurred in connection therewith;

          5.2.11 costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership;

          5.2.12 costs of investor communications and regulatory reports, including without limitation initiation, review and approval of reports and communications to Limited Partners or regulatory agencies; expenses in connection with distributions made by the Partnership to, and communications, bookkeeping and clerical work necessary in maintaining relations with, Limited Partners, including the costs of design, production, printing and mailing of reports, conducting elections in any circumstance requiring a vote of the Limited Partners, holding meetings with Limited Partners, and preparing and mailing reports required to be furnished to Limited Partners for tax reporting or other purposes or reports which the General Partner deems to be in the best interests of the Partnership;

          5.2.13 expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants, and appraisers; and

          5.2.14 such other related administrative expenses as are necessary to the prudent operation of the Partnership.

     5.3 EXCLUDED EXPENSES. No reimbursement shall be permitted for services for which the General Partner is entitled to compensation by way of a separate fee. Excluded from the allowable reimbursement shall be (i) rent or depreciation, utilities, capital equipment, other administrative items; and
(ii) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any Controlling Person of the General Partner.


                                    ARTICLE 6
                       COMPENSATION OF THE GENERAL PARTNER

     6.1 ORGANIZATIONAL FEE. For the services and activities of the General Partner performed and to be performed by the General Partner in connection with the organization of the Partnership, the General Partner will be paid an Organizational Fee equal to three percent of the first $10,000,000 of Limited Partners' Capital Contributions plus two percent of the Limited Partners' Capital Contributions in excess of $10,000,000. The Organizational Fee will accrue and be paid as Limited Partners are admitted to the Partnership.

     6.2 EQUIPMENT MANAGEMENT FEE. For the services and activities performed and to be performed by the General Partner and its Affiliates in connection with Equipment Management, the General Partner shall receive a monthly fee equal to the lesser of (a) the fees which would be charged by an independent third party in the same geographic market for similar services and equipment or (b) the sum of (i) two percent of (A) the Gross Lease Revenues attributable to Equipment subject to Full Payout Net Leases which contain net lease provisions plus, (B) the purchase price paid on Conditional Sales Contracts as received by the Partnership and (ii) five percent of the Gross Lease Revenues attributable to Equipment subject to Operating Leases. The Equipment Management Fee shall accrue as funds are received by the Partnership and shall be paid to the General Partner on conclusion of each calendar month, except such Equipment Management Fee may be accrued as a debt of the Partnership payable, without interest, out of future available cash if the Partnership does not generate sufficient cash from operations to pay the Equipment Management Fee currently, or if the General Partner determines that such action is in the best interest of the Partnership. Fees or expenses to nonaffiliated parties for such services and activities shall be paid by the General Partner from its Equipment Management Fee.

     6.3 EQUIPMENT ACQUISITION FEE. For the services and activities performed and to be performed by the General Partner in connection with the acquisition and lease of Equipment, the General Partner shall receive an Equipment Acquisition Fee of four percent of the Purchase Price of each item of Equipment purchased. The Equipment Acquisition Fee will be paid from the net proceeds of the Offering which are available to be used to purchase Equipment when such proceeds are received by the Partnership. To the extent that the Partnership acquires Equipment at an aggregate Purchase Price exceeding the net proceeds of the Offering available to be used to purchase Equipment, the Equipment Acquisition fee will be paid with respect to that Equipment as the Equipment is acquired.

     6.4  EQUIPMENT LIQUIDATION FEE.   For the services and activities to be
performed by the General Partner in connection with the disposition of the Partnership's Equipment (other than by a Conditional Sales Contract), the General Partner shall receive an Equipment Liquidation Fee equal to the lesser of (a) 50% of the Competitive Equipment Sale Commission or (b) three percent of the sales price of such Equipment. The payment of the Equipment Liquidation Fee shall be made as proceeds of the sale are received and is subordinated to the receipt by the Limited Partners of (a) a return of their Capital Contributions plus the Cumulative Return and (b) the Net Disposition Proceeds from such sale. Such fee will be reduced to the extent any liquidation or resale fees are paid to unaffiliated parties.

     6.5 DEBT PLACEMENT FEE. For the services rendered or to be rendered by the General Partner's arrangement of Term Debt to finance the acquisition of Equipment by the Partnership, the General Partner shall receive a Debt Placement Fee equal to one percent of such indebtedness. Such fee shall be paid when the proceeds of the Term Debt are received by the Partnership and shall be reduced to the extent the Partnership incurs such fees to third parties unaffiliated with the General Partner or the lender with respect to such indebtedness, and no such fee will be paid with respect to borrowings from the General Partner or its Affiliates.

     6.6 RE-LEASING FEE. As compensation for providing substantial re-leasing services for any Equipment for which the General Partner has, following the expiration of the current or most recent lease or other use of the Equipment, arranged a subsequent lease or other contract for the use of such Equipment to a lessee or other party, other than the current or most recent lessee or other operator of such Equipment or their Affiliates, the General Partner shall receive, on a monthly basis, a Re-Lease Fee equal to the lesser of (a) the fees which would be charged by an independent third party located in the same geographic market for comparable services and equipment or (b) two percent of Gross Lease Revenues derived from such re-lease.

     6.7 LIMITATIONS ON FEES. The Partnership shall commit a substantial portion of Capital Contributions toward Investment in Equipment. The remaining Capital Contributions may be used to pay Front-End Fees. The Partnership will commit a percentage of Capital Contributions to Investment in Equipment which is equal to the greater of (i) 80% of Capital Contributions reduced by .0625% for each one percent of indebtedness encumbering Equipment or (ii) 75% of Capital Contributions. To calculate the percent of indebtedness encumbering Equipment, divide the amount of indebtedness by the Purchase Price (excluding Front-End
Fees) and multiply the quotient by .0625% to determine the percentage to be deducted from 80%. For example, if the percentage of indebtedness were 50%, the percentage to be deducted from 80% is 3.125% (50 x .0625) and the percentage to be committed to Investment in Equipment is 76.875% (80 - 3.125).

                                    ARTICLE 7
              ALLOCATION OF NET PROFITS, NET LOSSES AND OTHER ITEMS

     7.1  NET PROFITS.

          7.1.1 Net Profits for each fiscal year of the Partnership (other than Net Profits arising from transactions in connection with the termination or liquidation of the Partners) shall be allocated as follows:

            (a) to the General Partner, the greater of (i) one percent of such Net Profits or (ii) Net Profits equal to the excess, if any, of (A) all distributions to the General Partner pursuant to Section 8.1.2 with respect to such fiscal year and all prior fiscal years over (B) the total Net Profits allocated to the General Partner pursuant to this Section 7.1.1(a) for all such prior fiscal years; and

            (b)     any balance to the Limited Partners.

          7.1.2 Net Profits arising from transactions in connection with the termination or liquidation of the Partnership shall be allocated in the following order of priority:

            (a) Net Profits shall be allocated to each Partner in an amount equal to the negative amount, if any, of his Capital Account. If the Net Profits available to be so allocated is less than the sum of all Partners' negative Capital Accounts, then such Net Profits shall be allocated to the Partners in proportion to the respective amounts of their negative Capital Accounts.

            (b) An amount of Net Profits equal to the excess of (A) the proceeds from such transaction that would be distributed to the Partners pursuant to Section 8.1.2 (without regard to Section 8.1.3) over (B) the aggregate Capital Accounts (as adjusted to reflect the allocation of Net Profit pursuant to Section 7.1.2(a)) of all Partners shall be allocated among such Partners in proportion to their respective shares of such excess.

            (c) Any remaining Net Profits shall be allocated in the same proportions that cash distributions equal to such remaining Net Profits would be distributed pursuant to Section 8.1 (without regard to Section 8.1.3).

     7.2 NET LOSSES. Net Losses for each fiscal year of the Partnership shall be allocated 99% to the Limited Partners and one percent to the General Partner.

     7.3  REQUIRED ALLOCATIONS.  Notwithstanding Sections 7.1 and 7.2:

          7.3.1 Beginning in the first year in which the Partnership has "nonrecourse deductions" (as such term is defined and the amount thereof is determined in accordance with Treasury Regulation Sections 1.704-2(b)(1)), and in each year thereafter, if there is a net decrease in "partnership minimum gain" (as defined in Treasury Regulation Section 1.704-2(d)(1)) during a Partnership taxable year, then any Partner with a deficit balance in his Capital Account at the end of such taxable year shall be allocated, before any other allocation is made of Partnership items for such taxable year, items of income and gain for such taxable year (and, if necessary, subsequent years) in the amounts and proportions needed to eliminate such deficit as quickly as possible, such allocations to be made in accordance with the "minimum gain chargeback" provisions of Treasury Regulation Section 1.704-(2)(f);

          7.3.2 No loss or deduction shall be allocated to a Partner if such allocation would create a deficit balance in such Partner's Capital Account in excess of the amount such Partner is obligated to restore to the Partnership or is treated as being obligated to restore to the Partnership under Treasury Regulations

Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) or 1.740-2(i)(5).  Any
losses or deductions that cannot be allocated to a Partner because of the foregoing limitation shall be allocated among the Partners in accordance with their relative ownership of Units, subject to the limitations of this Section 7.3.2.

          7.3.3     Any Partner who unexpectedly receives with respect to the
Partnership: (a) an adjustment pursuant to Treasury Regulation 1.704-1(b)(2)(iv)(k); (b) an allocation of loss or deduction pursuant to Sections 704(e)(2) or 706(d) of the Code or pursuant to Treasury Regulation Section 1.751-1(b)(2)(ii); or (c) a distribution in excess of an offsetting increase to such Partner's Capital Account reasonably expected to occur during (or prior to) the Partnership taxable year in which such distribution occurs, will be allocated, as quickly as possible, items of income and gain in an amount and manner sufficient to eliminate any resulting deficit balance in his Capital Account in accordance with the "qualified income offset" provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d);

          7.3.4 Loss, deductions, and expenditures attributable to nonrecourse debt for which a Partner bears the economic risk of loss shall be determined and allocated to the Partner who bears such economic risk of loss in accordance with Treasury Regulation Section 1.704-2, and if there is a decrease in partner "nonrecourse debt minimum gain" (as defined in Treasury Regulation
Section 1.704-2(i)(3)), any Partner with a share of that partner nonrecourse debt minimum gain shall be allocated items of income and gain in accordance with the chargeback provisions of Treasury Regulations Section 1.704-2(i)(4);

          7.3.5 For purposes of this Section 7.3, a Partner's Capital Account deficit balance shall be determined by excluding from such Partner's Capital Account any amount such Partner is obligated to restore to the Partnership or treated as obligated to restore to the Partnership under Treasury Regulations Sections 1.704.1(b)(2)(ii)(c), 1.704-2(g)(l) or 1.704-2(i)(5), and
by adjusting such Partner's Capital Account balance for items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and

          7.3.6 If property is reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of the property in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(d) or (f), depreciation, amortization, and gain or loss as determined for federal income tax purposes shall be allocated so as to take into account such difference between book value and adjusted tax basis in accordance with the principles of Code Section 704(c). The General Partner shall have the authority to elect the method to be used by the Partnership for allocating items required by Section 704(c) of the Code and such election shall be binding on the Limited Partners.

     7.4 SYNDICATION EXPENSES. Syndication Expenses attributable to the Underwriting Commissions paid on the Partnership's sale of any Unit shall be specially allocated to the Limited Partner who owns the Units, and all other Syndication Expenses shall be allocated to the Limited Partners who are admitted to the Partnership from time to time so that, to the extent possible, the cumulative Syndication Expenses (other than Underwriting Commissions) allocated with respect to each Unit at any time is the same. If the General Partner determines that such result is not likely to be achieved through future allocations of Syndication Expenses, the General Partner may allocate a portion of Net Profits or Net Losses to achieve the same effect on the Capital Accounts of the Limited Partners.

     7.5 RECHARACTERIZATION OF FEES. Any fees paid to the General Partner or any of its Affiliates which are disallowed as deductible expenses by the Internal Revenue Service shall constitute special allocations of gross income to the General Partner for income tax purposes.

     7.6 RECAPTURE. If the Partnership recognizes gain on the sale, exchange or other disposition of any property, any portion of such gain which is treated as ordinary income pursuant to Code Section 1245 shall be divided between the General Partner and the Limited Partners in proportion to the aggregate deductions for cost recovery and depreciation previously allocated to them and shall be allocated among the Limited Partners in the same proportions as the gain from such disposition is allocated among them.

     7.7 ALLOCATIONS AMONG LIMITED PARTNERS. Except as otherwise provided in this Agreement, Net Profits and Net Losses allocated to the Limited Partners for any fiscal year shall be divided among them in proportion to their Average Daily Units for such fiscal year. If an interest of a Partner in the Partnership is transferred in accordance with Section 11 of this Agreement, the General Partner, in its sole discretion, may allocate such items of Net Profits, Net Loss, and credit by closing the books of the Partnership immediately after the transfer of the interest. All such allocations shall be made without regard to the date, amount or recipient of any distributions which may have been made with respect to such transferred interest.

     7.8 OTHER ALLOCATIONS. Any allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Net Profits or Net Losses, as the case may be, for the period.


                                    ARTICLE 8
                                  DISTRIBUTIONS

     8.1  CASH DISTRIBUTIONS.

          8.1.1 Distributions of Cash Available for Distribution, if any, shall be made, if at all, to the Partners owning Units on the Record Date for purposes of such distributions.

          8.1.2 Except as otherwise provided in this Section 8.1, Cash Available for Distribution shall be distributed in the following order of priority:

               (a) 99% to the Limited Partners and one percent to the General Partner until (i) the Limited Partners have received an amount equal to the excess, if any, of (A) the Cumulative Return from the inception of the Partnership to the end of the calendar quarter to which the distribution relates, over (B) the sum of all prior distributions under this Section 8.1.2(a)(i) and (ii) the Limited Partners' Capital Contributions have been reduced to zero; and

               (b) thereafter, 90% to the Limited Partners and ten percent to the General Partner.

          8.1.3 Notwithstanding Section 8.1.2, amounts distributed in connection with the liquidation of the Partnership or a Partner's interest (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)) shall be distributed in accordance with the Partner's positive Capital Account as adjusted for all operations and transactions preceding such distribution.

          8.1.4 Notwithstanding Section 8.1.2, if the proceeds resulting from the sale of any Equipment are reinvested in Equipment, sufficient cash will be distributed to the Partners to pay the additional federal income tax resulting from such sale for a Partner in a 39.6% federal income tax bracket or, if lower, the maximum federal income tax rate in effect for individuals for such taxable year.

     8.2 ALLOCATION OF DISTRIBUTIONS TO LIMITED PARTNERS. Distributions to the Limited Partners with respect to any period other than during the Offering Period shall be allocated pro rata among the Limited Partners who are Limited Partners on the Record Date for purposes of such distributions. Distributions to the Limited Partners during the Offering Period shall be allocated among the Limited Partners in proportion to their Average Daily Units for that period.

     8.3 AMOUNTS WITHHELD. Any amounts withheld pursuant to Section 9.1.16 shall be treated as amounts distributed to the Partners for all purposes under this Agreement. Amounts treated as distributed to a Partner pursuant to this
Section 8.3 shall reduce the amounts otherwise distributed to such Partner pursuant to this Agreement.

     8.4 RETURN OF OFFERING PROCEEDS. If all of the net proceeds of the Offering are not invested by the Partnership in Equipment or committed to such investment or otherwise utilized for proper Partnership purposes prior to the expiration of 12 months from the Closing Date, the net proceeds not so invested, committed, or set aside as working capital reserves will thereupon be promptly returned, with a proportionate share of interest at the rate earned by the Partnership on the investment of such proceeds, to the Limited Partners based upon their respective numbers of Units and time of purchase, without reduction for the General Partner's Organizational Fee or for any Equipment Acquisition Fee which would have been payable to the General Partner if such proceeds had been invested. For such purpose, funds will be deemed to be committed to investment and will not be returned to the Limited Partners to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements, or any similar contracts or understandings exist, whether or not any such investment is ultimately consummated. Funds will also be deemed to be committed to the extent: (i) any funds may have been reserved to make contingent payments in connection with any Equipment already acquired, whether or not any such payments are ultimately made; (ii) as a condition to obtaining financing the Partnership is required to maintain funds as a compensating balance; or (iii) the General Partner decides that an addition to the working capital reserve is necessary in connection with any Equipment.
In the event any such uninvested funds are distributed to the Limited Partners, such distribution will be treated as a return of capital.


                                    ARTICLE 9
                  RIGHTS, POWERS, AND DUTIES OF GENERAL PARTNER

     9.1 RIGHTS AND POWERS. Except as otherwise specifically provided in this Agreement, the General Partner shall exercise complete and exclusive control over the management of the Partnership business and affairs. In addition to any other rights and powers which the General Partner may possess under this Agreement and the Act, the General Partner shall, except to the extent otherwise provided in this Agreement, have all rights and powers required or appropriate to its management of the Partnership and the Partnership's business, which by way of illustration but not by way of limitation, include the following rights and powers which may be exercised on behalf of, and, subject to Article 5, at the expense of, the Partnership:

          9.1.1 to acquire, purchase, hold, sell, exchange or otherwise transfer Equipment; to lease Equipment to third parties; to make loans to manufacturers of Equipment with respect to and secured by Equipment leased directly by the manufacturer to third parties; and to enter into agreements with others with respect to such activities, which agreements may contain such provisions as the General Partner in its sole and absolute discretion shall approve;

          9.1.2 to invest Partnership funds in commercial paper, government securities, certificates of deposit, time deposits, bankers acceptances, money market certificates or accounts, or other short-term investments (such as money market funds) which the General Partner deems appropriate;

          9.1.3 subject to Section 17.2.3, to purchase liability, casualty and other insurance which the General Partner deems appropriate for the protection of the Equipment or for any purpose convenient or beneficial to the Partnership, provided that the General Partner will not provide insurance services to the Partnership;

          9.1.4 to delegate all or any of its duties under this Agreement, and in furtherance of any such delegation to appoint, employ or contract with any persons, which persons may, under the supervision of the General Partner, administer or assist in the day-to-day operations of the Partnership; act as consultants, accountants, correspondents, attorneys, brokers, escrow agents or in any other capacity deemed by the General Partner necessary or desirable; and perform such other acts or services for the Partnership as the General Partner in its sole and absolute discretion may approve;

          9.1.5 to designate and appoint one or more agents for the Partnership who shall have authority as may be conferred on them by the General Partner, and who may perform any of the duties, and exercise any of the powers and authority, conferred on the General Partner under this Agreement, including, but not limited to, designation of one or more agents as authorized signatories on any bank accounts maintained by the Partnership;

          9.1.6 to act in its own name as nominee for the Partnership and to place title to Partnership assets in its own name or the names of others as nominees or trustees for any purpose convenient or beneficial to the Partnership;

          9.1.7 to collect all amounts due to the Partnership, and otherwise to enforce all rights of the Partnership including rights under any lease of its assets, and to retain counsel and institute suits or proceedings, in the name and on behalf of the Partnership;

          9.1.8 to establish and maintain one or more bank accounts for the Partnership in such bank or banks as the General Partner may, from time to time, designate as depositaries of the funds of the Partnership;

          9.1.9     to make or revoke any elections permitted under the Code;

          9.1.10 to determine the appropriate accounting method or methods to be used by the Partnership;

          9.1.11 to offer and sell Units of the Partnership to the public directly or through Wheat First Butcher Singer or any licensed Affiliate of the General Partner; to employ personnel, agents and dealers for such purpose; and, in connection therewith, to cause the Partnership to indemnify Wheat First Butcher Singer to the extent permitted under federal and state securities laws;

          9.1.12 to admit the purchasers of the Units as Limited Partners of the Partnership, to amend this Agreement and the Certificate to reflect the addition or substitution of Limited Partners and the reduction of Capital Accounts on the return of capital to Partners;

          9.1.13 to borrow money for Partnership purposes (other than for the acquisition of Equipment) and as security therefor to mortgage, pledge, hypothecate or encumber or otherwise place liens upon all or part of the Equipment and other property of the Partnership, to pledge or encumber the assets of the Partnership to secure any remarketing rights of vendors or suppliers of Equipment;

          9.1.14 to prepay in whole or in part, refinance, increase, modify, consolidate, extend or increase any lien or encumbrance affecting any Equipment;


          9.1.15 to require in all Partnership obligations that the General Partner shall not have any personal liability thereon but that the person or entity contracting with the Partnership is to look solely to the Partnership and its assets for satisfaction; provided, however, that the inclusion of such provisions shall not materially affect the cost of the service or material being supplied;

          9.1.16 to withhold income taxes as required or permitted by any federal, state or local taxing authority, and otherwise to comply with and take actions necessary or appropriate as a result of provisions of the Code or any state or other tax law requiring or permitting withholding;

          9.1.17 to deal with, or otherwise engage in business with, any person who has dealt with or engaged in business with or may in the future deal with or engage in business with the General Partner or its Affiliates; provided that no such dealing or engaging in business may involve any arrangement which would circumvent any of the provisions of this Agreement, including the restrictions against dealing with the General Partner or its Affiliates;

          9.1.18 to commence the dissolution and liquidation of the Partnership in its ninth year of existence in order to terminate the Partnership by December 31, 2006; and


          9.1.19 to prohibit Qualified Plans from acquiring, individually or in the aggregate, more than 25% of the Units.

     9.2 RELIANCE ON CERTIFICATE OF GENERAL PARTNER. Any person dealing with the Partnership or the General Partner may rely on a certificate signed by the General Partner as authority with respect to (a) the identity of any General Partner or Limited Partner; (b) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the General Partner or in any other manner are germane to the affairs of the Partnership; (c) the persons who are authorized to execute and deliver any instrument or document of the Partnership; or (d) any act or failure to act by the Partnership or as to any other matter involving the Partnership or any Partner.

     9.3 INDEPENDENT ACTIVITIES. The General Partner and its Affiliates and each Limited Partner may, notwithstanding the existence of this Agreement, engage in whatever activities they choose, whether competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any party hereto. The General Partner and its Affiliates shall not be obligated to present to the Partnership any particular investment opportunity which comes to their attention if the General Partner, in good faith, determines that such opportunity is not an appropriate investment for the Partnership at that time or if the opportunity is not presented to the Partnership because it has been presented to other partnerships sponsored by the General Partner that may have priority based on criteria established by the General Partner. Subject to the foregoing, neither this Agreement nor any activity undertaken pursuant hereto shall prevent the General Partner or its Affiliates from engaging in any activity, or require the General Partner or its Affiliates to permit the Partnership or any Limited Partner to participate therein. The General Partner may organize and participate as a general partner in partnerships which may engage in activities similar to the activity engaged in by this Partnership and which may use the name "Commonwealth Income & Growth Fund" or variations of such name. The General Partner retains the rights to such name and its variations. The General Partner will give priority to the Limited Partners when the interests of the Limited Partners conflict with the interests of the General Partner.

          If one or more programs affiliated with the General Partner and the Partnership are in a position to acquire the same Equipment, the General Partner will determine which program will purchase the Equipment based upon the objectives of each and the suitability of the acquisition in light of those objectives. The General Partner will generally afford priority to the program or entity that has had funds available to purchase Equipment for the longest period of time. In addition, in order to promote diversification of Equipment and lessees, when two or more programs are in a position to acquire the same Equipment, the General Partner may acquire Equipment in joint ventures with affiliated investor programs. If one or more investor programs affiliated with the General Partner and the Partnership are in a position to enter into leases with the same lessee or to sell Equipment to the same purchaser, the General Partner will generally afford priority to the Equipment which has been available for lease or sale for the longest period of time.

     9.4  DUTIES.

          9.4.1 The General Partner shall manage and control the Partnership, its business and affairs. The General Partner shall devote such time to the business of the Partnership as in its discretion it determines is necessary for the efficient carrying on of the business.

          9.4.2 The General Partner shall be the tax matters partner of the Partnership as defined under the Code, and as such tax matters partner, shall be subject to Section 17.2 of this Agreement.

          9.4.3 The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner's immediate possession or control. The General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. The Limited Partners may not contract away the fiduciary duty owed to them by the General Partner under the common law.

          9.4.4 The General Partner shall commit toward Investment in Equipment at least that portion of the Limited Partners' Capital Contributions for their Units required by Section 6.7 hereof. If the total amount of Front-End Fees must be reduced in order to enable the Partnership to commit such Capital Contributions to Investment in Equipment, the General Partner shall, and shall cause its Affiliates or other persons to, reimburse the Partnership for such amount of Front-End Fees and any Acquisition Fees, Debt Placement Fees and Acquisition Expenses paid in connection with the reinvestment of the Partnership's funds received by them as is necessary to enable the Partnership to meet such requirement within 30 days after the need for reimbursement arises.

          9.4.5 The General Partner shall maintain reserves in such amount and for such times and purposes as it deems appropriate.

     9.5 RESTRICTIONS ON AUTHORITY. Notwithstanding any other provisions of this Agreement:

          9.5.1 The General Partner shall not have the authority to do any act in contravention of this Agreement or the Act; possess Partnership property, or assign rights in specific Partnership property, for other than a Partnership purpose; admit a person as a General Partner or a Limited Partner, except as provided in this Agreement; knowingly perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction; alter the purpose or character of the Partnership as set forth in Section 2.5; or confess a judgment against the Partnership.

          9.5.2 Except pursuant to Section 10.2, the General Partner shall not sell all or substantially all of the assets of the Partnership in a single sale, except in the winding up and liquidation of the business of the Partnership or in a final liquidating sale of Equipment remaining after the disposition in the ordinary course of business of substantially all of the Partnership's other Equipment.

          9.5.3 The Partnership shall not purchase or lease Equipment from the Sponsor or its Affiliates, including Equipment in which the General Partner or its Affiliates have an interest, except that the General Partner shall be permitted to make acquisitions of Equipment in its own name (and assume loans in connection therewith) and hold title thereto on an interim basis (not in excess of 60 days) for the purpose of facilitating the acquisition of such Equipment or the borrowing of money or obtaining of financing, or any other purpose related to the business of the Partnership provided that (a) such acquisitions are in the best interest of the Partnership; (b) such Equipment is purchased by the Partnership for a price no greater than the sum of the actual cost of such Equipment, accountable Acquisition Expenses payable to third parties, interest on the Purchase Price (at a rate no greater than that charged by unrelated lenders on comparable loans) from the date of purchase to the date of transfer to the Partnership and compensation permitted in accordance with Article 6 of this Agreement; (c) there is no difference in interest terms of the loans secured by the Equipment at the time acquired by the General Partner and the time acquired by the Partnership; and (d) no benefit arises out of such acquisitions to the General Partner except for the compensation permitted under this Agreement.

          9.5.4 The Partnership shall not invest in junior trust deeds unless received in connection with the sale of an item of Equipment in an aggregate amount which does not exceed 30% of value of the assets of the Partnership on the date of the investment.

          9.5.5 The Partnership shall not sell or lease Equipment to the General Partner or its Affiliates.

          9.5.6 The Partnership shall not make loans to any Person, including without limitation, the General Partner or its Affiliates (except to the extent a Conditional Sales Contract constitutes a loan.

          9.5.7 The Partnership shall not acquire Equipment from an Equipment Program in which the General Partner or its Affiliates have an interest.

          9.5.8 The Partnership shall not acquire Equipment in exchange for Units.

          9.5.9 The Partnership shall not give the General Partner or its Affiliates an exclusive right to sell or exclusive employment to sell Equipment for the Partnership.

          9.5.10 The Partnership shall not pay, directly or indirectly, a commission or fee (except as specifically described under this Agreement) to the General Partner or its Affiliates in connection with the reinvestment or distribution of Cash Available for Distribution or of the proceeds of the resale, exchange, or refinancing of the Partnership's Equipment.

          9.5.11 No rebates or give-ups may be received by the General Partner or its Affiliates, nor may the General Partner or its Affiliates participate in any reciprocal business arrangements which would circumvent any of the provisions of this Agreement, including the restrictions against dealing with the General Partner or its Affiliates.

          9.5.12 The General Partner and its Affiliates shall not directly or indirectly pay or award any commissions or other compensation to any person engaged by a potential Limited Partner for investment advice as an inducement to such adviser to advise the purchase of Units. This Section 9.5.12, however, shall not prohibit the payment of Underwriting Commissions to the Dealer Manager or other properly licensed person for selling Units.

          9.5.13 The funds of the Partnership shall not be commingled with the funds of any other Person. This prohibition shall not apply to investments meeting the requirements of Section 9.5.14.

          9.5.14 Except to the extent that a permitted investment in the entities referred to in this Section 9.5.14 constitutes "securities" within the meaning of the Securities Act of 1933, as amended, the Partnership will not invest in securities, including equipment limited partnerships, general partnerships or joint ventures, except that (a) the Partnership may invest in general partnerships or joint ventures with persons other than equipment Programs formed by the General Partner or its Affiliates, which partnerships or joint ventures own specific equipment; provided that (i) the Partnership has or acquires a controlling interest in such ventures or partnerships; (ii) the non-controlling interest is owned by a non-Affiliate, and (iii) there are no duplicate fees; and (b) the Partnership may invest in joint venture arrangements with other equipment Programs formed by the General Partner or its Affiliates if such action is in the best interests of all Programs and if all the following conditions are met: (i) all the Programs have substantially identical investment objectives; (ii) there are no duplicate fees; (iii) the sponsor compensation is substantially identical in each Program; (iv) the Partnership has a right of first refusal to buy another Program's interest in a joint venture if the other Program wishes to sell equipment held in the joint venture;
(v) the investment of each Program is on substantially the same terms and conditions; and (vi) the joint venture is formed either for the purpose of effecting appropriate diversification for the Programs or for the purpose of relieving the General Partner or its Affiliates from a commitment entered into pursuant to Section 9.5.3.

          9.5.15 Neither the General Partner nor its Affiliates shall lend money to the Partnership if interest rates and other financing charges and fees in connection with such loan are in excess of the lesser of their cost of funds or the amount which would be charged by unrelated lending institutions on comparable loans for the same purpose or if such loan contains any prepayment charge or prepayment penalty. Neither the General Partner nor its Affiliates shall provide financing for the Partnership unless such financing has a term of not more than 12 months or carries an interest rate in excess of three percent over the prime rate of PNC Bank, N.A.

          9.5.16    Other than as specifically described in Section 5.2 and
Article 6 of this Agreement and the section "Compensation of the General Partner and its Affiliates" in the Prospectus at the time it was declared effective by the Securities and Exchange Commission, the General Partner shall not enter into any agreement, contract or arrangement on behalf of the Partnership providing for compensation to the General Partner or its Affiliates for performing services for, or selling or leasing goods or materials to, the Partnership.

          9.5.17 All services or goods for which the General Partner or its Affiliates are to receive compensation (other than pursuant to this Agreement) shall be embodied in a written contract which precisely describes the subject matter thereof and all compensation to be paid, which contract may only be modified by a vote of a Majority in Interest of the Limited Partners and which contract shall contain a clause allowing termination by either party without penalty on 60 days' prior written notice.

          9.5.18 In connection with the borrowing of money, recourse for the payment of which is limited solely to property of the Partnership and which shall be amortized fully over the initial lease term, no lender shall be granted or acquire, at any time as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor.

          9.5.19 Partnership funds shall not be invested in any financial institution or entity affiliated with the General Partner and shall not be used in a compensating balance arrangement for the benefit of any entity other than the Partnership.

          9.5.20 Without the consent of the General Partner and a Majority in Interest of the Limited Partners, the Partnership shall not convert to another form of business entity if the conversion results in a significant adverse change in (a) the voting rights of the Limited Partners, (b) the termination date of the Partnership, (c) the compensation payable to the General Partner or its Affiliates or (d) the ability to meet the Partnership's objectives without materially impairing the rights of Limited Partners.

          9.5.21 The Partnership shall not make distributions in kind except upon dissolution and liquidation, and then only to a liquidating trust which has been established for the purpose of the liquidation of the assets of the Partnership and the distribution of cash in accordance with this Agreement.

          9.5.22 The Partnership shall not incur debt in excess of 30% of the expected aggregate cost of the Equipment to be owned or subject to a Conditional Sales Contract except that the Partnership may not incur indebtedness to acquire Equipment until the net proceeds of the Offering have been invested, or committed to investment, in Equipment.

          9.5.23 The Partnership shall not purchase Equipment unless such Equipment is subject to a lease or a Conditional Sales Contract or for which a lease or a Conditional Sales Contract will be entered into when the Partnership acquires the Equipment.

          9.5.24 The Partnership's leases and other contracts will each contain a statement that the Partnership has been organized as a limited partnership under the Act.

          9.5.25 Without the consent of the General Partner and a Majority in Interest of the Limited Partners, the Partnership will not change its principal purpose of acquiring, leasing and selling Equipment.


          9.5.26 The Partnership shall not issue equity securities senior to the Units.

     9.6 GENERAL PARTNER'S NET WORTH. The General Partner agrees, represents and warrants that it will at all times have a net worth in an amount
(i) sufficient in the opinion of counsel to the Partnership to enable the Partnership either to avoid having the corporate characteristic of limited liability for federal income tax purposes or to avoid being treated as an association taxable as a corporation for federal income tax purposes, and
(ii) at least five percent of the gross amount of all direct participation programs sold by the General Partner within the prior 12 months plus five percent of the amount of the Capital Contribution to the Partnership, up to $1,000,000.



                                   ARTICLE 10
                           RIGHTS OF LIMITED PARTNERS

     10.1 NO LIMITED PARTNER IN CONTROL. No Limited Partner, as such, shall participate in the management or control of the Partnership's business, nor shall any Limited Partner, as such, have the power to act for or bind the General Partner or the Partnership.

     10.2 VOTING RIGHTS. The Limited Partners by a vote of a Majority in Interest of the Limited Partners may, without the necessity for concurrence by the General Partner (a) approve or disapprove a sale of all or substantially all of the assets of the Partnership, except as otherwise permitted or required under Section 14.1 or 14.4 of this Agreement; (b) dissolve the Partnership; (c) subject to Section 10.5, amend this Agreement except that amendment of Articles 6, 7 and 8 shall require the affirmative vote of Limited Partners owning at least 66 2/3% of the Units owned by all Limited Partners; (d) remove or approve the withdrawal of the General Partner; or (e) prior to the effective date of a removal, withdrawal or dissolution of the General Partner, elect an additional, replacement or successor General Partner to be admitted prior to such effective date. With respect to any Units owned by the General Partner or its Affiliates, the General Partner and its Affiliates may not vote or consent on matters submitted to the Limited Partners regarding removal of the General Partner or any transaction between the Partnership and the General Partner or its Affiliates. In determining the required percentage in interest of Units necessary to approve a matter on which the General Partner and its Affiliates may not vote or consent, any Units owned by the General Partner or its Affiliates shall not be included.

     10.3 CONVERSIONS AND ROLL-UPS.

          10.3.1 CONSENT REQUIRED. Without the approval of the General Partner and the holders of at least 66-2/3% of all outstanding Units, the Partnership shall not enter into any Roll-Up. Limited Partners who do not consent to an approved Roll-Up shall be given the option of (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (ii) receiving cash in an amount equal to the non-consenting Limited Partner's pro rata share of the appraised value of the net assets of the Partnership. The Partnership shall not reimburse the sponsor of a proposed Roll-Up for the costs of an unsuccessful proxy contest in the event that the Roll-Up is not approved by the Limited Partners as required by the first sentence of this Section 10.3.1.

          10.3.2 APPRAISAL. The "appraised value of the net assets of the Partnership" as used in Section 10.3.1 shall be established by means of an appraisal of the net assets of the Partnership by a competent Independent Expert, engaged for the benefit of the Partnership and the Limited Partners, with no current material or prior business or personal relationship with the General Partner or its Affiliates. Such Independent Expert must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and must be qualified to perform such work. The appraisal shall be based on an evaluation of all relevant information and shall indicate the value of the Partnership's assets, assuming an orderly liquidation of such assets over a twelve-month period, as of a date immediately prior to the date of the proposed Roll-Up. A summary of the independent appraisal, including all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with a proposed Roll-Up and shall be appraised on a consistent basis. If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering and accordingly, in that event, the issuer would be subject to liability for violations of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal.

          10.3.3 PROHIBITED ROLL-UPS. The Partnership shall not participate in any proposed Roll-Up: (a) which would result in the Limited Partner's having voting rights and rights to hold meetings which are less than those rights provided for under Section 10.2; (b) which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity); (c) which would limit the ability of a Limited Partner to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that Limited Partner, and (d) in which the Limited Partners' rights of access to the records of the Roll-Up Entity will be less than those rights provided for under Section 15.1 hereof.

          10.3.4 With the consent of a Majority in Interest of the Limited Partners, the Partnership is permitted to convert into another form of business entity which does not result in a significant adverse change in (a) the voting rights of the Limited Partners, (b) the termination date of the Partnership (currently, December 31, 2006, unless terminated earlier in accordance with this Agreement), (c) the compensation payable to the General Partner or its Affiliates (provided however that any increase in the compensation payable to the General Partner and its Affiliates requires the approval of 66-2/3% of all outstanding Units), or (d) the ability to meet the Partnership's investment objectives without materially impairing the rights of the Limited Partners.
The General Partner will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in Section 10.3.1 based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the Partnership; the tax consequences (from the standpoint of the Limited Partners) of the conversion and of an investment in a limited partnership as compared to an investment in the type of business entity into which the Partnership would be converted; and the performance of the equipment industry in general, and of the computer peripherals segment of the industry in particular. In general, the General Partner would consider any material limitation on the voting rights of the Limited Partners or any substantial increase in the compensation payable to the General Partner or its Affiliates to be a significant adverse change in the listed provisions.

     10.4 MEETINGS.

          10.4.1 Meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement, as the same may be amended from time to time, may be called at any time by the General Partner or by one or more Limited Partners holding more than 10% of the then outstanding Units, by delivering written notice, either in person or by registered mail stating the purpose of the meeting, to the General Partner. Promptly, but in any event within 10 days following receipt of such request, the General Partner shall cause a written notice, either in person or by certified mail, to be delivered to the Limited Partners entitled to vote at such meeting. The meeting will be held at the time and place specified in the request, or if none, at a time and place convenient to the Limited Partners, such meeting to be held not less than 15 days nor more than 60 days after the mailing of the notice of the meeting. Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement. All expenses of the meeting and notification shall be borne by the Partnership.

          10.4.2 A Limited Partner shall be entitled to vote (a) at a meeting, in person or by a proxy in writing or by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner prior to such meeting, or (b) without a meeting, by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner prior to the date on which the votes of Limited Partners are to be counted. Only the votes of persons who were Limited Partners on the record date, whether at a meeting or otherwise, shall be counted.

     10.5 CERTAIN AMENDMENTS.

          10.5.1 In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the General Partner, without the consent of any of the Limited Partners (a) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, for the benefit of the Limited Partners;
(b) to cure any ambiguity or inconsistency; (c) to delete or add any provisions required to be so deleted or added by, or to meet the requirements of, applicable law (including the Code, ERISA and the regulations thereunder); and
(d) to delete or add any provisions required to be so deleted or added by, or to meet the requirements of, applicable law (including the Code, ERISA and the regulations thereunder); and (e) to delete or add any provisions required to be so deleted or added by the staff of the Securities and Exchange Commission or by a state securities commissioner or similar official, which addition or deletion is deemed by such person, commissioner or official to be for the benefit or protection of the Limited Partners.

          10.5.2 Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be amended without the consent of each Limited Partner to be affected adversely by an amendment that (a) converts a Limited Partner into a General Partner; (b) modifies the limited liability of a Limited Partner; (c) alters the interest of the General Partner or Limited Partners in Net Profits, Net Losses, or distributions from the Partnership; or (d) adversely affects the status of the Partnership as a partnership for federal income tax purposes.

          10.5.3 Each Limited Partner shall be notified of any amendment to this Agreement within 30 days of the effective date of the amendment by means of first class mail, postage prepaid, to the address of the Limited Partner on the books of the Partnership.


                                   ARTICLE 11
                                TRANSFER OF UNITS

     11.1 ASSIGNMENT.

          11.1.1 No Limited Partner may transfer or assign his Units or any interest therein except as permitted in this Article 11. Any act in violation of this Article 11 shall be null and void and shall not be recognized by the Partnership.

          11.1.2 With the prior written consent of the General Partner, a Limited Partner may transfer or assign part or all of his Units if, and only if: (a) the assignor and the assignee execute, acknowledge and deliver to the Partnership such instruments of transfer and assignment and other documents as may be required by the General Partner; (b) either (i) at least 125 Units are assigned and at least 125 Units
                                     I-24
are retained by the assignor or (ii) the Units being assigned are all the Units of the assignor (except that the General Partner, in its discretion, may waive this requirement for transfers by gift, inheritance or family dissolution or transfers to Affiliates of the assignor); (c) the assignee agrees in writing not to assign such Units other than in accordance with this
Article 11; (d) such assignment complies with any applicable state and federal securities laws; (e) assignor obtains an opinion of counsel that such assignment will not result in the termination of the Partnership for federal income tax purposes and will not result in the Partnership being classified as a publicly traded partnership or an association taxable as a corporation for federal income tax purposes.

          11.1.3 An assignee, if he does not become a Substituted Limited Partner pursuant to Section 11.2, shall have no rights of a Limited Partner as a result of the assignment, but shall only be entitled to receive the distributions under Article 8 and Sections 3.3.2 and 14.4 to which the assignor would otherwise be entitled.

     11.2 SUBSTITUTED LIMITED PARTNERS. No assignee of Units shall have the right to become a Substituted Limited Partner in place of his assignor unless all of the following conditions are first satisfied: (a) the written instrument of assignment (or another writing) sets forth the intention of the assignor that the assignee succeed to the assignor's interest as a Substituted Limited Partner in his place; (b) the assignor and assignee execute, acknowledge and deliver such instruments as the General Partner may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the assignee of this Agreement; and (c) the written consent of the General Partner to such substitution is obtained, the granting or denial of which shall be within the absolute discretion of the General Partner. The Partnership's records shall be amended to reflect the substitution of Limited Partners at least once in each calendar quarter.

     11.3 TRANSFER FEE. On any assignment of Units, any substitution of an assignee as a Limited Partner or any redemption of Units, the Partnership may charge a transfer fee to cover reasonable out-of-pocket expenses in connection with the substitution.

     11.4 GENERAL. No transfer or assignment or redemption of any Units shall be made if it would result in the Partnership being treated as an association taxable as a corporation for tax purposes or as a publicly traded partnership. In addition, no transfer of any Unit will be recognized or effective for any purpose to the extent that it is determined by the General Partner to be effectuated through an established securities market or a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code so as to adversely affect the tax status of the Partnership as a
partnership rather than as an association taxable as a corporation.   The
General Partner, in its sole discretion, may impose any restrictions on transfers or assignments of Units as it deems appropriate to give effect to the preceding two sentences. In connection therewith, the General Partner shall be permitted to amend this Agreement without the consent of the Limited Partners. Assignments and substitutions shall be effective on the first day of the month following the month in which there has been full compliance with the requirements of this Article 11. For the purposes of this Article 11 a pledge of Units shall be deemed to be an assignment of such Units.


                                   ARTICLE 12
                                   REDEMPTION

     Upon the conclusion of the 30-month period following the termination of the Offering, the Partnership may, at the sole discretion of the General Partner, repurchase a number of the then outstanding Units. On a semi-annual basis, the General Partner will establish an amount for redemption, generally not to exceed two percent of the outstanding Units per year, subject to the General Partner's sole discretion and its good faith determination that such redemptions will not
(a) cause the Partnership to be taxed as a corporation under Section 7704 of the Code or (b) impair the capital or operations of the Partnership. At the sole discretion of the General Partner, the Partnership may redeem Units in excess of the two percent limitation. The redemption price for Units will be 105% of the selling Limited Partner's Adjusted Capital Contributions attributable to the Units for sale. Following the determination of the annual redemption amount, redemptions will occur on a semi-annual basis and all requests for redemption, which must be made in writing, must be on file as of the Record Date in which the redemption is to occur. The General Partner will maintain a master list of requests for redemption with priority being given to Units owned by estates, followed by IRAs and Qualified Plans. All other Limited Partners will be treated on a first come, first served basis. Redemption requests made by or on behalf of Limited Partners who are not affiliated with the General Partner or its affiliates will be given priority over those made by Limited Partners who are affiliated with the General Partner or its Affiliates. All redemption requests will remain in effect until and unless canceled, in writing, by the requesting Limited Partner(s).


                                   ARTICLE 13
                           GENERAL PARTNER'S INTEREST

    13.1 VOLUNTARY WITHDRAWAL OR ASSIGNMENT. The General Partner shall not voluntarily withdraw, retire or resign as general partner of the Partnership, or assign, transfer or otherwise dispose of all or any part of its general partnership interest unless:

          13.1.1 the Limited Partners consent by a Majority in Interest;

          13.1.2 in the case of withdrawal, retirement or resignation, it gives at least 60 days' notice thereof and if there would be no remaining General Partner, nominates a successor General Partner satisfactory to a Majority in Interest of the Limited Partners, who becomes a General Partner prior to such withdrawal, retirement or resignation; and

          13.1.3 the Partnership receives an opinion of its counsel to the effect that such withdrawal, retirement, resignation, assignment, transfer or other disposition would not subject the Partnership to federal income taxation as an association taxable as a corporation and would not cause a termination of the Partnership for federal income tax purposes.

    13.2 REMOVAL. Subject to Section 14.3, after the Final Closing the General Partner may be removed, and shall cease to be General Partner of the Partnership, on the vote of the Majority in Interest of the Limited Partners.


                                   ARTICLE 14
                    DISSOLUTION, CONTINUATION AND TERMINATION

    14.1 DISSOLUTION. The Partnership shall be dissolved on the occurrence of any of the following events:

          14.1.1 The vote or written consent of a Majority in Interest of the Limited Partners determines that the Partnership should be dissolved;

          14.1.2 The dissolution of the Partnership by judicial decree;

          14.1.3 The expiration of 60 days following a Terminating Event, unless a Majority in Interest of the Limited Partners, elect to continue the Partnership in accordance with Section 14.2.2 and elect a successor general partner; or

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

          14.1.4 The determination by the General Partner that it is necessary to commence the liquidation of the Equipment in order for the liquidation of all the Equipment to be completed in an orderly and business-like fashion prior to December 31, 2006.

    14.2  CONTINUATION.

          14.2.1 On the occurrence of the removal, withdrawal, retirement, resignation, expulsion, involuntary dissolution, or Bankruptcy (or, in the case of an individual, the death, insanity or appointment of a conservator for the person or any of his assets) of one or more, but less than all, of the General Partners, then the remaining General Partners shall have the right to, and shall, continue the business of the Partnership.

          14.2.2 On the occurrence of a Terminating Event, the last remaining General Partner shall promptly send written notice of such event to all the Limited Partners, who (subject to Sections 14.2.3 and 14.3) (a) may elect, by a vote of the Majority in Interest within 60 days thereafter, to reconstitute the Partnership and continue its business in accordance with this Agreement by selecting one or more new General Partners who agree in writing to be bound by this Agreement, and all Limited Partners, as such, shall be bound by such action, or (b) may continue the business of the Partnership pursuant to Section 8571 of the Act.

          14.2.3 The rights to continue the business of the Partnership provided in this Section 14.2 shall be subject to receipt by the Partnership of an opinion of counsel to the Partnership that such continuation would not result in the Partnership's being classified for federal income tax purposes as an association taxable as a corporation and would not result in the termination of the Partnership for federal income tax purposes.

    14.3 PURCHASE OF INTEREST OF GENERAL PARTNER. On any continuation of the business of the Partnership under Section 14.2.1 or Section 14.2.2, or any removal of the General Partner under Section 13.2, the following shall apply:

          14.3.1 The General Partner who withdraws (voluntary termination) or is removed (involuntary termination) shall be paid the then present fair market value of its interest, determined in the manner described in this Section 14.3. If the termination is voluntary pursuant to Section 13.1, the terminated General Partner shall receive a non-interest bearing unsecured promissory note payable, if at all, from distributions the terminated General Partner would have received under this Agreement if it had not voluntarily terminated. If the termination is involuntary pursuant to Section 13.2, such amount shall be paid in no less than five equal annual installments, the first of which shall be paid one year from the date of such termination. The unpaid portion of such amount shall bear simple interest at the rate of 10% per annum from the date of such termination, such interest to accrue and be paid annually in addition to each such annual installment. In any event, the method of payment must protect the solvency and liquidity of the Partnership.

          14.3.2 The fair market value of a terminated General Partner's Partnership interest shall be determined by agreement between the terminated General Partner and the Partnership, which agreement shall require a vote of the Majority in Interest of the Limited Partners. If the terminated General Partner and the Partnership cannot agree on the fair market value of such partnership interest within 45 days of the continuation, the fair market value thereof shall be determined by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the terminated General Partner and the Partnership.

    14.4  LIQUIDATION.

          14.4.1 On any dissolution of the Partnership, absent any continuation under Section 14.2, the General Partner, or a court-appointed liquidator if there is no General Partner, shall take full account of the Partnership's assets and liabilities. The assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied in the following order: (a) to the payment of all debts and liabilities of the Partnership to creditors; (b) to the establishment, for such period as the liquidator deems reasonably necessary, of such reserves as the liquidator deems reasonably necessary to provide for contingent and unforseen liabilities or obligations of the Partnership; and (c) to the Partners in accordance with Section 8.1.3.

          14.4.2 The debts and liabilities of the Partnership shall not include liabilities or obligations of the Partnership to Partners for distributions or on account of their contributions or in respect to profits (or other compensation by way of income) or capital.

          14.4.3 Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, upon the dissolution or termination of the Partnership, the General Partner, in all events by the end of the Partnership's taxable year in which the General Partner's interest is liquidated or, if later, within 90 days of the date of such liquidation, will contribute to the Partnership an amount of cash equal to the lesser of (a) the deficit balance of the General Partner's Capital Account or (b) the excess of 1.01% of the total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner and such cash shall be distributed to the Limited Partners in the ratio of the then credit balances in their Capital Accounts.

          14.4.4 Any capital contribution by the General Partner pursuant to
Section 14.4.3 and any liquidating distribution pursuant to Section 14.4.1 shall be made no later than the later of (a) the end of the taxable year during which such liquidation occurs or (b) 90 days after the date of such liquidation.


                                   ARTICLE 15
                          ACCOUNTING AND FISCAL MATTERS

    15.1 PARTNERSHIP RECORDS. The records of the Partnership shall be maintained at the principal office of the Partnership. Every Limited Partner or his duly authorized representative shall at any reasonable time have access to the records of the Partnership and may inspect and copy any of them. An alphabetical list of the names, addresses, and business telephone numbers of the Limited Partners of the Partnership along with the number of Units held by each of them (the "Limited Partner List") shall be maintained as a part of the books and records of the Partnership and shall be available for inspection by any Limited Partner or its designated agent at the home office of the Partnership upon the request of the Limited Partner. The Limited Partner List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of the Limited Partner List shall be mailed to any Limited Partner requesting the Limited Partner List within ten days of the request. The copy of the Limited Partner List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). A reasonable charge for copy work may be charged by the Partnership. The purposes for which a Limited Partner may request a copy of the Limited Partner List include, without limitation, matters relating to Limited Partners' voting rights under the Partnership Agreement, and the exercise of the Limited Partners' rights under federal proxy laws. If the General Partner neglects or refuses to exhibit, produce, or mail a copy of the Limited Partner List as requested, the General Partner shall be liable to any Limited Partner requesting the list for the costs, including attorneys' fees, incurred by that Limited Partner for compelling the production of the Limited Partner List, and for actual damages suffered by any Limited Partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Limited Partner List is to secure such list of Limited Partners or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership. The General Partner may require the Limited Partner requesting the Limited Partner List to represent that the list is not requested for a commercial purpose unrelated to the Limited Partner's interest in the Partnership. The remedies provided hereunder to the

Limited Partners requesting
copies of the Limited Partner List are in addition to, and shall not in any way limit, other remedies available to the Limited Partners under federal law, or the laws of any state.

    15.2 ACCOUNTING; FISCAL YEAR. The Partnership's books and records shall be kept on the accrual method of accounting. The fiscal year of the Partnership shall be the calendar year.

    15.3  REPORTS.

          15.3.1 The General Partner will deliver to each Limited Partner, within 120 days after the end of each year, a balance sheet of the Partnership dated as of December 31 of such year, together with statements of income, Partners' equity, and the changes in financial position of the Partnership for such year, prepared in accordance with generally accepted accounting principles and accompanied by an auditor's report containing an opinion of the Partnership's independent certified public accountants, as well as an unaudited Cash Flow statement containing a breakdown of distributions to Limited Partners for the year, separately identifying distributions from (a) Cash Flow from operations during the year, (b) Cash Flow from operations during a prior period which had been held as reserves, (c) proceeds from disposition of Equipment and investments and (d) reserves from gross proceeds of the Offering originally obtained from the Limited Partners. The General Partner will within such period also furnish a report of the activities of the Partnership for the year, which will include (a) for each item of Equipment acquired by the Partnership which individually represents at least 10% of the total investment in Equipment, a status report as part of the annual report, (which status report shall indicate:
(i) condition of Equipment, (ii) how Equipment is being utilized as of the end of year (leased, operated, held for lease, repair, or sale), (iii) remaining term of leases, (iv) projected use of Equipment for next year (renew lease, lease, retire, or sell), and (v) such other information relevant to the value or utilization of the equipment as the General Partner deems appropriate including the method used or basis for valuation), (b) a report on distributions to the Limited Partners during the year and their source, (c) a report on any costs incurred by the General Partner and its Affiliates in performing administrative services which are reimbursed by the Partnership during the year which will be verified by independent public accountants in accordance with generally accepted accounting principles (the cost of such verification to be so reimbursable only to the extent that such reimbursement, when added to the reimbursement for services, does not exceed the competitive rate for such services, excluding the cost of the verification) and (d) for each item of Equipment sold by the Partnership in such year, such Equipment's original purchase price, sale price and aggregate lease revenues. The annual report will contain a breakdown of the costs reimbursed to the sponsor. Within the scope of the annual audit of the General Partner's financial statements, the independent certified public accountants must issue a special report on the allocation of such costs to the Partnership in accordance with this Partnership Agreement. The special report shall at a minimum provide: (i) a review of the time records of individual employees, the costs of whose services were reimbursed; and (ii) a review of the specific nature of the work performed by each such employee. The special report shall be in accordance with the American Institute of Certified Public Accountants United States auditing standards relating to special reports. The additional costs of such special report will be itemized by said accountants on a program-by-program basis and may be reimbursed to the General Partner by the Partnership in accordance with this subparagraph only to the extent that such reimbursement, when added to the cost for administrative services rendered does not exceed the competitive rate for such services as determined in this subsection. Within 60 days after the end of each calendar quarter, the General Partner will also furnish a report of all services rendered and all fees received by the General Partners and its Affiliates from the Partnership, an unaudited balance sheet, a statement of income, a statement of changes in financial position and a report on the activities of the Partnership, as well as an unaudited Cash Flow statement.

          15.3.2 Until the net proceeds of the Offering are fully invested, the General Partner will furnish to the Limited Partners, within 60 days after the end of each calendar quarter, a report of Equipment acquisitions during the quarter, including the type and manufacturer of each item of Equipment, the purchase price of the Equipment, and any other material terms of purchase, a statement of the total amount of cash expended by the Partnership to acquire the Equipment (including an itemization of all commissions, fees, and expenses and the name of each payee), and a statement of the amount of net proceeds of the Offering which remain unexpended or uncommitted at the end of the quarter.

          15.3.3 The General Partner will also furnish to all Limited Partners within 75 days after the end of the year other information regarding the Partnership to aid them in the preparation of their tax returns.

          15.3.4 Within 120 days after the end of the first full fiscal year for which Form 10-K under the Securities Exchange Act of 1934 is filed with the Securities and Exchange Commission, the General Partner shall send the financial statements required by Form 10-K to the Limited Partners.

          15.3.5 Until the net proceeds from sales of the Units have been fully invested or otherwise used for Partnership purposes or been set aside as reserves or been returned to the Limited Partners under Section 4.2.2, the reports under Sections 15.3.1 and 15.3.3 shall include a report of material Equipment acquisitions made during the periods covered by such reports which have not previously been reported.

          15.3.6 The information required to be provided in the various reports pursuant to this Section 15.3 may be sent earlier than or separately from any of the other information required pursuant to this Section 15.3, and the information required to be contained in any of the reports pursuant to this
Section 15.3 may be contained in more than one report.

          15.3.7 If the Securities and Exchange Commission or the North
American Securities Administrators Association, Inc. promulgates rules which allow a reduction in reporting requirements, the Partnership may cease preparing and filing certain of the aforementioned reports in compliance with such rules if the General Partner determines such action to be in the best interests of the Partnership.

          15.3.8 On request of the official or agency administering the securities law of a state in which the Partnership has sold Units, the General Partner shall submit to such official or agency any report or statement required to be distributed to Limited Partners pursuant to this Section 15.3.

    15.4 BANK ACCOUNTS. The bank accounts of the Partnership shall be maintained in such banking institutions as the General Partner may determine, and withdrawals shall be made only in the regular course of Partnership business on such signatures as the General Partner may determine.

    15.5 PARTNERSHIP RETURNS. For each tax year, the General Partner shall, within the time prescribed by law (including extensions), file on behalf of the Partnership the annual information return required for federal, state and local income tax purposes.


                                   ARTICLE 16
                                POWER OF ATTORNEY

    16.1  POWER OF ATTORNEY.

          16.1.1 Pursuant to the terms of this Agreement, each purchaser of a Unit and each transferee of a Unit appoints the General Partner, acting alone, as the purchaser's or transferee's attorney-in-fact to make, execute, file, and/or record (a) documents relating to the Partnership and its business operations requested by or appropriate under the laws of any appropriate jurisdiction; (b) instruments with respect to any amendment of this Agreement or the Certificate; (c) instruments or papers required to continue the business of the Partnership pursuant to this Agreement; (d) instruments relating to the admission of any Partner to the Partnership; (e) a master list in accordance with Section 6112 of the Code (or any successor provision), relating to the Partnership's tax shelter registration; and (f) all other instruments deemed necessary or advisable to carry out the Partnership's business or the provisions of this Agreement. The power of attorney is irrevocable, will survive the death, incompetency, dissolution, disability, incapacity, bankruptcy, or termination of the granting purchaser or transferee, and will extend to such
person's heirs, successors, and assigns.   Each Limited Partner authorizes such
attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing, hereby giving such attorney-in-fact power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in and about the foregoing as fully as such Limited Partner might or could if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

          16.1.2 The power of attorney granted in this Section 16.1, (a) is a special power of attorney coupled with an interest and is irrevocable; (b) may be exercised by the attorney-in-fact by listing all of the Limited Partners executing any document with the signature of the attorney-in-fact acting as attorney-in-fact for all of them; and (c) shall survive the delivery of an assignment by a Limited Partner of the whole or a portion of his interest in the Partnership, except that where the assignee is admitted as a substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling such attorney-in-fact to execute, acknowledge and file any document necessary to effect such substitution.


                                   ARTICLE 17
                LIABILITY AND INDEMNIFICATION OF GENERAL PARTNER

    17.1 EXCLUSION OF LIABILITY FOR RETURN OF CAPITAL CONTRIBUTIONS. Subject to the General Partner's compliance with the standards set forth in Section 17.2.1, the General Partner shall not be personally liable for the return of any of the Capital Contributions of the Limited Partners, it being expressly understood that any such return shall be made solely from Partnership assets.

    17.2  LIMITATION ON LIABILITY OF GENERAL PARTNER; INDEMNIFICATION.

          17.2.1 The General Partner and its Affiliates who were acting on behalf of or performing services for the Partnership and acting within the scope of the General Partner's authority as set forth in this Agreement (an "Indemnitee") shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of any Indemnitee if the General Partner, in good faith, determined that such course of conduct was reasonable and in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates. The Indemnitees shall be indemnified by the Partnership against any losses, judgments, liabilities and expenses sustained by them in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the Indemnitee, and provided further that for such indemnification to be made, the General Partner must have made a good faith determination that the course of conduct involved was reasonable and in the best interest of the Partnership. Such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership and not from the Limited Partners.

          17.2.2 Notwithstanding anything to the contrary stated in
Section 17.2.1, the Indemnitee and any person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (a) there has been a successful adjudication on the merits of each count involving alleged securities laws violations as to the particular Indemnitee and the court approved the indemnification of litigation costs, or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee and the court approved the indemnification of litigation costs or (c) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and related costs should be made. In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange

Commission, the Massachusetts Securities Division, the Pennsylvania Securities Commission and other applicable state securities commissions with respect to the issue of indemnification for securities law violations.

          17.2.3 The Partnership shall not incur the cost of that portion of any insurance which insures the Indemnitee for any liability as to which the Indemnitee is prohibited from being indemnified under this Section 17.2; however, nothing contained in this Agreement shall preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers' compensation, as would be customary for any person owning comparable assets and engaged in a similar business, or from naming the Indemnitee as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Partnership.

          17.2.4 The provision of advances from Partnership funds to the Indemnitee for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner of the Partnership is prohibited. The provision of advances from Partnership funds to the Indemnitee for legal expenses and other costs incurred as a result of a legal action is permissible if the following three conditions are satisfied:
(a) the legal action relates to the performance of duties or services by the Indemnitee on behalf of the Partnership; and (b) the legal action is initiated by a third party who is not a Limited Partner of the Partnership; and (c) the Indemnitee undertakes to repay the advanced funds to the Partnership with interest at the rate of 10% per year in cases in which they would not be entitled to indemnification under Section 17.2.1 and such undertaking is secured by a full recourse note from the recipient of the advance.


                                   ARTICLE 18
                           TAX EXEMPT LIMITED PARTNERS

    18.1 TAX EXEMPT LIMITED PARTNERS. If any individual retirement accounts, pension, profit sharing or other tax-qualified retirement plans or other entities exempt from federal income taxation under the Code (collectively, "Tax Exempt Limited Partners") become Limited Partners of the Partnership, neither the General Partner nor the Partnership shall have any liability or responsibility to any Tax Exempt Limited Partner or any other Limited Partner for any tax, penalty or other sanction or costs or damages arising as a result of there being a prohibited transaction or as a result of Partnership assets being deemed plan assets of a Tax Exempt Limited Partner under the Code or ERISA or other applicable law.


                                   ARTICLE 19
                                  MISCELLANEOUS

    19.1 NOTICES. Any notice, payment, demand, offer or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered and given for all purposes (a) if delivered personally to the party or to an officer of the party to whom it is directed or (b) whether or not it is actually received, if sent by registered or certified or regular mail, postage and charges prepaid, addressed as follows: if to the General Partner, at its business address set forth in Section 2.3 or to such other address as the General Partner may specify by written notice to the Limited Partners; and if to a Limited Partner, at such Limited Partner's address set forth on his Subscription Agreement or to such other address as such Limited Partner may specify by written notice to the General Partner; and if to the Partnership, at the address set forth in Section 2.3 or to such other address as the Partnership may specify by written notice to the Partners. Any such notice shall be deemed to be given as of the date so delivered personally, or as of the date on which the same was deposited in a regular receptacle for the deposit of the United States mail, addressed and sent as aforesaid.

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

    19.2 PARTIES IN INTEREST. Subject to Article 11, this Agreement shall bind and benefit the successors and assigns of the respective parties hereto.

    19.3 SECTION CAPTIONS. Section and other captions in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

    19.4 SEVERABILITY. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

    19.5 RIGHT TO RELY ON GENERAL PARTNER. No person dealing with the General Partner shall be required to determine its authority to make any commitment or undertaking on behalf of the Partnership, or to determine any fact or circumstance bearing upon the existence of its authority. In addition, no purchaser of Partnership property shall be required to determine the sole and exclusive authority of the General Partner to sign and deliver on behalf of the Partnership any instrument of transfer, or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchasers have received written notice from the Partnership affecting the same.

    19.6 PENNSYLVANIA LAW. This Agreement is made under, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of laws.

    19.7 COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one Agreement.

    19.8 GENDER. Whenever necessary or appropriate in order to construe this Agreement, the masculine gender shall include the feminine or neuter and vice versa, and the singular shall include the plural and the plural, the singular.

    19.9 INTEGRATED AGREEMENT. This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein.

    IN WITNESS WHEREOF, the parties have executed, or have caused their duly authorized officer to execute, this Agreement on the date first written above.


GENERAL PARTNER:              COMMONWEALTH INCOME & GROWTH FUND, INC.


                              By:_______________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________



INITIAL LIMITED PARTNER:      __________________________________________________
                              DAVID A. KINTZER

                                     APPENDIX II

                               PRIOR PERFORMANCE TABLES

                                     APPENDIX II

                               PRIOR PERFORMANCE TABLES

    The information in this Appendix II contains certain relevant summary information concerning prior programs sponsored by the General Partner and its Affiliates (the "Prior Programs") which have investment objectives similar to the Partnership. See "Management - Prior Performance."

    The investment objectives of the Prior Programs, which are substantially the same as those of the Partnership, generally include the acquisition, lease and sale of Equipment to generate revenues sufficient to make distributions to investors, the preservation and protection of investors' capital, the potential use of income to purchase additional Equipment, and the potential for capital appreciation.

    THE INFORMATION SET FORTH IN THE FOLLOWING PERFORMANCE TABLES IS INCLUDED HEREIN SOLELY TO INFORM INVESTORS OF THE PRIOR AND NOT FUTURE PERFORMANCE OF EQUIPMENT PROGRAMS PREVIOUSLY SPONSORED BY THE GENERAL PARTNER AND ITS AFFILIATES AND SHOULD NOT BE CONSIDERED AS INDICATIVE OF POSSIBLE CAPITALIZATION OR OPERATIONS OF THE PARTNERSHIP. PURCHASERS OF UNITS OFFERED HEREBY WILL HAVE NO INTEREST IN THE PROGRAMS DESCRIBED ON THE FOLLOWING TABLES UNLESS THEY ARE ALSO INVESTORS IN THOSE PROGRAMS.

DESCRIPTION OF TABLES

    The following Tables are included herein:

         Table I:       Experience in Raising and Investing Funds
         Table II:      Compensation to General Partners and Affiliates
         Table III:     Operating Results of Prior Programs
         Table V:       Sales or Disposals of Property

    Unless otherwise indicated in the Tables, all information contained in the Tables is as of December 31, 1994.

                      EXPERIENCE IN RAISING AND INVESTING FUNDS
                               AS OF DECEMBER 31, 1994
                                      (TABLE I)

    The following table sets forth certain information about the experience of the General Partner in raising and investing funds for six private equipment leasing programs and one public equipment leasing program sponsored by the General Partner and Affiliates which closed in the most recent three years. It is expected that the prior programs will continue to purchase additional equipment.


                                             COMMONWEALTH       COMMONWEALTH         COMMONWEALTH        COMMONWEALTH
                                              EQUIPMENT           EQUIPMENT           EQUIPMENT           EQUIPMENT
                                             INCOME FUND        INCOME PRIVATE       INCOME TRUST        INCOME TRUST
                                              VII, L.P.         FUND-II, L.P.            VIII                IX
                                             ------------------------------------------------------------------------

Offering Information: *
   Amount offered (maximum). . . . . .       3,000,000           1,000,000           3,000,000           3,000,000
   Dollar amount sold. . . . . . . . .       2,062,500           1,000,000           3,000,000           3,000,000
   Dealer/Manager expenses (1) . . . .         215,707              50,000             305,000             305,000
   Offering/Organizational expenses (2)        144,544              40,000              80,188              75,335
                                             ------------------------------------------------------------------------
Net Proceeds Available . . . . . . . .       1,702,249             910,000           2,614,812           2,619,665
Total Equipment Purchases:
   Equipment purchased with cash (3) .       2,371,667           1,330,472           3,002,556           2,644,117
   Equipment financed. . . . . . . . .       2,360,827           1,247,903           2,634,476           2,819,661
   Lease income paid to original lessor
     in lieu of cash payment . . . . .          32,441              32,688             206,138             299,167
   Obligation incurred with regard to
     purchase of equipment . . . . . .           0                   0                   0                   0
                                             ------------------------------------------------------------------------
                                             4,764,935           2,611,063           5,843,170           5,762,945
% of Equipment financed as of
  December 31, 1994. . . . . . . . . .            29.0%               30.2%               26.2%               30.8%
Initial Acquisition Fee (%) (4). . . .             3.2%                2.2%                N/A                 N/A
Date Offering Commenced. . . . . . . .        07/30/91            06/01/92            06/22/92            11/15/92
Date Offering Completed. . . . . . . .        03/02/92            06/23/92            09/18/92            01/21/93
Average Initial Term of Leases
  (in months). . . . . . . . . . . . .              32                  32                  29                  31
Months from closing to invest 90%. . .               5                   4                   6                   3


 -------------------------
(*) Programs did not retain reserves.
(1) Dealer/Manager expenses include commissions to brokers, due diligence and out-of-pocket expenses.
(2) Offering/Organizational expenses consist of legal fees, blue sky filings, accounting fees, printing charges for prospectuses and the guarantee fee.
(3) Equipment purchased with cash includes cash from net offering proceeds, as well as, amounts reinvested.
(4) Fees were paid to the General Partner/Managing Trustee at fund closing. Does not include lease negotiation fees (release fees), and/or acquisition fees that are related to reinvestments and refinancings, which are disclosed in Table II.

                      EXPERIENCE IN RAISING AND INVESTING FUNDS
                               AS OF DECEMBER 31, 1994
                                      (TABLE I)

                                     (Continued)


                                                  COMMONWEALTH       COMMONWEALTH
                                                    EQUIPMENT          EQUIPMENT         COMMONWEALTH
                                                  INCOME TRUST       INCOME PRIVATE         INCOME &
                                                       X            FUND-III, L.P.       GROWTH FUND I
                                                  ----------------------------------------------------

Offering Information: (*)
    Amount offered (maximum) . . . . . . . .      4,000,000           1,000,000          15,000,000
    Dollar amount sold . . . . . . . . . . .      4,000,000           1,000,000           8,271,983
    Dealer/Manager expenses (1). . . . . . .        405,002              50,000             165,440
    Offering/Organizational expenses (2) . .         84,989              40,000             248,000
                                                  ----------------------------------------------------
Net Proceeds Available . . . . . . . . . . .      3,510,009             910,000           7,858,543
Total Equipment Purchases:
    Equipment purchased with cash (3)  . . .      3,655,337             981,277           4,783,921
    Equipment financed . . . . . . . . . . .      2,967,297             433,867           2,023,374
    Lease income paid to original lessor
      in lieu of cash payment. . . . . . . .        191,430              57,783             251,912
    Obligation incurred with regard to
      purchase of equipment. . . . . . . . .          0                 336,924               0
                                                  ----------------------------------------------------
                                                  6,814,064           1,809,851           7,059,207
% of Equipment financed as of
  December 31, 1994. . . . . . . . . . . . .           28.8%               16.4%               23.3%
Initial Acquisition Fees (%) (4) . . . . . .            N/A                 2.2%                3.4%
Date of Offering Commenced . . . . . . . . .       04/15/93            11/30/93            03/14/94
Date Offering Completed. . . . . . . . . . .       10/20/93            12/06/93                 N/A
Average Initial Term of Leases (in months)               32                  31                  29
Months from closing to invest 90%. . . . . .              2                   4                 N/A

 -------------------------

(*) Programs did not retain reserves.
(1) Dealer/Manager expenses include commissions to brokers, due diligence and out-of-pocket expenses.
(2) Offering/Organizational expenses consist of legal fees, blue sky filings, accounting fees, printing charges for prospectuses and the guarantee fee.
(3) Equipment purchased with cash includes cash from net offering proceeds, as well as, amounts reinvested.
(4) Fees were paid to the General Partner/Managing Trustee at fund closing. Does not include lease negotiation fees (release fees), and/or acquisition fees that are related to reinvestments and refinancings, which are disclosed in Table II.

                   COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                               AS OF DECEMBER 31, 1994
                                      (TABLE II)

    The following table sets forth certain information concerning all the compensation earned by the General Partner and its Affiliates for six prior private programs and one prior public program sponsored by the General Partner and Affiliates during the most recent three years. Amounts are from two sources: (1) proceeds from the offering and (2) gross revenues. Amounts for operations are cumulative.


                                             COMMONWEALTH       COMMONWEALTH         COMMONWEALTH        COMMONWEALTH
                                              EQUIPMENT           EQUIPMENT           EQUIPMENT           EQUIPMENT
                                             INCOME FUND        INCOME PRIVATE       INCOME TRUST        INCOME TRUST
                                              VII, L.P.         FUND-II, L.P.            VIII                IX
                                             ------------------------------------------------------------------------


Date offering commenced. . . . . . . .        07/30/91            06/01/92            06/22/92            11/15/92
Dollar amount raised . . . . . . . . .      $2,062,500          $1,000,000          $3,000,000          $3,000,000
Amount paid from the proceeds of
  offering:
   Initial acquisition fee . . . . . .          65,868              22,000               0                   0
   Organizational fee. . . . . . . . .          39,015               7,600              40,038              39,067
Cash generated from operations before
  deducting payments to the General
  Partner and Affiliates . . . . . . .       1,509,073             779,562           1,582,189           1,058,071
Amount paid to the General Partner and
  Affiliates from operations and
  reinvestments:
   Equipment management fee. . . . . .         149,071              71,067             151,069             129,748
   Acquisition fee . . . . . . . . . .         122,509              64,451             230,958             218,546
   Finance fee . . . . . . . . . . . .          23,558              12,479              26,968              23,463
Dollar amount of equipment sales and
  refinancing before deducting payments
  to the General Partner and
  Affiliates . . . . . . . . . . . . .         344,699             122,850              42,987             117,500
Amount paid to the General Partner
  and Affiliates from equipment
  sales and refinancing. . . . . . . .          10,341               3,686               1,290               3,525



                   COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                               AS OF DECEMBER 31, 1994
                                      (TABLE II)

                                     (Continued)


                                                  COMMONWEALTH       COMMONWEALTH
                                                    EQUIPMENT          EQUIPMENT         COMMONWEALTH
                                                  INCOME TRUST       INCOME PRIVATE         INCOME &
                                                       X            FUND-III, L.P.       GROWTH FUND I
                                                  ----------------------------------------------------

Date offering commenced. . . . . . . . . . .       04/15/93            11/30/93            03/14/94
Dollar amount raised . . . . . . . . . . . .     $4,000,000          $1,000,000          $8,271,983
Amount paid from the proceeds of offering:
    Initial acquisition fee. . . . . . . . .          0                  22,000             282,000
    Organizational fee . . . . . . . . . . .         41,998               7,600             248,000
Cash generated from operations before
  deducting payments to the General
  Partner and Affiliates . . . . . . . . . .      1,216,088             308,725             368,968
Amount paid to the General and Affiliates
  from operations and reinvestments:
    Equipment management fee . . . . . . . .        118,803              24,851              56,000
    Acquisition fee. . . . . . . . . . . . .        313,932              35,944               0
    Finance fee. . . . . . . . . . . . . . .         38,469               4,339              20,000
Dollar amount of equipment sales and
  refinancing before deducting payment to the
  General Partner and Affiliates . . . . . .          0                   0                    0
Amount paid to the General Partner and
  Affiliates from equipment sales and
  refinancing. . . . . . . . . . . . . . . .          0                   0                   0



                                      TABLE III

                         OPERATING RESULTS OF PRIOR PROGRAMS

The following table sets forth certain information about the operating results of nine prior private programs and one prior public program sponsored by the General Partner and its Affiliates during the most recent five years. This table provides a computation of Net Income, and cash flows, as well as investment data per a $1,000 investment. It is expected that the prior programs will continue to purchase additional equipment.

COMMONWEALTH EQUIPMENT INCOME FUND V, L.P.

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)


PROGRAM INCEPTION TO DECEMBER 31, 1994            1990         1991         1992         1993         1994
                                            ----------------------------------------------------------------

COMPUTATION OF NET INCOME

Months of Operations                                 6           12           12           12           12
Gross Revenues                                 172,335      564,492      909,800    1,032,035    1,174,288
Gain (Loss) on Sale of Equipment                                           4,002      (31,014)
Less: Operating Expenses                        14,570       16,607       22,428       25,559       38,008
      Equipment Management Fee                   6,470       27,881       45,197       51,417       57,728
      Interest Expense                                                    72,687       75,577       58,626
      Depreciation and Amortization             79,280      391,976      643,506      767,869    1,233,975
                                             ---------------------------------------------------------------
Net Income (Loss) - GAAP Basis                  72,035      128,028      129,984       80,599     (214,049)
                                             ---------------------------------------------------------------
                                             ---------------------------------------------------------------

Federal Taxable Income (Loss)                   74,148      174,562       24,907      (49,830)      71,880
Cash Distributions - GAAP Basis               (130,745)    (255,740)    (254,419)    (254,419)    (254,419)

COMPUTATION OF CASH FLOWS

Net Income (Loss)                               72,035      128,028      129,984       80,599     (214,049)
Adjustments to Reconcile Net Income (Loss)
  to Net Cash Provided by Operating
  Activities:
    Depreciation and Amortization               79,260      391,976      643,506      767,869    1,233,975
    Loss (Gain) on Sale of Equipment                                      (4,002)      31,014      (12,081)
    Other Non-Cash Activities Included in
      the Determination of Net Income
      (Loss)*                                  (52,648)                 (332,959)    (520,257)    (679,589)
    Net Change in Operating Assets
      and Liabilities                            6,850       18,014       14,069      (25,239)      64,506
                                             ---------------------------------------------------------------
Net Cash Provided by Operating Activities      105,497      538,018      450,598      333,986      392,762

Capital Expenditures                        (1,436,972)    (281,147)    (668,699)    (267,779)     (97,435)
Net Proceeds from Sale of Equipment                                      526,636      176,479       14,275
Increase in Organization Costs
  and Deferred Expenses                       (141,224)     (49,624)     (43,341)     (49,344)     (38,871)
                                             ---------------------------------------------------------------
Net Cash Used in Investing Activities       (1,578,196)    (330,771)    (185,404)    (140,644)    (122,031)

Partners' Contributions                      1,938,500
Offering Costs                                (224,992)
Distributions to Partners                     (118,176)    (268,309)    (254,419)    (254,419)    (254,419)
                                             ---------------------------------------------------------------
Net Cash Provided by (Used in)
  Financing Activities                       1,595,332     (268,309)    (254,419)    (254,419)    (254,419)

Net Increase (Decrease) in Cash                122,633      (61,062)      10,775      (61,077)      16,312
Cash at Beginning of Year                                   122,633       61,571       72,346       11,269
                                             ---------------------------------------------------------------
Cash at End of Year                            122,633       61,571       72,346       11,269       27,581
                                             ---------------------------------------------------------------
                                             ---------------------------------------------------------------

INVESTMENT DATA PER $1,000 INVESTMENT

Net Income (Loss) - GAAP Basis                      37           66           67           42         (110)

Federal Taxable Income (Loss) to Investors          39           88           13          (25)          37
Cash Distributions to Investors -
  GAAP Basis                                       (60)        (137)        (130)        (130)        (130)
Return of Capital to Investors -
  GAAP Basis                                        30           66           64           89          130




* The significant component of Other Non-Cash Activities included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

COMMONWEALTH EQUIPMENT INCOME PRIVATE FUND - I,  L.L.P.

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)


PROGRAM INCEPTION TO DECEMBER 31, 1994            1990         1991         1992         1993         1994
                                             ---------------------------------------------------------------

COMPUTATION OF NET INCOME

Months of Operations                                 3           12           12           12           12
Gross Revenues                                  26,619      277,934      319,947      544,558      654,979
Gain (Loss) on Sale of Equipment                                         140,387          622       (5,449)
Less: Operating Expenses                         3,522       13,903       13,347       14,015       21,684
      Equipment Management Fee                     642       13,330       15,474       27,024       32,559
      Interest Expense                                                    10,567       25,766       33,320
      Depreciation and Amortization             12,096      212,988      277,457      398,152      592,870
                                             ---------------------------------------------------------------
Net Income (Loss) - GAAP Basis                  10,359       37,713      143,489       80,223      (30,903)
                                             ---------------------------------------------------------------
                                             ---------------------------------------------------------------

Federal Taxable Income (Loss)                   13,177       60,857       65,162       61,027      (55,713)
Cash Distributions - GAAP Basis                (32,828)    (131,313)    (131,313)    (131,313)    (131,313)

COMPUTATION OF CASH FLOWS

Net Income (Loss)                               10,359       37,713      143,489       80,223      (30,903)
Adjustments to Reconcile Net Income (Loss)
  to Net Cash Provided by Operating
  Activities:
    Depreciation and Amortization               12,096      212,988      277,457      398,152      592,870
    Loss (Gain) on Sale of Equipment                                    (140,387)        (622)        5,449
    Other Non-Cash Activities Included in
      the Determination of Net Income
      (Loss)*                                   (9,321)     (23,549)    (127,400)    (209,398)    (356,775)
    Net Change in Operating Assets
      and Liabilities                            5,043      (49,553)      50,215       21,456      (22,359)
                                             ---------------------------------------------------------------
Net Cash Provided by Operating Activities       18,177      177,599      203,374      289,811      188,282

Capital Expenditures                          (400,543)    (456,306)    (538,144)    (633,894)    (231,738)
Net Proceeds from Sale of Equipment                                      963,085       12,460      105,479
Increase in Organization Costs
  and Deferred Expenses                        (47,000)                  (41,737)     (50,399)     (21,262)
                                             ---------------------------------------------------------------
Net Cash Provided by (Used in) Investing
  Activities                                  (447,543)    (456,306)    (383,204)    (671,833)    (147,521)

Partners' Contributions                      1,001,000
Offering Costs                                 (58,000)
Proceeds from Note Payable                                                                          87,965
Distributions to Partners                      (32,828)    (131,313)    (131,313)    (131,313)    (131,313)
                                             ---------------------------------------------------------------
Net Cash Provided by (Used in)
  Financing Activities                         910,172     (131,313)    (131,313)    (131,313)     (43,348)

Net Increase (Decrease) in Cash                480,806     (410,020)     455,265     (513,335)      (2,587)
Cash at Beginning of Year                                   480,806       70,786      526,051       12,716
                                             ---------------------------------------------------------------
Cash at End of Year                            480,806       70,786      526,051       12,716       10,129
                                             ---------------------------------------------------------------
                                             ---------------------------------------------------------------

INVESTMENT DATA PER $1,000 INVESTMENT

Net Income (Loss) - GAAP Basis                      10           38          143           80          (31)

Federal Taxable Income (Loss) to Investors          13           59           65           60          (58)
Cash Distributions to Investors -
  GAAP Basis                                       (32)        (130)        (130)        (130)        (130)
Return of Capital to Investors -
  GAAP Basis                                        22           94                        51          130




* The significant component of Other Non-Cash Activities included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

COMMONWEALTH EQUIPMENT INCOME FUND VI, L.P.

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)


PROGRAM INCEPTION TO DECEMBER 31, 1994            1991         1992         1993         1994
                                             --------------------------------------------------

COMPUTATION OF NET INCOME

Months of Operations                                10           12           12           12
Gross Revenues                                 420,312    1,071,538    1,280,600    1,472,656
Gain (Loss) on Sale of Equipment                            (50,485)      27,269      (60,908)
Less: Operating Expenses                        12,408       29,258       27,169       40,332
      Equipment Management Fee                  18,289       52,968       63,449       73,152
      Interest Expense                                       46,789       81,141       75,763
      Depreciation and Amortization            272,911      714,551    1,019,607    1,349,421
                                             --------------------------------------------------
Net Income (Loss) - GAAP Basis                 116,704      177,487      116,503     (126,920)
                                             --------------------------------------------------
                                             --------------------------------------------------

Federal Taxable Income (Loss)                  247,551      (18,821)     (70,030)     (63,221)
Cash Distributions - GAAP Basis               (278,358)    (341,413)    (341,414)    (341,414)

COMPUTATION OF CASH FLOWS

Net Income (Loss)                              116,704      177,487      116,503     (126,920)
Adjustments to Reconcile Net Income (Loss)
  to Net Cash Provided by Operating
  Activities:
    Depreciation and Amortization              272,911      714,551    1,019,607    1,349,421
    (Gain) Loss on Sale of Equipment                         50,485      (27,269)      60,908
    Other Non-Cash Activities Included in
      the Determination of Net Income
      (Loss)*                                  (86,745)    (240,339)    (705,311)    (842,060)
    Net Change in Operating Assets
      and Liabilities                           47,725     (349,682)     217,007       84,763
                                             --------------------------------------------------
Net Cash Provided by Operating Activities      350,595      352,502      620,537      526,112

Capital Expenditures                        (1,649,073)    (664,427)    (638,045)    (202,543)
Equipment Deposit                                                       (105,375)
Net Proceeds from Sale of Equipment                         419,330      292,750      239,218
Increase in Organization Costs
  and Deferred Expenses                       (174,170)     (65,882)     (85,978)     (60,714)
                                             --------------------------------------------------
Net Cash Used in Investing Activities       (1,823,243)    (310,979)    (536,648)     (24,039)

Partners' Contributions                      2,601,000
Offering Costs                                (284,870)
Distributions to Partners                     (278,358)    (341,413)    (341,414)    (341,414)
                                             --------------------------------------------------
Net Cash Provided by (Used in)
  Financing Activities                       2,037,772     (341,413)    (341,414)    (341,414)

Net Increase (Decrease) in Cash                565,124     (299,890)    (257,525)     160,659
Cash at Beginning of Year                                   565,124      265,234        7,709
                                             --------------------------------------------------
Cash at End of Year                            565,124      265,234        7,709      168,368
                                             --------------------------------------------------
                                             --------------------------------------------------

INVESTMENT DATA PER $1,000 INVESTMENT

Net Income (Loss) - GAAP Basis                      45           68           45          (49)

Federal Taxable Income (Loss) to Investors          95           (7)         (26)         (25)
Cash Distributions to Investors -
  GAAP Basis                                      (106)        (130)        (130)        (130)
Return of Capital to Investors -
  GAAP Basis                                        62           63           86          130




* The significant component of Other Non-Cash Activities included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

COMMONWEALTH EQUIPMENT INCOME FUND VII, L.P.

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)


PROGRAM INCEPTION TO DECEMBER 31, 1994            1991         1992         1993         1994
                                             --------------------------------------------------


COMPUTATION OF NET INCOME

Months of Operations                                 2           12           12           12
Gross Revenues                                  10,378      631,740    1,104,834    1,269,295
Gain (Loss) on Sale of Equipment                                                      (35,553)
Less: Operating Expenses                           865       12,528       17,572       36,404
      Equipment Management Fee                               31,021       55,110       62,940
      Interest Expense                                        7,935       62,399       68,431
      Depreciation and Amortization              3,843      380,117      897,984    1,267,396
                                             --------------------------------------------------
Net Income (Loss) - GAAP Basis                   5,670      200,139       71,769     (201,429)
                                             --------------------------------------------------
                                             --------------------------------------------------

Federal Taxable Income (Loss)                    8,358      323,316      262,101     (339,406)
Cash Distributions - GAAP Basis                (33,649)    (264,541)    (270,832)    (270,832)


COMPUTATION OF CASH FLOWS

Net Income (Loss)                                5,670      200,139       71,769     (201,429)
Adjustments to Reconcile Net Income (Loss)
  to Net Cash Provided by Operating
  Activities:
    Depreciation and Amortization                3,843      380,117      897,984    1,267,396
    Loss on Sale of Equipment                                                          35,553
    Other Non-Cash Activities Included in
      the Determination of Net Income
      (Loss)*                                               (92,046)    (425,191)    (755,795)
    Net Change in Operating Assets
      and Liabilities                           (4,278)      14,454      (15,532)     (22,652)
                                             --------------------------------------------------
Net Cash Provided by Operating Activities        5,235      502,664      529,030      323,073

Capital Expenditures                          (581,700)  (1,254,900)    (232,704)    (302,363)
Net Proceeds from Sale of Equipment                                                   330,152
Increase in Organization Costs
  and Deferred Expenses                        (91,309)     (45,622)     (67,240)     (42,500)
                                             --------------------------------------------------
Net Cash Used in Investing Activities         (673,009)  (1,300,522)    (299,944)     (14,711)

Partners' Contributions                      1,776,000      287,500
Offering Costs                                (227,180)     (27,466)
Distributions to Partners                      (33,649)    (264,541)    (270,832)    (270,832)
                                             --------------------------------------------------
Net Cash Provided by (Used in)
  Financing Activities                       1,515,171       (4,507)    (270,832)    (270,832)

Net Increase (Decrease) in Cash                847,397     (802,365)     (41,746)      37,530
Cash at Beginning of Year                                   847,397       45,032        3,286
                                             --------------------------------------------------
Cash at End of Year                            847,397       45,032        3,286       40,816
                                             --------------------------------------------------
                                             --------------------------------------------------

INVESTMENT DATA PER $1,000 INVESTMENT

Net Income (Loss) - GAAP Basis                       3           97           35          (98)

Federal Taxable Income (Loss) to Investors           5          159          127         (167)
Cash Distributions to Investors -
  GAAP Basis                                       (19)        (127)        (130)        (130)
Return of Capital to Investors -
  GAAP Basis                                        16           31           95          130




* The significant component of Other Non-Cash Activities included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

COMMONWEALTH EQUIPMENT INCOME PRIVATE FUND - II, L.P.

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)
PROGRAM INCEPTION TO DECEMBER 31, 1994

                                                           1992       1993      1994
                                                         ---------  --------  --------
COMPUTATION OF NET INCOME
Months of Operations                                             6        12        12
Gross Revenues                                             139,299   528,396   763,330
Less: Operating Expenses                                     2,664    12,233    18,758
      Equipment Management Fee                               6,707    26,338    38,022
      Interest Expense                                                11,112    31,650
      Loss on Sale of Computer Equipment                                 148    54,140
      Depreciation and Amortization                         91,620   328,145   765,705
                                                         ---------  --------  --------
Net Income (Loss) - GAAP Basis                              38,308   150,420  (144,945)
                                                         ---------  --------  --------
                                                         ---------  --------  --------
Federal Taxable Income                                      71,965    56,931     1,433
Cash Distributions - GAAP Basis                            (68,534) (131,313) (131,313)

COMPUTATION OF CASH FLOWS

Net Income (Loss)                                           38,308   150,420  (144,945)
Adjustments to Reconcile Net Income (Loss) to Net Cash
 Provided by Operating Activities:
  Depreciation and Amortization                             91,620   328,145   765,705
  Other Non-Cash Activities Included in the
   Determination of Net Income (Loss)*                     (18,403) (200,833) (371,925)
  Loss on Sale of Computer Equipment                                     148    54,140
  Net Change in Operating Assets and Liabilities           (22,618)   55,624   (16,891)
                                                         ---------  --------  --------
Net Cash Provided by Operating Activities                   88,907   333,504   286,084
Capital Expenditures                                      (851,213) (299,704) (179,555)
Net Proceeds from Sale of Computer Equipment                          68,400    49,325
Increase in Organization Costs and Deferred Expenses       (26,178)  (52,374)  (25,922)
                                                         ---------  --------  --------
Net Cash Used in Investing Activities                     (877,391) (283,678) (156,152)
Partners' Contributions                                  1,001,000
Offering Costs                                             (60,400)
Distributions to Partners                                  (68,534) (131,313) (131,313)
                                                         ---------  --------  --------
Net Cash Provided by (Used in) Financing Activities        872,066  (131,313) (131,313)
Net Increase (Decrease) in Cash                             83,582   (81,487)   (1,381)
Cash at Beginning of Year                                             83,582     2,095
                                                         ---------  --------  --------
Cash at End of Year                                         83,582     2,095       714
                                                         ---------  --------  --------
                                                         ---------  --------  --------
INVESTMENT DATA PER $1,000 INVESTMENT

Net Income (Loss) - GAAP Basis                                  38       150      (145)

Federal Taxable Income to Investors                             71        56      0.35

Cash Distributions to Investors - GAAP Basis                   (68)     (130)     (130)

Return of Capital to Investors - GAAP Basis                     30                 130

*The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

COMMONWEALTH EQUIPMENT INCOME TRUST VIII

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)
PROGRAM INCEPTION TO DECEMBER 31, 1994

                                                            1992        1993       1994
                                                         ----------  ----------  ---------
COMPUTATION OF NET INCOME
Months of Operations                                              3          12         12
Gross Revenues                                              119,454   1,246,627  1,694,076
Less: Operating Expenses                                      2,375      19,322     99,634
      Equipment Management Fee                                5,200      61,525     84,344
      Depreciation and Amortization                          61,815     756,143  1,563,577
      Loss on Sale of Equipment                                          16,892     96,528
      Interest                                                           33,210     67,189
                                                         ----------  ----------  ---------
Net Income (Loss) - GAAP Basis                               50,064     359,535   (217,196)
                                                         ----------  ----------  ---------
                                                         ----------  ----------  ---------
Federal Taxable Income (Loss)                                49,316      18,450   (137,962)
Cash Distributions - GAAP Basis                            (112,515)   (393,939)  (393,939)

COMPUTATION OF CASH FLOWS

Net Income (Loss)                                            50,064     359,535   (217,196)
Adjustments to Reconcile Net Income (Loss) to Net Cash
 Provided by Operating Activities:
  Depreciation and Amortization                              61,815     756,143  1,563,577
  Loss on Sale of Equipment                                              16,892     96,528
  Other Non-Cash Activities Included in the
   Determination of Net Income (Loss)*                      (64,081)   (501,571)  (871,264)
  Net Change in Operating Assets and Liabilities             10,355         240    143,083
                                                         ----------  ----------  ---------
Net Cash Provided by Operating Activities                    58,153     631,239    714,728
Capital Expenditures                                       (982,795) (1,546,729)  (313,675)
Increase in Organization Costs and Deferred Expenses        (95,799)   (135,769)   (64,940)
Net Proceeds From Sale of Computer Equipment                            114,262     41,666
                                                         ----------  ----------  ---------
Net Cash Used in Investing Activities                    (1,078,594) (1,568,236)  (336,949)
Trust Beneficiaries and Managing Trustee Contributions    3,001,000
Offering Costs                                             (345,150)
Payment of Computer Equipment Payable                                             (159,357)
Distributions to Trust Beneficiaries and Managing
 Trustee                                                   (112,515)   (393,939)  (393,939)
                                                         ----------  ----------  ---------
Net Cash Provided by (Used in) Financing Activities       2,543,335    (393,939)  (553,296)
Net Increase (Decrease) in Cash                           1,522,894  (1,330,936)  (175,517)
Cash at Beginning of Year                                             1,522,894    191,958
                                                         ----------  ----------  ---------
Cash at End of Year                                       1,522,894     191,958     16,441
                                                         ----------  ----------  ---------
                                                         ----------  ----------  ---------
INVESTMENT DATA PER $1,000 INVESTMENT

Net Income (Loss) - GAAP Basis                                   17         120        (72)

Federal Taxable Income (Loss) to Investors                       16           6        (47)

Cash Distributions to Investors - GAAP Basis                    (37)       (130)      (130)

Return of Capital to Investors - GAAP Basis                      21          11        130

*The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

COMMONWEALTH EQUIPMENT INCOME TRUST IX

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)
PROGRAM INCEPTION TO DECEMBER 31, 1994


                                                                                            1993         1994
                                                                                         ------------------------
COMPUTATION OF NET INCOME
Months of Operations                                                                            **12           12
Gross Revenues                                                                             1,046,655    1,598,529
Less: Operating Expenses                                                                       6,295       41,237
      Equipment Management Fee                                                                50,681       79,057
      Loss on Sale of Computer Equipment                                                                  113,283
      Interest                                                                                34,897       68,876
      Depreciation and Amortization                                                          654,388    1,549,475
                                                                                         ------------------------
Net Income (Loss) - GAAP Basis                                                               300,394     (253,409)
                                                                                         ------------------------
                                                                                         ------------------------
Federal Taxable Income (Loss)                                                                 28,736     (339,227)
Cash Distributions - GAAP Basis                                                             (385,305)    (393,938)

COMPUTATION OF CASH FLOWS

Net Income (Loss)                                                                            300,394     (253,409)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating
 Activities:
  Depreciation and Amortization                                                              654,388    1,549,475
  Other Non-Cash Activities Included in the Determination of Net Income (Loss)*             (737,271)    (739,868)
  Loss on Sale of Computer Equipment                                                                      113,283
  Net Change in Operating Assets and Liabilities                                             105,157      (63,826)
                                                                                         ------------------------
Net Cash Provided by Operating Activities                                                    322,668      605,655
Capital Expenditures                                                                      (2,381,335)    (207,196)
Net Proceeds from Sale of Computer Equipment                                                              112,551
Payment of Computer Equipment Payable                                                                     (55,588)
Increase in Organization Costs and Deferred Expenses                                        (211,939)     (64,138)
                                                                                         ------------------------
Net Cash Used in Investing Activities                                                     (2,593,274)    (214,371)
Trust Beneficiaries & Managing Trustee Contributions                                       3,001,000
Offering Costs                                                                              (341,268)
Distributions to Trust Beneficiaries and Managing Trustee                                   (385,305)    (393,938)
                                                                                         ------------------------
Net Cash Provided by Financing Activities                                                  2,274,427     (393,938)
Net Increase (Decrease) in Cash                                                                3,821       (2,654)
Cash at Beginning of Year                                                                         --        3,821
                                                                                         ------------------------
Cash at End of Year                                                                            3,821        1,167
                                                                                         ------------------------
                                                                                         ------------------------
INVESTMENT DATA PER $1,000 INVESTMENT

Net Income (Loss) - GAAP Basis                                                                   100          (84)

Federal Taxable Income (Loss) to Investors                                                         9         (115)

Cash Distributions to Investors - GAAP Basis                                                    (127)        (130)

Return of Capital to Investors - GAAP Basis                                                       28          130

 *The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

**Partnership commenced operations on 1/6/93

COMMONWEALTH EQUIPMENT INCOME TRUST X

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)
PROGRAM INCEPTION TO DECEMBER 31, 1994

                                                                                            1993         1994
                                                                                        -------------------------
Computation of Net Income
Months of Operations                                                                             **6           12
Gross Revenues                                                                               469,154    1,942,165
Less: Operating Expenses                                                                       3,493       45,372
      Equipment Management Fee                                                                22,715       96,088
      Interest                                                                                19,922      111,203
      Depreciation and Amortization                                                          290,701    1,738,026
                                                                                        -------------------------
Net Income (Loss) - GAAP Basis                                                               132,323      (48,524)
                                                                                        -------------------------
                                                                                        -------------------------
Federal Taxable Income                                                                        84,363      250,199
Cash Distributions - GAAP Basis                                                             (189,845)    (484,848)

COMPUTATION OF CASH FLOWS

Net Income (Loss)                                                                            132,323      (48,524)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating
 Activities:
  Depreciation and Amortization                                                              290,701    1,738,026
  Other Non-Cash Activities Included in the Determination of Net Income (Loss)*             (275,249)    (921,663)
  Net Change in Operating Assets and Liabilities                                              (1,074)     182,745
                                                                                        -------------------------
Net Cash Provided by Operating Activities                                                    146,701      950,584
Capital Expenditures                                                                      (2,363,652)  (1,291,685)
Increase in Organization Costs and Deferred Expenses                                        (233,521)    (105,713)
                                                                                        -------------------------
Net Cash Used in Investing Activities                                                     (2,597,173)  (1,397,398)
Trust Beneficiaries & Managing Trustee Contributions                                       4,001,000
Offering Costs                                                                              (427,991)
Distributions to Trust Beneficiaries and Managing Trustee                                   (189,845)    (484,848)
                                                                                        -------------------------
Net Cash Provided by Financing Activities                                                  3,383,164     (484,848)
Net Increase (Decrease) in Cash                                                              932,692     (931,662)
Cash at Beginning of Year                                                                         --      932,692
                                                                                        -------------------------
Cash at End of Year                                                                          932,692        1,030
                                                                                        -------------------------
                                                                                        -------------------------
INVESTMENT DATA PER $1,000 INVESTMENT

Net Income (Loss) - GAAP Basis                                                                    33          (12)

Federal Taxable Income to Investors                                                               21           62

Cash Distributions to Investors - GAAP Basis                                                     (47)        (120)

Return of Capital to Investors - GAAP Basis                                                       14          120

 *The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

**Partnership commenced operations on 7/7/93

COMMONWEALTH EQUIPMENT INCOME PRIVATE FUND - III, L.P.

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)
PROGRAM INCEPTION TO DECEMBER 31, 1994

                                                      1993             1994
                                                    -------------------------
COMPUTATION OF NET INCOME

Months of Operations                                      **1              12
Gross Revenues                                         12,102         497,829
Less: Operating Expenses                                  128          18,904
      Equipment Management Fee                            550          24,301
      Interest                                                         21,105
      Depreciation and Amortization                     6,548         381,105
                                                    -------------------------
Net Income - GAAP Basis                                 4,876          52,414
                                                    -------------------------
                                                    -------------------------
Federal Taxable Income                                  8,149          61,991
Cash Distributions - GAAP Basis                        (2,989)       (121,212)

COMPUTATION OF CASH FLOWS

Net Income                                              4,876          52,414
Adjustments to Reconcile Net Income to Net
 Cash Provided by Operating Activities:
  Depreciation and Amortization                         6,548         381,105
  Other Non-Cash Activities Included in the
   Determination of Net Income*                       (10,990)       (183,329)
  Net Change in Operating Assets and Liabilities       (4,941)         38,191
                                                    -------------------------
Net Cash Provided by (Used in) Operating
 Activities                                            (4,507)        288,381
Capital Expenditures                                 (370,110)       (611,167)
Increase in Organization Costs and Deferred
 Expenses                                             (24,600)        (40,332)
                                                    -------------------------
Net Cash Used in Investing Activities                (394,710)       (651,499)
Partners' Contributions                             1,001,000
Offering Costs                                        (60,400)
Distributions to Partners                              (2,989)       (121,212)
                                                    -------------------------
Net Cash Provided by Financing Activities             937,611        (121,212)
Net Increase (Decrease) in Cash                       538,394        (484,330)
Cash at Beginning of Year                                  --         538,394
                                                    -------------------------
Cash at End of Year                                   538,394          54,064
                                                    -------------------------
                                                    -------------------------
INVESTMENT DATA PER $1,000 INVESTMENT

Net Income - GAAP Basis                                     5              52

Federal Taxable Income to Investors                         8              61

Cash Distributions to Investors - GAAP Basis               (3)           (120)

Return of Capital to Investors - GAAP Basis                 2              68

 *The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

**Partnership commenced operations on 12/23/93

COMMONWEALTH INCOME & GROWTH FUND I

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)
PROGRAM INCEPTION TO DECEMBER 31, 1994

                                                       1994
                                                    -----------
COMPUTATION OF NET INCOME
Months of Operations                                         12
Gross Revenues                                        1,223,900
Less: Operating Expenses                                 71,556
      Equipment Management Fee                           56,473
      Interest                                           48,184
      Depreciation and Amortization                     952,640
                                                    -----------
Net Income - GAAP Basis                                  95,047
                                                    -----------
                                                    -----------
Federal Taxable Income                                  363,865
Cash Distributions - GAAP Basis                        (443,614)

COMPUTATION OF CASH FLOWS

Net Income                                               95,047
Adjustments to Reconcile Net Increase to Net Cash
 Provided by Operating Activities:
  Depreciation and Amortization                         952,640
  Other Non-Cash Activities Included in the
   Determination of Net Income*                        (633,035)
  Net Change in Operating Assets and Liabilities       (101,684)
                                                    -----------
Net Cash Provided by Operating Activities               312,968
Capital Expenditures                                 (4,783,921)
Deferred Expenses Paid to the General Partner          (302,673)
Increase in Organization Costs and Deferred
 Expenses                                              (102,606)
                                                    -----------
Net Cash Used in Investing Activities                (5,189,200)
Partners' Contributions                               8,271,511
Offering Costs                                         (932,803)
Distributions to Partners                              (443,614)
                                                    -----------
Net Cash Provided by Financing Activities             6,895,094
Net Increase in Cash                                  2,018,862
Cash at Beginning of Year                                 1,500
                                                    -----------
Cash at End of Year                                   2,020,362
                                                    -----------
                                                    -----------
INVESTMENT DATA PER $1,000 INVESTMENT

Net Income - GAAP Basis                                      11

Federal Taxable Income to Investors                          42

Cash Distributions to Investors - GAAP Basis                (53)

Return of Capital to Investors - GAAP Basis                  42

 *The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

**Partnership commenced operations on 3/14/94

                                  TABLE V

                              EQUIPMENT SALES

The following table sets forth the sales and other dispositions of equipment by four prior private programs sponsored by the General Partner and its Affiliates during the most recent three year period ending December 31, 1994. There were no sales or other dispositions of equipment in Commonwealth Equipment Trust X, Commonwealth Equipment Income Private Fund III, Limited Partnership, and Commonwealth Income & Growth Fund I.

          COMMONWEALTH EQUIPMENT INCOME FUND VII, LIMITED PARTNERSHIP
                                 EQUIPMENT SALES
                FOR THE THREE-YEAR PERIOD ENDED DECEMBER 31, 1994
                                     (TABLE V)

                                                                       ORIGINAL                  NET                     FEDERAL
                EQUIPMENT       EQUIPMENT       YEAR OF     YEAR OF   ACQUISITION  NET BOOK   PROCEEDS     GAAP NET    TAXABLE NET
MANUFACTURER       TYPE        DESCRIPTION     ACQUISITION DISPOSAL      COST        VALUE    RECEIVED    GAIN/(LOSS)   GAIN/(LOSS)
----------------------------------------------------------------------------------------------------------------------------------
     IBM       (1) 3990      Storage           1992        1994       182,000        44,155      66,372       22,217      (47,054)
                             controller
     IBM       (1) 3990      Storage           1992        1994       181,500        42,808      65,259       22,451      (47,856)
                             controller
     IBM       (1) 3990      Storage           1992        1994       194,489        53,558      31,040      (22,518)     (90,168)
                             controller
     IBM       (1) 3745-310  Communications    1992        1994       241,848        80,616     101,650       21,034      (49,073)
                             controller
     IBM       (10)7012-340  Workstation       1992        1994       301,705       144,567      65,830      (78,737)    (122,435)


       COMMONWEALTH EQUIPMENT INCOME PRIVATE FUND-II, LIMITED PARTNERSHIP
                                EQUIPMENT SALES
               FOR THE THREE-YEAR PERIOD ENDED DECEMBER 31, 1994
                                   (TABLE V)

                                                                     ORIGINAL                NET                      FEDERAL
              EQUIPMENT       EQUIPMENT      YEAR OF     YEAR OF   ACQUISITION  NET BOOK   PROCEEDS     GAAP NET    TAXABLE NET
MANUFACTURER     TYPE        DESCRIPTION   ACQUISITION   DISPOSAL      COST       VALUE    RECEIVED    GAIN/(LOSS)   GAIN/(LOSS)
----------------------------------------------------------------------------------------------------------------------------------
     IBM      (1) 3745       Communications   1992        1993       112,170     68,548     68,400        (148)      (28,315)
                             controller

     IBM      (9) 7012-340,  Workstation      1992        1994       215,925    103,464     49,324     (54,140)      (92,610)
              (1) 7013-53H

                    COMMONWEALTH EQUIPMENT INCOME TRUST VIII
                                EQUIPMENT SALES
               FOR THE THREE-YEAR PERIOD ENDED DECEMBER 31, 1994
                                   (TABLE V)

                                                                        ORIGINAL                  NET                     FEDERAL
                 EQUIPMENT       EQUIPMENT      YEAR OF      YEAR OF   ACQUISITION  NET BOOK    PROCEEDS     GAAP NET   TAXABLE NET
MANUFACTURER       TYPE         DESCRIPTION    ACQUISITION  DISPOSAL      COST        VALUE     RECEIVED    GAIN/(LOSS) GAIN/(LOSS)
-----------------------------------------------------------------------------------------------------------------------------------
     IBM       (1) 3745       Communications    1992          1993       196,735     131,154     114,262      (16,892)     (59,468)
                              controller

     IBM       (13)7235-002   Workstation       1992          1994       112,896      51,744       3,492      (48,252)     (64,020)

     IBM       (5) 7012-340   Workstation       1992          1994       172,900      86,450      38,174      (48,276)     (66,719)

           COMMONWEALTH EQUIPMENT INCOME FUND IX, LIMITED PARTNERSHIP
                               EQUIPMENT SALES
               FOR THE THREE-YEAR PERIOD ENDED DECEMBER 31, 1994
                                  (TABLE V)

                                                                     ORIGINAL                NET                     FEDERAL
                                EQUIPMENT     YEAR OF     YEAR OF   ACQUISITION  NET BOOK  PROCEEDS    GAAP NET    TAXABLE NET
MANUFACTURER   EQUIPMENT TYPE  DESCRIPTION   ACQUISITION  DISPOSAL      COST       VALUE   RECEIVED   GAIN/(LOSS)   GAIN/(LOSS)
--------------------------------------------------------------------------------------------------------------------------------
     IBM       (1) 7013-530    Workstation      1993        1994       39,318      24,832   11,400      (13,432)     (14,770)

     IBM       (2) 7013-550    Workstation      1993        1994       88,941      24,535   12,350      (12,185)     (46,849)

     IBM       (1/2)4832-002   Workstation      1993        1994      310,578     176,465   88,800      (87,665)    (117,921)

                                      APPENDIX III

                                 SUBSCRIPTION AGREEMENT

                                $2,500,000 - MINIMUM

                       COMMONWEALTH INCOME & GROWTH FUND II
                       (A PENNSYLVANIA LIMITED PARTNERSHIP)

                           SUBSCRIPTION AGREEMENT,
                              SIGNATURE PAGE &
                             POWER OF ATTORNEY

                      750,000 Units - $20.00 per Unit
                    Minimum Purchase - 125 Units ($2,500)
            50 Units ($1,000) for IRAs, Keoghs and Pension Plans
              (MINIMUM PURCHASE MAY BE HIGHER IN CERTAIN STATES)

PLEASE CAREFULLY READ this Subscription Agreement and the Terms and Conditions [on the back of the Signature Page] before completing this document. TO SUBSCRIBE FOR UNITS, please complete and sign the Signature Page and deliver the Subscription Agreement to your Financial Consultant.

ALL ITEMS ON THIS AGREEMENT MUST BE COMPLETED IN ORDER FOR YOUR SUBSCRIPTION TO BE PROCESSED, including any additional information necessary to complete
Item 6(e) of the Section entitled "Terms and Conditions."

                         COMMONWEALTH CAPITAL CORP.
                              (800) 497-4554

                                                              MAILING ADDRESS:
                                              (Regular or Overnight Packages):
                                                    Wheat First Butcher Singer
                                            Attn: Direct Investment Department
                                                     2 Logan Square, 7th Floor
                                                        Philadelphia, PA 19103

                                                       Subscription Questions:
                                                                (215) 496-7664
                                                                (800) 497-4554

                                   III-1

                      COMMONWEALTH INCOME & GROWTH FUND II

       SUBSCRIPTION AGREEMENT, SIGNATURE PAGE AND POWER OF ATTORNEY
--------------------------------------------------------------------------------
1. Units Purchased:   Units ($20.00 Per Unit) = $     Total Capital Contribution
--------------------------------------------------------------------------------
INITIAL INVESTMENT / /                                 ADDITIONAL INVESTMENT / /
                                                      (IN THIS FUND)
--------------------------------------------------------------------------------
ARE YOU AN EMPLOYEE OF A SELECTED AGENT, IS THIS A NAV PURCHASE?  YES / / NO / /
--------------------------------------------------------------------------------
2. REGISTRATION INFORMATION - Legal Account Title
                                  INVESTOR ACCOUNT NUMBER ----------------------
--------------------------------------------------------------------------------
INVESTORS NAME(S) OR
TRUSTEE(S) OR CUSTODIAN(S)
--------------------------------------------------------------------------------
INVESTOR                             DATE OF TRUST/IRA
NAME(S)                              AND/OR IRA NUMBER:
--------------------------------------------------------------------------------
SOCIAL SECURITY NUMBER:              CORPORATE/CUSTODIAL TAX I.D.:
(REQUIRED ALSO FOR IRA/QUALIFIED PLAN INVESTORS)

--------------------------------------------------------------------------------
LEGAL RESIDENT/BUSINESS/CUSTODIAL ADDRESS:
--------------------------------------------------------------------------------
CITY/STATE            HOME PHONE:               BUSINESS/CUSTODIAL
ZIP + 4:                                        PHONE:
--------------------------------------------------------------------------------
ADDITIONAL MAILING ADDRESS - If Different From Above (Or Investor Address if Custodial Account) - Must Complete to Receive Copies of Statements & Reports

         Street           City               State             Zip + 4
--------------------------------------------------------------------------------
3. PLEASE INDICATE CITIZENSHIP STATUS: (please review "Investor Suitability Standards" in the Prospectus)

US CITIZEN / /   RESIDENT ALIEN / /  NON-RESIDENT ALIEN (attach IRA Form W8) / /
--------------------------------------------------------------------------------
If corporation or partnership:  / / U.S.   or   / / FOREIGN (Attach IRA Form W8)
--------------------------------------------------------------------------------
4. TYPE OF REGISTRATION: (CHECK ONE)

/ / INDIVIDUAL                / / JOINT TENANTS WITH RIGHT OF SURVIVORSHIP

/ / IRA                       / / PARTNERSHIP

/ / OTHER TAX-EXEMPT ENTITY   / / QUALIFIED PLAN

/ / CORPORATION               / / UNIFORM GIFT TO MINORS ACT STATE OF __________

/ / TENANTS IN COMMON         / / TRUST (SPECIFY) ______________________________

/ / COMMUNITY PROPERTY        / / OTHER (SPECIFY) ______________________________

                                III-2

5. SIGNATURE: I certify that (1) I have received the Prospectus relating to Commonwealth Income & Growth Fund II as supplemented (the "Prospectus"), (2) I agree to the provisions on the reverse hereof, (3) by executing this Subscription Agreement, Signature Page and Power of Attorney, subject to the General Partner's acceptance of this Subscription Agreement, I am entering into a limited partnership agreement and agreeing to invest money, (4) the information set forth in this Subscription Agreement is true and correct, (5) I meet the minimum financial suitability standards described in the Prospectus under "Investor Suitability Standards", and, I declare under penalty of perjury that (6) I have entered my correct taxpayer identification or social security number on this form and (7) I verify that I am not subject to withholding either because I have not been notified that I am subject to backup withholding as result of a failure to report all interests or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding (if the undersigned is subject to backup withholding, he shall strike out the language in clause (7) before signing below).

---------------------------------   --------------------------------------------
X                                   X
---------------------------------   --------------------------------------------
SUBSCRIBER'S SIGNATURE       DATE   SIGNATURE OF SUBSCRIBER'S OR AUTHORIZED DATE
                                    CUSTODIAL REPRESENTATIVE

If Financial Consultant and Branch Manager are executing the signature page, both must sign below. Authorized custodian signature required for
IRA/custodian accounts. Financial Consultant and Branch Managers may not sign on behalf of residents of Florida, Iowa, Maine, Massachusetts, Michigan, Minnesota, Missouri, Nebraska, North Carolina, Oregon and Tennessee. (NOTE:
Not to be executed until Subscriber(s) has (have) acknowledged receipt of final Prospectus.)
--------------------------------------   ---------------------------------------
X                                        X
--------------------------------------   ---------------------------------------
FINANCIAL CONSULTANT'S SIGNATURE  DATE   BRANCH MANAGER'S SIGNATURE         DATE

--------------------------------------------------------------------------------
6. SPECIAL PAYMENT INSTRUCTIONS: Payment to other individual or entity as designated below. Investor must complete this section if they want the cash distributions made to anyone other than the record holder. Investors requesting direct deposit of distribution checks to another financial institution or mutual fund please complete below.

--------------------------------------   ---------------------------------------
ENTITY/FUND NAME                         STREET ADDRESS

--------------------------------------   ---------------------------------------
FOR ACCOUNT OF                           CITY/STATE/ZIP + 4

--------------------------------------   ---------------------------------------
ACCOUNT NUMBER (Please indicate fund     PHONE NUMBER
number)

--------------------------------------------------------------------------------
7. BROKER/DEALER DATA: Completed by selling Financial Consultant
(PLEASE DO NOT ENTER YOUR HOME OFFICE ADDRESS HERE)

--------------------------------------   ---------------------------------------
FINANCIAL CONSULTANT(S) NAME             ADDRESS

--------------------------------------   ---------------------------------------
BROKER/DEALER FIRM NAME                  CITY/STATE/ZIP + 4

--------------------------------------   ---------------------------------------
FINANCIAL CONSULTANT'S PHONE NUMBER      FAX NUMBER
--------------------------------------------------------------------------------

8. BY SELLING FINANCIAL CONSULTANT. In compliance with Section 3(b) and 4(d) of Appendix F of Article III, Section 34 of the NASD Rules of Fair Practice, I represent that I have reasonable grounds to believe, based on information from the investor(s) concerning investment objectives, other investments, financial situation and needs, and any other information known by me, that investment in the Partnership is suitable for such investor(s) and that I have informed the investor(s) of the lack of liquidity and marketability of the investment and confirm that investor(s) signatures appears above. Signatures of both representatives required if joint account.

--------------------------------------   ---------------------------------------
X                                        X
--------------------------------------   ---------------------------------------
FINANCIAL CONSULTANT'S SIGNATURE  DATE   BRANCH MANAGER'S SIGNATURE         DATE
--------------------------------------------------------------------------------
THIS SUBSCRIPTION AGREEMENT, SIGNATURE ____________________  ___________________
PAGE AND POWER OF ATTORNEY WILL NOT BE RESERVATION NUMBER WFS DATE OF RECEIPT AN EFFECTIVE AGREEMENT UNTIL IT IS ____________________ ____________________
ACCEPTED BY THE GENERAL PARTNER OF          FC NUMBER         DATE INTO ESCROW
COMMONWEALTH INCOME & GROWTH FUND II.  _______________________ _________________
AGREED TO AND ACCEPTED                 INVESTOR ACCOUNT NUMBER   CLOSING NUMBER
BY: _________________________
        (GENERAL PARTNER)

                                III-3

                           SUBSCRIPTION AGREEMENT
                   COMMONWEALTH INCOME & GROWTH FUND II
                            TERMS AND CONDITIONS

     Each person or entity named as a registered owner on the Subscription Agreement (the "Subscriber") desires to become a limited partner (a "Limited Partner") of Commonwealth Income & Growth Fund II, (the "Partnership") and to purchase units of a limited partnership interest (the "Units") of the Partnership in accordance with the terms and conditions of the final prospectus pursuant to which the Partnership will offer Units to the public including any amendments and supplements thereto (the "Prospectus"), and of the Partnership's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement"), attached as Exhibit 1 to the Prospectus. BY EXECUTING THIS AGREEMENT, A SUBSCRIBER DOES NOT WAIVE ANY RIGHTS HE MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 or any State Securities or Blue Sky Law. In connection therewith, the Subscriber presents, warrants, and agrees as follows:

     1. SUBSCRIPTION. The Subscriber agrees to purchase the number of Units set forth in the space provided on the Signature Page of this Subscription Agreement and delivers herewith the full amount required to purchase such Units.

     2. ACCEPTANCE. The Subscriber hereby acknowledges and agrees that the general partner of the Partnership (the "General Partner") may in its sole and absolute discretion accept or reject the Subscriber's subscription, in whole or in part, and that, if rejected, the amount of the Subscriber's subscription which is rejected will be promptly returned to Subscriber, without interest. The General Partner may not complete the sale of a Unit to a Subscriber until at least five business days after the date the Subscriber received the Prospectus.

     3. NO REVOCATION. The Subscriber hereby acknowledges and agrees that he will not be entitled to revoke or withdraw his subscription, except as provided in the notice below or as set forth in the Prospectus.

     4. ADOPTION OF PARTNERSHIP AGREEMENT. The Subscriber hereby accepts, adopts and agrees to be bound by each and every provision contained in the Partnership Agreement and agrees to become a Limited Partner thereunder.

     5. POWER OF ATTORNEY. The Subscriber hereby irrevocably makes, constitutes and appoints the General Partner, with full power of substitution and ratification, its true and lawful attorney-in-fact for the purposes and in the manner provided in the Partnership Agreement.

     6. REPRESENTATION AND WARRANTIES. The Subscriber (which, for this purpose, includes any Financial Consultant and Branch Manager executing this Subscription Agreement on behalf of the Subscriber) represents and warrants to the Partnership, the General Partner, the affiliates, agents and representatives of the Partnership or the General Partner, and any broker-dealer involved in the offering of Units for sale that:

     (a) the Subscriber has received the Prospectus;
     (b) the Subscriber has received the form of Partnership Agreement;
     (c) the Subscriber meets the minimum financial suitability standards set forth in the Prospectus under "Investor Suitability Standards," as well as any additional minimum financial suitability standards required by state securities authorities which are applicable to the Subscriber;
     (d) the Subscriber is subscribing for Units in his own account or for the account or benefit of a family member or members or in a fiduciary capacity for the account of another person; and
     (e) the Subscriber has received no representations or warranties from the Partnership, the General Partner, or any affiliates, agents or representatives of the Partnership or the General Partner other than those contained in the Prospectus, except as follows:

     The Partnership reserves the right to assert these representations as a defense in any subsequent litigation in which one or more of the representations is in issue; provided, however, that the representations contained in Paragraph 6(e) shall not be binding on any Subscriber resident in Arizona, Maine, Massachusetts, Minnesota, Missouri, Nebraska, Tennessee, or Texas.

     Subscribers in Arizona, Michigan, and Nebraska are required to sign or initial each representation contained in Paragraph 6.

NOTICE TO ALL INVESTORS:

     (a) The purchase of Units for an IRA or Keogh plan does not itself create the plan.
     (b) Section 1446 of the Internal Revenue Code provides that a partnership must pay a withholding tax to the Internal Revenue Service with respect to a partner's allocable share of such partnership's effectively connected taxable income if the partner is a foreign person, and the Partnership Agreement authorizes the Partnership to withhold any required amounts from distribution otherwise payable to any foreign person.

                                III-4

                      COMMONWEALTH INCOME & GROWTH FUND II

                        Supplement Dated March 4, 1997
                                      To
                         Prospectus Dated May 12, 1995

This Supplement replaces all Supplements dated prior to March 4, 1997.

CLOSING OF SALE OF ADDITIONAL UNITS

On September 22, 1995 the Partnership received and accepted subscriptions for more than 125,000 Units. On November 3, 1995, December 4, 1995, January 10, 1996, February 6, 1996, March 5, 1996, April 2, 1996, May 10, 1996, June 7,
1996, July 2, 1996, August 2, 1996, September 12, 1996, October 7, 1996,
November 5, 1996, December 12, 1996, January 7, 1997, and February 6, 1997, the payments received from subscribers were released from escrow and have become available to the Partnership for the payment of expenses and utilization as described under "USE OF PROCEEDS". As of February 6, 1997, the Partnership has accepted subscriptions from investors totaling approximately $8,632,000 (432,000 Limited Partnership Units).

ACQUISITION OF EQUIPMENT

On November 3, 1995, the Partnership purchased two Storagetek Iceberg Disk Arrays for approximately $1,370,000. The Equipment is subject to a 36 month lease with Bellsouth Telecommunications Inc. The monthly rent during the term of the lease is approximately $30,400.

On December 29, 1995, the Partnership purchased six Storagetek Tape Drives for approximately $490,000. The Equipment is subject to a 24 month lease with Chrysler Corp. The monthly rent during the term of the lease is approximately $7,400 for the first 7 months and $15,600 for the remaining 17 months.

On December 29, 1995, the Partnership purchased 325 Printers which were manufactured by International Business Machines for approximately $990,000. The Equipment is subject to a 36 month lease with Southern Pacific Corp. The monthly rent during the term of the lease is approximately $24,000.

On December 29, 1995, the Partnership purchased 50 Printers which were manufactured by International Business Machines for approximately $148,000. The Equipment is subject to a 12 quarter lease with Southern Pacific Corp. The quarterly rent during the term of the lease is approximately $11,000.

On March 28, 1996, the Partnership purchased 5 Storagetek Tape Drives for approximately $384,000. The Equipment is subject to a 36 month lease with Yamaha Motor Corp. The monthly rent during the term of the lease is approximately $9,000.

Commonwealth Income & Growth Fund II
Supplement Dated March 4, 1997.
Page 2 of 3.
________________________________________________________________________________

On May 17, 1996, the Partnership purchased 3 Storagetek Tape Drives for approximately $406,000. The Equipment is subject to a 36 month lease with Household International, Inc. The monthly rent during the term of the lease is approximately $9,100.

On June 28, 1996, the Partnership purchased three IBM Tape Drives for approximately $179,000. The Equipment is subject to a 36 month lease with Automatic Data Processing, Inc. The monthly rent during the term of the lease is approximately $4,300.

On August 14, 1996, the Partnership purchased one Digital Equipment
Corporation Departmental Server for approximately $205,000. The Equipment is subject to a 36 month lease with The Timken Company. The monthly rent during the term of the lease is approximately $5,300.

On August 14, 1996, the Partnership purchased one Digital Equipment
Corporation Departmental Server for approximately $41,000. The Equipment is subject to a 36 month lease with The Timken Company. The monthly rent during the term of the lease is approximately $1,100.

On September 5, 1996, the Partnership purchased thirteen Hewlet Packard Workstation for approximately $305,000. The Equipment is subject to a 36 month lease with Johnson Controls, Inc. The monthly rent during the term of the lease is approximately $8,000.

On October 15, 1996, the Partnership purchased one Silicon Graphics Inc. Enterprise Server for approximately $263,000. The Equipment is subject to a 36 month lease with Honda R&D North America, Inc. The monthly rent during the term of the lease is approximately $7,100.

On February 28, 1997, the Partnership purchased one IBM Laser Printer for approximately $477,000. The Equipment is subject to a 36 month lease with AT&T Corporation. The monthly rent during the term of the lease is approximately $10,200.

The Partnership has committed to purchase thirty-eight IBM Printers for approximately $600,000. The Equipment is subject to a 34 month lease with Federated Department Stores. The monthly rent during the term of the lease is to be approximately $15,200.

PRIOR PERFORMANCE

The General Partner has previously sponsored one Equipment leasing program, Commonwealth Income & Growth Fund I, a limited partnership, which registered securities under the Securities Act of 1933 and which has investment objectives substantially identical to the Partnership. The partnership terminated its offering of units on May 11, 1995, with $12,624,153 raised from investors. On December 8, 1995, this partnership's net offering proceeds were fully utilized in the purchase of computer peripheral equipment. All of the equipment was new when acquired. As of December 31, 1995 the partnership had sold no equipment; as of September 30, 1996 the partnership sold three HDS disk drives, which had an original cost of approximately $871,000, for $241,500.

Commonwealth Income & Growth Fund II
Supplement Dated March 4, 1997.
Page 3 of 3.
________________________________________________________________________________

Commonwealth Capital Corp. has conducted single investor and leveraged lease transactions involving a variety of types of Equipment. These transactions involved arranging for the investment by single investor in Equipment and simultaneous lease of the Equipment on a single transaction basis. The investment objectives of these transactions were to provide tax deductions and cash distributions. In addition, in 1984, Commonwealth Capital Corp. arranged for end user leases of Equipment in a leveraged lease co-ownership program involving the private sale of partnership interest to 10 investors. The investment objectives of that program were to provide tax deductions and cash distributions.

Affiliates of Commonwealth Capital Corp. have also sponsored 15 prior private equipment leasing programs with investment objectives similar to the Partnership. As of December 31, 1995, these programs raised a total of $30,162,500 from investors in private offerings of securities. Twelve of the programs were structured as limited partnerships and three were structured as Delaware business trusts. Interests in the programs were purchased by an aggregate of 784 investors. As of December 31, 1995, the programs had acquired from original offering proceeds $25,657,148 in equipment, all of which was computer peripheral equipment. Approximately 97% of the equipment was new when acquired by the program and approximately three percent was used, and approximately 60% of the equipment has been sold. Currently, operating income for these programs is lower than projected in the prospective financial statements which were included in the offering document applicable to each such program primarily because (i) some of the equipment acquired by such programs has not produced the projected residual value on sale and (ii) lease rates have been lower than projected as a result of a continuous decrease in interest rates generally. As a result, while the programs have made all projected distributions to investors, Commonwealth Capital Corp. and its affiliates decided to make loans to and/or waive fees from certain programs, some of which loans were subsequently forgiven, in order for those programs to make such cash distributions and/or to enable those programs to make additional acquisitions of equipment. In addition, because of the lower lease rates and sales of equipment below projected levels, certain programs currently own less equipment than was anticipated. Commonwealth Capital Corp. has outstanding demand promissory notes in the amount of $3,016,250 to the general partners or trustees of its prior private programs. See the prior performance tables attached as "Appendix I" for further information concerning these prior public and private programs.

The following is a summary of equipment acquired between January 1, 1993 and January 1, 1996 by prior Programs which were sponsored by the General Partner



                                                            Quantity of
                                                            Peripheral       Cost of
                                                             Equipment      Equipment       Percent
Program Name                                                 Acquired       Acquired       Leverage
----------------------------------------------------        -----------   ------------     --------
Commonwealth 1987(1 Equipment Income Fund, L.P.)                16        $  2,259,234        23%

Commonwealth 1988(1 Equipment Income Fund, L.P.)                43        $  2,243,958        29%

Commonwealth Equipment Income Fund No. 3, L.P.                  95        $  2,208,958        32%

Commonwealth Equipment Income Fund No. 4, L.P.                  12        $  1,780,665        34%

Commonwealth Equipment Income Fund V, L.P.                      62        $  2,300,643        34%

Commonwealth Equipment Income Private Fund I, L.P.              18        $  1,857,337        25%

Commonwealth Equipment Income Fund VI, L.P.                     95        $  3,036,497        26%

Commonwealth Equipment Income Fund VII, L.P.                    72        $  2,351,031        25%

Commonwealth Equipment Income Private Fund II, L.P.             10        $  1,341,244        21%

Commonwealth Equipment Income Trust VIII                        182       $  4,073,456        21%

Commonwealth Equipment Income Trust IX                          186       $  5,623,322        20%

Commonwealth Equipment Income Trust X                           86        $  7,665,556        29%

Commonwealth Equipment Income Private Fund III, L.P.            15        $  2,192,830        19%

Commonwealth Income & Growth Fund I                             624        $17,336,193        22%

Commonwealth Equipment Income Private Fund IV, L.P.             53        $  1,747,750        11%

Commonwealth Equipment Income Private Fund V, L.P.              79         $  885,061         0%

Financial Information

     Appendix 1 contains the following:

- Audited financial statements of Commonwealth Income & Growth Fund II as of December 31, 1995 and for the period September 22, 1995 (commencement of operations) to December 31, 1995.

- Management's Discussion and Analysis of Financial Condition and Results of Operations for the period ended December 31, 1995.

- Audited Financial Statements of Commonwealth Capital Corp. as of February 29, 1996, and February 28, 1995, and for the years then ended.

- Audited Balance Sheet of Commonwealth Income & Growth Fund, Inc. as of February 29, 1996, and February 28, 1995.

- Unaudited financial statements of Commonwealth Income & Growth Fund II as of September 30, 1996 and for the nine month period then ended.

- Management's Discussion and Analysis of Financial Condition and Results of Operations for the period ended September 30, 1996.

-    Unaudited Balance Sheet of Commonwealth Capital Corp as of
     November 30, 1996.

- Unaudited Balance Sheet of Commonwealth Income & Growth Fund, Inc. as of November 30, 1996.

-    Prior Performance Tables - Updated to December 31, 1995.




Use of Proceeds



As indicated above, the Partnership has accepted subscriptions from investors totaling approximately $8,632,000. To date, the Partnership has paid the underwriter Selling Commissions of approximately $603,000 and Dealer Manager Fees of approximately $223,000, which includes a non-accountable expense allowance of $50,000. The General Partner has been paid approximately $259,000 for Organizational and Offering Expenses, and approximately $290,000 for Acquisition Fees. The net proceeds available for investment was therefore approximately $7,257,000. The Partnership has purchased Equipment costing
approximately $5,257,000 from such proceeds.   The remaining cash available
for investment is approximately $2,000,000.



Experts

The financial statements of the Partnership, at December 31, 1995 and for the period September 22, 1995 (commencement of operations ) to December 31, 1995, the balance sheets of the General Partner at February 29, 1996 and February 28, 1995, and the consolidated financial statements of Commonwealth Capital Corp. as of February 29, 1996 and February 28, 1995, and for the years then ended, appearing in Post Effective Amendment No. 7 to the Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing

Supplement for Texas Investors

Although this Partnership uses the word "Growth" in its title, the assets to be acquired by the Partnership will not appreciate in value and will in fact lose value rapidly after acquisition. By using the term "Growth", the sponsor of this Partnership means that the sponsor will purchase additional equipment with money that otherwise could be distributed to investors as a return on their investment.

               COMMONWEALTH INCOME & GROWTH FUND II

                            APPENDIX 1

              To the Supplement Dated March 4, 1997




- Audited financial statements of Commonwealth Income & Growth Fund II as of December 31, 1995 and for the period September 22, 1995 (commencement of operations) to December 31, 1995.

- Management's Discussion and Analysis of Financial Condition and Results of Operations for the period ended December 31, 1995.

- Audited Financial Statements of Commonwealth Capital Corp. as of February 29, 1996, and February 28, 1995, and for the years then ended.

- Audited Balance Sheet of Commonwealth Income & Growth Fund, Inc. as of February 29, 1996, and February 28, 1995.

- Unaudited financial statements of Commonwealth Income & Growth Fund II as of September 30, 1996 and for the nine month period then ended.

- Management's Discussion and Analysis of Financial Condition and Results of Operations for the period ended September 30, 1996.

-   Unaudited Balance Sheet of Commonwealth Capital Corp. as of
    November 30, 1996.

- Unaudited Balance Sheet of Commonwealth Income & Growth Fund, Inc. as of November 30, 1996.

-   Prior Performance Tables - Updated to December 31, 1995.

                         Report of Independent Auditors

The Partners
Commonwealth Income & Growth Fund II


We have audited the accompanying balance sheet of Commonwealth Income & Growth Fund II as of December 31, 1995, and the related statements of operations, partners' capital, and cash flows for the period September 22, 1995 (commencement of operations) to December 31, 1995. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Commonwealth Income & Growth Fund II at December 31, 1995 and the results of its operations and its cash flows for the period September 22, 1995 to December 31, 1995, in conformity with generally accepted accounting principles.


                                                     Ernst & Young LLP


Philadelphia, Pennsylvania
January 20, 1996

                      Commonwealth Income & Growth Fund II

                                  Balance Sheet

                                December 31, 1995


ASSETS
Cash and cash equivalents                                   $  251,776
Lease income receivable                                         47,119
Interest and other receivables                                   9,576

Computer equipment, at cost                                  2,998,297
Accumulated depreciation                                       (95,827)
                                                            -----------
                                                             2,902,470

Organization costs and deferred expenses, net of
  accumulated amortization of $12,130                          162,466
                                                            -----------
Total assets                                                $3,373,407
                                                            -----------
                                                            -----------

LIABILITIES AND PARTNERS' CAPITAL
Accounts payable                                            $   30,999
Accounts payable - Commonwealth Capital Corp.                  148,141
Unearned lease income                                           37,746
                                                            -----------
Total liabilities                                              216,886

Partners' capital:
   General partner                                               1,000
   Limited partners                                          3,155,521
                                                            -----------
Total partners' capital                                      3,156,521
                                                            -----------
Total liabilities and partners' capital                     $3,373,407
                                                            -----------
                                                            -----------

SEE ACCOMPANYING NOTES.

                      Commonwealth Income & Growth Fund II

                             Statement of Operations

                       For the period September 22, 1995
                          (commencement of operations)
                              to December 31, 1995


Income:
  Lease                                                       $ 98,538
  Interest                                                      25,340
                                                              --------
                                                               123,878

Expenses:
  Operating, excluding depreciation                             23,059
  Equipment management fee - General Partner                     4,927
  Depreciation                                                  95,827
  Amortization of organization costs and deferred expenses      12,130
                                                              --------
                                                               135,943
                                                              --------
Net loss                                                      $(12,065)
                                                              --------
                                                              --------
Net loss per equivalent limited partnership unit                 $(.09)
                                                              --------
                                                              --------

Weighted average number of equivalent limited
partnership units outstanding during the period                151,415
                                                              --------
                                                              --------

SEE ACCOMPANYING NOTES.

                      Commonwealth Income & Growth Fund II

                         Statement of Partners' Capital



                                          GENERAL    LIMITED
                                          PARTNER    PARTNERS       TOTAL

Contributions - September 22, 1995
  through December 31, 1995               $1,000    $3,677,960   $3,678,960
Offering costs                                --      (425,732)    (425,732)
Net income (loss)                            846       (12,911)     (12,065)
Distributions                               (846)      (83,796)     (84,642)
                                          ----------------------------------
Partners' capital - December 31, 1995     $1,000    $3,155,521   $3,156,521
                                          ----------------------------------
                                          ----------------------------------



SEE ACCOMPANYING NOTES.

                      Commonwealth Income & Growth Fund II

                             Statement of Cash Flows

                       For the period September 22, 1995
                          (commencement of operations)
                              to December 31, 1995



OPERATING ACTIVITIES

Net loss                                         $   (12,065)
Adjustments to reconcile net loss to net cash
 provided by operating activities:
   Depreciation and amortization                     107,957
   Changes in operating assets and liabilities:
   Lease income receivable                           (47,119)
   Interest and other receivables                     (9,576)
   Accounts payable                                   30,999
   Unearned lease income                              37,746
   Organization costs paid to General Partner        (51,491)
                                                 ------------
Net cash provided by operating activities             56,451

INVESTING ACTIVITIES
Capital expenditures                              (2,850,156)
Equipment acquisition fees paid to the
 General Partner                                    (123,105)
                                                 ------------
Net cash used in investing activities             (2,973,261)

FINANCING ACTIVITIES
Partners' contributions                            3,678,960
Offering costs                                      (366,885)
Offering cost paid to General Partner                (58,847)
Distributions to partners                            (84,642)
                                                 ------------
Net cash provided by financing activities          3,168,586
                                                 ------------
Net increase in cash and cash equivalents            251,776
Cash and cash equivalents at beginning of period          --
Cash and cash equivalents at end of period          $251,776
                                                 ------------
                                                 ------------

SEE ACCOMPANYING NOTES.

                      Commonwealth Income & Growth Fund II

                          Notes to Financial Statements

                                December 31, 1995

1. BUSINESS

Commonwealth Income & Growth Fund II (the "Partnership") is a limited partnership. The Partnership is currently offering for sale up to 750,000 Units of the limited partnership at the purchase price of $20 per unit. The Partnership was declared effective by the Securities and Exchange Commission on May 12, 1995. The Offering will terminate at the close of business on May 12, 1997 unless sooner terminated by the General Partner. The Partnership will use proceeds of the Offering to acquire, own, lease, and sell various types of computer peripheral equipment and other similar capital equipment, which will be leased primarily to U.S. corporations and institutions. The Partnership's general partner is Commonwealth Income & Growth Fund, Inc. (the "General Partner"), a Pennsylvania corporation which is an indirect wholly-owned subsidiary of Commonwealth Capital Corp. Approximately ten years after the commencement of operations, the Partnership intends to have sold or otherwise disposed of all of its computer equipment, make final distributions to partners, and to dissolve. Unless sooner terminated, the Partnership will continue until December 31, 2006.

Allocations of income and distributions of cash are based on Commonwealth Income & Growth Fund II, Limited Partnership Agreement (the "Agreement"). The various allocations prevent any partner's capital account from being reduced below zero and ensure the capital accounts reflect the anticipated sharing ratios of cash distributions, as defined in the Agreement. Annual cash distributions to limited partners have been made at a rate of 10% (Preferred Distribution) of their original contributed capital. For a limited partner's unit outstanding from the Offering's first close on September 22, 1995, distributions during 1995 reflected a return of capital in the amount of approximately $.55 per limited partnership unit. (For a limited partner's unit acquired subsequent to the Offering's first close, the return of capital would be less.) In the event the Partnership is unable to distribute sufficient cash to meet the intended preferred distribution, such amounts will be deferred with no interest until sufficient cash flow is available, as determined by the General Partner or until the liquidation of the Partnership. Further, ongoing acquisition fees, equipment management fees, and financing fees payable to the General Partner (Note 4) will also be deferred until payment of any unpaid Preferred Distribution.

                      Commonwealth Income & Growth Fund II

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

2. ACCOUNTING POLICIES

REVENUE RECOGNITION

Through December 31, 1995, the Partnership has only entered into operating leases. Lease revenue is recognized on a monthly basis in accordance with the terms of the operating lease agreements.

DEPRECIATION AND AMORTIZATION

Depreciation of computer equipment for financial statement purposes is based on the straight-line method over the estimated useful lives of the assets of principally 4 years. Organization costs are amortized on a straight-line basis over 5 years. Deferred expenses represent equipment acquisition fees, which have been capitalized and amortized over a 3-year period, and debt placement fees which have been capitalized and amortized over the term of the related debt.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. At December 31, 1995, cash equivalents were invested in a money market fund investing directly in Treasury obligations.

INCOME TAXES

The Partnership is not subject to federal income taxes; instead, any taxable income (loss) is passed through to the partners and included on their respective income tax returns.

2. ACCOUNTING POLICIES

Taxable income differs from financial statement net income as a result of reporting certain income and expense items for tax purposes in periods other than those used for financial statement purposes, principally relating to depreciation, amortization and lease income.

OFFERING COSTS

Offering costs are payments for selling commissions of 7% and dealer manager fees of 2% of the partners' contributed capital, professional fees and other offering expenses relating to the syndication. These costs are deducted from partnership capital in the accompanying financial statements.

NET INCOME (LOSS) PER EQUIVALENT LIMITED PARTNERSHIP UNIT

The net income (loss) per equivalent limited partnership unit is computed based upon net income (loss) allocated to the limited partners and the weighted average number of equivalent units outstanding during the period.

3. COMPUTER EQUIPMENT

The Partnership is the lessor of equipment under operating leases with periods ranging from 22 to 48 months. In general, associated costs such as repairs and maintenance, insurance and property taxes are paid by the lessee.

The following is a schedule of future minimum rentals on noncancelable operating leases at December 31, 1995.


                    1996                     $  835,000
                    1997                        779,000
                    1998                        607,000
                                             ----------
                                             $2,221,000
                                             ----------
                                             ----------

Lease income from two lessees aggregated 93% of lease income for the period September 22, 1995 to December 31, 1995.

4. RELATED PARTY TRANSACTIONS

ORGANIZATIONAL FEE

The General Partner is entitled to be paid an Organizational Fee equal to three percent of the first $10,000,000 of Limited Partners' Capital Contributions and two percent of the Limited Partners' Capital Contributions in excess of $10,000,000, as compensation for the organization of the Partnership. During 1995, such organizational fees of approximately $110,000 were paid to the General Partner.

REIMBURSEMENT OF EXPENSES

The General Partner and its Affiliates are entitled to reimbursement by the Partnership for the cost of goods, supplies or services obtained and used by the General Partner in connection with the administration and operation of the Partnership from third parties unaffiliated with the General Partner. During 1995, no expenses were reimbursed to the General Partner.

EQUIPMENT ACQUISITION FEE

The General Partner is entitled to be paid an Equipment Acquisition Fee of 4% of the Purchase Price of each item of Equipment purchased as compensation for the negotiation of the acquisition of the Equipment and the lease thereof or sale under a Conditional Sales Contract. The fee will be paid upon closing of the Offering with respect to the Equipment to be purchased by the Partnership with the net proceeds for the Offering available for investment in Equipment. If the Partnership acquires Equipment in an amount exceeding the net proceeds of the Offering available for investment in Equipment, the fee will be paid when such Equipment is acquired. During 1995, equipment acquisition fees of approximately $123,000 were paid to the General Partner.

DEBT PLACEMENT FEE

As compensation for arranging Term Debt to finance the acquisition of Equipment by the Partnership, the General Partner is paid a fee equal to 1% of such indebtedness; provided, however, that such fee shall be reduced to the extent the Partnership incurs such fees to third parties, unaffiliated with the General Partner or the lender, with respect to such indebtedness and no such fee will be paid with respect to borrowings from the General Partner or its Affiliates.

EQUIPMENT MANAGEMENT FEE

The General Partner affiliate is entitled to be paid a monthly fee equal to the lesser of (i)_the fees which would be charged by an independent third party for similar services for similar equipment or (ii) the sum of (a) two percent of (1) the Gross Lease Revenues attributable to Equipment which is subject to Full Payout Net Leases which contain net lease provisions plus (2) the purchase price paid on Conditional Sales Contracts as received by the Partnership and (b) 5% of the Gross Lease Revenues attributable to Equipment which is subject to Operating Leases. During 1995, equipment management fees of approximately $5,000 were paid to the General Partner, as determined pursuant to section (ii) above.

RE-LEASE FEE

As compensation for providing re-leasing services for any Equipment for which the General Partner has, following the expiration of, or default under, the most recent lease or Conditional Sales Contract, arranged a subsequent lease or Conditional Sales Contract for the use of such Equipment to a lessee or other party, other than the current or most recent lessee or other operator of such equipment or its Affiliates ("Re-lease"), the General Partner shall receive, on a monthly basis, a Re-lease Fee equal to the lesser or (a) the fees which would be charged by an independent third party for comparable services for comparable equipment or (b) two percent of Gross Lease Revenues derived from such Re-lease. There were no such fees paid to the General Partner in 1995.

EQUIPMENT LIQUIDATION FEE

With respect to each item of Equipment sold by the General Partner (other than in connection with a Conditional Sales Contract), a fee equal to the lesser of
(i) 50% of the Competitive Equipment Sale Commission or (ii) three percent of the sales price for such Equipment is payable to the General Partner. The payment of such fee is subordinated to the receipt by the Limited Partners of
(i) a return of their Capital Contributions and a 10% per annum cumulative return, compounded daily, on Adjusted Capital Contributions ("Priority Return") and (ii) the Net Disposition Proceeds from such sale in accordance with the Partnership Agreement. Such fee will be reduced to the extent any liquidation or resale fees are paid to unaffiliated parties. There were no such fees paid to the General Partner in 1995.

5. SUPPLEMENTAL CASH FLOW INFORMATION

Noncash investing and financing activities during the period September 22, 1995 to December 31, 1995 include the following:


Accounts payable - Commonwealth Capital Corp. in connection
   with the purchase of computer equipment                      $148,141
                                                               -----------
                                                               -----------

6. RECONCILIATION OF NET LOSS REPORTED FOR FINANCIAL REPORTING PURPOSES TO TAXABLE INCOME


Net loss for financial reporting purposes                      $ (12,065)
   Adjustments:
    Depreciation                                                  28,197
    Amortization                                                   9,373
                                                               -----------
Taxable income                                                 $  25,505
                                                               -----------
                                                               -----------

7. SUBSEQUENT EVENTS

On January 10, 1996 subscriptions from investors totaling $263,200 were released by the escrow agent and accepted by the Partnership. The net proceeds to the Partnership available for investment in computer equipment after payment of offering expenses and the equipment acquisition fees were $220,194.

8. EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT
AUDITORS

On February 6, 1996 and March 5, 1996 subscriptions from investors totaling $436,740 and $639,220, respectively, were released by the escrow agent and accepted by the Partnership. The net proceeds to the Partnership available for investment in computer equipment after payment of offering expenses and the equipment acquisition fees were $379,964 and $556,293, respectively.

       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
         RESULTS OF OPERATIONS FOR THE PERIOD ENDED DECEMBER 31, 1995


LIQUIDITY AND CAPITAL RESOURCES

The Partnership satisfied its minimum offering requirements and commenced operations on September 22, 1995. On that date, subscribers for 126,118 Limited Partnership Units were admitted as Limited Partners of the Partnership. Through December 31, 1995, subscribers owning an additional 57,856 Units were admitted as Limited Partners.

The Partnership's primary sources of capital for the period ended December 31, 1995, was from Partners' contributions of $3,679,000, and cash from operations of $56,000. The primary uses of cash for the period ended December 31, 1995, were for capital expenditures for new equipment totaling $2,850,000, the payment of acquisition fees of $123,000, the payment of preferred distributions to partners of $85,000, and for the payment of offering costs of $426,000.

Currently, Partners' contributions and rental income from the Partnership's leases are invested in money market accounts investing directly in treasury obligations pending the Partnership's use of such funds to purchase additional computer equipment, to pay Partnership expenses or to make distributions to the Partners. At December 31, 1995 the Partnership had approximately $252,000 invested in these money market accounts.

At December 31, 1995, the Partnership had a payable of $148,000 to Com Cap Corp. for the purchase of Equipment. This liability was satisfied in January 1996.

The Partnership's investment strategy of acquiring computer equipment and generally leasing it under "triple-net leases" to operators who generally meet specified financial standards minimizes the Partnership's operating expenses. As of December 31, 1995, the Partnership had future minimum rentals on noncancellable operating leases of $835,000 for the year ending 1996 and $1,386,000, thereafter. The Partnership intends to continue purchasing additional computer equipment with existing cash, as well as when future cash becomes available. In addition, the Partnership may incur debt in purchasing computer equipment after the Offering Proceeds are fully invested in Equipment.

The Partnership's cash from operations is expected to continue to be adequate to cover all operating expenses, liabilities, and preferred distributions to Partners during the next 12 month period. If available Cash Flow or Net Disposition Proceeds are insufficient to cover the Partnership expenses and liabilities on a short and long term basis, the Partnership will attempt to obtain additional funds by disposing of or refinancing Equipment, or by borrowing within its permissible limits. The Partnership may also reduce the distributions to its Partners if it deems necessary. Since the Partnership's leases are on a "triple-net" basis, no reserve for maintenance and repairs are deemed necessary.

RESULTS OF OPERATIONS

For the period ended December 31, 1995, the Partnership recognized income of $124,000 and expenses of $136,000, resulting in a net loss of $12,000.

For the period ended December 31, 1995, the Partnership expended approximately $2,850,000 in cash to acquire 5 leases which generated approximately $99,000 in revenue.

Interest income of $25,000 for the period ended December 31, 1995 is the result of capital contributions temporarily being invested in money market accounts until being utilized for equipment purchases.

Operating expenses, excluding depreciation, for the period ended December 31, 1995 of $23,000 primarily consist of accounting, legal, and outside service fees.

The equipment management fee for the period ended December 31, 1995 of $5,000 is equal to 5% of the gross lease revenue attributable to equipment which is subject to operating leases.

Depreciation and amortization expenses for the period ended December 31, 1995 of $108,000 consist of depreciation on computer equipment, amortization of organizational costs, and equipment acquisition fees.

For the period ended December 31, 1995, the Partnership generated cash flows from operating activities of $56,000 which included a net loss of $12,000 and depreciation and amortization expenses of $108,000.

IMPACT OF RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In March 1995, the FASB issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of", which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amount. Statement No. 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company has adopted Statement No. 121 in the first quarter of 1996 and the effect of this adoption is not material.

                         Report of Independent Auditors


The Stockholder
Commonwealth Capital Corp.


We have audited the accompanying consolidated balance sheets of Commonwealth Capital Corp. as of February 29, 1996 and February 28, 1995, and the related consolidated statements of operations and retained earnings and of cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Commonwealth Capital Corp. at February 29, 1996 and February 28, 1995, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Philadelphia, PA                                     Ernst & Young LLP
March 28, 1996

                           Commonwealth Capital Corp.

                           Consolidated Balance Sheets




                                                   FEBRUARY 29,   FEBRUARY 28,
                                                         1996         1995
                                                  -----------------------------
ASSETS
Cash and cash equivalents                           $   283,806    $   185,440
Receivables from Income Funds                           458,781        435,266
Advances to income funds                                223,012         73,432
Notes receivable from Income Funds, net
  of allowance of $50,000 in 1995                             -        200,000
Other receivables                                        44,243         51,055
Income taxes receivable                                  41,300         73,935
Minimum lease payments receivable, net of
  unearned interest income of $4,998,828 in
  1996 and $5,687,707 in 1995                         9,775,605     10,485,605
Deferred tax asset                                      132,000        308,000
Investment in Income Funds                               17,200         15,200
Other assets                                             12,084         10,504
Office furniture and equipment, net of
  accumulated depreciation of $66,986 in 1996
  and $51,903 in 1995                                    40,471         52,768
                                                   ------------   -------------
Total assets                                        $11,028,502    $11,891,205
                                                   ------------   -------------
                                                   ------------   -------------

LIABILITIES AND STOCKHOLDER'S EQUITY
Accounts payable and accrued expenses               $   245,752    $   115,050
Nonrecourse obligations                               9,775,605     10,485,605
                                                   ------------   -------------
Total liabilities                                    10,021,357     10,600,655

Stockholder's equity:
   Common stock, $1 par value:
     Authorized shares - 1,000
     Issued and outstanding shares - 10                      10             10
   Retained earnings                                  1,007,135      1,290,540
                                                   ------------   -------------
Total stockholder's equity                            1,007,145      1,290,550
                                                   ------------   -------------
Total liabilities and stockholder's equity         $ 11,028,502    $11,891,205
                                                   ------------   -------------
                                                   ------------   -------------

SEE ACCOMPANYING NOTES.

                           Commonwealth Capital Corp.

           Consolidated Statements of Operations and Retained Earnings



                                                            YEAR ENDED
                                                    FEBRUARY 29,    FEBRUARY 28,
                                                        1996            1995
                                                    ----------------------------
Income:
   Fee income from Income Funds                        $1,777,398     $1,549,168
   Interest income on minimum lease payments
   receivable                                             656,005        707,314
   Equity in income of Income Funds                        43,425         40,094
   Interest and other                                      23,391         37,894
                                                    ----------------------------
                                                        2,500,219      2,334,470

 Expenses:
   Personnel                                              795,894        663,234
   General and administrative                             364,404        506,594
   Selling                                                188,657        192,014
   Interest expense on non-recourse obligations           656,005        707,314
   Depreciation                                            22,075         20,008
   Provision for uncollectible advances and
   notes receivable from income funds                     574,704         50,000
                                                    ----------------------------
                                                        2,601,739      2,139,164
                                                    ----------------------------

 (Loss) income before provision for income taxes         (101,520)       195,306
 Provision for income taxes                               181,885         30,000
                                                    ----------------------------
 Net (loss) income                                       (283,405)       165,306
                                                    ----------------------------

 Retained earnings at beginning of year                 1,290,540      1,125,234
                                                    ----------------------------
 Retained earnings at end of year                      $1,007,135     $1,290,540
                                                    ----------------------------
                                                    ----------------------------


SEE ACCOMPANYING NOTES.

                           Commonwealth Capital Corp.

                      Consolidated Statements of Cash Flows




                                                            YEAR ENDED
                                                     FEBRUARY 29,   FEBRUARY 28,
                                                         1996           1995
                                                    ----------------------------
OPERATING ACTIVITIES
 Net (loss) income                                     $ (283,405)    $ 165,306
 Adjustments to reconcile net (loss) income to
   net cash provided by operating activities:
      Depreciation                                         22,075        20,008
      Deferred income tax provision (benefit)             176,000        (6,000)
      Write-off of advances and notes receivable
       from income funds                                  574,704        50,000
      Loss on disposal of asset                             1,984             -
      Changes in operating assets and liabilities:
      Receivables from Income Funds                       (23,515)      238,546
      Other receivables                                     6,812        78,765
      Income taxes receivable                              32,635       (73,935)
      Other assets                                         (1,580)        2,625
      Accounts payable and accrued expenses               130,702      (102,989)
      Income taxes payable                                      -       (44,615)
                                                   ----------------------------
 Net cash provided by operating activities                636,412       327,711

 INVESTING ACTIVITIES
 Net advances to income funds                            (524,284)     (173,432)
 Capital expenditures                                     (11,762)      (34,483)
 Investment in Income Funds                                (2,000)       (1,000)
                                                   ----------------------------
 Net cash used in investing activities                   (538,046)     (208,915)

 Net increase in cash and cash equivalents                 98,366       118,796
 Cash and cash equivalents at beginning of year           185,440        66,644
                                                   ----------------------------
 Cash and cash equivalents at end of year                $283,806      $185,440
                                                   ----------------------------
                                                   ----------------------------

 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
 Cash paid during the year for income taxes                $5,300      $123,157
                                                   ----------------------------
                                                   ----------------------------


SEE ACCOMPANYING NOTES.

                           Commonwealth Capital Corp.

                   Notes to Consolidated Financial Statements

                                February 29, 1996

1. BUSINESS

Commonwealth Capital Corp. (the Company), through its subsidiary, Commonwealth of Delaware, Inc. (CDI), is primarily engaged in leasing various types of computer peripheral equipment and other similar equipment, which are leased primarily to U.S. corporations and institutions. Certain subsidiaries of CDI were formed for the purpose of functioning as general partners/managing trustees which own a 1% interest in limited partnerships/trusts (the "Income Funds"), which were organized to acquire, own and act as lessor with respect to certain computer equipment. As of February 29, 1996, the subsidiaries include Commonwealth Capital Fund 1987-I, Inc., Commonwealth Capital Fund 1988-I, Inc., Commonwealth Capital Fund No. 3, Inc., Commonwealth Capital Fund No. 4, Inc., Commonwealth Capital Fund V, Inc., Commonwealth Capital Private Fund-I, Inc., Commonwealth Capital Fund VI, Inc., Commonwealth Capital Fund VII, Inc., Commonwealth Capital Private Fund - II, Inc., Commonwealth Capital Trustee VIII, Inc., Commonwealth Capital Trustee IX, Inc., Commonwealth Capital Trustee X, Inc., Commonwealth Capital Private Fund-III, Inc., Commonwealth Income and Growth Fund, Inc., Commonwealth Capital Private Fund IV, Inc. and Commonwealth Capital Private Fund V, Inc. (collectively the "General Partner Subsidiaries"), Commonwealth Capital Securities Corp., Garden State Facilities Funding, Inc.
(GSFF) and Commonwealth Capital Delaware Trustee, Inc.

2. ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements include the accounts of the Company, its wholly-owned subsidiary, CDI, and its wholly-owned subsidiaries (Note 1). All significant intercompany accounts and transactions have been eliminated in the accompanying consolidated financial statements. Certain amounts in the 1995 financial statements have been reclassified to conform with the current year presentation. The balance sheets are presented on an unclassified basis in accordance with leasing industry practice.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                           Commonwealth Capital Corp.

2. ACCOUNTING POLICIES (CONTINUED)

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with a maturity of three months or less to be cash equivalents. At February 29, 1996 and February 28, 1995, cash equivalents were invested in a money market fund investing directly in treasury obligations.

REVENUE RECOGNITION

The Company recognizes fees as earned in accordance with the various General Partnership and Trust Agreements. Interest income on minimum lease payments receivable is recognized as earned.

OFFICE FURNITURE AND EQUIPMENT

Office furniture and equipment are carried at cost and are depreciated over the estimated useful lives of the related assets ranging from 5 to 7 years using accelerated methods.

INVESTMENT IN INCOME FUNDS

The Company accounts for these investments by the equity method. Distributions were received from these Income Funds and approximated the Company's equity in the income of the Income Funds as reflected in the accompanying income statement. Results of the Income Funds as of December 31, 1995 and 1994, are as follows:

                                         1995           1994
                                      ---------------------------

   Total assets                        $42,067,000    $38,195,000
   Nonrecourse debt                     13,561,000     14,482,000
   Other liabilities                     3,860,000      2,697,000
   Partners' capital                    24,646,000     21,016,000
   Net loss                               (837,000)    (1,415,000)

                           Commonwealth Capital Corp.

2. ACCOUNTING POLICIES (CONTINUED)

The Company has guaranteed the performance of certain non-monetary obligations of the General Partner Subsidiaries to the respective Income Funds, primarily the responsibility for management of the Income Funds. In addition, the Company is responsible for certain capital funding requirements of the General Partner Subsidiaries and, accordingly, has issued noninterest-bearing demand notes of approximately $4,016,000 and $3,761,000 at February 29, 1996 and February 28, 1995, respectively. Such notes have been eliminated in the consolidation of the accompanying financial statements.

The compensation to the Company from the Income Funds includes: 1) Equipment Acquisition Fees (4% of the purchase price of all equipment purchased by the Income Funds); 2) Debt Placement Fees (1% of financed equipment by the Income Funds); 3) Sales Fees Expense (3% of gross proceeds of sold equipment by the Income Funds); and 4) Equipment Management Fees (5% of the gross operating lease revenues of the Income Funds). The Company earned approximately $1,777,000 and $1,549,000 in fees for managing the Income Funds during the years ended
February 29, 1996 and February 28, 1995, respectively.

3. LEASE COMMITMENTS

GSFF acted as lessor in a series of lease purchase transactions whereby the underlying assets were funded by investors through certificates of participation in the lease payments. All of GSFF's rights as lessor were assigned to a third-party agent which administers the collection of rentals paid by the lessee. The obligations under the certificates are nonrecourse to GSFF. Amounts outstanding at February 29, 1996 and February 28, 1995 under the leases and certificates of participation are approximately $9,615,000 and $10,325,000, respectively, of which $8,170,000 and $8,625,000, respectively, are secured by mortgage insurance policies maintained by the lessee. These amounts are included in minimum lease payments receivable and nonrecourse obligations in the accompanying balance sheets. The certificates mature from 1996 to 2011. The Company recognized interest income and interest expense in connection with the lease purchase transactions of $656,005 and $707,314 for fiscal years ended February 29, 1996 and February 28, 1995, respectively.

                           Commonwealth Capital Corp.

3. LEASE COMMITMENTS (CONTINUED)

The Company entered into a lease transaction whereby the underlying asset was funded by a note payable to a bank. The Company assigned its rights as lessor to the bank. The note is a nonrecourse obligation to the Company and is personally guaranteed by the lessee owners. The lease and note payable approximated $160,605 at February 29, 1996 and February 28, 1995, and matures in 1997. In June 1994, the lessee filed for protection from creditors under Chapter 11, and as a result, they did not make any payments during the years ended February 29, 1996 or February 28, 1995. As this note is a nonrecourse obligation of the Company, and the Company has been notified by the bank that collection of the note is expected, the asset and related nonrecourse obligation are reflected in the accompanying consolidated financial statements.

Future minimum lease payments to be received as of February 29, 1996 are as follows:

   1997                                     $1,347,605
   1998                                      1,191,000
   1999                                      1,202,000
   2000                                      1,191,000
   2001                                      1,193,000
   Thereafter                                8,645,000
                                           ------------
                                            14,769,605
   Less amount representing interest         4,994,000
                                           ------------
   Total                                    $9,775,605
                                           ------------
                                           ------------

The Company leases office space under a noncancelable operating lease expiring in September 1998. On December 4, 1995, the Company leased additional space under a noncancelable operating lease expiring in February 1999. The leases currently require monthly payments of $13,733 which increases annually for the remainder of the leases. Rent expense for the years ended February 29, 1996 and February 28, 1995 was approximately $112,000 and $73,000, respectively. Future minimum lease payments under noncancelable operating leases at February 29, 1996 are $171,000 in 1997; $176,000 in 1998; and $138,000 in 1999.

                           Commonwealth Capital Corp.

4. PROFIT-SHARING PLAN

The Company has a profit-sharing plan covering all employees with one year of service and 21 years of age. Profit-sharing contributions are made at the discretion of management. It is the Company's policy to fund profit-sharing costs as accrued. Profit-sharing expense was approximately $30,000 for each of the years ended February 29, 1996 and February 28, 1995.

5. INCOME TAXES

The Company files a consolidated federal income tax return with CDI and its subsidiaries. The Company has investment tax credit carryforwards of $266,000 and $275,000 at February 29, 1996 and February 28, 1995, respectively. The investment tax credits expire in 1998 through 2001 and are available to reduce future federal income tax liabilities. The Company also has state net operating loss carryforwards of approximately $490,000, which expire during 1996 through 1998.

The Company has a federal deferred tax asset of $298,000 and $308,000 at February 29, 1996 and February 28, 1995, respectively, arising primarily from the carryforward of investment tax credits. During 1996, the Company recorded a valuation allowance of approximately $166,000 because the Company concluded the future realization of some of the tax benefits underlying the asset could not be reasonably assured based on current operating results. The Company believes that the remaining asset of $132,000 is more likely than not to be realized. At February 29, 1996, the Company has a state deferred tax asset of $49,000; however, the future realization of the tax benefits underlying the state deferred tax asset could not be reasonably assured and, accordingly, a valuation allowance was recorded in the amount of $49,000.

The income tax provision is comprised of the following:

                                                      1996          1995
                                                  -------------------------
 Current federal (net of $43,000 in 1995 of
   investment tax credits realized)                 $   5,885     $  36,000
 Deferred federal tax provision (benefit)             176,000        (6,000)
                                                  -------------------------
                                                    $ 181,885     $  30,000
                                                  -------------------------
                                                  -------------------------

                           Commonwealth Capital Corp.

6. RELATED PARTY TRANSACTIONS

For the years ended February 29, 1996 and February 28, 1995, certain of the General Partner Subsidiaries agreed to waive or forgive the related Income Funds' obligations to pay certain equipment management, acquisition, selling and financing fees in the amount of approximately $335,000 and $213,000, respectively. Accordingly, fee income from Income Funds is reflected net of these amounts.

At February 28, 1995, two of the General Partner Subsidiaries had noninterest bearing subordinated notes totaling $200,000 due from two of the Income Funds. During 1996, the Company determined that these amounts were uncollectible and wrote off or provided a reserve for the remaining balances.

During 1996 and 1995, the Company made approximately $524,000 and $73,000, respectively, in cash advances to certain income funds to fund cash distributions for its limited partners. During 1996, the Company determined that approximately $375,000 of these advances were uncollectible and were written off. The remaining advances of $223,012 are due on demand.

7. LINE OF CREDIT

At February 29, 1996 the Company has an unused line of credit agreement with a bank expiring on June 30, 1996. The line of credit agreement, which is callable on demand, provides for the payment of interest at the prime rate (8.25% at February 29, 1996), plus .75%. Borrowings on the line are limited to the lesser of $500,000 or 80% of eligible accounts receivable as defined in the agreement. The Company had $216,000 available under the line of credit at February 29, 1996.

8. SUPPLEMENTAL CASH FLOW INFORMATION

Other noncash activities associated with lease purchase transactions:


                                                                1996       1995
                                                           --------------------
Reduction of minimum lease receivable and repayment
 of nonrecourse obligation associated with direct
 payment made by lessee to bank                             $710,000   $879,983
                                                           --------------------
                                                           --------------------

                            Report of Independent Auditors


To the Stockholder
Commonwealth Income & Growth Fund, Inc.


We have audited the accompanying balance sheets of Commonwealth Income & Growth Fund, Inc. (an indirect wholly-owned subsidiary of Commonwealth Capital Corp.), as of February 29, 1996 and February 28, 1995. These balance sheets are the responsibility of the Company's management. Our responsibility is to express an opinion on these balance sheets based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audits of the balance sheets provide a reasonable basis for our opinion.

In our opinion, the balance sheets referred to above present fairly, in all material respects, the financial position of Commonwealth Income & Growth Fund, Inc. at February 29, 1996 and February 28, 1995, in conformity with generally accepted accounting principles.




Philadelphia, Pennsylvania                           Ernst & Young LLP
March 28, 1996

                       Commonwealth Income & Growth Fund, Inc.
         (an indirect wholly-owned subsidiary of Commonwealth Capital Corp.)

                                    Balance Sheets



                                                    FEBRUARY 29,   FEBRUARY 28,
                                                        1996          1995
                                                    --------------------------

ASSETS
Cash                                                  $     500     $      500
Receivables from Income Funds                           127,798         32,631
Investment in Partnerships                                2,000          2,000
                                                      ----------     ---------
                                                      $ 130,298     $   35,131
                                                      ----------     ---------
                                                      ----------     ---------

LIABILITIES
Accounts payable to Commonwealth Capital Corp.        $  129,198    $   34,031

STOCKHOLDER'S EQUITY
Common stock at $1 stated value:
    Authorized shares--1,000
    Issued and outstanding shares--100                     1,000         1,000
Additional paid-in capital                             1,000,100     1,000,100
                                                      ----------     ---------
                                                       1,001,100     1,001,100
Less:  note receivable                                (1,000,000)    1,000,000)
                                                      ----------     ---------
                                                           1,100         1,100
                                                      ----------     ---------
                                                      $  130,298    $   35,131
                                                      ----------     ---------
                                                      ----------     ---------

SEE ACCOMPANYING NOTES.

                       Commonwealth Income & Growth Fund, Inc.
         (an indirect wholly-owned subsidiary of Commonwealth Capital Corp.)

                               Notes to Balance Sheets

                       February 29, 1996 and February 28, 1995

1. THE COMPANY

Commonwealth Income & Growth Fund, Inc. (the Company) is a wholly-owned subsidiary of Commonwealth of Delaware, Inc. which in turn is a wholly-owned subsidiary of Commonwealth Capital Corp. ("CCC"). The Company is the sole General Partner of Commonwealth Income & Growth Fund I, a Pennsylvania limited partnership and the sole General Partner of Commonwealth Income & Growth Fund II, a Pennsylvania limited partnership (the "Partnerships").

CCC has provided additional capital by means of a noninterest-bearing demand note in the amount of $1,000,000, so that the Company will at all times have a net worth (which includes the net equity of the Company and the demand note receivable from CCC) of at least $1,000,000. In computing the Company's net worth for this purpose, its interest in the Partnerships and any amounts and notes receivable from and payable to the Partnerships will be excluded. The Company's equity has been reduced by the note receivable from CCC resulting in net equity of $1,100, which may be different for tax purposes. The Company's operations will be included in the consolidated federal income tax return of CCC.

2. INVESTMENT IN PARTNERSHIPS

The Company contributed $2,000 in cash to the Partnerships for its general partner interest. The Company may, at its sole discretion, purchase a limited partnership interest in the Partnerships ("Units") for an additional capital contribution of $20 per Unit with a minimum investment of 125 units.

3. RELATED PARTY TRANSACTIONS

The Company and its affiliates receive substantial fees and compensation in connection with the offering of Units and the management of the Partnerships' assets. See "Compensation of General Partner and Affiliates," and "Allocations and Distributions" elsewhere in the Prospectus of Commonwealth Income & Growth Fund II of the Partnerships for information with respect to the compensation to be paid to the Company and its affiliates and the allocations of income, losses, and cash distributions.

                         COMMONWEALTH INCOME & GROWTH FUND II

                                    BALANCE SHEETS
                                  SEPTEMBER 30, 1996
                                      (UNAUDITED)



ASSETS
Cash and cash equivalents                             $     1,881,689
Lease income receivable                                        88,428
Other receivables and deposits                                 10,377


Computer equipment, at cost                                 4,780,075
Accumulated depreciation                                     (794,781)
                                                      ----------------
                                                            3,985,294

Organization costs and deferred expenses, net of
   accumulated amortization of $69,889                        262,764

                                                      ----------------
Total assets                                          $     6,228,552
                                                      ----------------
                                                      ----------------

LIABILITIES AND PARTNERS' CAPITAL
Accounts payable                                      $        51,186
Accounts payable - General Partner                             17,092
Accounts payable - Commonwealth Capital Corp.                       -
Unearned lease income                                          74,743
Computer equipment payable                                    256,422

                                                      ----------------
Total liabilities                                             399,443

Partners' capital:
   General partner                                              1,000
   Limited partners                                         5,828,109

                                                      ----------------
Total partners' capital                                     5,829,109

                                                      ----------------
Total liabilities and partners' capital               $     6,228,552
                                                      ----------------
                                                      ----------------


SEE ACCOMPANYING NOTES.

                      COMMONWEALTH INCOME & GROWTH FUND II

                            STATEMENTS OF OPERATIONS

                   For the nine months ended September 30, 1996
                                  (Unaudited)




INCOME:
 Lease                                    $   771,037
 Interest and other                            46,562
                                          -----------
                                              817,599
EXPENSES:
 Operating, excluding depreciation             15,093
 Equipment management fee -
  General Partner                              38,552
 Depreciation                                 698,953
 Amortization of organization costs
  and deferred expenses                        57,759

                                          -----------
                                              810,357
                                          -----------

Net Income                                $     7,242
                                          -----------
                                          -----------

Net income per equivalent limited
 partnership unit                         $      0.03
                                          -----------
                                          -----------

Weighted average number of
 equivalent limited partnership
 units outstanding during the
 period                                       273,882
                                          -----------
                                          -----------



SEE ACCOMPANYING NOTES.

                      COMMONWEALTH INCOME & GROWTH FUND II

                         STATEMENT OF PARTNERS' CAPITAL


                                                     GENERAL      LIMITED
                                                     PARTNER      PARTNER           TOTAL
                                                ------------------------------------------
Partners' capital - December 31, 1995           $      1,000   $  3,155,521   $  3,156,521
 Contributions                                             -      3,468,260      3,468,260
 Offering costs                                            -       (388,698)      (388,698)
 Net income (loss)                                     4,142          3,100          7,242
 Distributions                                        (4,142)      (410,074)      (414,216)
                                                ------------------------------------------
Partners' capital - September 30, 1996
  (unaudited)                                   $      1,000   $  5,828,109   $  5,829,109
                                                ------------------------------------------
                                                ------------------------------------------

SEE ACCOMPANYING NOTES.

                      COMMONWEALTH INCOME & GROWTH FUND II

                            STATEMENTS OF CASH FLOWS

                  For the nine months ended September 30, 1996
                                  (unaudited)


OPERATING ACTIVITIES
Net income                                                $      7,242
Adjustments to reconcile net income to net cash
 provided by operating activities:
   Depreciation and amortization                               756,713
   Other noncash activities included in the
    determination of net income                                 (4,290)
   Changes in operating assets and liabilities:
    Lease income receivable                                    (41,309)
    Other receivables                                             (801)
    Accounts payable                                            20,187
    Accounts payable - General Partner                          17,092
    Equipment payable                                           (7,076)
    Unearned lease income                                       36,997

                                                          -------------
Net cash provided by operating activities                      784,755

INVESTING ACTIVITIES
Capital expenditures                                        (1,513,990)
Payment of computer equipment payable                         (148,141)
Increase in organization costs and
 deferred expenses                                            (158,057)

                                                          -------------
Net cash used in investing activities                       (1,820,188)

FINANCING ACTIVITIES
Partners' contributions                                      3,468,260
Offering costs                                                (388,698)
Distributions to partners                                     (414,216)

                                                          -------------
Net cash provided by financing activities                    2,665,346
                                                          -------------

Net increase in cash and cash equivalents                    1,629,913
Cash and cash equivalents at beginning of period               251,776
                                                          -------------


Cash and cash equivalents at end of period                $  1,881,689
                                                          -------------
                                                          -------------


SEE ACCOMPANYING NOTES.

                         Commonwealth Income & Growth Fund II

                            Notes to Financial Statements

                                  September 30, 1996

                                     (unaudited)

BASIS OF PRESENTATION

The financial information presented has been prepared from the books and records without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information for the periods indicated have been included. For further information regarding the Partnership's accounting policies, refer to the financial statements and related notes at December 31, 1995 and for the period then ended included elsewhere herein.

NET LOSS PER EQUIVALENT LIMITED PARTNERSHIP UNIT

The net income per equivalent limited partnership unit is computed based upon net loss allocated to the limited partners and the weighted average number of equivalent units outstanding during the period.

SUBSEQUENT EVENT

On October 7, 1996 and November 5, 1996 subscriptions from investors totaling $203,060 and $359,740, respectively, were released by the escrow agent and accepted by the Partnership. The net proceeds to the Partnership available for investment in computer equipment after payment of offering expenses and the equipment acquisition fees were $171,820 and $304,395, respectively.

                         Commonwealth Income & Growth Fund II


             MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                              AND RESULTS OF OPERATIONS


LIQUIDITY AND CAPITAL RESOURCES

The Partnership satisfied its minimum offering requirements and commenced operations on September 22, 1995. On that date, subscribers for 126,118 Units were admitted as Limited Partners of the Partnership. Through September 30, 1996, subscribers owning an additional 231,242 Units were admitted as Limited Partners.

The Partnership's primary sources of capital for the nine months ended September 30, 1996, were from Partners' contributions of $3,468,000, and cash from operations of $785,000. The primary uses of cash for the nine months ended September 30, 1996 were for capital expenditures for new equipment totaling $1,514,000, the payment of offering costs of $389,000, the payment of preferred distributions to partners of $414,000, the payment of accounts payable of $148,000 to Com Cap Corp. for the purchase of Equipment, and the payment of acquisition fees of $158,000.

Currently, Partners' contributions and rental income from the Partnership's leases are invested in money market accounts investing directly in treasury obligations pending the Partnership's use of such funds to purchase additional computer equipment, to pay Partnership expenses or to make distributions to the Partners. At September 30, 1996 the Partnership had approximately $1,882,000 invested in these money market accounts.

The Partnership's investment strategy of acquiring computer equipment and generally leasing it under "triple-net leases" to operators who generally meet specified financial standards minimizes the Partnership's operating expenses. As of September 30, 1996, the Partnership had future minimum rentals on noncancellable operating leases of $353,000 for the year ending December 31, 1996 and $2,772,000, thereafter. The Partnership intends to continue purchasing additional computer equipment with existing cash, as well as when future cash becomes available. In addition, the Partnership may incur debt in purchasing computer equipment after the net proceeds of the Offering are fully invested in Equipment.

The Partnership's cash from operations is expected to continue to be adequate to cover all operating expenses, liabilities, and preferred distributions to Partners during the next 12 month period. If available Cash Flow or Net Disposition Proceeds are insufficient to cover the Partnership expenses and liabilities on a short and long term basis, the Partnership will attempt to obtain additional funds by disposing of or refinancing Equipment, or by borrowing within its permissible limits. The Partnership may also reduce the distributions to its Partners if it deems necessary. Since the Partnership's leases are on a triple-net basis, no reserve for maintenance and repairs are deemed necessary.

RESULTS OF OPERATIONS

For the nine months ended September 30, 1996, the Partnership recognized income of $818,000 and expenses of $810,000, resulting in net income of $7,000.

For the nine months ended September 30, 1996, the Partnership expended approximately $1,514,000 in cash to acquire six leases, which generated approximately $150,000 in revenue.

Interest income for the nine months ended September 30, 1996 of $47,000 is the result of capital contributions temporarily being invested in money market accounts until being utilized for equipment purchases.

                         Commonwealth Income & Growth Fund II



Operating expenses, excluding depreciation, for the nine months ended September 30, 1996 of $15,000, primarily consist of accounting, legal, and outside service fees.

The equipment management fee for the nine months ended September 30, 1996 of $16,000, is equal to 5% of the gross lease revenue attributable to equipment which is subject to operating leases.

Depreciation and amortization expenses for the quarter ended September 30, 1996 of $757,000 consist of depreciation on computer equipment, amortization of organizational costs, and equipment acquisition fees.

                             COMMONWEALTH CAPITAL CORP.

                            Consolidated Balance Sheet

                             As of November 30, 1996
                                    (Unaudited)


Assets

Cash                                                                  $  103,167
Receivables from Income Funds                                            877,677
Other receivables                                                         15,062
Income tax receivable                                                     41,300
Minimum lease payments receivable
   net of unearned interest income                                     9,253,617
Investment in Income Funds                                                17,200
Property and equipment, at cost, net of
   accumulated depreciation                                               31,251
Deferred tax asset                                                       132,000
Other assets                                                              11,044
                                                                     -----------
Total assets                                                         $10,482,318
                                                                     -----------
                                                                     -----------
Liabilities and stockholder's equity
Accounts payable and accrued expense                                 $   113,618
Nonrecourse obligations                                                9,253,617
                                                                     -----------
Total liabilities                                                      9,367,235

Stockholder's equity:
   Common stock, $1 par value:
     Authorized shares - 1,000
     Issued and outstanding shares - 10                                       10
   Retained earnings                                                   1,115,073
                                                                    ------------
Total stockholder's equity                                             1,115,083
                                                                    ------------
Total liabilities and stockholder's equity                           $10,482,318
                                                                    ------------
                                                                    ------------

SEE ACCOMPANYING NOTES.

Note: A purchaser of a unit is not acquiring an interest in this corporation.

                 Commonwealth Capital Corp.

               Notes to Consolidated Balance Sheet

                        November 30, 1996
                           (Unaudited)



Basis of Presentation

The balance sheet presented has been prepared from the books and records of
the Company without audit.   In the opinion of management, all adjustments,
consisting only of normal recurring adjustments, necessary for a fair presentation of the balance sheet for the period indicated have been
included.   For further information regarding the Company's accounting policies, refer to the financial statements and related notes at February 29, 1996 and for the year then ended included elsewhere herein.

                     Commonwealth Income & Growth Fund, Inc.
            (an indirect wholly-owned subsidiary of Commonwealth Capital Corp.)

                                 Balance Sheet

                               November 30, 1996
                                  (Unaudited)


Assets
Cash                                                   $       500
Receivables from Income Funds                              133,379
Investment in Partnership                                    2,000
                                                       -----------
                                                       $   135,879
                                                       -----------
                                                       -----------

Liabilities and Stockholder's Equity
Accounts payable to Commonwealth Capital Corp.         $   134,779
                                                       -----------
                                                           134,779

Common stock at stated value, no par value:
   Authorized shares--2,000
   Issued and outstanding shares--100                        1,000
Additional paid-in capital                               1,000,100
                                                       -----------
                                                         1,001,100
Less: note receivable                                  (1,000,000)
                                                       -----------
                                                             1,100
                                                       -----------
                                                       $   135,879
                                                       -----------
                                                       -----------


SEE ACCOMPANYING NOTES.


Note: A purchaser of a Unit is not acquiring an interest in this corporation.

             Commonwealth Income & Growth Fund, Inc.
(an indirect wholly-owned subsidiary of Commonwealth Capital Corp.)

               Notes to Consolidated Balance Sheet

                        November 30, 1996
                           (Unaudited)



Basis of Presentation

The balance sheet presented has been prepared from the books and records of the Company without audit. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the balance sheet for the period indicated have been
included.   For further information regarding the Company's accounting policies, refer to the balance sheet and related notes at February 29, 1996 included elsewhere herein.

                          "Prior Performance Tables"

                                   TABLE I

                  EXPERIENCE IN RAISING AND INVESTING FUNDS


The following table sets forth certain information about the experience of the General Partner in raising and investing funds for eight private equipment leasing programs and two public equipment leasing programs sponsored by the General Partner and Affiliates which closed in the most recent three years. It is expected that the prior programs will continue to purchase additional equipment.

                          COMMONWEALTH CAPITAL CORP.
                 EXPERIENCE IN RAISING AND INVESTING FUNDS
                           as of December 31, 1995
                                  (TABLE I)

                                                               COMMONWEALTH       COMMONWEALTH       COMMONWEALTH      COMMONWEALTH
                                                                 EQUIPMENT         EQUIPMENT          EQUIPMENT          EQUIPMENT
                                                                INCOME FUND      INCOME PRIVATE      INCOME TRUST      INCOME TRUST
                                                                 VII, L.P.      FUND - II, L.P.          VIII               IX
                                                               --------------------------------------------------------------------
Offering Information:
     Amount offered (maximum)                                    3,000,000         1,000,000          3,000,000          3,000,000
     Dollar Amount Sold                                          2,062,500         1,000,000          3,000,000          3,000,000
 (1) Dealer/Manager Expenses                                       215,707            50,000            305,000            305,000
 (2) Offering/Organizational Expenses                              144,544            40,000             80,188            75,335
                                                                 -----------------------------------------------------------------
Net Proceeds Available                                           1,702,249          910,000           2,614,812          2,619,665

Total Equipment Purchases:
     Equipment purchased with cash                               2,462,917         1,393,370          2,960,199          2,654,781
     Equipment financed                                          2,676,335         1,247,903          3,221,959          3,065,482
    Rent paid to original lessor in leiu of cash                    32,441            32,688            206,138            299,167
    Obligation incurred in connection to leased equipment            0                 0                  0                  0
                                                                 -----------------------------------------------------------------
                                                                 5,171,693         2,673,961          6,388,296          6,019,430

% of Equipment financed as of December 31, 1995                    19.4%             20.8%              22.2%              17.1%


Initial Acquisition Fees (%) (3)                                   3.2%               2.2%               N/A                N/A

Date Offering Commenced                                          07/30/91           06/01/92           06/22/92          11/15/92
Date Offering Completed                                          03/02/92           06/23/92           09/18/92          01/21/93

Average Initial Term of Leases
     (in months)                                                    34                 33                 30                32

Months from closing to invest 90%                                    5                  4                  6                 3


                                                               COMMONWEALTH       COMMONWEALTH                         COMMONWEALTH
                                                                 EQUIPMENT         EQUIPMENT         COMMONWEALTH        EQUIPMENT
                                                               INCOME TRUST      INCOME PRIVATE    INCOME & GROWTH    INCOME PRIVATE
                                                                    X          FUND - III, L.P.        FUND I        FUND - IV, L.P.
                                                               ---------------------------------------------------------------------
Offering Information:
     Amount offered (maximum)                                    4,000,000         1,000,000          15,000,000         1,550,000
     Dollar Amount Sold                                          4,000,000         1,000,000          12,623,682         1,550,000
 (1) Dealer/Manager Expenses                                       405,002            50,000           1,133,377            77,500
 (2) Offering/Organizational Expenses                               84,989            40,000             402,483            62,000
                                                                 -----------------------------------------------------------------
Net Proceeds Available                                           3,510,009           910,000          11,087,822         1,410,500

Total Equipment Purchases:
     Equipment purchased with cash                               3,912,180         1,036,278          11,137,325         1,243,766
     Equipment financed                                          3,716,046           914,388           5,151,065           199,362
    Rent paid to original lessor in leiu of cash                   241,344            57,783             301,830            10,653
    Obligation incurred in connection to leased equipment          537,254              0                559,473           125,392
                                                                 -----------------------------------------------------------------
                                                                 8,406,824         2,008,449          17,149,693         1,579,173

% of Equipment financed as of December 31, 1995                    21.5%             18.6%              19.3%              10.7%


Initial Acquisition Fees (%) (3)                                    N/A               2.2%               3.4%              2.2%

Date Offering Commenced                                          04/15/93           11/30/93           12/17/93          06/23/95
Date Offering Completed                                          10/20/93           12/06/93           05/11/95          06/23/95

Average Initial Term of Leases
     (in months)                                                    33                 30                32                 35

Months from closing to invest 90%                                    2                  4                 5                  4


                                                                                  COMMONWEALTH
                                                               COMMONWEALTH        EQUIPMENT
                                                              INCOME & GROWTH    INCOME PRIVATE
                                                                  FUND II        FUND - V, L.P.
                                                              ---------------------------------

Offering Information:
     Amount offered (maximum)                                   15,000,000         1,000,000
     Dollar Amount Sold                                          3,677,960         1,000,000
 (1) Dealer/Manager Expenses                                       330,105            50,000
 (2) Offering/Organizational Expenses                              270,224            40,000
                                                              ---------------------------------
Net Proceeds Available                                           3,077,631           910,000

Total Equipment Purchases:
     Equipment purchased with cash                               2,850,156           556,175
     Equipment financed                                              0                  0
    Rent paid to original lessor in leiu of cash                     0                 1,510
    Obligation incurred in connection to leased equipment            0                73,086
                                                              ---------------------------------
                                                                 2,850,156           630,771

% of Equipment financed as of December 31, 1995                    0.0%               0.0%


Initial Acquisition Fees (%) (3)                                   3.4%               2.2%

Date Offering Commenced                                          05/12/95           09/28/95
Date Offering Completed                                             N/A             09/28/95

Average Initial Term of Leases
     (in months)                                                    36                 32

Months from closing to invest 90%                                   N/A                3

(1) Dealer/Manager expenses include commissions to brokers, due diligence and out-of-pocket expenses.
(2) Offering/Organizational expenses consist of legal fees, blue sky filings, accounting fees, printing charges for perspective books and the guarantee fee.
(3) Fees were paid to the General Partner/Management Trustee at fund closing.

                                    TABLE II


                                 COMPENSATION TO
                        GENERAL PARTNERS AND AFFILIATES



The following table sets forth certain information concerning all the compensation earned by the General Partner and its Affiliates for eight prior private programs and two prior public programs sponsored by the General Partner and Affiliates during the most recent three years. Amounts are from two sources: (1) proceeds from the offering and (2) gross revenues. Amounts for operations are cumulative.

                        COMMONWEALTH CAPITAL CORP.
           COMPENSATION TO GENERAL PARTNERS AND AFFILITATES
                         as of December 31, 1995
                               (TABLE II)

                                                       COMMONWEALTH     COMMONWEALTH      COMMONWEALTH     COMMONWEALTH
                                                        EQUIPMENT        EQUIPMENT         EQUIPMENT         EQUIPMENT
                                                       INCOME FUND      INCOME PRIVATE     INCOME TRUST     INCOME TRUST
                                                        VII, L.P.      FUND - II, L.P.         VIII              IX
                                                       -----------------------------------------------------------------
Date offering commenced                                  07/30/91         06/01/92          06/22/92         11/15/92
Dollar amount raised                                    $2,062,500       $1,000,000        $3,000,000       $3,000,000
Amount paid from the proceeds of
   offering, reinvestment and/or debt:
     Initial Acquisition Fee                              65,868           22,000              0                 0
     Organizational Fee                                   39,015           7,600             40,038           39,067
Cash generated from operations before
   deducting payments to the General
   Partner and Affiliates                               1,751,626         921,468          2,132,948         1,571,219
Amount paid to the General Partner
   and Affiliates from operations:
     Equipment Management Fee                            201,639           98,193           230,675           214,610
     Acquisition Fee                                     138,779           66,966           260,026           231,029
     Finance Fee                                          26,713           12,479            31,489           25,921
Dollar amount of equipment sales and
   refinancing before deducting
   payments to the General Partner and
   Affiliates                                            511,867          199,767           284,800           332,233
Amount paid to the General Partner and
   Affiliates from equipment sales
   and refinancing                                        15,356           5,993             8,544             9,967


                                                       COMMONWEALTH     COMMONWEALTH                       COMMONWEALTH
                                                        EQUIPMENT        EQUIPMENT        COMMONWEALTH       EQUIPMENT
                                                       INCOME TRUST    INCOME PRIVATE   INCOME & GROWTH   INCOME PRIVATE
                                                            X          FUND - III, L.P.      FUND I       FUND - IV, L.P.
                                                       ------------------------------------------------------------------
Date offering commenced                                  04/15/93         11/30/93          03/14/94         06/23/95
Dollar amount raised                                    $4,000,000       $1,000,000        12,624,153       $1,550,000
Amount paid from the proceeds of
   offering, reinvestment and/or debt:
     Initial Acquisition Fee                                0              22,000           426,473           34,100
     Organizational Fee                                   41,998           7,600            140,869            9,590
Cash generated from operations before
   deducting payments to the General
   Partner and Affiliates                               2,137,309         561,449          2,884,546         (28,079)
Amount paid to the General Partner
   and Affiliates from operations:
     Equipment Management Fee                            236,003           59,109           263,000            7,432
     Acquisition Fee                                     377,642           44,139           259,527            1,167
     Finance Fee                                          45,956           5,838             50,000            1,994
Dollar amount of equipment sales and
   refinancing before deducting
   payments to the General Partner and
   Affiliates                                            243,567              0                0                 0
Amount paid to the General Partner and
   Affiliates from equipment sales
   and refinancing                                        7307                0                0                 0


                                                                        COMMONWEALTH
                                                       COMMONWEALTH      EQUIPMENT
                                                     INCOME & GROWTH    INCOME PRIVATE
                                                         FUND II        FUND - V, L.P.
                                                     --------------------------------
Date offering commenced                                  09/22/95         09/29/95
Dollar amount raised                                    3,677,960        $1,000,000
Amount paid from the proceeds of
   offering, reinvestment and/or debt:
     Initial Acquisition Fee                             123,000           22,000
     Organizational Fee                                  110,000           7,260
Cash generated from operations before
   deducting payments to the General
   Partner and Affiliates                                 61,378           30,492
Amount paid to the General Partner
   and Affiliates from operations:
     Equipment Management Fee                             5,000            1,697
     Acquisition Fee                                        0                 0
     Finance Fee                                            0                 0
Dollar amount of equipment sales and
   refinancing before deducting
   payments to the General Partner and
   Affiliates                                               0                 0
Amount paid to the General Partner and
   Affiliates from equipment sales
   and refinancing                                          0                 0

                                TABLE  III


              OPERATING RESULTS OF PRIOR PROGRAMS (unaudited)




The following table sets forth certain information about the operating results of nine prior private programs and one prior public program sponsored by the General Partner and its Affiliates during the most recent five years. This table provides a computation of Net Income, and cash flows, as well as investment data per a $1,000 investment.

COMMONWEALTH EQUIPMENT INCOME FUND V, L.P.

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)

PROGRAM INCEPTION TO DECEMBER 31, 1995                            1991       1992        1993        1994        1995
                                                             --------------------------------------------------------
COMPUTATION OF NET INCOME

Months of Operations                                              **12         12          12          12          12
Gross Revenues                                                 564,492    909,800   1,032,035   1,174,288   1,063,381
Gain (Loss) on Sale of Equipment                                            4,002     (31,014)                (24,752)
Less:  Operating Expenses                                       16,607     22,428      25,559      38,008      28,700
       Equipment Management Fee                                 27,881     45,197      51,417      57,728      52,972
       Interest Expense                                                    72,687      75,577      58,626      80,939
       Depreciation and Amortization                           391,976    643,506     767,869   1,233,975     952,590
                                                             --------------------------------------------------------
Net Income (Loss) - GAAP Basis                                 128,028    129,984      80,599    (214,049)    (76,572)
                                                             --------------------------------------------------------
                                                             --------------------------------------------------------

Federal Taxable Income (Loss)                                  174,562     24,907     (49,830)     71,880    (292,593)
Cash Distributions - GAAP Basis                               (255,740)  (254,419)   (254,419)   (254,419)   (254,419)

COMPUTATION OF CASH FLOWS

Net Income (Loss)                                              128,028    129,984      80,599    (214,049)    (76,572)
Adjustments to Reconcile Net Income (Loss) to Net Cash
  Provided by Operating Activities:
          Depreciation and Amortization                        391,976    643,506     767,869   1,233,975     952,590
          (Gain) Loss on Sale of Equipment                                 (4,002)     31,014     (12,081)     24,752
          Other Non-Cash Activities Included in the
            Determination of Net Income (Loss)*                          (332,959)   (520,257)   (679,589)   (643,373)
          Net Change in Operating Assets and Liabilities        18,014     14,069     (25,239)     64,506     (21,732)
                                                             --------------------------------------------------------
Net Cash Provided by Operating Activities                      538,018    450,598     333,986     392,762     235,665

Capital Expenditures                                          (281,147)  (668,699)   (267,779)    (97,435)    (75,000)
Net Proceeds from Sale of Equipment                                       526,636     176,479      14,275      90,707
Increase in Organization Costs and Deferred Expenses           (49,624)   (43,341)    (49,344)    (38,871)    (22,324)
                                                             --------------------------------------------------------
Net Cash Used in Investing Activities                         (330,771)  (185,404)   (140,644)   (122,031)     (6,617)


Partners' Contributions
Offering Costs
Distributions to Partners                                     (268,309)  (254,419)   (254,419)   (254,419)   (254,419)
                                                             --------------------------------------------------------
Net Cash Used in Financing Activities                         (268,309)  (254,419)   (254,419)   (254,419)   (254,419)

Net (Decrease) Increase in Cash                                (61,062)    10,775     (61,077)     16,312     (25,371)
Cash at Beginning of Year                                      122,633     61,571      72,346      11,269      27,581
                                                             --------------------------------------------------------
Cash at End of Year                                             61,571     72,346      11,269      27,581       2,210
                                                             --------------------------------------------------------
                                                             --------------------------------------------------------

INVESTMENT DATA PER $1,000 INVESTMENT

Net Income (Loss) - GAAP Basis                                      66         67          42        (110)        (40)

Federal Taxable Income (Loss) to Investors                          88         13         (25)         37        (156)

Cash Distributions to Investors  - GAAP Basis                     (137)      (130)       (130)       (130)       (130)

Return of Capital to Investors  - GAAP Basis                        66         64          89         130         130


 * The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

** Partnership commenced operations on November 1, 1996.

COMMONWEALTH EQUIPMENT INCOME PRIVATE FUND - I, L.P.

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)

PROGRAM INCEPTION TO DECEMBER 31, 1995                           1991       1992      1993       1994       1995
                                                             ---------------------------------------------------
COMPUTATION OF NET INCOME

Months of Operations                                               12         12        12         12         12
Gross Revenues                                                277,934    319,947   544,558    654,979    679,782
Gain (Loss) on Sale of Equipment                                         140,387       622     (5,449)    (8,001)
Less:  Operating Expenses                                      13,903     13,347    14,015     21,684     13,205
       Equipment Management Fee                                13,330     15,474    27,024     32,559     33,817
       Interest Expense                                                   10,567    25,766     33,320     44,263
       Depreciation and Amortization                          212,988    277,457   398,152    592,870    602,203
                                                             ---------------------------------------------------
Net Income (Loss) - GAAP Basis                                 37,713    143,489    80,223    (30,903)   (21,707)
                                                             ---------------------------------------------------
                                                             ---------------------------------------------------

Federal Taxable Income (Loss)                                  60,857     65,162    61,027    (55,713)    64,732
Cash Distributions - GAAP Basis                              (131,313)  (131,313) (131,313)  (131,313)  (131,313)
COMPUTATION OF CASH FLOWS

Net Income (Loss)                                              37,713    143,489    80,223    (30,903)   (21,707)
Adjustments to Reconcile Net Income (Loss) to Net Cash
  Provided by Operating Activities:
          Depreciation and Amortization                       212,988    277,457   398,152    592,870    602,203
         (Gain) Loss on Sale of Equipment                               (140,387)     (622)     5,449      8,001
          Other Non-Cash Activities Included in the
            Determination of Net Income (Loss)*               (23,549)  (127,400) (209,398)  (356,775)  (390,938)
          Net Change in Operating Assets and Liabilities      (49,553)    50,215    21,456    (22,359)    28,413
                                                             ---------------------------------------------------
Net Cash Provided by Operating Activities                     177,599    203,374   289,811    188,282    225,972

Capital Expenditures                                         (456,306)  (538,144) (633,894)  (231,738)   (91,250)
Net Proceeds from Sale of Equipment                                      963,085    12,460    105,479    109,584
Increase in Organization Costs and Deferred Expenses                     (41,737)  (50,399)   (21,262)   (19,425)
                                                             ---------------------------------------------------
Net Cash (Used in) Provided by Investing Activities          (456,306)   383,204  (671,833)  (147,521)    (1,091)

Partners' Contributions
Offering Costs
Proceeds from Note Payable                                                                     87,965
Distributions to Partners                                    (131,313) (131,313)  (131,313)  (131,313)  (131,313)
                                                             ---------------------------------------------------
Net Cash Used in Financing Activities                        (131,313) (131,313)  (131,313)   (43,348)  (131,313)

Net (Decrease) Increase in Cash                              (410,020)   455,265  (513,335)    (2,587)    93,568
Cash at Beginning of Year                                     480,806     70,786   526,051     12,716     10,129
                                                             ---------------------------------------------------
Cash at End of Year                                            70,786    526,051    12,716     10,129    103,697
                                                             ---------------------------------------------------
                                                             ---------------------------------------------------
INVESTMENT DATA PER $1,000 INVESTMENT

Net Income (Loss) - GAAP Basis                                     38        143        80        (31)       (22)

Federal Taxable Income (Loss) to Investors                         59         65        60        (58)        68

Cash Distributions to Investors - GAAP Basis                     (130)     (130)      (130)      (130)      (130)

Return of Capital to Investors - GAAP Basis                        94                   51        130        130



* The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

COMMONWEALTH EQUIPMENT INCOME FUND VI, L.P.

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)

PROGRAM INCEPTION TO DECEMBER 31, 1995                            1991       1992        1993        1994        1995
                                                            ---------------------------------------------------------
COMPUTATION OF NET INCOME

Months of Operations                                                10         12          12          12          12
Gross Revenues                                                 420,312  1,071,538   1,280,600   1,472,656   1,265,301
 (Loss) Gain on Sale of Equipment                                         (50,485)     27,269     (60,908)    (85,354)
Less:  Operating Expenses                                       12,408     29,258      27,169      40,332      31,325
       Equipment Management Fee                                 18,289     52,968      63,449      73,152      62,905
       Interest Expense                                                    46,789      81,141      75,763      87,239
       Depreciation and Amortization                           272,911    714,551   1,019,607   1,349,421   1,105,560
                                                            ---------------------------------------------------------
Net Income (Loss) - GAAP Basis                                 116,704    177,487     116,503    (126,920)   (107,082)
                                                            ---------------------------------------------------------
                                                            ---------------------------------------------------------

Federal Taxable Income (Loss)                                  247,551    (18,821)    (70,030)    (63,221)    (68,906)
Cash Distributions - GAAP Basis                               (278,358)  (341,413)   (341,414)   (341,414)   (341,414)

COMPUTATION OF CASH FLOWS

Net Income (Loss)                                              116,704    177,487     116,503    (126,920)   (107,082)
Adjustments to Reconcile Net Income (Loss) to Net Cash
  Provided by Operating Activities:
          Depreciation and Amortization                        272,911    714,551   1,019,607   1,349,421   1,105,560
          Loss (Gain) on Sale of Equipment                                 50,485     (27,269)     60,908      85,354
          Other Non-Cash Activities Included in the
            Determination of Net Income (Loss)*               (86,745)  (240,339)   (705,311)   (842,060)   (842,965)
          Net Change in Operating Assets and Liabilities        47,725   (349,682)    217,007      84,763     (88,410)
                                                            ---------------------------------------------------------
Net Cash Provided by Operating Activities                      350,595    352,502     620,537     526,112     152,457

Capital Expenditures                                        (1,649,073)  (664,427)   (638,045)   (202,543)    (65,000)
Equipment Deposit                                                                    (105,375)
Net Proceeds from Sale of Equipment                                       419,330     292,750     239,218     163,098
Increase in Organization Costs and Deferred Expenses          (174,170)   (65,882)    (85,978)    (60,714)    (17,500)
                                                            ---------------------------------------------------------
Net Cash (Used in) Provided by Investing Activities         (1,823,243)  (310,979)   (536,648)    (24,039)     80,598


Partners' Contributions                                      2,601,000
Offering Costs                                                (284,870)
Distributions to Partners                                     (278,358)  (341,413)   (341,414)   (341,414)   (341,414)
                                                            ---------------------------------------------------------
Net Cash Provided by (Used in) Financing Activities          2,037,772   (341,413)   (341,414)   (341,414)   (341,414)

Net Increase (Decrease) in Cash                                565,124   (299,890)   (257,525)    160,659    (108,359)
Cash at Beginning of Year                                                 565,124     265,234       7,709     168,368
                                                            ---------------------------------------------------------
Cash at End of Year                                            565,124    265,234       7,709     168,368      60,009
                                                            ---------------------------------------------------------
                                                            ---------------------------------------------------------
INVESTMENT DATA PER $1,000 INVESTMENT

Net Income (Loss) - GAAP Basis                                      45         68          45         (49)        (41)

Federal Taxable Income (Loss) to Investors                          95         (7)        (26)        (25)        (27)

Cash Distributions to Investors - GAAP Basis                      (106)      (130)       (130)       (130)       (130)

Return of Capital to Investors - GAAP Basis                         62         63          86         130         130



* The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

COMMONWEALTH EQUIPMENT INCOME FUND VII, L.P.

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)

PROGRAM INCEPTION TO DECEMBER 31, 1995                           1991       1992      1993       1994       1995
                                                            ----------------------------------------------------
COMPUTATION OF NET INCOME

Months of Operations                                                2         12        12         12         12
Gross Revenues                                                 10,378    631,740 1,104,834  1,269,295  1,053,749
Loss on Sale of Equipment                                                                     (35,553)    (2,078)
Less:  Operating Expenses                                         865     12,528    17,572     36,404     22,827
       Equipment Management Fee                                           31,021    55,110     62,940     52,568
       Interest Expense                                                    7,935    62,399     68,431     65,586
       Depreciation and Amortization                            3,843    380,117   897,984  1,267,396  1,045,431
                                                            ----------------------------------------------------
Net Income (Loss) - GAAP Basis                                  5,670    200,139    71,769   (201,429)  (134,741)
                                                            ----------------------------------------------------
                                                            ----------------------------------------------------

Federal Taxable Income (Loss)                                   8,358    323,316   262,101   (339,406)  (137,393)
Cash Distributions - GAAP Basis                               (33,649)  (264,541) (270,832)  (270,832)  (270,832)

COMPUTATION OF CASH FLOWS

Net Income (Loss)                                               5,670    200,139    71,769   (201,429)  (134,741)
Adjustments to Reconcile Net Income (Loss) to Net Cash
  Provided by Operating Activities:
          Depreciation and Amortization                         3,843    380,117   897,984  1,267,396  1,045,431
          Loss on Sale of Equipment                                                            35,553      2,078
          Other Non-Cash Activities Included in the
           Determination of Net Income (Loss)*                           (92,046) (425,191)  (755,795)  (729,193)
          Net Change in Operating Assets and Liabilities       (4,278)    14,454   (15,532)   (22,652)     6,410
                                                            ----------------------------------------------------
Net Cash Provided by Operating Activities                       5,235    502,664   529,030    323,073    189,985

Capital Expenditures                                         (581,700)(1,254,900) (232,704)  (302,363)   (91,250)
Net Proceeds from Sale of Equipment                                                           330,152    158,158
Increase in Organization Costs and Deferred Expenses          (91,309)   (45,622)  (67,240)   (42,500)   (19,425)
                                                            ----------------------------------------------------
Net Cash (Used in) Provided by Investing Activities         (673,009) (1,300,522) (299,944)   (14,711)    47,483


Partners' Contributions                                     1,776,000    287,500
Offering Costs                                               (227,180)   (27,466)
Distributions to Partners                                     (33,649)  (264,541) (270,832)  (270,832)  (270,832)
                                                            ----------------------------------------------------
Net Cash Provided by (Used in) Financing Activities         1,515,171     (4,507) (270,832)  (270,832)  (270,832)

Net Increase (Decrease) in Cash                               847,397  (802,365)   (41,746)    37,530    (33,364)
Cash at Beginning of Year                                                847,397    45,032      3,286     40,816
                                                            ----------------------------------------------------
Cash at End of Year                                           847,397     45,032     3,286     40,816      7,452
                                                            ----------------------------------------------------
                                                            ----------------------------------------------------

INVESTMENT DATA PER $1,000 INVESTMENT

Net Income (Loss) - GAAP Basis                                      3         97        35        (98)       (65)

Federal Taxable Income (Loss) to Investors                          5        159       127       (167)       (68)

Cash Distributions to Investors - GAAP Basis                      (19)      (127)     (130)      (130)      (130)

Return of Capital to Investors - GAAP Basis                        16         31        95        130        130


* The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

** Partnership commenced operations on November 1, 1996.

COMMONWEALTH EQUIPMENT INCOME PRIVATE FUND - II, L.P.

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)

PROGRAM INCEPTION TO DECEMBER 31, 1995                           1992       1993      1994       1995
                                                            -----------------------------------------
COMPUTATION OF NET INCOME

Months of Operations                                              **6         12        12         12
Gross Revenues                                                139,299    528,396   763,330    543,795
Less:  Operating Expenses                                       2,664     12,233    18,758     66,172
       Equipment Management Fee                                 6,707     26,338    38,022     27,126
       Interest Expense                                                   11,112    31,650     33,373
       Loss on Sale of Computer Equipment                                    148    54,140     25,713
       Depreciation and Amortization                           91,620    328,145   765,705    547,525
                                                            -----------------------------------------
Net Income (Loss) - GAAP Basis                                 38,308    150,420  (144,945)  (156,114)
                                                            -----------------------------------------
                                                            -----------------------------------------

Federal Taxable Income                                         71,965     56,951     1,433   (286,429)
Cash Distributions - GAAP Basis                               (68,534)  (131,313) (131,313)  (131,313)

COMPUTATION OF CASH FLOWS

Net Income (Loss)                                              38,308    150,420  (144,945)  (156,114)
Adjustments to Reconcile Net Income (Loss) to Net Cash
   Provided by Operating Activities:
          Depreciation and Amortization                        91,620    328,145   765,705    547,525
          Other Non-Cash Activities Included in the
            Determination of Net Income (Loss)*               (18,403)  (200,833) (371,925)  (338,310)
          Loss on Sale of Computer Equipment                                 148    54,140     25,713
          Net Change in Operating Assets and Liabilities      (22,618)    55,624   (16,891)    35,966
                                                            -----------------------------------------
Net Cash Provided by Operating Activities                      88,907    333,504   286,084    114,780

Capital Expenditures                                         (851,213)  (299,704) (179,555)   (62,898)
Net Proceeds from Sale of Computer Equipment                              68,400    49,325     87,352
Increase in Organization Costs amd Deferred Expenses          (26,178)   (52,374)  (25,922)    (2,515)
                                                            -----------------------------------------
Net Cash (Used in) Provided by Investing Activities          (877,391)  (283,678) (156,152)    21,939


Partners' Contributions                                     1,001,000
Offering Costs                                                (60,400)
Distributions to Partners                                     (68,534)  (131,313) (131,313)  (131,313)
                                                            -----------------------------------------
Net Cash Provided by (Used in) Financing Activities           872,066   (131,313) (131,313)  (131,313)

Net Increase (Decrease) in Cash                                83,582    (81,487)   (1,381)     5,406
Cash at Beginning of Year                                                 83,582     2,095        714
                                                            -----------------------------------------
Cash at End of Year                                            83,582      2,095       714      6,120
                                                            -----------------------------------------
                                                            -----------------------------------------

INVESTMENT DATA PER $1,000 INVESTMENT

Net Income (Loss) - GAAP Basis                                     38        150      (145)      (156)

Federal Taxable Income to Investors                                71         56      0.35       (289)

Cash Distributions to Investors - GAAP Basis                      (68)     (130)      (130)      (130)

Return of Capital to Investors - GAAP Basis                        30                  130        130



 * The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

** Partnership commenced operations on 6/23/92

COMMONWEALTH EQUIPMENT INCOME TRUST VIII

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)

PROGRAM INCEPTION TO DECEMBER 31, 1995                             1992        1993         1994         1995
                                                             ------------------------------------------------
COMPUTATION OF NET INCOME

Months of Operations                                                **3          12           12           12
Gross Revenues                                                  119,454   1,246,627    1,694,076    1,601,494
Less:  Operating Expenses                                         2,375      19,322       99,634       28,206
       Equipment Management Fee                                   5,200      61,525       84,344       79,606
       Depreciation and Amortization                             61,815     756,143    1,563,577    1,527,015
       Loss on Sale of Equipment                                             16,892       96,528       62,222
       Interest                                                              33,210       67,189       85,160
                                                             ------------------------------------------------
Net Income (Loss) - GAAP Basis                                   50,064     359,535     (217,196)    (180,715)
                                                             ------------------------------------------------
                                                             ------------------------------------------------

Federal Taxable Income (Loss)                                    49,316      18,450     (137,962)      (2,429)
Cash Distributions - GAAP Basis                                (112,515)   (393,939)    (393,939)    (393,939)

COMPUTATION OF CASH FLOWS

Net Income (Loss)                                                50,064     359,535     (217,196)    (180,715)
Adjustments to Reconcile Net Income (Loss) to Net Cash
   Provided by Operating Activities:
          Depreciation and Amortization                          61,815     756,143    1,563,577    1,527,015
          Loss on Sale of Equipment                                          16,892       96,528       62,222
          Other Non-Cash Activities Included in the
             Determination of Net Income (Loss)*                (64,081)   (501,571)    (871,264)    (823,423)
          Net Change in Operating Assets and Liabilities         10,355         240      143,083      (86,946)
                                                             ------------------------------------------------
Net Cash Provided by Operating Activities                        58,153     631,239      714,728      498,153

Capital Expenditures                                           (982,795) (1,546,729)    (313,675)    (117,000)
Increase in Organization Costs and Deferred Expenses            (95,799)   (135,769)     (64,940)     (33,589)
Net Proceeds From Sale of Computer Equipment                                114,262       41,666      230,734
                                                             ------------------------------------------------
Net Cash (Used in) Provided by Investing Activities          (1,078,594) (1,568,236)    (336,949)      80,145


Trust Beneficiaries and Managing Trustee Contributions        3,001,000
Offering Costs                                                 (345,150)
Payment of Computer Equipment Payable                                                   (159,357)
Distributions to Trust Beneficiaries and Managing Trustee      (112,515)   (393,939)    (393,939)    (393,939)
                                                             ------------------------------------------------
Net Cash Provided by (Used in) Financing Activities           2,543,335    (393,939)    (553,296)    (393,939)

Net Increase (Decrease) in Cash                               1,522,894  (1,330,936)    (175,517)     184,359
Cash at Beginning of Year                                                 1,522,894      191,958       16,441
                                                             ------------------------------------------------
Cash at End of Year                                           1,522,894     191,958       16,441      200,800
                                                             ------------------------------------------------
                                                             ------------------------------------------------

INVESTMENT DATA PER $1,000 INVESTMENT

Net Income (Loss) - GAAP Basis                                       17         120          (72)         (60)

Federal Taxable Income (Loss) to Investors                           16           6          (47)       (0.92)

Cash Distributions to Investors - GAAP Basis                        (37)       (130)        (130)        (130)

Return of Capital to Investors - GAAP Basis                          21          11          130          130


 * The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

** Partnership commenced operations on 9/18/92

COMMONWEALTH EQUIPMENT INCOME TRUST IX

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)

PROGRAM INCEPTION TO DECEMBER 31, 1995
                                                                             1993        1994        1995
                                                                      -----------------------------------
COMPUTATION OF NET INCOME

Months of Operations                                                        **12           12          12
Gross Revenues                                                          1,046,655   1,598,529   1,701,131
Less:  Operating Expenses                                                   6,295      41,237      30,992
       Equipment Management Fee                                            50,681      79,067      84,862
       Loss on Sale of Computer Equipment                                             113,283      35,784
       Interest                                                            34,897      68,876     100,272
       Depreciation and Amortization                                      654,388   1,549,475   1,596,729
                                                                      -----------------------------------
Net Income (Loss) - GAAP Basis                                            300,394    (253,409)   (147,508)
                                                                      -----------------------------------
                                                                      -----------------------------------

Federal Taxable Income (Loss)                                              28,736    (339,227)    152,888
Cash Distributions - GAAP Basis                                          (385,305)   (393,938)   (393,938)

COMPUTATION OF CASH FLOWS

Net Income (Loss)                                                         300,394    (253,409)   (147,508)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided
  by Operating Activities:
          Depreciation and Amortization                                   654,388   1,549,475   1,596,729
          Other Non-Cash Activities Included in the Determination
            of Net Income (Loss)*                                        (737,271)   (739,868) (1,036,766)
          Loss on Sale of Computer Equipment                                          113,283      35,784
          Net Change in Operating Assets and Liabilities                  105,157     (63,826)    (19,953)
                                                                      -----------------------------------
Net Cash Provided by Operating Activities                                 322,668     605,655     428,286

Capital Expenditures                                                   (2,381,335)   (207,196)    (66,250)
Net Poceeds from Sale of Computer Equipment                                           112,551     208,191
Payment of Computer Equipment Payable                                                 (55,588)
Increase in Organization Costs and Deferred Expenses                     (211,939)    (64,138)    (14,943)
                                                                      -----------------------------------
Net Cash (Used in) Provided by Investing Activities                    (2,593,274)   (214,371)    126,998


Trust Beneficiaries & Managing Trustee Contributions                    3,001,000
Offering Costs                                                           (341,268)
Distributions to Trust Beneficiaries and Managing Trustee                (385,305)   (393,938)   (393,938)
                                                                      -----------------------------------
Net Cash Provided by (Used in) Financing Activities                     2,274,427    (393,938)   (393,938)

Net Increase (Decrease) in Cash                                             3,821      (2,654)    161,346
Cash at Beginning of Year                                                    -          3,821       1,167
                                                                      -----------------------------------
Cash at End of Year                                                         3,821       1,167     162,513
                                                                      -----------------------------------
                                                                      -----------------------------------

INVESTMENT DATA PER $1,000 INVESTMENT

Net Income (Loss) - GAAP Basis                                                100         (84)        (49)


Federal Taxable Income (Loss) to Investors                                      9        (115)         52

Cash Distributions to Investors - GAAP Basis                                 (127)       (130)       (130)

Return of Capital to Investors - GAAP Basis                                    28         130         130


 * The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

** Partnership commenced operations on 1/6/93

COMMONWEALTH EQUIPMENT INCOME TRUST X

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)

PROGRAM INCEPTION TO DECEMBER 31, 1995
                                                                                 1993          1994           1995
                                                                          ----------------------------------------
COMPUTATION OF NET INCOME

Months of Operations                                                             **6             12             12
Gross Revenues                                                                469,154     1,942,165      2,356,253
Less:  Operating Expenses                                                       3,493        45,372         27,209
       Equipment Management Fee                                                22,715        96,088        117,200
       Loss on Sale of Equipment                                                                           247,173
       Interest                                                                19,922       111,203        103,563
       Depreciation and Amortization                                          290,701     1,738,026      2,093,524
                                                                          ----------------------------------------
Net Income (Loss) - GAAP Basis                                                132,323       (48,524)      (232,416)
                                                                          ----------------------------------------
                                                                          ----------------------------------------
Federal Taxable Income (Loss)                                                  84,363       250,199       (424,225)
Cash Distributions - GAAP Basis                                              (189,845)     (484,848)      (484,848)

COMPUTATION OF CASH FLOWS

Net Income (Loss)                                                             132,323       (48,524)      (232,416)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided
  by Operating Activities:
          Depreciation and Amortization                                       290,701     1,738,026      2,093,524
          Loss on Sale of Computer Equipment                                                               247,173
          Other Non-Cash Activities Included in the Determination
            of Net Income (Loss)*                                            (275,249)     (921,663)    (1,230,866)
          Net Change in Operating Assets and Liabilities                       (1,074)      182,745        (73,394)
                                                                          ----------------------------------------
Net Cash Provided by Operating Activities                                     146,701       950,584        804,021

Capital Expenditures                                                       (2,363,652)   (1,291,685)      (256,843)
Net Proceeds from Sale of Equipment                                                                        236,246
Increase in Organization Costs and Deferred Expenses                         (233,521)     (105,713)       (71,197)
                                                                          ----------------------------------------
Net Cash Used in Investing Activities                                      (2,597,173)   (1,397,398)       (91,794)


Trust Beneficiaries & Managing Trustee Contributions                        4,001,000
Offering Costs                                                               (427,991)
Distributions to Trust Beneficiaries and Managing Trustee                    (189,845)     (484,848)      (484,848)
                                                                          ----------------------------------------
Net Cash Provided by (Used in) Financing Activities                         3,383,164      (484,848)      (484,848)

Net Increase (Decrease) in Cash                                               932,692      (931,662)       227,379
Cash at Beginning of Year                                                        -          932,692          1,030
                                                                          ----------------------------------------
Cash at End of Year                                                           932,692         1,030        228,409
                                                                          ----------------------------------------
                                                                          ----------------------------------------

INVESTMENT DATA PER $1,000 INVESTMENT

Net Income (Loss) - GAAP Basis                                                     33           (12)           (58)

Federal Taxable Income to Investors                                                21            62           (108)

Cash Distributions to Investors - GAAP Basis                                      (47)         (120)          (120)

Return of Capital to Investors - GAAP Basis                                        14           120            120


 * The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

** Partnership commenced operations on 7/7/93

COMMONWEALTH EQUIPMENT INCOME PRIVATE FUND - III, L.P.

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)

PROGRAM INCEPTION TO DECEMBER 31, 1995

                                                                             1993        1994        1995
                                                                        ---------------------------------
COMPUTATION OF NET INCOME

Months of Operations                                                          **1          12          12
Gross Revenues                                                             12,102     497,829     692,749
Less:  Operating Expenses                                                     128      18,904       8,570
       Equipment Management Fee                                               550      24,301      34,258
       Interest                                                                        21,105      48,772
       Depreciation and Amortization                                        6,548     381,105     552,463
                                                                        ---------------------------------
Net Income - GAAP Basis                                                     4,876      52,414      48,686
                                                                        ---------------------------------
                                                                        ---------------------------------

Federal Taxable Income                                                      8,149      61,991      20,091
Cash Distributions - GAAP Basis                                            (2,989)   (121,212)   (121,212)

COMPUTATION OF CASH FLOWS

Net Income                                                                  4,876      52,414      48,686
Adjustments to Reconcile Net Income to Net Cash Provided
  by Operating Activities:
          Depreciation and Amortization                                     6,548     381,105     552,463
          Other Non-Cash Activities Included in the Determination
            of Net Income*                                               (10,990)   (183,329)   (405,265)
          Net Change in Operating Assets and Liabilities                   (4,941)     38,191      22,582
                                                                        ---------------------------------
Net Cash (Used in) Provided by Operating Activities                        (4,507)    288,381     218,466

Capital Expenditures                                                     (370,110)   (611,167)    (55,001)
Increase in Organization Costs and Deferred Expenses                      (24,600)    (40,332)     (9,442)
                                                                        ---------------------------------
Net Cash Used in Investing Activities                                    (394,710)   (651,499)    (64,443)


Partners' Contributions                                                 1,001,000
Offering Costs                                                            (60,400)
Distributions to Partners                                                  (2,989)   (121,212)   (121,212)
                                                                        ---------------------------------
Net Cash Provided by (Used in) Financing Activities                       937,611    (121,212)   (121,212)

Net Increase (Decrease) in Cash                                           538,394    (484,330)     32,811
Cash at Beginning of Year                                                    -        538,394      54,064
                                                                        ---------------------------------
Cash at End of Year                                                       538,394      54,064      86,875
                                                                        ---------------------------------
                                                                        ---------------------------------

INVESTMENT DATA PER $1,000 INVESTMENT

Net Income - GAAP Basis                                                         5          52          49

Federal Taxable Income to Investors                                             8          61          20

Cash Distributions to Investors - GAAP Basis                                   (3)       (120)       (120)

Return of Capital to Investors - GAAP Basis                                     2          68          72


 * The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

** Partnership commenced operations on 12/23/93

COMMONWEALTH INCOME & GROWTH FUND I

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)

PROGRAM INCEPTION TO DECEMBER 31, 1995

                                                                             1994        1995
                                                                        ---------------------
COMPUTATION OF NET INCOME

Months of Operations                                                         **10          12
Gross Revenues                                                          1,223,900   4,317,522
Less:  Operating Expenses                                                  71,556      93,265
       Equipment Management Fee                                            56,473     207,230
       Interest                                                            48,184     212,365
       Depreciation and Amortization                                      952,640   3,849,897
                                                                        ---------------------
Net Income (Loss) - GAAP Basis                                             95,047     (45,235)
                                                                        ---------------------
                                                                        ---------------------

Federal Taxable Income                                                    363,865     326,931
Cash Distributions - GAAP Basis                                          (443,614) (1,195,585)

COMPUTATION OF CASH FLOWS

Net Income (Loss)                                                          95,047     (45,235)
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided
  by Operating Activities:
          Depreciation and Amortization                                   952,640   3,849,897
          Other Non-Cash Activities Included in the Determination
            of Net Income (Loss)*                                       (633,035) (1,514,550)
          Net Change in Operating Assets and Liabilities                 (204,290)    121,072
                                                                        ---------------------
Net Cash Provided by Operating Activities                                 210,362   2,411,184

Capital Expenditures                                                   (4,783,921) (6,353,404)
Equipment Acquisition Fees Paid to the General Partner                   (282,368)   (403,549)
                                                                        ---------------------
Net Cash Used in Investing Activities                                  (5,066,289) (6,756,953)


Partners' Contributions                                                 8,271,511   4,352,171
Offering Costs                                                           (932,803)   (459,421)
Debt Placement Fees                                                       (20,305)    (29,920)
Distributions to Partners                                                (443,614) (1,195,585)
                                                                        ---------------------
Net Cash Provided by Financing Activities                               6,874,789   2,667,245

Net Increase in Cash                                                    2,018,862  (1,678,524)
Cash at Beginning of Year                                                   1,500   2,020,362
                                                                        ---------------------
Cash at End of Year                                                     2,020,362     341,838
                                                                        ---------------------
                                                                        ---------------------

INVESTMENT DATA PER $1,000 INVESTMENT

Net Income (Loss) - GAAP Basis                                                 11          (4)

Federal Taxable Income to Investors                                            42          27

Cash Distributions to Investors - GAAP Basis                                  (53)        (94)

Return of Capital to Investors - GAAP Basis                                    42          94


 * The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

** Partnership commenced operations on 3/14/94

COMMONWEALTH EQUIPMENT INCOME PRIVATE FUND - IV, L.P.

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)

PROGRAM INCEPTION TO DECEMBER 31, 1995

                                                                             1995
                                                                       ----------
COMPUTATION OF NET INCOME

Months of Operations                                                          **6
Gross Revenues                                                            168,862
Less:  Operating Expenses                                                  10,818
       Equipment Management Fee                                             7,432
       Interest                                                             3,850
       Depreciation and Amortization                                      145,570
                                                                       ----------
Net Income - GAAP Basis                                                     1,192
                                                                       ----------
                                                                       ----------

Federal Taxable Income                                                     30,850
Cash Distributions - GAAP Basis                                           (98,829)

COMPUTATION OF CASH FLOWS

Net Income                                                                  1,192
Adjustments to Reconcile Net Income to Net Cash Provided
  by Operating Activities:
          Depreciation and Amortization                                   145,570
          Other Non-Cash Activities Included in the Determination
            of Net Income*                                               (41,201)
          Net Change in Operating Assets and Liabilities                 (141,072)
                                                                       ----------
Net Cash Used in Operating Activities                                     (35,511)

Capital Expenditures                                                   (1,243,766)
Increase in Organization Costs and Deferred Expenses                      (41,841)
                                                                       ----------
Net Cash Used in Investing Activities                                  (1,285,607)


Partners' Contributions                                                 1,551,000
Offering Costs                                                            (95,820)
Distributions to Partners                                                 (98,829)
                                                                       ----------
Net Cash Provided by (Used in) Financing Activities                     1,356,351

Net Increase (Decrease) in Cash                                            35,233
Cash at Beginning of Year                                                     -
                                                                       ----------
Cash at End of Year                                                        35,233
                                                                       ----------
                                                                       ----------

INVESTMENT DATA PER $1,000 INVESTMENT

Net Income - GAAP Basis                                                      0.77

Federal Taxable Income to Investors                                            20

Cash Distributions to Investors - GAAP Basis                                  (63)

Return of Capital to Investors - GAAP Basis                                    62



 * The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

** Partnership commenced operations on 6/23/95

COMMONWEALTH EQUIPMENT INCOME PRIVATE FUND - V, L.P.

OPERATING RESULTS OF PRIOR PROGRAMS
(Table III)

PROGRAM INCEPTION TO DECEMBER 31, 1995

                                                                             1995
                                                                        ---------
COMPUTATION OF NET INCOME

Months of Operations                                                          **3
Gross Revenues                                                             42,461
Less:  Operating Expenses                                                   7,040
       Equipment Management Fee                                             1,697
       Depreciation and Amortization                                       32,267
                                                                        ---------
Net Income -GAAP Basis                                                      1,457
                                                                        ---------
                                                                        ---------

Federal Taxable Income                                                     13,806
Cash Distributions - GAAP Basis                                           (31,548)

COMPUTATION OF CASH FLOWS

Net Income                                                                  1,457
Adjustments to Reconcile Net Income to Net Cash Provided
  by Operating Activities:
          Depreciation and Amortization                                    32,267
          Other Non-Cash Activities Included in the Determination
            of Net Income*                                                (1,510)
          Net Change in Operating Assets and Liabilities                   (3,419)
                                                                        ---------
Net Cash Used in Operating Activities                                      28,795

Capital Expenditures                                                     (556,175)
Increase in Organization Costs and Deferred Expenses                      (24,600)
                                                                        ---------
Net Cash Used in Investing Activities                                    (580,775)


Partners' Contributions                                                 1,001,000
Offering Costs                                                            (60,400)
Distributions to Partners                                                 (31,548)
                                                                        ---------
Net Cash Provided by Financing Activities                                 909,052

Net Increase (Decrease) in Cash                                           357,072
Cash at Beginning of Year                                                    -
                                                                        ---------
Cash at End of Year                                                       357,072
                                                                        ---------
                                                                        ---------

INVESTMENT DATA PER $1,000 INVESTMENT

Net Income - GAAP Basis                                                         1

Federal Taxable Income to Investors                                            11

Cash Distributions to Investors - GAAP Basis                                  (31)

Return of Capital to Investors - GAAP Basis                                    30



 * The significant component of Other Non-Cash Activities Included in the Determination of Net Income was direct payments by lessees to banks, which occurs when equipment is financed. The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

** Partnership commenced operations on 9/28/95

                                    TABLE V

                               EQUIPMENT SALES


The following table sets forth the sales and other dispositions of equipment by five prior private programs sponsored by the General Partner and its Affiliates during the most recent three year period ending December 31, 1995. There were no sales or other dispositions of equipment in Commonwealth Equipment Income Private Fund III, Limited Partnership, and Commonwealth Income & Growth Fund I.

            Commonwealth Equipment Income Fund VII, Limited Partnership
                                Equipment Sales
                For the three year period ended December 31, 1995
                                   (Table V)


                                                                      Year       Year      Original                      Net
                                                 Equipment             of         of      Acquisition    Net Book      Proceeds
Manufacturer        Equipment Type              Description       Acquisition   Disposal     Cost         Value        Received
    IBM         (1) 3990                    Storage controller         1992      1994       182,000       44,155        66,372
    IBM         (1) 3990                    Storage controller         1992      1994       181,500       42,808        65,259
    IBM         (1) 3990                    Storage controller         1992      1994       194,489       53,558        31,040
    IBM         (1) 3745-310             Communications controller     1992      1994       241,848       80,616       101,650
    IBM         (10) 7012-340                   Workstation            1992      1994       301,705      144,567        65,830
    IBM         (3) 7013-560                    Workstation            1992      1995       212,423       42,002        28,118
    IBM         (1) 7012-340                    Workstation            1992      1995        47,931       18,151         5,905
    IBM         (4) 7010-130, (1) 7013-550      Workstation            1992      1995       107,331       27,827        33,150
  Wallace       (4) Lasermax                    Roll to Fold           1992      1995       356,500       81,271       100,000


                                         Federal
                        GAAP             Taxable
Manufacturer       Net Gain/(Loss)    Net Gain/(Loss)
    IBM                 22,217           (47,054)
    IBM                 22,451           (47,856)
    IBM                (22,518)          (90,168)
    IBM                 21,034           (49,073)
    IBM                (78,737)         (122,435)
    IBM                (13,884)          (60,989)
    IBM                (12,246)          (12,495)
    IBM                  5,323           (14,195)
  Wallace               18,729              (987)

         Commonwealth Equipment Income Private Fund-II, Limited Partnership
                                  Equipment Sales
                For the three year period ended December 31, 1995
                                     (Table V)


                                                                         Year         Year        Original                    Net
                                                   Equipment              of           of        Acquisition    Net Book   Proceeds
Manufacturer      Equipment Type                  Description         Acquisition    Disposal       Cost          Value    Received
  IBM         (1) 3745                     Communications controller     1992          1993         112,170      68,548      68,400
  IBM         (9) 7012-340, (1) 7013-53H          Workstation            1992          1994         215,925     103,464      49,324
  IBM         (7) 7012-350                        Workstation            1992          1995         291,395      39,230      31,892
  IBM         (1) 3745-410                 Communications controller     1993          1995         139,829      76,142      45,000
  EMC         (1) 4480-M20, (1) 4416        Control unit/Disk array      1993          1995         227,272        0         12,767


                                          Federal
                        GAAP              Taxable
Manufacturer       Net Gain/(Loss)    Net Gain/(Loss)
    IBM                  (148)               (28,315)
    IBM               (54,140)               (92,610)
    IBM                (7,338)              (100,908)
    IBM               (31,142)               (12,192)
    EMC                12,767                (77,996)

                     Commonwealth Equipment Income Trust VIII
                                  Equipment Sales
                 For the three year period ended December 31, 1995
                                     (Table V)

                                                                     Year         Year        Original                     Net
                                               Equipment              of           of        Acquisition    Net Book    Proceeds
Manufacturer        Equipment Type            Description         Acquisition   Disposal        Cost         Value      Received
    IBM         (1) 3745                 Communication controller     1992         1993       196,735       131,154      114,262
    IBM         (13) 7235-002                  Workstation            1992         1994       112,896        51,744        3,492
    IBM         (5) 7012-340                   Workstation            1992         1994       172,900        86,450       38,174
    IBM         (7) 7012-350                   Workstation            1992         1995       249,800        58,266       34,000
   Arrow        (5) ST424OON                   Disk drive             1993         1995        11,200         5,696        3,212
    IBM         (1) 7208-011                   Tape drive             1993         1995         6,016         2,552        1,500
    IBM         (1) 7013-580                   Workstation            1993         1995        67,234        43,788       12,200
    IBM         (1) 7012-350                   Workstation            1992         1995        34,054        15,078        5,975
    IBM         (1) 7013-580                   Workstation            1993         1995       213,737        61,884       48,957
    IBM         (4) 7235-002                   Workstation            1992         1995        50,176        18,586       27,187
    IBM         (1) 7013-2980                    Upgrade              1993         1995         1,083           587          750
   Sears        HJ laser                         Printer              1993         1995         1,820           897          820
    IBM         (3) 7013-580, (1) 7012-350     Workstation            1993         1995       199,872        92,877      103,388


                                         Federal
                         GAAP            Taxable
Manufacturer       Net Gain/(Loss)    Net Gain/(Loss)
    IBM               (16,892)              (59,468)
    IBM               (48,252)              (64,020)
    IBM               (48,276)              (66,719)
    IBM               (24,266)              (66,607)
   Arrow               (2,484)               (1,340)
    IBM                (1,052)                 (619)
    IBM               (31,588)              (14,073)
    IBM                (9,103)              (13,684)
    IBM               (12,927)              (34,869)
    IBM                 8,601                (1,025)
    IBM                   163                   246
   Sears                  (77)                   94
    IBM                10,511                31,263

                      Commonwealth Equipment Income Trust IX
                                  Equipment Sales
                For the three year period ended December 31, 1995
                                    (Table V)

                                                     Year         Year       Original                    Net
                                   Equipment          of           of       Acquisition    Net Book    Proceeds
Manufacturer    Equipment Type    Description     Acquisition   Disposal       Cost         Value      Received
    IBM         (1) 7013-530      Workstation        1993         1994         39,318        24,832      11,400
    IBM         (2) 7013-550      Workstation        1993         1994         88,941        24,535      12,350
    EMC         (1/2) 4832-002    Workstation        1993         1994        310,578       176,465      88,800
    IBM         (1) 7013-530      Workstation        1993         1995         30,133         4,252       3,200
    IBM         (1) 7013-550      Workstation        1993         1995         63,281        11,095      10,800
    IBM         (1) 7013-530      Workstation        1993         1995         51,876         6,548       5,200
    IBM         (1) 7012-355      Workstation        1993         1995         51,951        22,198      18,400
Roll Systems    Roll-fold          Seperator         1993         1995        459,690       206,428     177,137


                                         Federal
                        GAAP             Taxable
Manufacturer       Net Gain/(Loss)    Net Gain/(Loss)
    IBM                (13,432)            (14,770)
    IBM                (12,185)            (46,849)
    EMC                (87,665)           (117,921)
    IBM                 (1,052)             (8,930)
    IBM                   (295)            (14,796)
    IBM                 (1,348)            (15,778)
    IBM                 (3,798)             (2,899)
Roll Systems           (29,291)            (11,759)

                      Commonwealth Equipment Income Trust X
                                 Equipment Sales
                For the three year period ended December 31, 1995
                                    (Table V)

                                                    Year         Year      Original                   Net
                                   Equipment         of           of      Acquisition   Net Book    Proceeds
Manufacturer    Equipment Type    Description    Acquisition   Disposal      Cost         Value     Received
   EMC          (1) 4824-003      Disk array        1993         1995       472,770      224,041      81,000
   EMC          (1) 4832-002         DASD           1993         1995       455,000      153,352      62,500
Roll Systems    Roll-fold         Seperator         1993         1995       209,317       68,585      66,132
Roll Systems    Roll-fold         Seperator         1993         1995       143,685       44,748      33,921


                                         Federal
                       GAAP              Taxable
Manufacturer       Net Gain/(Loss)    Net Gain/(Loss)
   EMC               (143,041)             (216,439)
   EMC                (90,852)             (223,295)
Roll Systems           (2,453)              (66,466)
Roll Systems          (10,827)              (56,757)

                                  PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS
            TABLE VI - ACQUISITION OF EQUIPMENT BY PRIOR PROGRAMS


The following table sets forth acquisition of equipment by eight prior private programs and one prior public program sponsored by the General Partner and its Affiliates during the most recent four year period ending December 31, 1995.


                                     Commonwealth Equipment Income Fund VII Limited Partnership
                                                  Summary of Equipment Acquisitions
                                   For the four years ended December 31, 1992, 1993, 1994 and 1995
                                                             (Table VI)


                                                                 YEAR                                                      TOTAL
                                                                  OF                   RENT IN      DEBT    OBLIGATIONS  EQUIPMENT
MANUFACTURER     EQUIPMENT TYPE    EQUIPMENT DESCRIPTION      ACQUISITION    CASH       LIEU       ASSUMED   INCURRED      COST
  IBM        (1) 3990              Storage Controller            1992       182,000       0             0        0        182,000
  IBM        (1) 3990              Storage Controller            1992       181,500       0             0        0        181,500
  IBM        (1) 3990              Storage Controller            1992       194,489       0             0        0        194,489
  IBM        (1) 3745-310          Communication Controller      1992       241,848       0             0        0        241,848
  IBM        (20) 7861, (6) 7868   Modems                        1992       104,000       0             0        0        104,000
  IBM        (4) 7010, (2) 7013    Workstation                   1992        38,686       0       122,890        0        161,576
  IBM        (1) 7012-350
             (2) 7013-560          Workstation                   1992       212,423       0             0        0        212,423
  IBM        (2) 7013, (2) 7011,
             (2) 7010              Workstation                   1992        19,606       0       162,843        0        182,449
  IBM        (1) 7013-52H,
             (1) 7011-22G          Workstation                   1992         6,430       0        48,718        0         55,148
  IBM        (10) 7012-340         Workstation                   1992        73,918       0       275,718        0        349,636
Wallace      (4) Lasermax          Unwinder/Folder               1993        76,488       0       280,012        0        356,500
  IBM        (10) 7012-350,
             (10) 7235-002         Workstation                   1993        33,839       0       319,516        0        353,355
  HDS        (1) 7693-032          Disk Array                    1993        90,979       0       403,806        0        494,785
  HDS        (1) 7690-001          Storage Controller            1993        31,398       0       151,279        0        182,677
  HDS        (1/2) 7693-032        Disk Array                    1994        79,733       0       148,106        0        227,839
  HDS        (1/4) 7690,
             (1/4) 7693-32         Disk Array/Stg Controller     1994        28,075       0       122,050        0        150,125
  STK        (10%) 9200-XJ3
             Iceberg               Disk Array                    1994       136,955  15,050             0        0        152,005
  IBM        (2) 3995-153,
             (1) 3995-113,
             (44) 7344             Optical Storage               1994        57,600       0       325,688        0        383,488
  STK        (1/4) 9200-XJ3,
             9210-A21, 9210-B11,
             9210-C21              Disk Array                    1995        56,250       0       157,332        0        213,582
  STK        (1) 9490-M34          Tape Drive                    1995        35,000       0       158,175        0        193,175


                                     Commonwealth Equipment Income Private Fund II, Limited Partnership
                                                  Summary of Equipment Acquisitions
                                   For the four years ended December 31, 1992, 1993, 1994 and 1995
                                                             (Table VI)


                                                                 YEAR                                                      TOTAL
                                                                  OF                   RENT IN      DEBT    OBLIGATIONS  EQUIPMENT
MANUFACTURER     EQUIPMENT TYPE    EQUIPMENT DESCRIPTION      ACQUISITION    CASH       LIEU       ASSUMED   INCURRED      COST
Wallace      (2) Lasermax          Roll to Fold                  1992       173,627       0             0        0        173,627
Wallace      (1) Lasermax          Roll to Fold                  1992        82,767   2,233             0        0         85,000
Wallace      (1) Lasermax          Roll to Fold                  1992        87,500       0             0        0         87,500
  IBM        (7) 7012-350          Workstation                   1992       291,395       0             0        0        291,395
  IBM        (9) 7012-340,
             (1) 7013-53H          Workstation                   1992       215,925       0             0        0        215,925
  IBM        (1) 3745              Communication Controller      1992        96,000  16,170             0        0        112,170
  EMC        (1) 4416              Disk Array                    1993        57,000       0       153,706        0        210,706
  STK        (2) 4480-M20          Tape Drive                    1993             0       0        16,566        0         16,566
  IBM        (1) 3745-410          Communication Controller      1993        36,235       0       103,594        0        139,829
  HDS        (1) 7690-001,
             (1) 7693-032          Disk Array/Stg. Controller    1993       110,468       0       610,651        0        721,119
  IBM        (1) 3390-A38          Disk Storage                  1994        86,652  14,285             0        0        100,937
  IBM        (1) 3390-B9C,
             (1) 3390-A98          Disk Storage                  1994        92,903       0       363,387        0        456,290
  IBM        (5) 7011-25T          Workstation                   1995        62,898       0             0        0         62,898


                                    Commonwealth Equipment Income Trust VIII, Limited Partnership
                                                  Summary of Equipment Acquisitions
                                   For the four years ended December 31, 1992, 1993, 1994 and 1995
                                                             (Table VI)


                                                                 YEAR                                                      TOTAL
                                                                  OF                   RENT IN      DEBT    OBLIGATIONS  EQUIPMENT
MANUFACTURER     EQUIPMENT TYPE    EQUIPMENT DESCRIPTION      ACQUISITION    CASH       LIEU       ASSUMED   INCURRED      COST
  IBM        (13) 7235-002         Workstation                   1992       151,235  11,838             0        0        163,073
  IBM        (5) 7012-340          Workstation                   1992       172,900       0             0        0        172,900
  IBM        (7) 7012-350          Workstation                   1992       249,800       0             0        0        249,800
  IBM        (1) 7012-350          Workstation                   1992        34,054       0             0        0         34,054
  IBM        (1) 7013-580          Workstation                   1992        54,378       0             0        0         54,378
  IBM        (1) 7013-580          Workstation                   1992        54,378       0             0        0         54,378
  IBM        (1) 7013-580          Workstation                   1992        54,097       0             0        0         54,097
  IBM        (1) 7012-350          Workstation                   1992        37,019       0             0        0         37,019
  IBM        (2) 7013-580,
             (1) 7010-130          Workstation                   1992       174,934       0             0        0        174,934
  IBM        (1) 3745              Communication Controller      1992       175,000  21,735             0        0        196,735
  IBM        (1) 3745-210,
             (1) 3746-A11          Communication Controller      1992       197,319  14,881             0        0        212,200
  IBM        (1) 3745-610,
             (1) 3746-A11          Communication Controller      1992       143,026       0       406,989        0        550,015
Wallace      (1) Lasermax          Unwinder/Folder               1993       100,451       0             0        0        100,451
Wallace      (1) Lasermax          Unwinder/Folder               1993       158,600       0             0        0        158,600
Wallace      (2) Lasermax          Unwinder/Folder               1993       167,250       0             0        0        167,250
Roll Systems,
  Inc.       (1) Roll to Fold      Roll to Fold                  1993       159,824       0       335,176        0        495,000
  IBM        (1) 7013-580,
             (1) plot server       Workstation                   1993        28,952       0       184,785        0        213,137
  IBM        upgrade to 7013-580   Workstation                   1993         1,477     343             0        0          1,820
  IBM        upgrade to 7012-350   Workstation                   1993         5,027     989             0        0          6,016
  EMC        (1/2) 4832-002        Disk Array                    1993       199,861  62,338             0        0        262,199
Arrow        (5) Arrow drives      Workstation                   1993         7,510   3,690             0        0         11,200
  IBM        (3) 2980              Workstation                   1993         1,083       0             0        0          1,083
  IBM        upgrade               Workstation                   1993        67,234       0             0        0         67,234
  IBM        4931 upgrades         Communication Controller      1993         5,278     422             0        0          5,700
  IBM        (5) 7013              Workstation                   1993        32,640   4,780             0        0         37,420
  HDS        (1) 7693-032          Disk Array                    1993        96,199       0       359,061        0        455,260
  HDS        (1) 7690-001,
             (1) 7693-001,
             (1) 7693-020          Disk Array/Stg. Controller    1993       159,357  62,400       633,483        0        855,240
  HDS        (1/4) 7690,
             (1/4) 7693-32         Disk Array/Stg. Controller    1994        28,075       0       122,050        0        150,125
  IBM        upgrade               Communication Controller      1994        75,816       0             0        0         75,816
  IBM        (2) 7013-590          Workstation                   1994        85,206  22,722             0        0        107,928
  IBM        (2) 3995-153,
             (2) 3995-113
             (58) 7344             Optical Storage               1994        70,578       0       399,057        0        469,635
  SUN        (31) Sun -
             Workstations          Workstation                   1994        54,000       0       193,877        0        247,877
  STK        (1) 9490-M34          Tape Drive                    1995        65,000       0       298,004        0        363,004
  SUN        (2) Sunsparc 1000     Departmental Server           1995        17,820       0       116,574        0        134,394
  SUN        (10) Sunsparc 20      Workstation                   1995        34,180       0        37,494        0         71,674
   HP        (50%) (9) HP9000-J200 Workstation                   1995             0       0       135,412   22,222        157,635



                                     Commonwealth Equipment Income Trust IX, Limited Partnership
                                                  Summary of Equipment Acquisitions
                                   For the four years ended December 31, 1992, 1993, 1994 and 1995
                                                             (Table VI)


                                                                 YEAR                                                      TOTAL
                                                                  OF                   RENT IN      DEBT    OBLIGATIONS  EQUIPMENT
MANUFACTURER     EQUIPMENT TYPE    EQUIPMENT DESCRIPTION      ACQUISITION    CASH       LIEU       ASSUMED   INCURRED      COST
  IBM        (1) 7013-530          Workstation                   1993        16,257       0        23,061        0         39,318
  IBM        (1) 7013-530          Workstation                   1993        15,165       0        14,968        0         30,133
  IBM        (1) 7013-53H,
             (10) 7011-22G         Workstation                   1993         9,833       0       133,921        0        143,754
  IBM        (1) 7013-560          Workstation                   1993         4,858       0       117,052        0        121,910
  IBM        (1) 7013-550          Workstation                   1993        18,466       0        44,815        0         63,281
  IBM        (1) 7013-550          Workstation                   1993        11,366       0        40,510        0         51,876
  IBM        (2) 7013-550          Workstation                   1993        32,353       0        56,588        0         88,941
  IBM        (1) 7013-550          Workstation                   1993        23,702       0        47,161        0         70,863
  IBM        (1) 3745-310,
             (1) 3746-A11          Communication Controller      1993       124,447       0       473,359        0        597,806
  EMC        (1) 4832-002          Disk Array                    1993       609,534  15,700             0        0        625,234
  IBM        (1) 7012-360,
             (1) 7012-355,
             (1) 7208-001          Workstation                   1993        50,149   1,802             0        0         51,951
  HDS        (1) 7690-001,
             (1) 7693-032,
             (1) 7693-016          Disk Array/Stg. Controller    1993       800,581  19,319             0        0        819,900
  EMC        (1/2) 4832-002        Disk Array                    1993       172,908 137,670             0        0        310,578
  EMC        (1) 4832-002          Disk Array                    1993       399,722 124,676             0        0        524,398
  HDS        (1) 7693-032          Disk Array                    1993        84,969       0       354,167        0        439,136
Roll
Systems,
  Inc.       (2) Roll to Fold      Roll to Fold                  1993        62,612       0       397,078        0        459,690
  HDS        (1/4) 7690,
             (1/4) 7693-32         Disk Array/Stg. Controller    1994        28,075       0       122,050        0        150,125
  SUN        (2) Sunsparc 20,
             (2) Sunsparc 1000     Workstation/Dept. Server      1994        19,543       0       140,289        0        159,832
  IBM        (2) 3995-153,
             (2) 3995-113,
             (58) 7344             Optical Storage               1994        70,577       0       399,057        0        469,634
  PYR        (1/2) NS100-CL        File Server                   1994        35,000       0       261,709        0        296,709
  SUN        (31) Sun -
                  Workstations     Workstation                   1994        54,000       0       193,877        0        247,877
  STK        (1/4) 9200-XJ3,
                   9210-A21,
                   9210-B11,
                   9210-C21        Disk Array                    1995        56,250       0       157,332        0        213,582
  PYR        (50%) NILE R4400 -
                   DPU             Enterprise Server             1995        10,000       0        88,489        0         98,489



                                     Commonwealth Equipment Income Trust X, Limited Partnership
                                                  Summary of Equipment Acquisitions
                                   For the four years ended December 31, 1992, 1993, 1994 and 1995
                                                             (Table VI)


                                                                 YEAR                                                      TOTAL
                                                                  OF                   RENT IN      DEBT    OBLIGATIONS  EQUIPMENT
MANUFACTURER     EQUIPMENT TYPE    EQUIPMENT DESCRIPTION      ACQUISITION    CASH       LIEU       ASSUMED   INCURRED      COST
  IBM        (12) 7012-350         Workstation                   1993        40,608       0       383,419        0        424,027
  EMC        (1) 4824-003          Disk Array                    1993       429,720  43,050             0        0        472,770
  EMC        (1) 4832-002          Disk Array                    1993       439,935  15,065             0        0        455,000
 Roll
Systems, Inc.(1) Roll to Fold      Roll to Fold                  1993        15,665       0       128,020        0        143,685
 Roll
Systems, Inc.(1) Roll to Fold      Roll to Fold                  1993        28,578       0       180,739        0        209,317
  HDS        (1) 7690-001,
             (1) 7693-032          Disk Array/Stg. Controller    1993       570,085  13,515             0        0        583,600
  EMC        (1/2) 4832-003        Disk Array                    1993        66,500       0       260,218        0        326,718
  HDS        (1) 7900-006          Semiconductor Disk            1993       365,000       0             0        0        365,000
  HDS        (1) 7693-032          Disk Array                    1993       407,561  33,150             0        0        440,711
  HDS        (1) 7693-032          Disk Array                    1994        92,630       0       361,744        0        454,374
  IBM        (2) 3745-310          Communication Controller      1994        42,302       0       536,692        0        578,994
  EMC        (1/4) EMC 5500-3064   Disk Array                    1994        48,966       0       233,177        0        282,143
  PYR        (1/2) Pyramid
             85860E                File Server                   1994       295,000       0             0        0        295,000
  SUN        (1/2) Sunsparc 2000   Enterprise Server             1994        41,183       0       200,690        0        241,873
  IBM        (2) 3490-B40          Tape Drive                    1994       129,834  16,360             0        0        146,194
  IBM        (1) 3390-B3C,
             (1) 3390-A98,
             (1) 3990-006          Disk Storage/Stg Controller   1994       426,491  70,290             0        0        496,781
  IBM        (5) 9032-002          Escon Director                1994       157,681       0       356,709        0        514,390
  IBM        (2) 3995-153,
             (1) 3995-113,
             (44) 7344             Optical Storage               1994        57,600       0       325,888        0        383,488
  STK        (1) 9490-M34          Tape Drive                    1995        35,000       0       158,175        0        193,175
  STK        (1) 9200-XN3,
             6172, 9220-A42,
             9220-B42              Disk Array                    1995       221,843       0       590,574        0        812,417
  PYR        (50%) (1) RM600       Enterprise Server             1995             0  49,915             0  537,254        587,169


                                    Commonwealth Equipment Income Private Fund III, Limited Partnership
                                                  Summary of Equipment Acquisitions
                                             For the four year period ended December 31, 1995
                                                             (Table VI)


                                                                 YEAR                                                      TOTAL
                                                                  OF                   RENT IN      DEBT    OBLIGATIONS  EQUIPMENT
MANUFACTURER     EQUIPMENT TYPE    EQUIPMENT DESCRIPTION      ACQUISITION    CASH       LIEU       ASSUMED   INCURRED      COST
  HDS        (8) 7693-HDU          Disk Array                    1994       370,110  10,990             0        0        381,100
  EMC        (1/4) 5500-3064       Disk Array                    1994        48,965       0       233,177        0        282,142
  SUN        (1/2) Suncparc 2000   Enterprise Server             1994        41,183       0       200,690        0        241,873
  PYR        (1/2) Pyramid 85860E  File Server                   1994       295,000       0             0        0        295,000
  IBM        (1/2) 3990-006        Storage Controller            1994        91,102  11,648             0        0        102,750
  IBM        (1) 3490-B40          Tape Drive                    1994        64,917   8,180             0        0         73,097
  IBM        (1) 3990-A38,
             (2) 3390-B3C          Disk Storage                  1994        70,000       0       357,600        0        427,600
  IBM        (1) 3900-001          Printer                       1995        55,000       0       149,885        0        204,885


                                                  Commonwealth Income & Growth Fund I
                                                  Summary of Equipment Acquisitions
                                           For the four year period ended December 31, 1995
                                                             (Table VI)


                                                                 YEAR                                                      TOTAL
                                                                  OF                   RENT IN      DEBT    OBLIGATIONS  EQUIPMENT
MANUFACTURER     EQUIPMENT TYPE    EQUIPMENT DESCRIPTION      ACQUISITION    CASH       LIEU       ASSUMED   INCURRED      COST
  HDS        (2) 7693-032,
             (1) 7390-B3C,
             (1) 7690-128          Dsk Arry/Stg Cont/Dsk Stg     1994       985,358  59,735             0        0      1,045,093
  EMC        (1/2) 5500-3064       Disk Array                    1994        97,931       0       466,354        0        564,285
  HDS            upgrade
             (1) 7693-8 to 32      Disk Array                    1994       268,526       0             0        0        268,526
  HDS        (1) 7693-032          Disk Array                    1994        82,200       0       363,971        0        446,171
  HDS        (1) 7693-032          Disk Array                    1994       620,099  72,200             0        0        692,299
  IBM        (1) 3390-B3C,
             (1) 3390-B9C          Disk Storage                  1994       399,561  65,845             0        0        465,406
  IBM        (1/2) 3990-006        Storage Controller            1994        91,098  11,652             0        0        102,750
  IBM        (3) 3490-A20,
             (1) 3490-B40          Tape Drive                    1994       337,202  42,480             0        0        379,682
  SUN        (17) Sunsparc 1000    Dept. Server                  1994       153,776       0             0        0        153,776
  IBM        (8) 9032-002          Escon Director                1994       269,319       0       609,261        0        878,580
  SUN        (1) Sunsparc 1000     Departmental Server           1994       158,072       0             0        0        158,072
  IBM        (80%)(1) 9200-XJ3     Disk Array                    1994     1,216,040       0             0        0      1,216,040
  HDS        (1) 7693-032          Disk Array                    1994        49,909       0       318,518        0        368,427
  IBM        (1) 9391-A10
             (16) 9392-B13         Disk Array                    1994        54,831       0       265,269        0        320,100
  SUN        (4) Sunsparc 2000     Enterprise Server             1995       305,875       0             0        0        305,875
  STK        (1/4) 9200-XJ3,
                   9210-A21,
                   9210-B11,
                   9210-C21        Disk Array                    1995        56,250       0       157,332        0        213,582
  STK        (2) 9200-XJ3,
                 9210-A21          Disk Array                    1995     1,144,304       0             0        0      1,144,304
  SUN        (32) Sunsparc 1000    Deaprtmental Server           1995       277,705       0             0        0        277,705
  STK        (8) 9490-M34          Tape Drive                    1995       260,000       0     1,192,140        0      1,452,140
  IBM        (2) 9391-A10,
             (32) 9392-B13         Disk Array                    1995       600,000       0             0        0        600,000
  IBM        (2) 3829-001          Printer                       1995        72,117       0       198,956        0        271,073
IBM/Roll
Systems Inc. (50%) 3900-DW1,
                   Roll to Fold    Printer & Roll to Fold        1995       343,010       0             0        0        343,010
SIEMENS      (2) 2240-004          Printer                       1995       459,592       0             0        0        459,592
  SUN        (3) Upgr, to
                 Sunsparc 1000     Departmental Server           1995        52,731       0             0        0         52,731
  STK        (1) 9200-XN3,
                 6172, 9220-A42    Disk Array                    1995       582,671       0             0        0        582,671
  SGI        (80) Indigo 2XZ       Workstation                   1995       163,000       0       749,710        0        912,710
  EMC        (1/2) 3200-9024,
                   3200-9016       Disk Array                    1995       293,506       0             0        0        293,506
  STK        (1) 9200-XN3,
                 9210-A21,
                 9210-C21          Disk Array                    1995        57,601       0       179,039        0        236,640
  IBM        (375) 4230-5S3        Printer                       1995     1,064,930       0             0        0      1,064,930
  IBM        (2) 23390-A38,
             (4) 3390-B3C          Disk Storager                 1995       130,000       0       515,102        0        645,102
   HP        (50%)(9) HP9000-J200  Communication Controller      1995             0       0       135,412   22,222        157,635
  STK        (2) 4490-M30,
             (1) 4490-M34,
             (3) 9490-M34          Tape Drive                    1995       490,110       0             0        0        490,110
  PYR        (50%)(1) RM600        Enterprise Server             1995             0  49,916             0  537,253        587,169



                                  Commonwealth Equipment Income Private Fund IV, Limited Partnership
                                                  Summary of Equipment Acquisitions
                                             For the four year period ended December 31, 1995
                                                             (Table VI)


                                                                 YEAR                                                      TOTAL
                                                                  OF                   RENT IN      DEBT    OBLIGATIONS  EQUIPMENT
MANUFACTURER     EQUIPMENT TYPE    EQUIPMENT DESCRIPTION      ACQUISITION    CASH       LIEU       ASSUMED   INCURRED      COST
IBM/Roll
Systems,
  Inc.       (50%) 3900-DW1,
                   Roll to Fold    Printer & Roll To Fold        1995       343,010       0             0        0        343,010
SIEMENS      (2) 2240-004          Printer                       1995       459,592       0             0        0        459,592
  PYR        (26) 7000-0354        Enterprise Server             1995        81,713       0             0        0         81,713
  STK        (1) 9200-XP3,
                 9220-A22          Disk Array                    1995       287,850       0             0        0        287,850
  IBM        (17) 4230-202         Printer                       1995        14,000       0        20,323        0         34,323
  STK        (1) 9200-XN3,
                 9210-A21,
                 9210-C21          Disk Array                    1995        57,601       0       179,039        0        236,640
  STK        (50%)(1) 9490-M34,
             4412, 3T43, 9300001   Tape Drive                    1995             0   1,510             0   73,086         74,596
  STK        (1) 9310-301 to
                 001 Upgr          Tape Library                  1995             0   9,144             0   52,306         61,450



                                  Commonwealth Equipment Income Private Fund V, Limited Partnership
                                                  Summary of Equipment Acquisitions
                                             For the four year period ended December 31, 1995
                                                             (Table VI)


                                                                 YEAR                                                      TOTAL
                                                                  OF                   RENT IN      DEBT    OBLIGATIONS  EQUIPMENT
MANUFACTURER     EQUIPMENT TYPE    EQUIPMENT DESCRIPTION      ACQUISITION    CASH       LIEU       ASSUMED   INCURRED      COST
  STK        (1) 9200-XJ3,
                 6172, 9220-A22    Disk Array                    1995       409,422       0             0        0        409,422
  EMC        (1/4) 3200-9204,
                   3200-9016       Disk Array                    1995       146,753       0             0        0        146,753
  STK        (50%)(1) 9490-M34
             4412, 3T43, 9300001   Tape Drive                    1995             0   1,510             0   73,086         74,596


                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berwyn, Commonwealth of Pennsylvania, on December 10, 1996.

                               COMMONWEALTH INCOME & GROWTH FUND II
                               a Pennsylvania Limited Partnership

                               By: COMMONWEALTH INCOME & GROWTH
                                   FUND, INC., General Partner

                               By: /s/ George S. Springsteen
                                   --------------------------------
                                   George S. Springsteen, President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 7 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                 Title                         Date
---------                                 -----                         ----
/s/ George S. Springsteen      Chairman, President and Sole       March 4, 1997
---------------------------    Director of Commonwealth
George S. Springsteen          Income & Growth Fund, Inc.
                               (Principal Executive Officer)

/s/ David A. Kintzer           Vice President, Chief Financial    March 4, 1997
---------------------------    Officer and Secretary of
David A. Kintzer               Commonwealth Income &
                               Growth Fund, Inc. (Principal
                               Financial Officer)

/s/ Kathleen S. Enscoe         Controller of Commonwealth         March 4, 1997
---------------------------    Income & Growth Fund, Inc.
Kathleen S. Enscoe             (Principal Accounting Officer)


                                    EXHIBITS

                                  EXHIBIT INDEX

Exhibit No.                                                             Page No.
-----------                                                             --------

24.1            Consent of Ernst & Young LLP
27.0            Financial Data Schedule